                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-64765

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 29, 1998)



                                 $826,728,000


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   Depositor


                         NATIONAL REALTY FINANCE L.C.

                                   CIBC INC.
                             Mortgage Loan Sellers


        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRF1


     The Commercial Mortgage Pass-Through Certificates, Series 1999-NRF1 will consist of 16 classes of certificates. Only the classes described in the following table are offered by this Prospectus Supplement. An additional 10 classes of certificates are not offered by this Prospectus Supplement. All of the Series 1999-NRF1 Certificates will represent beneficial ownership interests in a trust fund whose principal assets consist of a pool of 257 fixed rate mortgage loans secured by first liens on 286 commercial and multifamily residential properties.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                               CERTIFICATE
                         INITIAL CLASS                                                                          RATING(4)
                          CERTIFICATE        INITIAL PASS-       SCHEDULED FINAL       WEIGHTED AVERAGE     -----------------
                       BALANCE(+ / - 5%)     THROUGH RATE      DISTRIBUTION DATE(1)       LIFE (YEARS)      FITCH     MOODY'S
                       ----------------     -------------      --------------------     ----------------    -----     -------
Class A-1 .........       $188,500,000         6.074%           January 15, 2008            5.507            AAA        Aaa
Class A-2 .........       $480,307,000         6.480%           January 15, 2009            9.416            AAA        Aaa
Class B ...........       $ 51,092,000         6.608%           January 15, 2009            9.806            AA         Aa2
Class C ...........       $ 46,447,000         6.746%           February 15, 2009           9.848             A         A2
Class D ...........       $ 46,447,000         7.433%(2)        November 15, 2009          10.489            BBB        Baa2
Class E ...........       $ 13,935,000         7.433%(3)        November 15, 2009          10.639            BBB-       Baa3
-----------------------------------------------------------------------------------------------------------------------------

(1) The "Scheduled Final Distribution Date" with respect to any class of certificates is the Distribution Date on which the related certificate balance or notional balance would be reduced to zero, assuming no delays in liquidation or the collection of any payments, no exercise of defeasance options, no prepayments (other than of ARD Loans on their Anticipated Repayment Dates), no early termination of the trust fund, no defaults, no condemnations, no loan modifications, no loan extensions and payment in full of ARD Loans on their Anticipated Repayment Dates.

(2) Initial Pass-Through Rate. The Class D Certificates accrue interest at the Weighted Average Net Mortgage Rate.

(3) Initial Pass-Through Rate. The Class E Certificates accrue interest at the Weighted Average Net Mortgage Rate.

(4)   The Rated Final Distribution Date is November 1, 2031.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 18 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

     The Series 1999-NRF1 Certificates will represent interests in the trust fund only and will not represent an interest in or obligations of the above-named persons or in any other party. The Series 1999-NRF1 Certificates and the mortgage loans are not insured or guaranteed by any governmental agency or the Transferor, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee or any private mortgage insurer.

                              ---------------------

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER

                                 MARCH 18, 1999

         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRFI
                GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

IDAHO
2 properties
$1,941,388
0.21% of total


MONTANA
1 property
$4,751,679
0.51% of total


NORTH DAKOTA
1 property
$8,682,574
0.93% of total


MISSOURI
5 properties
$19,407,405
2.09% of total


MINNESOTA
1 property
$1,459,038
0.16% of total


ILLINOIS
11 properties
$25,775,902
2.77% of total


MICHIGAN
12 properties
$24,346,903
2.62% of total


INDIANA
8 properties
$18,509,197
1.99% of total


OHIO
35 properties
$56,742,021
6.11% of total


PENNSYLVANIA
6 properties
$16,183,431
1.74% of total


NEW YORK
24 properties
$114,799,017
12.36% of total


VERMONT
2 properties
$572,173
0.06% of total


NEW HAMPSHIRE
1 property
$494,905
0.05% of total


MAINE
2 properties
$19,506,924
2.10% of total


MASSACHUSETTS
16 properties
$39,022,632
4.20% of total


CONNECTICUT
8 properties
$24,698,582
2.66% of total


NEW JERSEY
6 properties
$12,962,782
1.40% of total

MARYLAND
4 properties
$13,290,425
1.43% of total


VIRGINIA
3 properties
$3,409,608
0.37% of total


TENNESSEE
5 properties
$13,175,305
1.42% of total


GEORGIA
16 properties
$43,927,115
4.73% of total


FLORIDA
20 properties
$96,137,807
10.35% of total


KENTUCKY
3 properties
$27,883,244
3.00% of total


ALABAMA
1 property
$3,791,718
0.41% of total


MISSISSIPPI
1 property
$1,397,707
0.15% of total


LOUISIANA
1 property
$6,436,652
0.69% of total


OKLAHOMA
6 properties
$9,645,201
1.04% of total


TEXAS
27 properties
$105,497,855
11.36% of total


KANSAS
4 properties
$4,563,729
0.49% of total


COLORADO
10 properties
$18,928,052
2.04% of total


ARIZONA
2 properties
$9,322,499
1.00% of total


UTAH
5 properties
$6,315,622
0.68% of total

CALIFORNIA
18 properties
$68,391,270
7.36% of total


NEVADA
9 properties
$51,060,090
5.50% of total


OREGON
3 properties
$20,218,347
2.18% of total


WASHINGTON
5 properties
$20,814,351
2.24% of total


HAWAII
1 property
$14,500,000
1.56% of total


ALASKA
1 property
$355,193
0.04% of total


[ ]  (is less than or equal to) 1.0%
     of Initial Pool Balance

[ ]  1.1% - 5.0%
     of Initial Pool Balance

[ ]  5.1% - 10.0%
     of Initial Pool Balance

[ ]  (is greater than) 10.0%
     of Initial Pool Balance

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     General information about mortgage pass-through certificates we might offer publicly is contained in the accompanying Prospectus, some of which may not apply to the Series 1999-NRF1 Certificates or the particular classes of Series 1999-NRF1 Certificates being offered. This Prospectus Supplement describes the specific terms of the series of mortgage pass-through certificates being offered to you.

     IF WE DESCRIBE TERMS OF THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED HEREBY DIFFERENTLY IN THIS PROSPECTUS SUPPLEMENT THAN WE DO IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT RATHER THAN ON THE MORE GENERAL INFORMATION IN THE PROSPECTUS. HOWEVER, YOU SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TOGETHER, BECAUSE NEITHER ONE BY ITSELF PROVIDES COMPLETE INFORMATION ABOUT THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

     Sometimes the discussion of a particular topic in this Prospectus Supplement or in the Prospectus relates to a separate discussion in another section of this Prospectus Supplement or in the Prospectus. We make cross-references to other sections of the Prospectus Supplement and the Prospectus whenever we believe that they will enhance your understanding of the topic under discussion. The Table of Contents of this Prospectus Supplement and the Table of Contents included in the accompanying Prospectus list the pages on which these captions are located.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this Prospectus Supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this Prospectus Supplement speak only as of the date of this Prospectus Supplement. We do not assume any responsibility to update or review any forward-looking statements contained in this Prospectus Supplement to reflect any change in our expectation with respect to the subject of such forward-looking statements or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based.

     You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the Prospectus are defined under the caption "Index of Significant Definitions" beginning on page S-106 in this Prospectus Supplement and under the caption "Index of Significant Definitions" beginning on page 87 in the accompanying Prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement (including this Prospectus Supplement and the Prospectus) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"), as amended. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and such exhibits can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov). Certain documents filed with the Commission by or on behalf of the trust fund are incorporated by reference herein. See "Incorporation of Certain Information by Reference" in the Prospectus.

                          --------------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

               PROSPECTUS SUPPLEMENT                                                 PROSPECTUS
               ---------------------                                                 ----------
Important Notice about Information Presented                   Prospectus Supplement ...........................     2
  in this Prospectus Supplement and the                        Additional Information ..........................     2
  Accompanying Prospectus .........................    S-3     Incorporation of Certain Information by
Where You Can Find More Information ...............    S-3       Reference .....................................     2
Summary ...........................................    S-5     Reports .........................................     3
Risk Factors ......................................   S-18     Summary of Prospectus ...........................     7
Description of the Mortgage Pool ..................   S-30     Risk Factors ....................................    12
Prudential Securities Secured Financing                        The Depositor ...................................    19
  Corporation .....................................   S-59     Use of Proceeds .................................    19
Prudential Securities Credit Corp. ................   S-59     Description of the Certificates .................    19
Mortgage Loan Sellers .............................   S-59     The Mortgage Pools ..............................    25
Description of the Certificates....................   S-64     Servicing of the Mortgage Loans .................    29
Yield and Maturity Considerations .................   S-74     Credit Enhancement ..............................    36
Master Servicer and Special Sub-Servicer ..........   S-81     Certain Legal Aspects of the Mortgage Loans .....    39
Special Servicer ..................................   S-81     Material Federal Income Tax Consequences ........    55
The Pooling and Servicing Agreement ...............   S-81     State and Other Tax Considerations ..............    81
Material Federal Income Tax Consequences ..........   S-99     ERISA Considerations ............................    81
ERISA Considerations ..............................  S-100     Legal Investment ................................    83
Legal Investment ..................................  S-103     Plan of Distribution ............................    85
Plan of Distribution ..............................  S-104     Legal Matters ...................................    86
Use of Proceeds ...................................  S-104     Financial Information ...........................    86
Legal Matters .....................................  S-104     Rating ..........................................    86
Ratings ...........................................  S-104     Index of Significant Definitions ................    87
Index of Significant Definitions ..................  S-106
Annex A--Mortgage Loan Characteristics ............    A-1
Annex B--Additional Step Loan and
  Interest-Only Loan Characteristics ..............    B-1
Annex C--Affiliated Borrowers .....................    C-1
Annex D--Form of Statement to
  Certificateholders ..............................    D-1
Annex E--Structural and Collateral Term Sheet
  and Top Ten Loan Descriptions ...................    E-1

                                    SUMMARY

     This Summary includes selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in deciding whether to buy any class of the Offered Certificates. To understand the terms of the offering of the Offered Certificates, you should read carefully this entire Prospectus Supplement and the Prospectus.

OVERVIEW OF THE CERTIFICATES:

                       INITIAL                                                      APPROXIMATE
                     CERTIFICATE                              APPROXIMATE          PERCENTAGE OF
                     BALANCE OR         RATINGS (1)      PERCENTAGE OF INITIAL     SUBORDINATED
     CLASS        NOTIONAL BALANCE     FITCH/MOODY'S          POOL BALANCE          SECURITIES
     -----        ----------------     -------------     ---------------------     -------------
  Offered Certificates
  --------------------
  Class A-1         $188,500,000          AAA/Aaa                 20.29%               28.00%
  Class A-2         $480,307,000          AAA/Aaa                 51.71%               28.00%
  Class B           $ 51,092,000           AA/Aa2                  5.50%               22.50%
  Class C           $ 46,447,000            A/A2                   5.00%               17.50%
  Class D           $ 46,447,000          BBB/Baa2                 5.00%               12.50%
  Class E           $ 13,935,000         BBB-/Baa3                 1.50%               11.00%

  Private Certificates (not offered hereby)
  ----------------------------------------
  Class A-EC(2)     $928,918,344          AAA/Aaa                  N/A                  N/A
  Class F           $ 20,903,000          BB+/Ba1                  2.25%                8.75%
  Class G           $ 25,546,000           BB/Ba2                  2.75%                6.00%
  Class H           $  9,291,000          BB-/Ba3                  1.00%                5.00%
  Class J           $  9,291,000           B+/B1                   1.00%                4.00%
  Class K           $ 15,794,000          NR(3)/B2                 1.70%                2.30%
  Class L           $  6,502,000          NR(3)/B3                 0.70%                1.60%
  Class M           $ 14,863,344        NR(3)/NR(3)                1.60%                0.00%

--------
(1) Ratings are by Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address: the likelihood or frequency of prepayments (both voluntary and involuntary), the possibility that you might suffer a lower than expected yield, the likelihood of receipt of Prepayment Premiums or Yield Maintenance Charges, any allocation of Prepayment Interest Shortfalls, or the likelihood of collection by the Master Servicer of Default Interest.

(2) Interest only strip with a notional balance ("Notional Balance") equal to the aggregate of the Certificate Balances for Classes A-1 through M.

(3)   Rating not obtained by the Depositor from such Rating Agency.


See "Risk Factors" in this Prospectus Supplement and in the Prospectus.

                                                                EXPECTED
                                                              AMORTIZATION
                                       WEIGHTED AVERAGE          PERIOD
    CLASS        PASS-THROUGH RATE     LIFE (YEARS) (1)     (MONTH/YEAR) (1)
    -----        -----------------     ----------------     ----------------
 Offered Certificates
 --------------------
  Class A-1            6.074%                 5.507         4/1999 -  1/2008
  Class A-2            6.480%                 9.416         1/2008 -  1/2009
  Class B              6.608%                 9.806         1/2009 -  1/2009
  Class C              6.746%                 9.848         1/2009 -  2/2009
  Class D              7.433%(2)             10.489         2/2009 - 11/2009
  Class E              7.433%(3)             10.639        11/2009 - 11/2009

 Private Certificates (not offered hereby)
 -----------------------------------------
  Class A-EC           0.998%(4)              9.099               N/A
  Class F              6.074%                10.889        11/2009 -  9/2010
  Class G              6.074%                11.561         9/2010 - 11/2010
  Class H              6.074%                11.697        11/2010 - 12/2010
  Class J              6.074%                11.764        12/2010 -  1/2011
  Class K              6.074%                13.151         1/2011 -  9/2013
  Class L              6.074%                14.616         9/2013 -  2/2014
  Class M              6.074%                17.104         2/2014 - 10/2018

--------
 (1) Assumes a prepayment scenario of 0% CPR, with each ARD Loan prepaying in full on the related Anticipated Repayment Date, and no defaults. See "Yield and Maturity Considerations--Weighted Average Life" herein.

 (2) Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate equal to the Weighted Average Net Mortgage Rate.

 (3) Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate equal to the Weighted Average Net Mortgage Rate.

 (4) Initial Pass-Though Rate. The related Pass-Through Rate will be a per annum rate equal to a fraction, (a) the numerator of which is (i) the excess of the Weighted Average Net Mortgage Rate multiplied by the Class A-EC Notional Balance over the weighted averages of the Pass-Through Rates of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates multiplied by the sum of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificate Balances, and (b) the denominator of which is the Class A-EC Notional Balance.

General................   The Certificates will consist of 16 Classes, 6 of
                          which will be the Offered Certificates and 10 of which will be the Private Certificates. The Offered
                          Certificates are the only securities being offered by this Prospectus Supplement. We do not intend to register any of the Private Certificates under the 1933 Act, and are not offering such Private
                          Certificates to you pursuant to this Prospectus
                          Supplement or the Prospectus. We have included information regarding the Private Certificates in this Prospectus Supplement solely because of its relevance to your understanding of the Offered Certificates.


Denominations..........   We will issue the Offered Certificates in minimum
                          denominations of Certificate Balance or Notional
                          Balance, as applicable, of $25,000 and integral multiples of $1.00 in excess thereof.


Book Entry
 Certificates..........   Each Class of Offered Certificates will be registered
                          in the name of Cede & Co., as nominee of The
                          Depository Trust Company. Beneficial interests in such
                          Certificates will be held through the book-entry facilities of the Depository. You will not receive a physical certificate representing your interest in any Offered Certificate except in the limited circumstances set forth herein. See "Description of the Certificates-- Delivery, Form and Denomination" herein.


Early Termination......   When the outstanding aggregate Scheduled Principal
                          Balance of the Mortgage Loans is reduced to 1.0% of the Initial Pool Balance, certain parties will have the option to purchase the remaining Mortgage Loans and thereby terminate the Trust Fund: (1) any holder of the Class R-II Certificates representing more than a 50% Percentage Interest of the Class R-II
                          Certificates, (2) the Master Servicer or (3) the
                          Depositor (in that order) will have the option to purchase the remaining Mortgage Loans and thereby terminate the Trust Fund. See "Description of the Certificates--Early Termination" herein.


Trust Fund.............   Prudential Securities Secured Financing Corporation,
                          as Depositor, is establishing a trust fund (the "Trust
                          Fund"), the assets of which consist of a pool of fixed-rate mortgage loans described more fully herein.
                          The Mortgage Loans are secured by first liens on commercial and multifamily residential properties.


Relevant Parties:


Depositor..............   Prudential Securities Secured Financing Corporation


Master Servicer........   National Realty Funding L.C.


Special Servicer.......   Banc One Mortgage Capital Markets, LLC


Special Sub-Servicer...   National Realty Funding L.C.


Transferor.............   Prudential Securities Credit Corp.


Trustee................   The Chase Manhattan Bank


Mortgage Loan Sellers...  National Realty Finance L.C., a wholly-owned subsidiary of National Realty Funding L.C., and CIBC Inc.

Relevant Dates and Periods:


Cut-off Date...........   March 1, 1999.


Closing Date...........   On or about March 25, 1999.


Rated Final
 Distribution Date.....   November 1, 2031.


Determination Date.....   The 11th day of any month, or if such day is not a
                          business day, the next succeeding business day, commencing on April 12, 1999. As used herein, a "business day" is any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, Texas or Missouri are authorized or obligated by law, executive order or governmental decree to close.


Distribution Date......   Generally the 15th day of each month, or if that day
                          is not a business day, the next succeeding business day. The Distribution Date will be no fewer than four business days after the related Determination Date.
                          The first Distribution Date will be April 16, 1999.

                          We expect that the Scheduled Final Distribution Dates will be as set forth below, assuming that there are no defaults, delinquencies or modifications of the Mortgage Loans after March 1, 1999. See "Description of the Certificates--Scheduled Final Distribution Date" herein.




                          SCHEDULED FINAL
CLASS                    DISTRIBUTION DATE
-----                   ------------------
Class A-1 .........     January 15, 2008
Class A-2 .........     January 15, 2009
Class B ...........     January 15, 2009
Class C ...........     February 15, 2009
Class D ...........     November 15, 2009
Class E ...........     November 15, 2009

Record Date............   The Record Date is the close of business on the last
                          business day of each month. The Record Date always relates to the Distribution Date for the following calendar month.


Interest Accrual
 Period................   With respect to any Distribution Date, the Interest
                          Accrual Period is the calendar month before the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.


Collection Period......   With respect to each Distribution Date and any
                          Mortgage Loan, the Collection Period is the period beginning on the day after the Determination Date in the month before the month in which such Distribution
                          Date occurs (or, in the case of the Distribution Date occurring in April, 1999, on the day after the Cut-off
                          Date) and ending on the Determination Date in the month in which such Distribution Date occurs.


Due Date...............   With respect to any Collection Period and Mortgage
                          Loan, the Due Date is the first day of the month on which Mortgage Loan payments are due (disregarding any applicable grace periods), except Mortgage Loan
                          Control #120, with respect to which the Due Date is the 10th day of such month (disregarding any applicable grace periods). With respect to Mortgage Loan Control
                          #120, an account (the "Loan 120 Account") will be established and funded with an amount equal to one scheduled payment thereof. The amount so deposited will be advanced each month to the Trust and then reimbursed to such account on the related Due Date from Collections in respect of such Mortgage Loans, so that no shortfall in collections will result solely from the related Due Date occurring on the 10th of each month.


Structural Features:

Distributions of
 Interest...............  Generally, on each Distribution Date, subject to the availability of funds to make such payment and the payment priorities described below, each Class of Certificates (other than the Residual Certificates) will receive distributions of interest accrued on those Certificates during the related Interest Accrual Period at the applicable Pass-Through Rate, plus any interest remaining unpaid from prior Distribution Dates. As described more fully in this Prospectus Supplement under "Description of the Certificates--Distributions", on each Distribution Date such distributions will be made, concurrently, to the Class A-1, Class A-2 and Class A-EC Certificates (collectively, the "Senior Certificates") and then sequentially to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates (collectively, the "Subordinate Certificates") to the extent they are outstanding on such Distribution Date.

                          Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items may create a shortfall in available funds distributable on any Distribution Date. Resulting Class Interest Shortfalls will be allocated to the most subordinate Class then outstanding. See "Description of the Certificates--Distributions" herein.


Distributions of
 Principal..............  Payments in respect of principal (including the principal component of Balloon Payments and other scheduled payments and Unscheduled Payments of Principal on the Mortgage Loans) will be paid sequentially to each Class of Certificates (other than the Class A-EC, Class R-I and Class R-II Certificates) based on their alphabetical class designations, as described herein.

                          In each case, your distributions will be subject to the availability of funds after all required payments of interest and certain other distributions have been made, except that on any Distribution Date on or after the date on which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero, distributions of principal will be made to all Classes of Senior Certificates on a pro rata basis. See "Description of the Certificates--Distributions" herein.

                          The holders of the Class M Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including on Distribution Dates on or after that on which the Class Certificate Balance thereof is reduced to zero. Additionally, the holder of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any anticipated repayment date Mortgage Loan ("ARD Loan") on or after its Anticipated Repayment Date under the circumstances described under "Description of the Mortgage Pool----Certain Terms and Conditions of the Mortgage Loans" herein.

                          Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items may create a shortfall in Available Funds distributable on any Distribution Date. Resulting Class Interest Shortfalls will be allocated to the most subordinate Class then outstanding. See "Description of the Certificates--Distributions" herein.

Distributions of Prepayment
Premiums and Yield
 Maintenance Charges...   Prepayment Premiums and Yield Maintenance Charges
                          will be distributed to the extent described under "Description of the Certificates--Distributions--Yield
                          Maintenance Charges and Prepayment Premiums" herein.


Credit Enhancement.....   Credit enhancement is provided by the sequential
                          payment and subordination mechanisms set forth in the Pooling and Servicing Agreement and described herein under "Description of the Certificates."


Subordination..........   As a means of providing some protection to the
                          holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage
                          Loans, the rights of the holders of the Subordinate
                          Certificates to receive distributions of interest and principal, as applicable, will be subordinated to the rights of the holders of the Senior Certificates. Each
                          Class of Subordinate Certificates (other than the
                          Residual Certificates) will likewise be protected by the subordination offered by the other Classes of Certificates that bear a later sequential alphabetical
                          Class designation (e.g., no distribution of principal or interest will be made on the Class C Certificates until applicable distributions have been made on the Class B Certificates). See "Description of the
                          Certificates--Priorities" herein.

                          In addition, the rights of the holders of the Residual Certificates shall be subordinate to the rights of the holders of each Class of Regular Certificates. The Residual Certificates are not entitled to any regular or scheduled distributions of interest or principal.


Advances...............   Subject to the limitations described in this
                          Prospectus Supplement, the Master Servicer is required to make advances in respect of delinquent Monthly
                          Payments on Mortgage Loans. Advances in respect of Mortgage Loans as to which there has been an Appraisal
                          Reduction Event will equal the amount required to be advanced by the Master Servicer (disregarding the related Appraisal Reduction) reduced in proportion to the reduction of the outstanding principal balance of the related Mortgage Loan caused by the Appraisal
                          Reduction.

                          The Master Servicer will not be required to advance any Balloon Payment not made by the related borrower on its due date, but will be required to advance any portion of the regular Monthly Payments not received on the Mortgage Loan after such default, calculated on the original amortization schedule of such Mortgage Loan, with interest, as described herein, unless the Master Servicer deems advance payments unrecoverable.

                          If the Trustee becomes the successor master servicer due to the Master Servicer's failure to make a required Advance or for any other reason, the Trustee, as successor master servicer and subject to the servicing standard applicable to the Master Servicer, will be required to make P&I Advances.

                          See "The Pooling and Servicing Agreement--Advances" herein.


Federal Tax Status.....   Elections will be made to treat designated portions
                          of the Trust Fund as two separate "real estate mortgage investment conduits" (each a "REMIC").

                          The Offered Certificates will constitute "regular interests" in a REMIC.

                          The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. You will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. With the exception of the Class E Certificates, none of the Offered Certificates is expected to be treated for federal income tax reporting purposes as having been issued with an original issue discount.

                          We anticipate that the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium.

                          If you are a mutual savings bank or domestic building and loan association, the Offered Certificates held by you will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Internal Revenue Code of 1986 (the "Code"). If you are a real estate investment trust, the Offered Certificates held by you will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
                          Section 856(c)(3)(B) of the Code. If you are a domestic building and loan association, the Offered Certificates held by you will generally constitute a "regular or residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code only to the extent that the Mortgage Loans are secured by multifamily apartment buildings. The Class R-I and Class R-II Certificates (collectively, the "Residual Certificates") will constitute "residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code to the same extent. See "Material Federal Income Tax Consequences-- Taxation of the REMIC and its Holders" in the Prospectus.


ERISA..................   As described under "ERISA Considerations" herein and
                          in the Prospectus, the Class A-1 and Class A-2
                          Certificates may be purchased by employee benefit plans that are subject to ERISA. See "ERISA
                          Considerations" herein and in the Prospectus.


SMMEA..................   The Class A-1, Class A-2, Class A-EC and Class B
                          Certificates will be mortgage related securities pursuant to the Secondary Mortgage Market Enhancement
                          Act of 1984 ("SMMEA"). See "Legal Investment" herein and in the Prospectus.


Book-Entry.............   The Offered Certificates are being delivered through
                          the facilities of the Depository Trust Company
                          ("DTC").


The Mortgage Loans and Mortgaged Properties:


The Mortgage Pool......   The assets of the Trust Fund will primarily consist
                          of the Mortgage Loans. Each Mortgage Loan constitutes the obligation of one or more persons to repay a specified sum with interest. Each Mortgage Loan will be secured by a first lien on a commercial or multifamily residential property.

                          113 of the Mortgage Loans were originated by National Realty Funding L.C. ("NRF") or its wholly-owned subsidiary, National Realty Finance L.C. ("NRFinance"). 102 of the Mortgage Loans were purchased by NRF from KeyBank National Association. The Mortgage Loans originated or purchased by NRF subsequently were sold to NRFinance, and will be sold by NRFinance together with the Mortgage Loans originated by NRFinance, to Prudential Securities Credit Corp. (the "Transferor") on the Closing Date. 42 of the Mortgage Loans were originated by CIBC Inc. ("CIBC") and sold to the Transferor. NRFinance and CIBC are the "Mortgage Loan Sellers," as such term is used herein. The Mortgage Loans will be sold to the Depositor by the Transferor on the date on which the Certificates are first issued. Each of the Mortgage Loans sold to the Depositor by the Transferor will be subject to certain repurchase obligations whereby any breach of representations and warranties is enforceable by the Trustee and the Depositor directly against the Transferor. Certain characteristics of the Mortgage Loans and the related Mortgaged Properties are described under "Risk Factors" and "Description of the Mortgage Pool" herein.

                          Annex A to this Prospectus Supplement provides certain characteristics of the Mortgage Loans on a loan-by-loan basis. The following tables summarize certain information with respect to all of the Mortgage Loans. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                           (AS OF THE CUT-OFF DATE)



Initial Pool Balance(1) .......................................   $928,918,344
Number of Mortgage Loans ......................................            257
Average Mortgage Loan Balance .................................    $ 3,614,468
Largest Mortgage Loan Balance .................................    $67,500,000
Smallest Mortgage Loan Balance ................................    $   255,509
Weighted Average Mortgage Rate (Gross) ........................          7.361%
Weighted Average Mortgage Rate (Net) ..........................          7.299%
Weighted Average Remaining Amortization Term (months) .........         319.16
Range of Remaining Amortization Terms (months) ................        109-360
Range of Original Amortization Terms (months) .................        120-360
Weighted Average Underwritten DSCR ............................           1.45
Range of DSCRs ................................................      0.93-2.54
Weighted Average LTV (Current) ................................         69.638%
Range of LTVs (Current) .......................................      28.6-84.8%
Weighted Average Balloon/ARD LTV ..............................          55.94%
Percentage of Initial Pool Balance made up of:
  Fully Amortizing Loans ........................................         3.38%
  Balloon Loans (including ARD Loans) ...........................        96.62%

                          ----------
                          (1) The "Initial Pool Balance" is the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans, and gives effect to (a) the deposit into the Loan 120 Account of principal amounts payable on its Due Date in March 1999 as if such payment were made before March 1, 1999 and (b) the funding of an additional $200,000 with respect to Mortgage Loan Control #55 as though such funding occurred on the Cut-off Date rather than on March 3, 1999.

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                             PERCENTAGE OF
                                             NUMBER OF     AGGREGATE CURRENT
RANGE OF CURRENT PRINCIPAL BALANCES       MORTGAGE LOANS   PRINCIPAL BALANCE
---------------------------------------- ---------------- ------------------
  $   255,509 - $   499,999 ............         14             0.57%
  $   500,000 - $   999,999 ............         29             2.36%
  $ 1,000,000 - $ 1,999,999 ............         90            14.31%
  $ 2,000,000 - $ 2,999,999 ............         34             9.00%
  $ 3,000,000 - $ 3,999,999 ............         25             9.41%
  $ 4,000,000 - $ 4,999,999 ............         16             7.92%
  $ 5,000,000 - $ 5,999,999 ............         14             8.35%
  $ 6,000,000 - $ 6,999,999 ............          9             6.34%
  $ 7,000,000 - $ 7,999,999 ............          5             4.06%
  $ 8,000,000 - $ 8,999,999 ............          4             3.68%
  $ 9,000,000 - $ 9,999,999 ............          1             1.07%
  $10,000,000 - $11,999,999 ............          3             3.47%
  $12,000,000 - $13,999,999 ............          4             5.51%
  $14,000,000 - $16,999,999 ............          4             6.27%
  $17,000,000 or greater ...............          5            17.68%
                                                ---           ------
  Total ................................        257           100.00%
                                                ---           ------

                         DEBT SERVICE COVERAGE RATIOS

                          Debt Service Coverage Ratios ("DSCRs") for each Mortgage Loan are calculated based on the ratio of the related annual Underwritten Cash Flow to the related Annual Debt Service, as more fully described herein under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool."

                     RANGE OF DEBT SERVICE COVERAGE RATIOS



                               NUMBER OF     PERCENT OF INITIAL
DSCR(X)                     MORTGAGE LOANS      POOL BALANCE
-------------------------- ---------------- -------------------
  0.90 - 1.00(1) .........          1              0.14%
  1.01 - 1.15(1) .........          1              0.35%
  1.16 - 1.20 ............          3              0.39%
  1.21 - 1.25 ............         14              6.45%
  1.26 - 1.30 ............         27              8.23%
  1.31 - 1.35 ............         38             18.11%
  1.36 - 1.40 ............         34             14.09%
  1.41 - 1.45 ............         47             13.06%
  1.46 - 1.50 ............         25             14.09%
  1.51 - 1.55 ............         20              7.24%
  1.56 - 1.60 ............         11              6.25%
  1.61 - 1.65 ............          6              2.15%
  1.66 - 1.70 ............          5              1.01%
  1.71 - 1.75 ............          6              1.90%
  1.76 - 1.80 ............          4              1.03%
  1.81 - 1.85 ............          6              0.97%
  1.86 - 1.90 ............          2              1.13%
  1.91 - 1.95 ............          2              1.75%
  1.96 - 2.00 ............          1              0.47%
  2.01 - 2.15 ............          1              0.10%
  2.16 - 2.50 ............          2              0.79%
  2.51 - 3.00 ............          1              0.32%
                                   --            ------
  Total ..................        257            100.00%
                                  ---            ------

                          ----------
                          (1) Mortgage Loan Control #7.40, which has a 0.93x
                              DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average Underwritten DSCR of 1.62x. See "Annex E" attached hereto.

              RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE



                                NUMBER OF     PERCENT OF INITIAL
RANGE OF LTVS                MORTGAGE LOANS      POOL BALANCE
--------------------------- ---------------- -------------------
  15.01% - 35.00% .........          3                0.18%
  40.01% - 45.00% .........          2                0.70%
  45.01% - 50.00% .........          3                0.55%
  50.01% - 55.00% .........         11                3.27%
  55.01% - 60.00% .........         17               10.65%
  60.01% - 65.00% .........         26                9.21%
  65.01% - 70.00% .........         46               12.83%
  70.01% - 75.00% .........         99               42.96%
  75.01% - 80.00% .........         49               19.59%
  80.01% - 85.00% .........          1                0.06%
                                    --              ------
  Total ...................        257              100.00%
                                   ---              ------

                                 PROPERTY TYPES



                                        NUMBER OF        PERCENT OF INITIAL
PROPERTY TYPE                     MORTGAGED PROPERTIES      POOL BALANCE
-------------------------------- ---------------------- -------------------
  Assisted Living Facility .....             2                   0.33%
  Congregate Care ..............             4                   2.16%
  Hospitality ..................             9                   7.48%
  Industrial ...................            16                   4.52%
  Mixed Use ....................             2                   0.62%
  Mobile Home Park .............             2                   0.20%
  Multifamily ..................            99                  24.09%
  Nursing Home .................             5                   1.93%
  Office .......................            34                  25.93%
  Office/Industrial ............            32                   8.24%
  Retail-Anchored ..............            21                  15.07%
  Retail-Shadow Anchored .......             4                   0.70%
  Retail-Single Tenant .........             9                   1.06%
  Retail-Unanchored ............            29                   6.15%
  Self-Storage .................             1                   0.07%
  Special Purpose ..............            16                   1.35%
  Warehouse ....................             1                   0.10%
                                            --                 ------
  Total ........................           286                 100.00%
                                           ---                 ------

                                MATURITY YEARS



                      NUMBER OF     PERCENT OF INITIAL
MATURITY YEAR      MORTGAGE LOANS      POOL BALANCE
----------------- ---------------- -------------------
  2005 ..........          2              2.96%
  2006 ..........          3              0.81%
  2007 ..........         14              1.47%
  2008 ..........        153             57.56%
  2009 ..........         50             23.53%
  2010 ..........         17              6.89%
  2011 ..........          3              1.17%
  2012 ..........          1              0.19%
  2013 ..........          6              1.56%
  2015 ..........          1              0.47%
  2016 ..........          1              0.18%
  2017 ..........          1              1.46%
  2018 ..........          5              1.75%
                         ---            ------
  Total .........        257            100.00%
                         ---            ------

                          82 of the Mortgage Loans, representing approximately 22.46% of the Initial Pool Balance, contain provisions that prohibit a prepayment for a certain period of time, and thereafter allow prepayment which must be accompanied by payment of a Prepayment Premium or Yield Maintenance Charge. 84 of the Mortgage Loans, representing approximately 28.80% of the Initial Pool Balance, contain provisions that allow prepayment accompanied by payment of a Prepayment Premium or Yield Maintenance Charge without a Lockout Period.

                          88 of the Mortgage Loans, representing approximately 47.27% of the Initial Pool Balance, provide that after a period of not less than two years after the Closing Date (a "Defeasance Lockout Period"), a borrower may obtain a release of the lien on the related Mortgaged Property (a "defeasance") by substituting for such Mortgaged Property, as collateral for the related promissory note, U.S. government obligations that provide for payments in amounts equal to or greater than the amounts payable under the related promissory note on each Due Date or maturity date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on their related Anticipated Repayment Dates) and upon satisfaction of certain other conditions.

                          1 of the Mortgage Loans, representing approximately 0.11% of the Initial Pool Balance, which has a defeasance feature also provides that any prepayment of the Mortgage Loan must include payment of an accompanying Yield Maintenance Charge, and affords the related borrower the option either to prepay or to exercise the defeasance feature.

                          2 of the Mortgage Loans, representing approximately 1.35% of the Initial Pool Balance, contain provisions which provide for a period allowing prepayment accompanied by payment of a Yield Maintenance Charge, followed by a period with a defeasance feature.

                          See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS




  PERCENTAGE OF CURRENT POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE FEATURE
                                  ASSUMING 0% CPR(1)
---------------------------------------------------------------------------------------
                                    03/99      03/00      03/01      03/02      03/03
                                 ---------- ---------- ---------- ---------- ----------
Lockout/Defeasance(2) ..........     69.9%      70.0%      67.4%      64.0%      60.5%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater ..............     18.5       18.4       18.3       16.8       16.7
 4.00% to 4.99% ................      0.0        0.0        0.0        0.0        0.0
 3.00% to 3.99% ................      5.1        5.1        5.0        4.6        4.4
 2.00% to 2.99% ................      1.1        1.0        1.0        1.5        1.7
 1.00% to 1.99% ................      5.6        5.5        7.5       12.3       15.9
 0.00% to 0.99% ................      0.0        0.0        0.0        0.0        0.0
Total Yield Maintenance ........     30.1       30.0       31.9       35.2       38.7
Total of Yield Maintenance,
 Lockout/Defeasance ............    100.0      100.0       99.2       99.2       99.2
Percentage Premium:
 5.00% or greater ..............      0.0        0.0        0.0        0.0        0.0
 4.00% to 4.99% ................      0.0        0.0        0.0        0.0        0.0
 3.00% to 3.99% ................      0.0        0.0        0.8        0.0        0.0
 2.00% to 2.99% ................      0.0        0.0        0.0        0.8        0.0
 1.00% to 1.99% ................      0.0        0.0        0.0        0.0        0.8
Total Percentage Premium .......      0.0        0.0        0.8        0.8        0.8
Open (no Call Protection) ......      0.0        0.0        0.0        0.0        0.0
Total All Categories ...........    100.0      100.0      100.0      100.0      100.0
Current Pool Balance
($MM)...........................    928.9      917.7      905.2      891.4      876.6
Pool Factor(3) .................    100.0       98.8       97.4       96.0       94.4



                                    03/04      03/05      03/06      03/07      03/08
                                 ---------- ---------- ---------- ---------- ----------
Lockout/Defeasance(2) ..........     49.0%      49.2%      49.5%      49.5%      37.1%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater ..............     15.7       14.2       14.6        5.9        5.8
 4.00% to 4.99% ................      0.3        1.5        0.1        0.1        0.1
 3.00% to 3.99% ................      5.1        5.2        6.3        3.2        1.6
 2.00% to 2.99% ................      0.6        0.2        0.2        1.4        0.0
 1.00% to 1.99% ................     25.8       24.7       24.0       19.8       14.1
 0.00% to 0.99% ................      0.0        0.0        0.0        0.4        0.0
Total Yield Maintenance ........     47.5       45.9       45.3       30.7       21.7
Total of Yield Maintenance,
 Lockout/Defeasance ............     96.5       95.1       94.8       80.2       58.8
Percentage Premium:
 5.00% or greater ..............      0.9        0.0        0.9        8.6        1.3
 4.00% to 4.99% ................      0.2        0.9        0.0        0.9        0.0
 3.00% to 3.99% ................      0.0        0.2        1.1        3.2        1.0
 2.00% to 2.99% ................      0.3        0.3        0.4        2.5        0.0
 1.00% to 1.99% ................      2.2        2.2        2.3        4.1        1.7
Total Percentage Premium .......      3.5        3.6        4.8       19.4        3.9
Open (no Call Protection) ......      0.0        1.4        0.5        0.4       37.3
Total All Categories ...........    100.0      100.0      100.0      100.0      100.0
Current Pool Balance
($MM)...........................    860.8      843.7      797.6      774.8      717.9
Pool Factor(3) .................     92.7       90.8       85.9       83.4       77.3

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in March in each of the years indicated, will be within a Lockout Period or will require that Principal Prepayments be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Defeasance."

(2) After the related Defeasance Lockout Period, the related borrower may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States which provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable on the related Mortgage Loan on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates including prepayment in full on the related Anticipated Repayment Dates), and upon satisfaction of certain other conditions. 1 of the Mortgage Loans, having a principal balance as of the Cut-off Date representing approximately 0.11% of the Initial Pool Balance, which has a defeasance feature also provides for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and affords the related borrower the option either to prepay or to exercise the defeasance feature. 2 of the Mortgage Loans, representing approximately 1.35% of the Initial Pool Balance, contain provisions which provide for a period allowing prepayment accompanied by payment of a Yield Maintenance Charge followed by a period with a defeasance feature. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

(3) Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Date."

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS






 PERCENTAGE OF CURRENT POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE
                         FEATURE ASSUMING 0% CPR(1)
----------------------------------------------------------------------------
                                    03/09      03/10      03/11      03/12
                                 ---------- ---------- ---------- ----------
Lockout/Defeasance(2) ..........     49.0%      15.4%      12.5%      13.0%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater ..............     16.3       19.2       16.8       16.1
 4.00% to 4.99% ................      0.0        0.0        0.0        0.0
 3.00% to 3.99% ................      5.7        0.0        0.0        0.0
 2.00% to 2.99% ................      0.0        4.3       11.3       11.9
 1.00% to 1.99% ................     11.0       11.7       19.0       13.0
 0.00% to 0.99% ................      0.0        0.0        0.0        0.0
Total Yield Maintenance ........     33.0       35.2       47.1       41.0
Total of Yield Maintenance,
 Lockout/Defeasance ............     82.0       50.6       59.6       54.1
Percentage Premium:
 5.00% or greater ..............      6.4        3.8       19.2        0.0
 4.00% to 4.99% ................      5.5        0.0        0.0       19.4
 3.00% to 3.99% ................      1.3        8.8        0.0        0.0
 2.00% to 2.99% ................      0.0        0.0       21.2        0.0
 1.00% to 1.99% ................      4.2        0.0        0.0       26.5
Total Percentage Premium .......     17.3       12.6       40.4       45.9
Open (no Call Protection) ......      0.6       36.8        0.0        0.0
Total All Categories ...........    100.0      100.0      100.0      100.0
Current Pool Balance ($MM)          154.9       88.3       33.0       30.5
Pool Factor(3) .................     16.7        9.5        3.6        3.3



                                    03/13      03/14      03/15      03/16      03/17     03/18
                                 ---------- ---------- ---------- ---------- ---------- ---------
Lockout/Defeasance(2) ..........     14.3%      12.2%      13.5%      23.4%      34.3%      0.0%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater ..............     14.2        3.8        3.6        5.1        0.0       0.0
 4.00% to 4.99% ................      0.0        0.0        0.0        0.0        0.0       0.0
 3.00% to 3.99% ................      0.0        4.3        4.2        5.9        0.0       0.0
 2.00% to 2.99% ................      0.0        0.0        0.0        0.0        0.0       0.0
 1.00% to 1.99% ................     13.5       23.6        0.0        0.0        0.0       0.0
 0.00% to 0.99% ................      0.0        0.0        0.0        0.0        0.0       0.0
Total Yield Maintenance ........     27.7       31.6        7.8       11.0        0.0       0.0
Total of Yield Maintenance,
 Lockout/Defeasance ............     42.0       43.7       21.2       34.5       34.3       0.0
Percentage Premium:
 5.00% or greater ..............      1.7       13.9        0.0        0.0        5.2       0.0
 4.00% to 4.99% ................     13.4        2.1       13.2        0.0        0.0       0.0
 3.00% to 3.99% ................      7.1        0.0        0.0       18.0        0.0       0.0
 2.00% to 2.99% ................      0.0       11.0        0.0        0.0        6.1       0.0
 1.00% to 1.99% ................      0.0        0.0       10.6        0.0        0.0       0.0
Total Percentage Premium .......     22.1       27.0       23.8       18.0       11.4       0.0
Open (no Call Protection) ......     35.9       29.3       55.0       47.6       54.3     100.0
Total All Categories ...........    100.0      100.0      100.0      100.0      100.0     100.0
Current Pool Balance ($MM)           26.7       14.6       12.1        6.4        3.9       1.7
Pool Factor(3) .................      2.9        1.6        1.3        0.7        0.4       0.2

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in March in each of the years indicated, will be within a Lockout Period or will require that Principal Prepayments be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Defeasance."

(2) After the related Defeasance Lockout Period, the related borrower may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States which provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable on the related Mortgage Loan on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates including prepayment in full on the related Anticipated Repayment Dates), and upon satisfaction of certain other conditions. 1 of the Mortgage Loans, having a principal balance as of the Cut-off Date representing approximately 0.11% of the Initial Pool Balance, which has a defeasance feature also provides for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and affords the related borrower the option either to prepay or to exercise the defeasance feature. 2 of the Mortgage Loans, representing approximately 1.35% of the Initial Pool Balance, contain provisions which provide for a period allowing prepayment accompanied by payment of a Yield Maintenance Charge followed by a period with a defeasance feature. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

(3) Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Dates."

                                 RISK FACTORS

     You should carefully consider the following risks and those in the Prospectus under "Risk Factors" before making an investment decision. Your investment in the Offered Certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.


COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO SPECIAL RISKS WHICH MAY ADVERSELY AFFECT YOUR INVESTMENT.

     Your investment decision should take into account that commercial and multifamily mortgage lending generally involves risks that are different than those faced in connection with other types of lending. The following factors, among others, contribute to these risks:

  (1) Larger loans provide lenders with less diversification of risk and the potential for greater losses from the delinquency and/or default of individual loans;

  (2) Many of the Mortgage Loans are non-recourse obligations, the repayment of which is often solely dependent upon the successful operation of the related Mortgaged Properties;

  (3) Commercial and multifamily property values and net operating income can be volatile;

  (4) Many of the Mortgage Loans are balloon loans, and so your investment may be exposed to additional risks associated with both the value of the related Mortgaged Property and the borrower's ability to obtain new financing when the balloon payment is due;

  (5) An increase in vacancy rates, a decline in rental rates, or an increase in operating expenses or necessary capital expenditures may impair a borrower's ability to repay its loan;

  (6) Changes in the general economic climate, an excess of comparable space in the area, a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions of the property's safety, convenience and services may adversely affect the income from and market value of a Mortgaged Property; and

  (7) Government regulations and changes in real estate, zoning or tax laws, changes in interest rate levels or potential liability under environmental and other laws may affect real estate values and income.


AGING, DETERIORATION AND POOR CONSTRUCTION QUALITY MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTIES

     The age, construction quality and design of a particular Mortgaged Property may affect the occupancy level and the occupancy fees that may be charged. Poorly constructed Mortgaged Properties are likely to require more expenditures for maintenance, repairs and improvements. Even Mortgaged Properties that were well constructed and have been well maintained will require improvements in order for such Mortgaged Properties to maintain their value and retain tenants and other occupants.


LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A MORTGAGED PROPERTY IN CERTAIN CIRCUMSTANCES.

     Some of the Mortgaged Properties would require substantial capital expenditures to convert to an alternative use. If the operation of any such Mortgaged Properties becomes unprofitable due to, among other factors, (1) competition, (2) age of the improvements, (3) decreased demand, and (4) zoning restrictions, and as a result the borrower becomes unable to meet its obligations, the liquidation value of any such Mortgaged Property may be substantially less than would be the case if such property were more readily adaptable to other uses.


RENEWAL, TERMINATION, EXPIRATION AND RELETTING OF LEASES ENTAIL RISKS WHICH MAY ADVERSELY AFFECT YOUR INVESTMENT.

     We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms or (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the Mortgaged Properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions (e.g., if an anchor tenant ceases operations at the related Mortgaged Property). In such cases, we cannot assure you that the operation of such provisions will not allow such a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if such tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a Mortgaged Property is leased to a single tenant, the failure of the borrower to relet such portion of such Mortgaged Property in the event that such tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if such Mortgaged Property were leased to a greater number of tenants. See "----The Cash Flow and Value of a Single Tenant Property Could be Adversely Affected by a Tenant's Default on Its Lease" herein.


FACTORS AFFECTING THE COMPETITIVE POSITION OF THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     The Mortgaged Properties face competition from various sources, which could adversely affect such properties' net operating income and market values and therefore, your investment. Factors affecting the competitive position of the Mortgaged Properties include:

  (1) the existence of similar properties located in the same area, which attract similar types of occupants on the basis of more favorable rental rates, location, condition and features;

  (2) the existence of any oversupply of available space in a particular market either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the Mortgaged Properties; and

  (3) the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants (e.g., the establishment of more home-based offices and businesses or the conversion of warehouse space for multifamily use).


POOR QUALITY OF MANAGEMENT MAY ADVERSELY AFFECT THE OPERATION OF THE MORTGAGED PROPERTIES.

     The successful operation of the Mortgaged Properties is also dependent on the performance of the respective property managers of the Mortgaged Properties. Such property managers may be responsible for:

  (1) responding to changes in local market factors such as competition and patterns of demand;

  (2) managing leasing activities such as planning and implementing the rental rate structure, including establishing levels of rent payments; and

  (3) ensuring that maintenance and capital improvements can be carried out in a timely fashion.


HOSPITALITY PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     9 of the Mortgage Loans, representing approximately 7.48% of the Initial Pool Balance, are secured by hotel, motel and other similar properties ("Hospitality Properties"). The value and cash flow of the Hospitality Properties will depend on the following factors:

  (1)   local, regional and national economic conditions and competition;

  (2) the frequency of improvements and renovations, including those performed out of sensitivity to the competition;

  (3) changes in public image of chain; to the extent a hotel or motel is affiliated or associated with such chain;

  (4) the ability of a hotel or motel to compete successfully after losing franchise rights;

  (5)   the seasonal fluctuations, if any, in the income generated; and

  (6)   the continued existence of a liquor license.

     The liquor licenses for some of the Hospitality Properties may be held by the property manager rather than by the related borrower. The applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Master Servicer, Special Servicer or purchaser in any such sale would be entitled to the rights under the liquor license for the Hospitality Property. Such party would be required to apply in its own right for such license and would be subject to the risk of denial or delays in obtaining such license.

OFFICE PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     66 of the Mortgage Loans, representing approximately 34.17% of the Initial Pool Balance, are secured by office properties. See "Description of the Mortgage Pool." Significant factors affecting the value of office properties are:

  (1)   the quality of the tenants in the building;

  (2) the physical attributes of the building in relation to competing buildings; and

  (3) the strength and stability of the market area as a desirable business location.

     Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Approximately 2.84% of the Initial Pool Balance is secured by office properties that are single tenant properties. See "Description of the Mortgage Pool."

     Office properties also are subject to competition with other office properties in the same market. Competition is affected by a property's (1) age,
(2) condition, (3) design (e.g., floor sizes and layout), (4) access to transportation and (5) amenities, including sophisticated building systems such as fiber optic cables, satellite communications or other base building technological features.

     The successful operation of an office property also depends on the local economy. For example, factors such as (1) labor cost and quality, (2) tax environment and (3) quality of life, including proximity to schools and cultural amenities, affect a company's decision to locate office headquarters in a given area. A central business district may have an economy that is markedly different from that of a suburb. The local economy and the financial condition of the borrower will impact an office property's ability to consistently attract stable tenants. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

RETAIL PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     63 of the Mortgage Loans, representing approximately 22.98% of the Initial Pool Balance, are secured by retail properties. See "Description of the Mortgage Pool." The value and cash flow of retail properties will depend on the following factors:

  (1)   the quality of the tenants;

  (2) the fundamental aspects of the real estate such as location and market demographics;

  (3)   the success of retail tenant businesses; and

  (4) whether a retail property is "anchored," "shadow anchored," "unanchored" or occupied by a single tenant.

     Retail properties that are anchored are traditionally perceived as less risky. A retail anchor tenant is a tenant that is proportionately large in size and is vital in attracting customers to the property. As used in this Prospectus Supplement, an "anchored property" means a property in which a nationally or regionally recognized tenant or a tenant of sufficient creditworthiness occupies a significant portion of the Mortgaged Property, or in which any tenant occupies more than 20,000 square feet. The following table shows the breakdown of Mortgage Loans secured by retail property among anchored, shadow anchored, single tenant and unanchored:




RETAIL PROPERTY TYPE           PERCENTAGE OF MORTGAGE LOANS
----------------------------- -----------------------------
  Anchored (multi-tenant)                  15.07%
  Unanchored                                6.15%
  Occupied by Single Tenant                 1.06%
  Shadow Anchored                           0.70%

     The loss of an anchor tenant, the assignment of an anchor tenant's interest under any lease to a less desirable tenant or a significant decline in the level of an anchor tenant's business may have an adverse effect on the overall operation of such properties. The correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property.

     Unlike office properties or Hospitality Properties, traditional retail properties also face competition from sources outside a given real estate market, including:

  (1)   catalog retailers;

  (2)   home shopping networks;

  (3)   shopping through electronic media;

  (4)   telemarketing; and

  (5)   outlet centers.

     Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties securing Mortgage Loans in the Trust Fund.


NURSING HOMES AND ASSISTED LIVING PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     11 of the Mortgage Loans, representing approximately 4.42% of the Initial Pool Balance, are secured by residential health care facilities consisting of nursing homes, assisted living facilities or congregate care facilities. Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Some of these risks are as follows:

  (1) providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to (a) the adequacy of medical care, (b) distribution of pharmaceuticals, (c) rate setting, (d) equipment, (e) personnel, (f) operating policies, (g) additions to facilities and services and (h) the reimbursement policies of government programs and private insurers;

  (2) the failure of any of the borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations, in which case no revenues would be received from the related Mortgaged Property or the portion thereof requiring licensing, or, if applicable, such borrower could be barred from participating in certain reimbursement programs;

  (3) in the event of foreclosure, we cannot assure you that the Trustee or any other purchaser at a foreclosure sale would be entitled to any licenses used by the borrower, and we cannot assure you that a new license could be obtained;

  (4) to the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be adversely affected by (a) statutory and regulatory changes, (b) retroactive rate adjustments, (c) administrative rulings, (d) policy interpretations, (e) reimbursement delays and (f) government funding restrictions;

  (5) governmental payors limit payments to health care providers, and are currently considering various proposals that could materially change or curtail those payments; accordingly, payments under government programs may, in the future, be insufficient to fully reimburse the cost of caring for program beneficiaries, thereby adversely affecting the ability of the related borrowers to meet their Mortgage Loan obligations; and

  (6) in the event of a foreclosure, since only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement, none of the Trustee, the Master or Special Servicer, or a subsequent lessee or operator would generally be entitled to obtain any outstanding reimbursement payments from federal or state governments.


IF TENANT LEASES DO NOT CONTAIN ATTORNMENT PROVISIONS OR ARE NOT SUBORDINATE TO MORTGAGE LIENS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY COULD BE ADVERSELY AFFECTED.

     Some of the tenant leases, including some of the anchor tenant leases, do not contain provisions that require the tenant to attorn to, or recognize as landlord under the lease, a successor owner of the property following foreclosure. Some of the leases, including some of the anchor tenant leases, may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property. If the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.


MORTGAGE LOANS ARE NOT GUARANTEED.

     No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.


NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The majority of the Mortgage Loans are non-recourse loans. Therefore, recourse generally may be had only against the specific Mortgaged Property securing the Mortgage Loan and such other assets (if any) as may have been pledged to secure the Mortgage Loan. Consequently, the payment of each non-recourse Mortgage Loan is primarily dependent upon the sufficiency of the net operating income from the related Mortgaged Property and, at maturity, upon the market value of such Mortgaged Property. See "Description of the Mortgage Pool--General" herein.

     In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within the control of any of the Mortgage Loan Sellers, the Transferor, the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their affiliates. We cannot assure you that significant amounts will be realized in respect of such recourse in the event of a default with respect to any Mortgage Loan.


CONCENTRATION OF MORTGAGE LOANS AND BORROWERS DECREASES DIVERSIFICATION AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

     In general, a mortgage pool composed of loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than other pools having the same or a similar aggregate principal balance. In all cases, you should carefully consider all aspects of any Mortgage Loan representing a significant percentage of the Initial Pool Balance to ensure that no such loan is subject to risks unacceptable to you. Additionally, a mortgage pool with a high concentration of Mortgage Loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate such difficulties, to the detriment of the Mortgaged Properties and therefore your investment. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" herein.


FORECLOSURE MAY SUBJECT THE TRUST FUND TO CERTAIN TAXES.

     If the Trust Fund acquires a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, REMIC II might become subject to federal (and possibly state or local) tax, at the highest marginal corporate rate (currently 35%), on certain of its net income from the operation and management of that Mortgaged Property. As a consequence, the net proceeds available for distribution to Certificateholders would be lessened


CHANGES IN THE COMPOSITION OF THE MORTGAGE POOL DUE TO PAYMENT PATTERNS MAY DECREASE DIVERSIFICATION AND INCREASE THE RISK OF YOUR INVESTMENT.

     As principal payments or prepayments are made on various Mortgage Loans, you may be subject to more concentrated risk due to the reduction in both the diversity of types of Mortgaged Properties and the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding sequential Class or Classes has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to such risk of concentration than Classes with an earlier sequential priority.

REGIONAL FACTORS MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF MORTGAGED
  PROPERTIES.

     Repayments by borrowers and the market values of the Mortgaged Properties could be affected by:

  (1) economic conditions generally or in the regions where the borrowers and the Mortgaged Properties are located;

  (2) conditions in the real estate markets where the Mortgaged Properties are located;

  (3)   changes in governmental rules and fiscal policies;

  (4)   natural disaster; and

  (5)   other factors that are beyond the control of the borrowers.

     The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region.


THE ENVIRONMENTAL CONDITION OF MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS.

     The environmental condition of a Mortgaged Property may be affected by the operations of tenants and occupants. Current and future environmental laws, ordinances or regulations may impose additional compliance obligations on business operations that can be met only by significant capital expenditures. Adverse environmental conditions may subject the Trust Fund to certain risks, including the following:

  (1) a diminution in the value of a Mortgaged Property or the inability to foreclose against such Mortgaged Property;

  (2)   inability to lease such Mortgaged Property to potential tenants;

  (3) the potential that the related borrower may default on a Mortgage Loan due to such borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws; and

  (4) liability for clean-up costs or other remedial actions which could exceed the value of the Mortgaged Property.

     Under certain federal and state laws, a statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. In some instances, the lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The owner's liability for the cost of any required remediation is generally not limited under applicable laws, and could exceed the value of the property and/or the assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be deemed an "owner" or "operator" of the related Mortgaged Property if the lender is deemed to have participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. Therefore, the Trust Fund's potential exposure to liability for cleanup costs of any required removal or remediation of hazardous substances will increase if the Trust Fund actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus, and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks" herein.

     Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender such as the Trust Fund may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property. CERCLA imposes liability on a secured owner for such costs, even though the environmental damage or threat was caused by a prior or current owner or operator, if (1) agents or employees of the secured lender are deemed to have participated in the management of the Mortgaged Property, or (2) under certain conditions the secured lender actually takes possession of the Mortgaged Property or control of its day-to-day operations (for example, through foreclosure or the appointment of a receiver). CERCLA excludes from the definition of "owner or operator" a secured creditor who holds an indication of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion").

     Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. Liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.

     Each of the Mortgage Loan Sellers has represented to the Transferor that each of the related Mortgaged Properties was subject to a Phase I Environmental Site Assessment (ESA) conducted consistently with generally recognized industry standards or a similar study or an update of a previously conducted Phase I ESA or an update based upon information contained in an established database or, for loans with an original principal balance of less than $1,000,000, an environmental transaction screen assessment. Other than as described in this Prospectus Supplement under "Description of the Mortgage Pool----Certain Characteristics of the Mortgage Pool----Environmental Risks," the Mortgage Loan Sellers have informed the Depositor that such assessments, studies, updates or environmental transaction screen assessments were conducted within 12 months prior to the Cut-off Date, the environmental assessments, transaction screen assessments, studies or updates identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for:

  (1) those cases where such conditions or circumstances were investigated and, based upon such additional investigation, a qualified environmental consultant recommended no further investigations or remediation;

  (2) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan;

  (3) those cases in which soil or groundwater contamination was suspected or identified and either (a) such condition or circumstance was remediated or abated prior to the Closing Date, (b) a No Further Action letter was obtained from the applicable regulatory authority or (c) an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, monitoring or remediation; and

  (4) those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) such condition is not known to have affected the Mortgaged Property or (b) the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

     The above information regarding the absence of material adverse environmental conditions is based upon the environmental assessments, transaction screen assessments, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an ESA of a Mortgaged Property prior to either acquiring title on behalf of the Trust Fund or assuming the property's operations. Such requirement may delay foreclosure until a satisfactory ESA is obtained or until any required remedial action is thereafter taken, but it will also decrease the likelihood that the Trust Fund will become liable under any environmental law. We cannot assure you that any ESA will reveal the existence of conditions or circumstances that would result in the Trust Fund becoming liable under any environmental law, or that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon Mortgaged Properties----General Standards for Conduct in Foreclosing or Selling Defaulted Loans" herein and "Certain Legal Aspects of the Mortgage Loans----Environmental Risks" in the Prospectus.

IF A BORROWER USES THE MORTGAGED PROPERTY AS SECURITY FOR ANOTHER LOAN, THE VALUE OF THE MORTGAGED PROPERTY MAY BE ADVERSELY AFFECTED.

     In general, the borrower is prohibited from taking another loan secured by the Mortgaged Property without the mortgagee's approval. The Pooling and Servicing Agreement will permit the Master Servicer and the Special Servicer to give such approval if certain conditions exist, including a confirmation from the Rating Agencies indicating that forbearance from enforcing such provision will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates. The absence of such conditions may not become evident, however, until the related Mortgage Loan otherwise defaults. If one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks. Some of those risks are:

  (1) the borrower may defer necessary maintenance of the Mortgaged Property in order to pay the required debt service on the subordinate financing, and the value of the Mortgaged Property may decline as a result;

  (2) the borrower may have an incentive to repay the subordinate or unsecured indebtedness before the Mortgage Loan;

  (3) it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for the purpose of making any Balloon Payment upon the maturity of the Mortgage Loan or for the purpose of making a prepayment in full on or about the Anticipated Repayment Date in the case of any ARD Loan; and

  (4) additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings delaying foreclosure on the Mortgaged Property. In addition, if the holder of additional debt becomes bankrupt or insolvent, the Trustee's ability to foreclose on the related Mortgage Loan could be delayed. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the Prospectus.

     Except as described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Other Financing" herein, the Mortgage Loans do not permit borrowers to incur additional indebtedness secured by the Mortgage Properties without the consent of the related lenders. In general, borrowers may incur trade payables in the ordinary course of business. In certain circumstances, borrowers may incur additional unsecured indebtedness.

     See "Certain Legal Aspects of the Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.


EQUITY COURTS MAY REFUSE TO ENFORCE DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND DEBT-ACCELERATION CLAUSES, ADVERSELY AFFECTING EXERCISE OF REMEDIES UPON DEFAULTED MORTGAGE LOANS.

     The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that permit the mortgagee to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property or its interest in the Mortgaged Property in violation of the Mortgage. All of the Mortgage Loans also include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the default is immaterial, or if enforcement of the clause would be inequitable, unjust, or unconscionable.


BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT PAYMENT OF MORTGAGE LOANS.

     Borrowers may be either individuals or legal entities. Most of borrowers that are legal entities are not bankruptcy-remote entities. Borrowers that are not bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (a) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business or (b) individuals who may have personal liabilities unrelated to the Mortgaged Property. In addition, any borrower, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against such borrower. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Bankruptcy Laws" in the Prospectus.

A HIGH RATE AND EARLY OCCURRENCE OF MORTGAGOR DELINQUENCIES AND DEFAULTS MAY
  ADVERSELY AFFECT YOUR INVESTMENT.

     The rate and the timing of delinquencies and defaults on the Mortgage Loans will affect:

  (1)   the amount of distributions on your certificates;

  (2)   the yield to maturity of your certificates;

  (3)   the rate of principal payments on your certificates; and

  (4)   the weighted average lives of your certificates.

     If you calculate the anticipated yield of your Certificates based on a rate of default or amount of losses lower than that actually experienced by the Mortgage Loans and such additional losses are allocable to your Class of Certificates or such losses result in a reduction of the Class Certificate Balance of your Class of Certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of your Class of Certificates if a portion of the loss is allocable to such certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss borne by you occurs, the greater the effect on your yield to maturity.


APPRAISALS AND ENGINEERING REPORTS ARE OF LIMITED VALUE IN HELPING YOU MAKE YOUR INVESTMENT DECISION.

     In making your investment decision, you should not rely on appraisals and engineering reports on Mortgaged Properties as your only indicator of the actual value or physical characteristics of the Mortgaged Properties. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distressed or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this Prospectus Supplement for illustrative purposes only. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective Mortgage Loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE VALUE AND INCOME OF MORTGAGED PROPERTY.

     The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes affecting the construction and use of real property. Because the zoning laws applicable to a Mortgaged Property (including density, use, parking and set back requirements) are generally subject to change at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate the premises and, in the event of a substantial casualty loss, to rebuild or utilize the premises "as is."


THE COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property. Such costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the Prospectus.


LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A
CROSS-COLLATERIZED MORTGAGE LOAN.

     Arrangements whereby certain of the Mortgage Loans are cross-collateralized and cross-defaulted with one or more related Mortgage Loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

  (1) the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer; and

  (2) the person (a) was insolvent at the time of the incurrence of such obligation or transfer; or (b) was engaged in a business or a transaction or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital; or (c) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by any such borrower could be avoided if a court were to determine that (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging such Mortgaged Property for the equal benefit of the other related borrowers, and (2) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein for more information regarding the Cross-Collateralized Loans.


THE CASH FLOW AND VALUE OF A SINGLE TENANT PROPERTY COULD BE ADVERSELY AFFECTED BY A TENANT'S DEFAULT ON ITS LEASE.

     Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. Any default by such a tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. We cannot assure you that any such tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan Documents). See "Description of the Mortgage Pool----Certain Characteristics of the Mortgage Pool--Tenant Matters" and "Annex A" herein.


LITIGATION AGAINST A BORROWER MAY ADVERSELY AFFECT THE BORROWER'S ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS.

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to their business. We cannot assure you that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.


THE MASTER SERVICER, SPECIAL SERVICER OR SPECIAL SUB-SERVICER MAY HAVE INTERESTS DIFFERENT FROM THOSE OF THE TRUST FUND DUE TO THE MASTER SERVICER'S, SPECIAL SERVICER'S OR SPECIAL SUB-SERVICER'S PURCHASE OF CERTIFICATES AND SERVICING OF NON-TRUST FUND LOANS.

     The Master Servicer, Special Servicer and/or Special Sub-Servicer may purchase and own Certificates, including the Subordinate Certificates. Under such circumstances, it is possible that the interests of the Master Servicer, Special Servicer or Special Sub-Servicer, as a holder of the Certificates of any Class, may differ from those of the holders of Certificates of any other Class. The Master Servicer, Special Servicer and Special Sub-Servicer have advised the Depositor that they intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the Mortgage Loans. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the Mortgage Loans and the Mortgaged Properties. To the extent that overlap exists, the interests of the Master Servicer, the Special Servicer, the Special Sub-Servicer, and their respective affiliates and their other clients may differ from, and compete with, the interests of the Trust Fund. The Master Servicer, Special Servicer and Special Sub-Servicer are required, however, to service the Mortgage Loans in accordance with the Servicing Standard contained in the Pooling and Servicing Agreement.


INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The yield on the Offered Certificates of any Class will depend on, among other things, the Pass-Through Rate for such Certificates and the extent to which principal payments are applied to reduce the related certificate's principal balance. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of principal payments and principal losses on the Mortgage Loans.

     If you purchase an Offered Certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than you expect. If you purchase an Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than you expect. Insofar as the principal in your Offered Certificate is repaid, you may not be able to reinvest such amounts in an alternative investment with a yield comparable to the yield on your Offered Certificates.

BORROWERS' FAILURE TO MAKE BALLOON PAYMENTS MAY ADVERSELY AFFECT YOUR
INVESTMENT.

     Most of the Mortgage Loans are Balloon Loans. Balloon Loans involve a greater risk of default than self-amortizing loans. The ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including:

  (1)   the level of available mortgage rates;

  (2)   the fair market value of the related Mortgaged Property;

  (3)   the borrower's equity in the related Mortgaged Property;

  (4)   the financial condition of the borrower;

  (5)   the operating history of the related Mortgaged Property;

  (6)   tax laws;

  (7)   prevailing economic conditions; and

  (8)   the availability of credit for multifamily or commercial properties.

  See "Yield and Maturity Considerations--Yield Considerations--Balloon
        Payments/ARD Loan Payments" herein.

THE INEFFECTIVENESS OF RESTRICTIONS ON VOLUNTARY PREPAYMENTS MAY ADVERSELY AFFECT THE YIELD OF YOUR INVESTMENT.

     Restrictions on voluntary prepayments contained in a promissory note (e.g., Lockout Periods, Yield Maintenance Charges and Prepayment Premiums) affect the rate and timing of principal payments made on the related Mortgage Loan. Most of the Mortgage Loans provide that, for a specified amount of time during which a prepayment of such Mortgage Loan is permitted, it must be accompanied by a Yield Maintenance Charge or other Prepayment Premium. The existence of Yield Maintenance Charges or other Prepayment Premiums generally will result in the Mortgage Loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a Yield Maintenance Charge or other Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. We cannot assure you that the obligation to pay a Yield Maintenance Charge or other Prepayment Premium will be enforceable under applicable state or federal law (including federal bankruptcy law) or, if enforceable, that the foreclosure proceeds received with respect to a defaulted Mortgage Loan will be sufficient to make such payment. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

     The yield and total return on your Offered Certificates may differ significantly from your expectations due to prepayments on the Mortgage Loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate. For a discussion of certain factors affecting prepayment of the Mortgage Loans. See "Yield and Maturity Considerations" herein.

     The structure of the Offered Certificates causes the yield of certain Classes to be sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. If you are purchasing any class of Offered Certificates other than the Class A-1 or Class A-2 Certificates you will not receive any principal distributions until the certificate principal balance of each class that is senior to your class is reduced to zero.


INTEREST ON ADVANCES, SPECIAL SERVICING FEES AND OTHER SERVICING EXPENSES MAY REDUCE THE AMOUNT OF DISTRIBUTIONS ON YOUR CERTIFICATES.

     The Master Servicer or the Trustee will be entitled to receive interest on unreimbursed Advances at the Advance Rate. Reimbursements will be made no later than the Distribution Date following the date on which funds are available to reimburse such Advance. The Master Servicer's or the Trustee's right to receive such payments of interest precedes your right to receive distributions on the Regular Certificates. Consequently, this circumstance may result in decreased distributions to you that would not otherwise have resulted. See "The Pooling and Servicing Agreement--Advances" herein. In addition, certain circumstances, including late payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities, including Special Servicing Fees, Disposition Fees and Workout Fees, which may result in decreased distributions on the Regular Certificates that would not otherwise have resulted. See "The Pooling and Servicing Agreement--Special Servicing" herein.


THE ABSENCE OF A SECONDARY MARKET FOR YOUR CERTIFICATES MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR INVESTMENT.

     There is currently no secondary market for the Offered Certificates. The Underwriters have told us that they currently intend to buy and sell or "make a market in" the Offered Certificates, but they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will allow you to resell your Offered Certificates or that it will continue for the life of the Offered Certificates. We do not intend to apply for listing of the Offered Certificates on any securities exchange.


RISKS ASSOCIATED WITH THE YEAR 2000 MAY ADVERSELY AFFECT YOUR INVESTMENT.

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information, the collection of payments on the Mortgaged Loans, and servicing of the Mortgage Loans and the performance of related duties by the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, the borrowers and other third parties. The Depositor has been advised by the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Trustee that, with respect to those computer systems identified as being mission critical for the performance of the servicing functions described herein, they are committed to either (1) modifying their respective existing systems to the extent required to cause them to be Year 2000 capable, or (2) acquiring new and/or upgraded computer systems that are Year 2000 capable in each case prior to August 31, 1999. The Master Servicer, the Special Servicer, the Special Sub-Servicer and the Trustee consider their products and services to be "Year 2000 capable" if the product or service will be capable of accurately processing, proving and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service properly exchange date data. However, none of the Depositor, the Transferor or any affiliate of the Depositor or Transferor has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer, the Special Sub-Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer, the Special Sub-Servicer or the Trustee are not fully Year 2000 capable, the resulting disruption in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the Certificateholders.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of 257 commercial and multifamily "whole" mortgage loans (the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $928,918,344 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The "Initial Pool Balance" is the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans as of the Cut-off Date, and gives effect to (a) the deposit into the Loan 120 Account of principal amounts payable on Mortgage Loan Control #120 on its Due Date in March, 1999, as if such payment were made before March 1, 1999 and (b) the Funding of an additional $200,000 with respect to Mortgage Loan Control #55 as though such Funding occurred on the Cut-off Date rather than on March 3, 1999. The "Pool Balance" as of any date will be the aggregate of the outstanding principal balances of the Mortgage Loans in the Mortgage Pool as of such date. The following description of terms and provisions of the Mortgage Loans is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description.


     Generally, each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments (each, a "Mortgage") that creates a first lien on one or more of a fee simple estate, an estate for years or a leasehold estate in a real property (a related "Mortgaged Property") improved for commercial or multifamily residential use.

     The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:




                                               NUMBER OF      PERCENT OF
                                               MORTGAGED       INITIAL
               PROPERTY TYPE                  PROPERTIES     POOL BALANCE
------------------------------------------   ------------   -------------
        Assisted Living Facility .........          2             0.33%
        Congregate Care ..................          4             2.16
        Hospitality ......................          9             7.48
        Industrial .......................         16             4.52
        Mixed Use ........................          2             0.62
        Mobile Home Park .................          2             0.20
        Multifamily ......................         99            24.09
        Nursing Home .....................          5             1.93
        Office ...........................         34            25.93
        Office/Industrial ................         32             8.24
        Retail-Anchored ..................         21            15.07
        Retail-Shadow Anchored ...........          4             0.70
        Retail-Single Tenant .............          9             1.06
        Retail-Unanchored ................         29             6.15
        Self-Storage .....................          1             0.07
        Special Purpose ..................         16             1.35
        Warehouse ........................          1             0.10
                                                   --           ------
        Total ............................        286           100.00%
                                                  ===           ======

     No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer, the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

     The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor pursuant to a "Mortgage Loan Purchase Agreement" to be dated on or about March 25, 1999. The Transferor will purchase 215 and 42 Mortgage Loans (representing approximately 70.48% and 29.52% of the Initial Pool Balance, respectively) from NRFinance and CIBC, respectively, on or before the Closing Date pursuant to separate agreements (collectively, the "Underlying

Mortgage Loan Purchase Agreements"). The Depositor will assign the Mortgage Loans, and make certain representations and warranties regarding the Mortgage Loans, to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."


SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is secured by a Mortgage encumbering the related Mortgaged Property. 43 of the Mortgage Loans, representing approximately 7.29% of the Initial Pool Balance, provide for full or limited recourse against the related borrower or a guarantor or guarantors. The remainder of the Mortgage Loans are non-recourse loans, meaning that if a borrower defaults thereunder, recourse generally may be had only against the specific Mortgaged Property securing such Mortgage Loan and any other assets specifically pledged by the borrower to secure such Mortgage Loan. For example, each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. Also, each Mortgage Loan provides for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. In certain instances, additional collateral may exist. However, borrowers generally have limited assets, and there can be no assurance that any borrower will have sufficient assets to support any such indemnification obligations that may arise. See "Risk Factors--The Environmental Condition of Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws" herein.

     Each Mortgage constitutes a first lien on a Mortgaged Property. Generally such lien is subject only to (1) liens for real estate and other taxes and special assessments, (2) covenants, conditions, restrictions, rights of way, easements and other encumbrances in effect as of the date of recording of such Mortgage, and (3) exceptions and encumbrances on the Mortgaged Property reflected in the related title insurance policy.

     Ground Leases; Estates for Years. 7 of the Mortgage Loans, representing approximately 11.70% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related Mortgaged Property. 5 of the Mortgage Loans, representing approximately 10.75% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related Mortgaged Property where the related fee owner has subordinated or otherwise encumbered its fee interest to the leasehold interest of the borrower. 1 of the Mortgage Loans, representing approximately 0.41% of the Initial Pool Balance, is secured by a first lien encumbering the related borrower's (1) fee interest in a portion of the Mortgaged Property and (2) leasehold interest in the remainder of the Mortgaged Property. The Mortgage Loan Sellers have represented that each ground lease expires not less than 10 years after the maturity date of the related Mortgage Loan (including extension options). See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the Prospectus.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the first day of each month (each, a "Due Date"), except one of the Mortgage Loans, Mortgage Loan Control #120, representing approximately 0.22% of the Initial Pool Balance, which provides for Monthly Payments to be due on the 10th day of each month. With respect to Mortgage Loan Control #120, an account (the "Loan 120 Account") will be established and funded with an amount equal to one scheduled payment thereof. The amount so deposited will be advanced each month to the Trust and then reimbursed on the related Due Date from Collections in respect of such Mortgage Loans, so that no shortfall in collections will result from the related Due Date occurring on the 10th of each month. All of the Mortgage Loans provide for a grace period of ten days or less from the related Due Date before a scheduled payment is deemed to be contractually delinquent for purposes of imposing a late charge.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan (each such initial mortgage rate, whether or not the same may be modified in accordance with the provisions of the Pooling and Servicing Agreement, the related "Mortgage Rate") and does not permit any negative amortization or the deferral of interest except that six of the Mortgage Loans, representing approximately 11.67% of the Initial Pool Balance, provide that for a period of up to two years from origination the borrower is obligated only to pay interest accrued each month. Four of such Mortgage Loans, representing approximately 10.18% of the Initial Pool Balance, have not yet reached the end of such period.

     Such Mortgage Loans are identified in Annexes A and B, and a summary of the relevant provisions is provided therein.

     Mortgage Loan Control #51, representing approximately 0.55% of the Initial Pool Balance, provides that as of its Due Date in April 2002, its Monthly Payment will be recalculated on the basis of the then-outstanding principal balance and an amortization term of 22 years. The Monthly Payment from the first Due Date through the Due Date in April 2002 is based on the original principal balance of $5,150,000, a Mortgage Rate of 7.05%, and an amortization term of 21 years such that approximately $39,200 is due on each such due date. After such adjustment, each Monthly Payment is expected to be approximately $35,440. Mortgage Loan Control #51 is a Balloon Loan with a maturity date of December 1, 2010.

     ARD Loans; Excess Interest. 33 of the Mortgage Loans (the "ARD Loans"), representing approximately 27.89% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an "Anticipated Repayment Date" specified therein. Commencing on such Anticipated Repayment Date, each such Mortgage Loan will bear interest at a fixed annual rate (the "Revised Rate") equal to the Mortgage Rate plus a specified percentage (generally, no more than 5.0%, so long as the Mortgage Loan is included in the Trust Fund). The Master Servicer and Special Servicer will undertake in the Pooling and Servicing Agreement to cause the Revised Rate not to exceed the Mortgage Rate plus 2% per annum. Until the principal balance of such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the related Revised Rate over the interest that would have accrued at the related Mortgage Rate will be deferred. Such deferred interest will not be added to the principal balance of the related Mortgage Loan, but will itself accrue interest at the Revised Rate to the extent such accrual is lawful. Such accrued and deferred interest, and any interest accrued thereon is referred to herein as "Excess Interest."

     Borrowers under ARD Loans generally are required to enter into lockbox agreements whereby revenue from the related Mortgage Property will be deposited into a lockbox account controlled by the Master Servicer, if certain conditions are met, rather then directly to the borrower. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority:

  (1) required payments to the tax and insurance escrow fund and any ground lease escrow fund;

  (2)   payment of monthly debt service;

  (3)   payments to any other required escrow funds;

  (4) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer;

  (5) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund;

  (6)   principal on the Mortgage Loan until such principal is paid in full;
        and

  (7)   Excess Interest.

     The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (1) through (5) above is referred to herein as "Excess Cash Flow."

     As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date. However, upon the commencement of such period, the borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The holders of the Class M Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including on Distribution Dates on or after that on which the Class Certificate Balance thereof is reduced to zero. Additionally, the holders of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause either REMIC to fail to qualify as a REMIC under the Code and either (1) an opinion of counsel to the effect that such purchase would not result in a gain taxable as net income from prohibited transactions (imposed by Code Section 860F(a)(1)) or result in the imposition of any other tax on either REMIC or (2) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

     Amortization of Principal. 247 of the Mortgage Loans (the "Balloon Loans"), representing approximately 96.62% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates. Such final payment, together with interest for the one-month period preceding such Balloon Loan's maturity date, is referred to herein as a "Balloon Payment". The remaining Mortgage Loans have amortization terms that match their respective terms to maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is approximately 55.94%.

     Prepayment Provisions. All of the Mortgage Loans provide that during a specified period (generally two to twelve months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loans there are no restrictions on voluntary prepayments. Prior to such specified period, if any, each Mortgage Loan restricts voluntary prepayments in one or more of the following ways:

  (1) Imposing a "Lockout Period" by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan;

  (2) Imposing a "Yield Maintenance Charge" (as described below) in connection with any principal prepayment made during a specified period of time (a "Yield Maintenance Period") after the date of origination of such Mortgage Loan or after a Lockout Period; or

  (3) Imposing "Prepayment Premiums" (fees or premiums generally equal to a fixed percentage of the then outstanding principal balance of such Mortgage Loan) in connection with any principal prepayment made during a specified period of time (a "Prepayment Premium Period") after any Lockout Period and any Yield Maintenance Period.

     1 of the Mortgage Loans, representing approximately 0.11% of the Initial Pool Balance, allows prepayment with either a Prepayment Premium or Yield Maintenance Charge and also gives the related borrower the option either to defease the Mortgage Loan (as described below) or to prepay the Mortgage Loan with payment of an accompanying Yield Maintenance Charge or Prepayment Premium.

     2 of the Mortgage Loans, representing approximately 1.35% of the Initial Pool Balance, contain certain provisions which provide for a period allowing prepayment accompanied by payment of a Yield Maintenance Charge, followed by a period with a defeasance feature.

     The Mortgage Loans generally require prepayments to be accompanied by a full month's interest, regardless of the date on which they are made.

     Generally, any "Yield Maintenance Charge" will be the greater of (1) a specified Prepayment Premium or (2) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD Loan) determined by discounting such payments at the Yield Rate, less the amount prepaid. The "Yield Rate" generally is a per annum rate calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities, for the week ending prior to the date of the prepayment, or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15--Selected Interest Rates is no longer published, the Master Servicer shall select a comparable publication to determine the relevant Yield Rate. With respect to Mortgage Loan Control #54, representing approximately 0.51% of the Initial Pool Balance, the Yield Rate is a per annum rate calculated as described above plus a spread.

     The table in "Summary--Overview of the Certificates--Prepayment Lockout/Premium Analysis" sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which:

  (1)   a Lockout Period is in effect;

  (2)   a prepayment must be accompanied by (a) a Yield Maintenance Charge,
        (b) the greater of a Yield Maintenance Charge or a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (c) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table); or

  (3) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable (designated "Open" on such table).

     Annex A attached hereto contains information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.

     Prepayment Premiums and Yield Maintenance Charges are generally not imposed in connection with involuntary prepayments resulting from a Casualty or Condemnation, so long as no event of default then exists. The Prepayment Premiums and Yield Maintenance Charges are payable in connection with prepayments after an event of default but prior to the sale of the Mortgaged Property. Certain Mortgage Loans permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan if certain conditions are satisfied, including an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. See "--`Due-on- Encumbrance' and `Due-on-Sale' Provisions" below.

     You should note that the enforceability of provisions requiring payment of Prepayment Premiums and Yield Maintenance Charges has been challenged in some states, and that the collectability of any Prepayment Premium depends on the creditworthiness of the borrower. See "Yield and Maturity Considerations" herein and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

     Defeasance. 91 of the Mortgage Loans, representing approximately 48.74% of the Initial Pool Balance, grant the related borrower the right, after a specified period, to obtain the release of the lien of the related Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, direct, non-callable obligations of the United States of America. Such securities must, in the aggregate, provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable under the related promissory note on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Date, including prepayment in full on the related Anticipated Repayment Date). Conditions to the related borrower's right to a defeasance include delivery of (1) an opinion of counsel stating that the Trust REMICs will not fail to maintain their respective statuses as REMICs as a result of such defeasance and (2) in some cases, written confirmation from the Rating Agencies that such defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates. 1 of the Mortgage Loans, representing approximately 0.11% of the Initial Pool Balance, affords the related borrower the option either to prepay (with an accompanying Yield Maintenance Charge) or to exercise the defeasance feature.

     "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without its consent. Certain borrowers are allowed, under certain circumstances, to further encumber the related Mortgaged Property with additional liens. See "Risk Factors--If a Borrower Uses the Mortgaged Property as Security for Another Loan, the Value of the Mortgaged Property May be Adversely Affected" herein. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard described herein under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" whether to accelerate payment of a Mortgage Loan upon, or to consent to, any additional encumbrance of the related Mortgaged Property. In certain cases, acceleration may not be waived except upon confirmation from each Rating Agency that such waiver will not result in the downgrade, withdrawal or qualification of its then current rating of any Class of Certificates.

     The Mortgages generally prohibit the borrower from transferring the Mortgaged Property, or allowing a change of ownership of the borrower, without the mortgagee's prior consent. For this purpose, a change in ownership of the borrower is generally defined to include:

  (1) a specified percentage (generally from 10% to 49%) change in the ownership of the borrower, a guarantor of the Mortgage Loan, or the general partner or managing member of the borrower;

  (2) the removal, resignation or change in ownership of, or the transfer or pledge of the partnership or membership interest of, any general partner or managing member of a borrower or a guarantor of the Mortgage Loan;

  (3) with respect to certain of such Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property; or

  (4) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person.

     With respect to certain of such Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if certain conditions are satisfied, typically including one or more of the following:

  (1)   no event of default has occurred;

  (2) the proposed transferee meets the mortgagee's customary underwriting criteria;

  (3) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria;

  (4)   an acceptable assumption agreement is executed; and

  (5) a specified assumption fee (generally between 0.5% and 1.0% of the then outstanding principal balance of the related Mortgage Loan) has been received by the mortgagee.

     Certain of the Mortgages also allow: (1) changes in ownership between existing partners and members; (2) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities; (3) issuance by the borrower of new partnership or membership interests; (4) certain other changes in ownership for estate planning purpose; or (5) certain other transfers similar in nature to the foregoing.

     In the event of any transfer or change in ownership of the Mortgaged Property which is in direct violation of provisions contained in the Mortgage Loan Documents, such documents generally permit the holder of the Mortgage Loan to accelerate the loan's maturity. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due--on--Sale Provisions" in the Prospectus. You should note that the enforceability of due-on-sale and due-on-encumbrance provisions has been challenged in several states.

     Default Provisions. The related Mortgage and the other documents contained in the Mortgage File (the "Mortgage Loan Documents") generally provide that an event of default will exist if:

  (1) the borrower fails to pay any regular installment of principal and/or interest (a) upon the date the same is due, (b) within a specified period (generally five days to 10 days) after the date upon which the same was due, or (c) within a specified period (generally five days to 10 days) following written notice from the mortgagee of such failure;

  (2) the borrower violates prepayment, defeasance, Due-on-Encumbrance or Due-on-Sale provisions;

  (3) the borrower fails to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to specified standards;

  (4) the imposition of a mechanic's, materialman's or other similar lien against the Mortgaged Property; or

  (5) the institution of a bankruptcy, receivership or similar action against the borrower or the Mortgaged Property.

     Additionally, the related Mortgage Loan Documents may contain other specified events of default, including one or more of the following:

  (1) the unapproved conversion of the related Mortgaged Property to a condominium or cooperative;

  (2)   defaults under certain other agreements;

  (3) defaults under or unapproved modifications to any related franchise agreement;

  (4) material changes to or defaults under any related management agreement; or

  (5) the failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of certain fines or penalties by any state or any Medicare, Medicaid, health, reimbursement or licensing agency.

     Upon an event of default, the Master Servicer or the Special Servicer may take such action as it deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan. Such action may include acceleration of maturity of the Mortgage Loan or complete or partial foreclosure of the Mortgage Loan.

     Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default ("Default Interest"). Default Interest is generally calculated as a specified rate above the stated interest rate of such Mortgage Loan, and in some cases may be calculated as a specified rate above a specified base rate (typically a prime rate reported in The Wall Street Journal or published by major money center banks). You should note that the enforceability of Default Interest provisions has been challenged in several states. Also, the collectibility of any Default Interest is dependent on the creditworthiness of the borrower. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

     Hazard, Liability and other Insurance. Each Mortgage Loan requires that the related Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Such insurance generally includes:

  (1) commercial general liability insurance for bodily injury or death and property damage;

  (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

  (3) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property (including in each case other than where a Major Tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance); and

  (4)   where appropriate, boiler and machinery coverage and flood insurance.

     Generally, such insurance must be for an amount equal to (1) the full replacement cost of the Mortgaged Property or (2) the outstanding principal balance of the related Mortgage Loan, whichever is less but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. With respect to some of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies.

     The related Mortgage Loan Documents typically provide that in the event of damage to the related Mortgaged Property (a "Casualty"), insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather then to restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such proceeds to restoration of the related Mortgaged Property if certain conditions are met. These conditions typically include one or more of the following:

  (1)   the insurance proceeds payable are less than a specified amount;

  (2) less than a specified percentage of the related Mortgaged Property is destroyed;

  (3) the value of the related Mortgaged Property following such Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property before such Casualty;

  (4) the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

  (5) such restoration will cost less than a specified amount and such proceeds are sufficient to complete such restoration;

  (6)   such restoration can be accomplished within a specified time period;

  (7) the restored Mortgaged Property will adequately secure the related Mortgage Loan;

  (8) income (including rents and insurance proceeds) will be adequate to service the debt during the restoration period; and

  (9)   no event of default then exists.

     Certain leases require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan Documents permit the application of insurance proceeds to satisfy such requirement.

     Condemnation. Generally the Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation") will be paid directly to the mortgagee. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather than to the restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such awards to restoration of the related Mortgaged Property if certain conditions are met. These conditions typically include one or more of the following:

  (1)   the award is less than a specified amount;


  (2) the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rental revenue from the Mortgaged Property;



  (3) restoration will cost less than a specified amount and sufficient funds are available to complete such restoration;


  (4)   restoration can be accomplished within a specified time period;


  (5) income (including the Condemnation award, rental revenue and insurance proceeds) will be adequate to service the debt during the restoration period;


  (6)   no event of default then exists; or


  (7) such restoration is feasible and the Mortgaged Property will be commercially viable after such restoration.


     Certain leases require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation, and the related Mortgage Loan Documents permit the application of Condemnation Proceeds to satisfy such requirement.


     Delinquencies and Modifications. As of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower.


CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL


     Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan has a Cut-off Date Principal Balance of $67,500,000, which represents approximately 7.27% of the Initial Pool Balance. The ten largest individual Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately 26.15% of the Initial Pool Balance.


     Descriptions of the Ten Largest Individual Mortgage Loans. See Annex E attached to this Prospectus Supplement.


     Affiliated Borrowers. 71 Mortgage Loans, representing approximately 18.00% of the Initial Pool Balance, were made to affiliated entities. The two largest groups consist of 21 and 5 Mortgage Loans, collectively representing approximately 3.19% and 2.62% of the Initial Pool Balance, respectively. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 7.27% of the Initial Pool Balance.


     38 Mortgage Loans, representing approximately 10.98% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with one or more other Mortgage Loans made to the same borrower or to an affiliate thereof. 33 Mortgage Loans, representing approximately 7.02% of the Initial Pool Balance, are made to the same borrower or to an affiliate thereof but are not cross-collateralized or cross-defaulted. "Cross-Collateralized Loans" and "Cross-Defaulted Loans" reduce the risk that the inability of an individual Mortgaged Property to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses) by making the collateral available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans and by making it easier for a lender to foreclose on performing collateral should the need arise. Annex C contains the Affiliated Borrower Loan Table which sets forth more detailed information regarding Mortgage Loans made to a single borrower or to a single group of affiliated borrowers.


     Geographic Concentration. The Mortgaged Properties are located in 38 states. The states with the greatest concentration of Mortgage Loans are indicated in the table below. No more than 5.00% of the Mortgage Loans by Initial Pool Balance are secured by Mortgaged Properties located in any state not indicated below.

                                                    PERCENTAGE
                                   NUMBER OF        OF INITIAL
STATE                           MORTGAGE LOANS     POOL BALANCE
----------------------------   ----------------   -------------
  New York .................          24               12.36%
  Texas ....................          27               11.36%
  Florida ..................          20               10.35%
  California ...............          18                7.36%
  Ohio .....................          35                6.11%
  Nevada ...................           9                5.50%

     Environmental Risks. An environmental site assessment ("ESA"), a similar study, an update of a previously conducted Phase I ESA, an update based on information contained in an established database, or for Mortgage Loans with an original principal balance of less than $1,000,000, an environmental transaction screen assessment was obtained by the related Mortgage Loan Seller with respect to each of the Mortgaged Properties within 12 months of the respective dates as of which the Mortgage Loans were originated or purchased thereby. 29 of the Mortgage Loans, representing approximately 2.13% of the Initial Pool Balance, were originated based on an environmental transaction screen assessment. 35 of the Mortgage Loans with original principal balances greater than $1,000,000 were funded only after receipt of a Phase I ESA performed less than 12 months before origination of the Mortgage Loan, but more than 12 months before the Cut-off Date. Updates to these 35 Phase I ESAs have been obtained and reviewed, based on information contained in an established database, and did not identify any material adverse environmental conditions or circumstances except as described below. Other than as described below, an ESA or such similar study or update has been prepared within the 12 months preceding the Cut-off Date for each Mortgaged Property.

     19 of the Mortgage Loans with original principal balances less than $1,000,000, constituting approximately 2.01% of the Initial Pool Balance, were funded only after receipt of a Phase I ESA, a similar study, an update of a previously conducted Phase I ESA, an update based upon information contained in an established database or an environmental transaction screen assessment performed on the Mortgaged Properties less than 12 months before origination of the loan. As of March 15, 1999 these 20 report dates are over twelve months old. Given the relatively small original principal balances of these 20 Mortgage Loans and small percentage of the total Mortgage Pool, no updates have been ordered.

     Other than as described below, the Mortgage Loan Sellers have informed the Depositor that such ESAs, studies or updates did not identify any material adverse environmental conditions or circumstances, except for:

  (1) cases where such conditions or circumstances were investigated further, and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

  (2) cases where a qualified environmental consultant recommended an operations and maintenance plan and such plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining such plan;

  (3) cases where soil or groundwater contamination was suspected or identified and either (a) such condition was remediated or abated prior to the Closing Date; (b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained (in the case of 8 of the Mortgage Loans, representing approximately 3.34% of the Initial Pool Balance), a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any further required investigation, testing, monitoring or remediation; and

  (4) cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) such condition is not known to have affected the Mortgaged Property or (b) the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

     The foregoing information is based upon ESAs, transaction screen assessments, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     The ESAs, studies, transaction screen assessments, or updates with respect to certain Mortgaged Properties identified potentially adverse environmental conditions which could be important and require material expenditure. One of the Mortgage Loans, Control #214 (Kenny Rogers Roasters, Boise, ID) is secured by a Mortgaged Property to which regional groundwater contamination originating from an offsite source has migrated. The responsible owner of the offsite source property is currently operating a groundwater remediation system partially located on an adjacent property and is otherwise responsible for all required investigation and remediation under a Consent Order from the State of Idaho. Additionally, the Phase I ESA for each of the Mortgage Loan Control #134 (Snowville Shopping Center, Parma, OH) and Mortgage Loan Control #196 (Burkey Apartments, Bellevue, PA) identified presumed but not confirmed asbestos-containing building materials in the related Mortgaged Property and recommended that the related borrower obtain an asbestos-containing material operations and maintenance plan. No evidence exists in the related Mortgage File that the related borrower obtained such a plan.

     You should understand that none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any affiliate of any of the foregoing, any environmental consultants or any other person guarantees the absence of or extent of any environmental condition on the Mortgaged Properties that could result in environmental liability. The ESAs, similar studies and updates are limited in scope. An environmental condition may not be discovered or have its severity revealed thereby. Further, none of the aforementioned persons or entities can give any assurance that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material additional study costs or material remediation expenses, or generate material liabilities, or otherwise put stress on the borrower's cash flow.

     Other Financing. 13 of the Mortgage Loans, representing approximately 6.76% of the Initial Pool Balance, allow the borrower, under circumstances specified in the Mortgage Loan Documents, either to maintain an existing subordinate mortgage encumbering the Mortgaged Property or to grant such a subordinate mortgage in the future. Such Mortgage Loans are identified in Annex
A. The circumstances specified in the Mortgage Loan Documents typically include one or more of the following:

  (1) The senior mortgagee approves one or more of the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan document.

  (2) The subordinate mortgage is unconditionally subordinated to the related Mortgage Loan Documents, and/or the subordinate lender is prohibited from exercising any remedies against the borrower without the senior mortgagee's consent and/or from receiving any payments on such subordinate debt if, for the preceding 12 months, either (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from 1.20 to 1.30), or (b) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is greater than a specified ratio (generally ranging from 70% to 80%).

  (3)   The subordinate debt is non-recourse.

  (4) The Mortgaged Property is in acceptable economic condition as of the effective date of the subordinate financing, such condition being typically indicated by the following: (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is equal to or greater than a specified ratio (generally 1.20), and/or (b) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from 70% to 80%).

  (5) The conditions set forth in the Pooling and Servicing Agreement for waiver of Due-on-Encumbrance provisions are met.

     Zoning Compliance. The related Mortgage Loan Seller received assurances that all of the improvements located upon each respective Mortgaged Property complied in all material respects with applicable zoning laws, or that such improvements qualified as permitted nonconforming uses. In some cases, the assurances were limited to a representation or warranty from the related borrower, for breach of which recourse may be had to such borrower.

     Tenant Matters. With respect to 109 of the Mortgage Loans, representing approximately 40.39% of the Initial Pool Balance, a major tenant occupies more than 20% of the net leasable area of the related Mortgaged Property. Many of such major tenants occupy their respective leased premises pursuant to leases that require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. With respect to Mortgage Loans secured by a retail, office or industrial property, the related Mortgage Loan Seller generally obtained an estoppel certificate from each major tenant in which such tenant indicated its intention to continue in the relevant lease and that such tenant was not presently aware of any condition or event that would allow it to terminate such lease prior to the end of the lease term. Generally, major tenants do not have investment-grade credit ratings. Additional information regarding major tenants is set forth in Annex A herein.

     Other Information. The following tables and Annex A set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. Such information was primarily derived from financial statements supplied by the borrowers which, in most cases, are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the Mortgage Loan Sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related Mortgage Loan Seller as described below, to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. None of the Depositor, the Transferor or either of the Underwriters has made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."

     "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" are not substitutes for, or improvements upon, net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the Mortgaged Properties, nor are "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" as set forth herein intended to represent such future net income or net cash flow.

     The Mortgage Loan Sellers have had appraisals of the Mortgaged Properties conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. No other person has prepared or obtained a separate appraisal or reappraisal. Another appraiser might arrive at a different opinion of value. Any Appraised Value might differ from the value that would be determined in a current appraisal or the amount that would be realized upon a sale or liquidation of the Mortgaged Property. Accordingly, you should not rely on the Loan-to-Value Ratios set forth herein as necessarily indicative of the true Loan-to-Value Ratios.

     Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (1) cash currently generated by a property annually that is available for debt service (that is, cash that remains after payment of operating expenses) to (2) required annual debt service payments. Debt service coverage ratios, however, only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (because, for instance, it is subject to leases that expire during the loan term and provide for above-market rents, or that are difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, tenant improvements and leasing commissions when expiring leases are replaced. Accordingly, we can give no assurance and make no representation that the Debt Service Coverage Ratios accurately reflect the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.

     For purposes of the following tables and Annex A:

    (1) "Net Operating Income" or "NOI" means revenue derived from the use and operation of the Mortgaged Property (primarily rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers have informed the Depositor that they have adjusted items of revenue and expense shown on the borrower's financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate security deposits and to eliminate non-recurring items and items not related to the operation of the Mortgaged Property. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers have informed the Depositor that they have made the adjustments based upon their review of borrower financial statements, their own experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property. "1996 NOI" and "1997 NOI" reflect calendar year operations for 1996 and 1997, respectively. "1998 NOI," on the other hand, reflects operations for one of three periods: (a) at least 8 months during 1998, annualized, (b) the trailing 12 months ending no earlier than October 1998 including at least 10 months of calendar 1998, or (c) calendar year 1998.

    (2) "Cash Flow" means the NOI for the related Mortgaged Property decreased by tenant improvements, leasing commissions, capital expenditures and other non-recurring expenditures, as appropriate.

    (3) "Underwritten NOI" means the NOI for the related Mortgaged Property on an annual basis as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rates, with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, percentage rents, vending income, etc. are included only if sustainable. Revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a mid-range industry norm for expenses on similar properties in similar locations plus the greater of actual management fees or an assumed market rate management fee and a reserve for replacement of capital items.

    (4) "Underwritten Net Cash Flow" for the related Mortgage Loan Seller means the Underwritten NOI for such Mortgage Loan decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance, based upon its underwriting guidelines, for average annual tenant improvements and leasing commissions. CIBC's calculation is also decreased by capital expenditures and other expenditures, as appropriate.

    (5) "Appraised Value" means the appraised value of such property as determined by an appraisal made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the related Mortgage Loan Seller.

    (6) "Annual Debt Service" means, for any Mortgage Loan, the current annual debt service (including interest allocable to the payment of the related Servicing Fee, Trustee Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no prepayments occur).

    (7) "Debt Service Coverage Ratio," "Underwritten DSCR" or "DSCR" means,
  (a) the Underwritten Cash Flow for the related Mortgaged Property divided by
  (b) the Annual Debt Service for such Mortgage Loan.

    (8) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

    (9) "Balloon/ARD LTV" means the Balloon Amount or ARD Amount for such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

    (10) "ARD Amount or ARD Balance" for any ARD Loan is equal to the Scheduled Principal Balance as of the related Anticipated Repayment Date.

    (11) "Balloon Amount" or "Balloon Balance" means the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

    (12) "Occupancy Rate" means the percentage of net rentable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related Mortgage Loan Seller. The "Physical Occupancy %" and "Occupancy As of Date" for each Mortgage Loan are based upon rent information received by the related Mortgage Loan Seller from the related borrower or mortgage loan originator (if other than the related Mortgage Loan Seller).

    (13) "Remaining Term to Maturity" means the number of Due Dates remaining from the Cut-off Date until the maturity of a mortgage loan (or, for ARD Loans, through the related Anticipated Repayment Dates).

    (14) "Remaining Amortization Term" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment, in the case of the ARD Loans, assuming prepayment in full on the related Anticipated Repayment Date) less the number of Due Dates through and including the Cut-off Date.

    (15) The "Year Built" is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance, and/or other insurance policies.

    (16) The "Year Renovated" is based upon information contained in the appraisal of the related Mortgaged Property.

    (17) All calculations of any applicable Lockout Period, Defeasance Lockout Period, Yield Maintenance Period, Prepayment Premium or Yield Maintenance Charge for a Mortgage Loan are based upon such Mortgage Loan's first scheduled payment date.

    (18) For each Mortgage Loan secured by more than one Multifamily Property or by more than one Congregate Care Property, the "Number of Units," "Units/SF," "Appraised Value," "Current Occupancy," "Underwritten NOI" and "Underwritten Cash Flow" is the sum of the respective values for each Mortgaged Property securing such Mortgaged Loan.

    (19) "Weighted Average Maturity" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.

    (20) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.


                            COLLATERAL CONTRIBUTORS




                                                                                       SCHEDULED
                                                            WEIGHTED                   PRINCIPAL
                             NUMBER OF     PERCENT OF       AVERAGE    WEIGHTED      BALANCE AS OF
                              MORTGAGE    CUT-OFF DATE     INTEREST     AVERAGE       THE CUT-OFF
COLLATERAL CONTRIBUTORS        LOANS      POOL BALANCE       RATE        DSCR            DATE
-------------------------   -----------  --------------   ----------  ----------    --------------
NRF .....................       113          49.83%          7.127%      1.41x        $462,878,238
CIBC ....................        42          29.52           7.605       1.48          274,240,616
KEY .....................       102          20.65           7.577       1.48          191,799,490
                                ---         ------           ------      -----        ------------
  Total .................       257         100.00%          7.361%      1.45x        $928,918,344
                                ===         ======           ======      =====        ============

                                 PAYMENT TYPES




                                                                          WEIGHTED                               SCHEDULED
                                                              WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                                   NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
                                    MORTGAGE   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
PAYMENT TYPES                        LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
--------------------------------- ----------- -------------- ---------- ----------- -------------- ---------- --------------
Amortizing then Balloon .........     240         84.41%        7.327%     116.70       71.02%        1.44x   $784,064,794
Fully Amortizing ................      10          3.38         7.206      220.22       68.08         1.50      31,364,582
Graduated P&I Balloon ...........       1          0.55         7.050      141.00       67.41         1.32       5,122,956
Interest only, then Amortizing
 then Balloon ...................       6         11.67         7.664      122.67       60.21         1.47     108,366,011
                                      ---         -----         -----      ------       -----         ----    ------------
  Total .........................     257        100.00%        7.361%     121.02       69.64%        1.45x   $928,918,344
                                      ===        ======         =====      ======       =====         ====    ============

                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                           WEIGHTED                                SCHEDULED
                                                               WEIGHTED    AVERAGE      WEIGHTED                   PRINCIPAL
                                    NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED    BALANCE AS OF
RANGE OF CUT-OFF DATE                MORTGAGE   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
PRINCIPAL BALANCES                    LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR          DATE
---------------------------------- ----------- -------------- ---------- ----------- -------------- ---------- ----------------
$   255,509 -    499,999 .........      14         0.57%         8.377%     113.81        60.66%       1.52x    $   5,260,319
    500,000 -    999,999 .........      29         2.36          7.916      114.13        66.69        1.49        21,901,614
  1,000,000 -  1,999,999 .........      90        14.31          7.466      120.25        69.14        1.44       132,970,582
  2,000,000 -  2,999,999 .........      34         9.00          7.425      123.74        69.91        1.46        83,564,801
  3,000,000 -  3,999,999 .........      25         9.41          7.395      117.48        71.21        1.43        87,456,544
  4,000,000 -  4,999,999 .........      16         7.92          7.459      133.29        71.39        1.47        73,576,059
  5,000,000 -  5,999,999 .........      14         8.35          7.173      126.34        70.65        1.40        77,578,975
  6,000,000 -  6,999,999 .........       9         6.34          7.485      117.67        63.20        1.52        58,914,285
  7,000,000 -  7,999,999 .........       5         4.06          6.934      119.32        74.41        1.41        37,677,973
  8,000,000 -  8,999,999 .........       4         3.68          6.956      114.27        71.12        1.52        34,154,527
  9,000,000 -  9,999,999 .........       1         1.07          7.550      117.00        69.50        1.35         9,972,563
 10,000,000 - 11,999,999 .........       3         3.47          6.898      117.02        74.99        1.44        32,234,685
 12,000,000 - 13,999,999 .........       4         5.51          7.183      132.54        73.57        1.41        51,163,603
 14,000,000 - 16,999,999 .........       4         6.27          7.183      109.85        70.86        1.50        58,264,007
 17,000,000 or greater ...........       5        17.68          7.497      119.71        66.69        1.43       164,227,809
                                       ---       ------          -----      ------        -----        ----     -------------
  Total ..........................     257       100.00%         7.361%     121.02        69.64%       1.45x    $ 928,918,344
                                       ===       ======          =====      ======        =====        ====     =============

                         RANGE OF GROSS MORTGAGE RATES

                                                                   WEIGHTED                               SCHEDULED
                                                       WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                            NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
RANGE OF GROSS               MORTGAGE   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
MORTGAGE RATES                LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
-------------------------- ----------- -------------- ---------- ----------- -------------- ---------- --------------
6.0001 - 6.2500% .........       2         1.04%         6.186%     115.22        78.16%      1.42x     $  9,651,215
6.2501 - 6.5000 ..........      10         3.58          6.315      120.86        68.74       1.64        33,270,011
6.5001 - 6.7500 ..........      12         4.56          6.650      114.75        72.30       1.46        42,353,363
6.7501 - 7.0000 ..........      37        21.60          6.926      119.15        74.14       1.40       200,635,633
7.0001 - 7.2500 ..........      37        15.77          7.150      129.39        71.02       1.41       146,464,954
7.2501 - 7.5000 ..........      38        17.66          7.364      116.94        70.06       1.44       164,002,969
7.5001 - 7.7500 ..........      46        11.46          7.607      123.56        67.97       1.46       106,441,489
7.7501 - 8.0000 ..........      13        11.51          7.808      123.68        61.49       1.46       106,947,915
8.0001 - 8.2500 ..........      20         5.92          8.154      118.61        66.17       1.50        55,010,546
8.2501 - 8.5000 ..........      19         3.97          8.389      123.69        66.69       1.47        36,876,008
8.5001 - 8.7500 ..........      15         2.33          8.656      109.34        71.12       1.48        21,611,545
8.7501 - 9.0000 ..........       4         0.20          8.912      104.03        61.51       1.42         1,823,072
9.0001 - 9.2500 ..........       2         0.17          9.090       99.00        72.94       1.41         1,583,094
9.2501 - 9.5000 ..........       2         0.24          9.447       98.00        63.39       1.47         2,246,530
                               ---       ------          -----      ------        -----       ----      ------------
  Total ..................     257       100.00%         7.361%     121.02        69.64%      1.45x     $928,918,344
                               ===       ======          =====      ======        =====       ====      ============

                                MATURITY YEARS




                                                    WEIGHTED      WEIGHTED                                     SCHEDULED
                                    PERCENT OF       AVERAGE      AVERAGE        WEIGHTED                      PRINCIPAL
                     NUMBER OF     CUT-OFF DATE     MORTGAGE     REMAINING        AVERAGE       WEIGHTED     BALANCE AS OF
                      MORTGAGE       PRINCIPAL      INTEREST        TERM       CUT-OFF DATE      AVERAGE      THE CUT-OFF
MATURITY YEARS         LOANS          BALANCE         RATE        (MONTHS)          LTV           DSCR           DATE
-----------------   -----------   --------------   ----------   -----------   --------------   ----------   --------------
2005 ............         2           2.96%           7.376%        76.62         68.55%           1.61x     $ 27,509,673
2006 ............         3           0.81            7.226         84.17         73.26            1.37         7,531,088
2007 ............        14           1.47            8.738        101.50         69.15            1.49        13,635,574
2008 ............       153          57.56            7.210        113.11         71.62            1.43       534,647,998
2009 ............        50          23.53            7.734        121.32         65.47            1.45       218,620,414
2010 ............        17           6.89            7.051        139.43         67.98            1.46        63,995,791
2011 ............         3           1.17            7.350        142.13         67.86            1.59        10,879,038
2012 ............         1           0.19            7.540        159.00         74.27            1.29         1,782,361
2013 ............         6           1.56            7.361        173.89         73.92            1.44        14,514,445
2015 ............         1           0.47            8.380        199.00         64.37            1.56         4,360,893
2016 ............         1           0.18            6.800        204.00         77.09            1.29         1,649,622
2017 ............         1           1.46            7.240        224.00         73.12            1.60        13,562,941
2018 ............         5           1.75            7.254        232.87         62.29            1.57        16,228,508
                        ---         ------            -----        ------         -----            ----      ------------
  Total .........       257         100.00%           7.361%       121.02         69.64%           1.45x     $928,918,344
                        ===         ======            =====        ======         =====            ====      ============

                                PROPERTY TYPES




                                                                            WEIGHTED                                SCHEDULED
                                                                WEIGHTED    AVERAGE      WEIGHTED                   PRINCIPAL
                                     NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED    BALANCE AS OF
                                     MORTGAGED   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
PROPERTY TYPES                      PROPERTIES   POOL BALANCE     RATE      (MONTHS)        LTV         DSCR          DATE
---------------------------------- ------------ -------------- ---------- ----------- -------------- ---------- ----------------
Office ...........................       34        25.93%         7.375%      118.68      67.04%        1.40x    $ 240,877,522
Multifamily ......................       99        24.09          7.167       116.90      73.29         1.44       223,743,123
Retail-Anchored ..................       21        15.07          7.250       132.78      73.01         1.37       139,992,537
Office/Industrial ................       32         8.24          7.611       118.36      70.38         1.39        76,516,529
Hotel ............................        9         7.48          7.668       111.90      65.10         1.70        69,479,123
Retail-Unanchored ................       29         6.15          7.548       130.33      67.70         1.43        57,162,918
Industrial .......................       16         4.52          7.298       120.57      71.33         1.44        42,032,540
Congregate Care ..................        4         2.16          6.974       113.44      72.83         1.67        20,020,851
Nursing Home .....................        5         1.93          7.612       134.24      59.96         1.77        17,944,128
Special Purpose ..................       16         1.35          8.195       120.18      53.90         1.56        12,507,588
Retail-Single Tenant .............        9         1.06          7.684       137.49      68.36         1.42         9,819,068
Retail-Shadow Anchored ...........        4         0.70          7.227       121.67      65.51         1.41         6,488,576
Mixed Use ........................        2         0.62          7.091       110.81      69.29         1.57         5,798,599
Assisted Living Facility .........        2         0.33          6.869       113.25      65.21         1.64         3,065,739
Mobile Home Park .................        2         0.20          7.353       130.70      78.35         1.61         1,851,709
Warehouse ........................        1         0.10          7.560       116.00      45.03         2.06           945,674
Self-Storage .....................        1         0.07          7.970       116.00      74.68         1.23           672,122
                                        ---        -----          -----       ------      -----         ----     -------------
  Total ..........................      286       100.00%         7.361%      121.02      69.64%        1.45x    $ 928,918,344
                                        ===        =====          =====       ======      =====         ====     =============

                  RANGE OF CUT-OFF DATE LOAN-TO-VALUE RATIOS




                                                                 WEIGHTED                               SCHEDULED
                                                     WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                          NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
                           MORTGAGE   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
LOAN-TO-VALUE RATIO         LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
------------------------ ----------- -------------- ---------- ----------- -------------- ---------- --------------
15.01 - 35.00% .........       3         0.18%         7.712%     143.39        29.32%       1.90x    $  1,680,364
40.01 - 45.00 ..........       2         0.70          7.278      114.47        42.89        1.55        6,475,664
45.01 - 50.00 ..........       3         0.55          7.580      182.36        45.44        2.05        5,140,016
50.01 - 55.00 ..........      11         3.27          7.546      130.98        52.52        1.75       30,370,847
55.01 - 60.00 ..........      17        10.65          7.684      125.69        57.01        1.48       98,937,172
60.01 - 65.00 ..........      26         9.21          7.505      118.45        63.36        1.58       85,520,564
65.01 - 70.00 ..........      46        12.83          7.520      123.54        67.88        1.43      119,171,859
70.01 - 75.00 ..........      99        42.96          7.330      118.94        73.03        1.41      399,034,580
75.01 - 80.00 ..........      49        19.59          7.039      119.31        77.99        1.38      182,015,105
80.01 - 85.00 ..........       1         0.06          8.710      105.00        84.77        1.42          572,173
                             ---       ------          -----      ------        -----        ----     ------------
  Total ................     257       100.00%         7.361%     121.02        69.64%       1.45x    $928,918,344
                             ===       ======         ======      ======        =====        ====     ============

                            LOAN ORIGINATION YEARS




                                                                    WEIGHTED                                      SCHEDULED
                                                      WEIGHTED      AVERAGE        WEIGHTED                       PRINCIPAL
                       NUMBER OF      PERCENT OF       AVERAGE     REMAINING        AVERAGE       WEIGHTED      BALANCE AS OF
                        MORTGAGE     CUT-OFF DATE     INTEREST        TERM       CUT-OFF DATE      AVERAGE       THE CUT-OFF
ORIGINATION YEARS        LOANS       POOL BALANCE       RATE        (MONTHS)          LTV           DSCR            DATE
-------------------   -----------   --------------   ----------   -----------   --------------   ----------   ----------------
1997 ..............        23            5.46%          7.943%      144.90           70.65%        1.51x        $  50,726,363
1998 ..............       228           90.52           7.299       119.63           69.51         1.44           840,865,747
1999 ..............         6            4.02           7.960       119.91           71.17         1.51            37,326,234
                          ---           -----           -----       ------           -----         ----         -------------
  Total ...........       257          100.00%          7.361%      121.02           69.64%        1.45x        $ 928,918,344
                          ===          ======           =====       ======           =====         ====         =============

                     RANGE OF DEBT SERVICE COVERAGE RATIOS





                                                                  WEIGHTED                               SCHEDULED
                                                      WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                           NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
                            MORTGAGE   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
DSCR(X)                      LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
------------------------- ----------- -------------- ---------- ----------- -------------- ---------- --------------
0.93 - 1.00 (1) .........       1          0.14%       7.620%      115.00        46.72%       0.93x   $  1,268,063
1.01 - 1.15 (1) .........       1          0.35        7.620       115.00        59.86        1.03       3,232,319
1.16 - 1.20 .............       3          0.39        7.974       116.00        72.13        1.20       3,600,274
1.21 - 1.25 .............      14          6.45        7.319       108.36        74.10        1.24      59,907,417
1.26 - 1.30 .............      27          8.23        7.442       125.79        72.69        1.28      76,412,700
1.31 - 1.35 .............      38         18.11        7.224       123.14        72.23        1.33     168,267,665
1.36 - 1.40 .............      34         14.09        7.309       117.63        73.21        1.38     130,879,823
1.41 - 1.45 .............      47         13.06        7.210       115.30        72.34        1.43     121,286,130
1.46 - 1.50 .............      25         14.09        7.562       123.14        62.78        1.49     130,871,427
1.51 - 1.55 .............      20          7.24        7.238       117.92        67.55        1.53      67,291,200
1.56 - 1.60 .............      11          6.25        7.885       148.37        68.84        1.58      58,025,331
1.61 - 1.65 .............       6          2.15        7.101       114.93        67.90        1.63      19,996,110
1.66 - 1.70 .............       5          1.01        7.447       114.76        65.25        1.69       9,370,450
1.71 - 1.75 .............       6          1.90        7.163       127.11        67.67        1.73      17,629,260
1.76 - 1.80 .............       4          1.03        6.965       115.67        64.17        1.78       9,550,334
1.81 - 1.85 .............       6          0.97        7.309       118.64        62.40        1.84       8,976,637
1.86 - 1.90 .............       2          1.13        7.620       115.00        65.75        1.88      10,517,467
1.91 - 1.95 .............       2          1.75        7.477        81.09        63.08        1.93      16,287,721
1.96 - 2.00 .............       1          0.47        8.660       107.00        74.09        1.98       4,334,546
2.01 - 2.15 .............       1          0.10        7.560       116.00        45.03        2.06         945,674
2.16 - 2.50 .............       2          0.79        6.495       143.35        49.97        2.23       7,341,519
2.51 - 3.00 .............       1          0.32        7.570       233.00        45.02        2.54       2,926,279
                              ---        ------        -----       ------        -----        ----    ------------
  Total .................     257        100.00%       7.361%      121.02        69.64%       1.45x   $928,918,344
                              ===        ======        =====       ======        =====        ====    ============

--------
(1) Mortgage Loan Control #7.40, which has a 0.93x DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average Underwritten DSCR of 1.62x.

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES





                                                                 WEIGHTED                               SCHEDULED
                                                     WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                          NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
                          MORTGAGED   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
STATE OR TERRITORY       PROPERTIES   POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
----------------------- ------------ -------------- ---------- ----------- -------------- ---------- --------------
Alabama ...............        1          0.41%       7.800%      118.00      79.57%         1.27x   $  3,791,718
Alaska ................        1          0.04        8.050       112.00      28.64          1.31         355,193
Arizona ...............        2          1.00        7.452       110.23      70.15          1.41       9,322,499
California ............       18          7.36        7.082       119.46      70.83          1.41      68,391,270
Colorado ..............       10          2.04        7.352       117.45      67.68          1.47      18,928,052
Connecticut ...........        8          2.66        7.438       116.90      70.79          1.35      24,698,582
Florida ...............       20         10.35        7.263       120.98      72.40          1.38      96,137,807
Georgia ...............       16          4.73        7.529       136.44      69.64          1.42      43,927,115
Hawaii ................        1          1.56        6.990       113.00      73.42          1.37      14,500,000
Idaho .................        2          0.21        6.822       113.97      59.57          1.63       1,941,388
Illinois ..............       11          2.77        7.100       112.67      72.06          1.54      25,775,902
Indiana ...............        8          1.99        7.802       131.37      68.45          1.40      18,509,197
Kansas ................        4          0.49        6.814       122.22      76.78          1.44       4,563,729
Kentucky ..............        3          3.00        8.222       117.48      70.37          1.54      27,883,244
Louisiana .............        1          0.69        6.970       115.00      63.42          1.48       6,436,652
Maine .................        2          2.10        7.310       111.00      71.67          1.37      19,506,924
Maryland ..............        4          1.43        7.238       114.83      74.62          1.41      13,290,425
Massachusetts .........       16          4.20        7.111       119.86      62.29          1.63      39,022,632
Michigan ..............       12          2.62        7.374       135.52      73.32          1.48      24,346,903
Minnesota .............        1          0.16        7.640       234.00      72.95          1.35       1,459,038
Mississippi ...........        1          0.15        7.720       118.00      75.10          1.70       1,397,707
Missouri ..............        5          2.09        6.953       121.65      73.25          1.50      19,407,405
Montana ...............        1          0.51        7.450       106.00      74.24          1.47       4,751,679
Nevada ................        9          5.50        7.168       114.85      74.45          1.38      51,060,090
New Hampshire .........        1          0.05        8.820       108.00      41.24          1.60         494,905
New Jersey ............        6          1.40        7.719       120.77      67.38          1.42      12,962,782
New York ..............       24         12.36        7.623       130.02      60.89          1.47     114,799,017
North Dakota ..........        1          0.93        6.680       114.00      79.30          1.31       8,682,574
Ohio ..................       35          6.11        7.707       113.25      68.74          1.48      56,742,021
Oklahoma ..............        6          1.04        7.124       137.05      69.53          1.30       9,645,201
Oregon ................        3          2.18        7.120       191.47      69.30          1.67      20,218,347
Pennsylvania ..........        6          1.74        7.281       114.95      71.78          1.37      16,183,431
Tennessee .............        5          1.42        7.786       111.85      72.91          1.59      13,175,305
Texas .................       27         11.36        7.173       110.38      72.73          1.38     105,497,855
Utah ..................        5          0.68        7.380       137.50      70.82          1.39       6,315,622
Vermont ...............        2          0.06        8.710       105.00      84.77          1.42         572,173
Virginia ..............        3          0.37        8.357       116.61      64.29          1.49       3,409,608
Washington ............        5          2.24        7.370        89.95      65.17          1.77      20,814,351
                             ---        ------        -----       ------      -----          ----    ------------
  Total ...............      286        100.00%       7.361%      121.02      69.64%         1.45x   $928,918,344
                             ===        ======        =====       ======      =====          ====    ============

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the Mortgage Pool and the Mortgaged Properties is based upon scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Before we issue the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if such Mortgage Loans are prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool before we issue the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool, as described in this Prospectus Supplement. Accordingly, the characteristics of the Mortgage Loans constituting the Mortgage Pool at the time we issue the Certificates may vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     Each Mortgage Loan Seller will make certain representations and warranties to the Transferor in the related Underlying Mortgage Loan Purchase Agreement. The Transferor will make substantially similar representations and warranties to the Depositor in the Mortgage Loan Purchase Agreement. The sole remedy available to the Trustee or Certificateholders for a Mortgage Loan Seller's failure to cure any breach of such representations and warranties that materially and adversely affect the interest of the Certificateholders in such Mortgage Loan is for the Depositor to cure or repurchase the affected Mortgage Loan within 85 days of receiving notice of such breach or as otherwise provided in the Pooling and Servicing Agreement. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement (and therewith the rights of the Transferor under the Underlying Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders.

     All references in these representations and warranties are to related documents and entities unless otherwise indicated. The representations and warranties are made for each Mortgage Loan as of the date specified in the related Underlying Mortgage Loan Purchase Agreement, and include the following (subject to certain exceptions set forth in such Underlying Mortgage Loan Purchase Agreement):

     (1) Mortgage Loan Characteristics. The information set forth in Annex A is true and complete in all material respects. In the case of the informatiosdn set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," "1996 NOI," "1997 NOI," "1998 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR", however, the Mortgage Loan Seller represents only that such information is an accurate reproduction or derivation, as adjusted in accordance with its customary underwriting practices, of the information provided to it by the related borrower. The Mortgage Loan Seller takes no responsibility for the truth, accuracy or completeness of any such information; provided, however, that the Mortgage Loan Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary investigation performed by the Mortgage Loan Seller in connection with its origination of the Mortgage Loans.

     (2) Loan Origination; Loan Underwriting. The Mortgage Loan was originated by the Mortgage Loan Seller, an affiliate of the Mortgage Loan Seller or an originator approved by the Mortgage Loan Seller, and the Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of the origination or purchase of such Mortgage Loan, subject to such exceptions as are noted in the related Mortgage File and as the Mortgage Loan Seller approved in the exercise of discretion consistent with that of a prudent commercial mortgage lender.

     (3) Domestic Borrower. The related borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States.

     (4) Single-Purpose, Bankruptcy-Remote Entity. Each borrower of a Mortgage Loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents as of the date of origination of the Mortgage Loan provide that so long as the Mortgage Loan is outstanding it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable Mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against such borrower remote, and as to which the borrower has delivered an opinion of counsel concerning substantive nonconsolidation and as to which the borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, has its own books and records separate and apart from any other person and holds itself out as being a legal entity, separate and apart from any other person.

     (5) Delivery of Mortgage Loan Documents. The related Mortgage Loan Seller has or will deliver to the Transferor or its designee, within the time period prescribed by the related Underlying Mortgage Loan Purchase Agreement, each of the documents comprising the Mortgage File for each Mortgage Loan.

     (6) Payment Current. All payments required to be made with respect to the Mortgage Loan under the terms of the related promissory note or Mortgage up to the closing date (including any applicable grace or cure period) specified in the related Underlying Mortgage Loan Purchase Agreement have been made. Within the twelve months proceeding the closing date, there had not been any delinquency in excess of 30 days.

     (7) Equity Participation or Participation Interest. The Mortgage Loan contains no equity participation by the Mortgage Loan Seller and is a whole loan and not a participation interest. Neither the related promissory note nor the Mortgage provides for negative amortization or any contingent or additional participation interest in the cash flow of the Mortgaged Property. The Mortgage Loan Seller has no ownership interest in such Mortgaged Property or in the borrower. Neither the Mortgage Loan Seller nor any affiliate of the Mortgage Loan Seller has any obligation to make any capital contributions to the related borrower under the Mortgage or any other related Mortgage Loan Document.

     (8) Compliance with Applicable Laws. As of its origination, the Mortgage Loan either complied with or was exempt from applicable state or federal laws, regulations and other requirements pertaining to usury. To the best of the Mortgage Loan Seller's knowledge, as of the origination of the Mortgage Loan, the related originator complied in all material respects with the requirements of all other federal, state or local laws applicable to the origination, servicing and collection of the Mortgage Loan, including truth-in-lending laws, real estate settlement procedures, equal credit opportunity and disclosure laws. No governmental or regulatory approval or consent is required for the sale of the Mortgage Loan by the Mortgage Loan Seller, and the Mortgage Loan Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability and effective transfer of the Mortgage Loan and the related promissory note, the originator and/or the Mortgage Loan Seller each was qualified and appropriately licensed to conduct business in the jurisdiction in which the Mortgaged Property is located at the time it had possession of the related promissory note.

     (9) Proceeds Fully Disbursed. The proceeds of the Mortgage Loan have been fully disbursed. Some of the proceeds may have been disbursed into reserve accounts ("Reserve Accounts") that are controlled by the Mortgage Loan Seller and have been established as described in Annex A. There is no requirement for future advances under the Mortgage Loan.

     (10) Origination Expenses Paid. The borrower has paid, or has made arrangements to pay, on a timely basis and to the appropriate person all costs, fees and expenses incurred in connection with the origination and closing of the Mortgage Loan, including recording costs and fees.

     (11) Documents Valid. Each of the related promissory note, the Mortgage and any other related Mortgage Loan Document is the legal, valid and binding obligation of the borrower, the related guarantor or other party executing such document and is enforceable in accordance with its terms. Those documents are subject to any non-recourse or partial recourse provisions contained therein and may also be subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, general principles of equity, and any applicable anti-deficiency law. There is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note, Mortgage or any other Mortgage Loan Document. The operation of any of the terms of the promissory note or the Mortgage, or the exercise of any right thereunder, will not render either the Mortgage or the promissory note unenforceable or subject to any valid right of rescission, offset, counterclaim or defense, including the defense of usury. The Mortgage Loan Seller has no knowledge that any such right of rescission, offset, counterclaim or defense has been asserted or is available with respect to the promissory note or the Mortgage. Except as described in the following sentence, the Mortgage and promissory note do not require the mortgagee to release any portion of the Mortgaged Property except upon payment in full of the Mortgage Loan or the exercise of a defeasance feature. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans, certain Mortgage Loans secured by multiple Mortgaged Properties, and certain Mortgage Loans secured by one or more parcels constituting a single Mortgaged Property, the mortgagee may be required to release a Mortgaged Property or a portion thereof upon payment of a portion of the Mortgage Loan, determined as specified in the related Mortgage Loan Documents.

     (12) Assignment of Mortgage: Note Endorsement. The assignment of mortgage is or will be in recordable form and constitutes or will constitute the Mortgage Loan Seller's legal, valid and binding assignment to the Transferor of the Mortgage and any related assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. The Mortgage Loan Seller's endorsement and delivery of the related promissory note to the Transferor in accordance with the terms of the Underlying Mortgage Loan Purchase Agreement constitutes or will constitute a legal, valid and binding assignment to the Transferor of such promissory note, and together with the Mortgage Loan Seller's execution and delivery of such assignment of mortgage to the Transferor legally and validly conveys or will convey all right, title and interest of the Mortgage Loan Seller in such Mortgage Loan to the Transferor.

     (13) First Lien. Based on the related policy of title insurance, the Mortgage is a legal, valid and enforceable first lien on the Mortgaged Property. Such first lien includes all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of the Mortgage Loan. Such first lien does not include any related personal property. The Mortgaged Property is free and clear of all encumbrances and liens having priority over or equal to the first lien of such Mortgage, except for:

    (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

    (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes;

    (c) leases and subleases for the Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of the Mortgage, provided that such leases and subleases, if any, are with entities which are not affiliated with the Mortgage Loan Seller; and

    (d) other matters which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan, or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of the Mortgaged Property for the intended purposes.

     (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Transferor or its designee as part of the Mortgage File:

    (a) neither the Mortgage nor the related promissory note (including any amendments or supplements thereto) has been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded;

    (b) the Mortgaged Property has not been released from the lien of the Mortgage; and

    (c) the borrower has not been released from its obligations under the Mortgage, in whole or in any part, in any manner which would materially interfere with the security intended to be provided by such Mortgage.

     (15) Defeasance. Mortgage Loans that permit defeasance provide that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property, or a portion thereof, from the lien of the related Mortgage by pledging to the Trustee noncallable U.S. Treasury or other noncallable U.S. government obligations that provide payments on or prior to all successive payment dates to maturity (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in the amounts due on such dates and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date or include other conditions which will ensure that the exercise of a defeasance option will not cause either REMIC to fail to be a REMIC. Some of the Mortgage Loans require that a REMIC opinion be provided as a condition to exercise of any defeasance option, and the Mortgage or other related Mortgage Loan Documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the related Mortgaged Property:

    (a) the borrower must provide the mortgagee with a prior written notice of not less than 30 days;

    (b) the borrower must pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this (15);

    (c) the borrower must provide a written confirmation from the Rating Agencies indicating that such defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates;

    (d) the borrower must deliver an officer's certificate to the effect that all of the borrower's obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

    (e) the borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with such defeasance.

     (16) No Delinquent Taxes or Assessments. All tax or govermental assessments, or installments thereof, which were due on or prior to the date of origination had been paid as of such date and the Mortgage Loan Seller knows of no tax or governmental assessment, or installment thereof, which became due thereafter and prior to the Closing Date which, if left unpaid, would be, or might become, a lien on the Mortgaged Property having priority over the Mortgage which has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment.

     (17) Escrow or Reserve Deposits. As of the date specified in the Underlying Mortgage Loan Purchase Agreement: (a) the related reserve accounts, if any, contain all escrow deposits and other payments required by the terms of the mortgage loan documents to be held by the Mortgage Loan Seller as of the date specified; and (b) the Mortgage Loan Seller has transferred all amounts on deposit in the related reserve account(s) to the Transferor. All escrow deposits required under the promissory note, the Mortgage and any other Mortgage Loan Documents that are not being transferred to the Transferor have been applied in accordance with their intended purposes by the mortgage loan originator, Mortgage Loan Seller or its agent.

     (18) No Third Party Advances. The Mortgage Loan Seller has not, directly or indirectly, (a) advanced funds; (b) induced or solicited any payment from a Person other than the borrower; or (c) to the Mortgage Loan Seller's knowledge, received payment, from any person other than the borrower, of any amount required under the promissory note or the Mortgage, except for interest accruing from the date of such promissory note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such promissory note.

     (19) No Condemnation or Damages. To the best of the Mortgage Loan Seller's knowledge, except for partial condemnation proceedings which do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, no proceedings for the total or partial condemnation of the Mortgaged Property (a) have occurred since the date of the appraisal relied upon in the origination of the Mortgage Loan or (b) are pending or threatened. To the best of the Mortgage Loan Seller's knowledge, the Mortgaged Property is free of material damage. The Mortgage requires that any related condemnation award be applied either to the restoration of the Mortgaged Property or the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

     (20) No Mechanics' Liens. To the knowledge of the Mortgage Loan Seller, the Mortgaged Property (excluding any related personal property) is free and clear of any mechanics' or materialmen's or similar liens. No rights are outstanding that, under law, could give rise to any such liens which are or may be prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the lender's title insurance policy referred to in
(24) below.

     (21) Title Survey: Improvements; Separate Tax Parcels. The Mortgage Loan Seller has satisfied the requirements of the title insurance company for deletion from the title insurance policy of the standard general exceptions for encroachments, boundary and other survey matters and, if possible, for easements not shown by the public records. With respect to any of the Mortgaged Properties located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted, such exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction.

     Except for encroachments and similar matters which are (a) inconsequential, (b) do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, or (c) are insured against by the lender's title insurance policy referred to in (24) below, surveys and/or title insurance obtained at the time of origination indicated that (x) none of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property in the appraisal at the time of the origination of the Mortgage Loan lie outside the boundaries and building restriction lines of the Mortgaged Property, and (y) no improvements on adjoining properties encroach upon the Mortgaged Property.

     Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy described in (24) below.

     (22) Title. The Mortgage Loan Seller has good title to and is the sole owner and beneficial holder of the Mortgage Loan. The Mortgage Loan Seller has full right and authority to sell and assign the Mortgage Loan, is the sole mortgagee or beneficiary of record under the Mortgage and is transferring the Mortgage Loan to the Transferor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering the Mortgage Loan.

     (23) Compliance with Laws. To the best of the Mortgage Loan Seller's knowledge, based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the borrower at the time of origination of the Mortgage Loan or other information reasonably acceptable to the Mortgage Loan Seller at the time of such origination:

    (a) no improvements located on or forming a part of the Mortgaged Property are in violation of any applicable zoning and building laws or ordinances;

    (b) the Mortgaged Property complies with all other laws and regulations pertaining to its use and occupancy excluding environmental laws (see (36) and (37) below) and all applicable insurance requirements;

    (c) the borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including certificates of occupancy, if available; and

    (d) the Mortgage Loan Seller has not received notification from any governmental authority that the Mortgaged Property violates such laws or regulations or is being used, operated or occupied unlawfully or that the borrower has failed to obtain such inspections, licenses or certificates, except any violation, unlawfulness or failure (A) which does not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination, (B) which was specifically addressed by the appraiser in the determination of the appraised value, or (C) for which a reserve account held for the related Mortgage Loan Seller has been established in an amount sufficient to pay for the estimated costs to correct such violation.

     (24) Title Insurance. The lien of the Mortgage is or will be insured by an ALTA lender's title insurance policy or another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of the Mortgage Loan after all advances of principal. The policy insures the Mortgage Loan Seller and its successors and assigns that the Mortgage is a valid first lien on the Mortgaged Property, subject only to exceptions described in (13) above. If such a title insurance policy has not yet been issued with respect to the Mortgage Loan, such a policy is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing the Mortgage Loan. The premium for such title insurance policy has been paid in full and such title insurance policy is or will be in full force and effect, and upon endorsement and delivery of the related promissory note to the Transferor and recording of the assignment of mortgage in favor of the Transferor in the applicable real estate records, such title insurance policy will inure to the benefit of the Transferor. Such title insurance policy (a) does not contain the standard general exceptions for encroachments or boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely
(A) affect the value of the related Mortgaged Property as security for the Mortgage Loan, or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, and (b) only contains such exceptions for encroachments and boundary and other survey matters as are customarily accepted by prudent commercial mortgage lenders. The Mortgage Loan Seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of any such title insurance policy. Neither the Mortgage Loan Seller nor any prior holder of the Mortgage has made any claim under such title insurance policy.

     (25) Insurance Related to Mortgaged Property. All improvements on the Mortgaged Property are insured as follows:

    (a) by a fire and extended perils insurance policy containing a standard mortgagee clause naming the originator or Mortgage Loan Seller and its successors as additional insureds covering full replacement cost in an amount not less than the lesser of (A) the full replacement cost of all improvements to the Mortgaged Property, and (B) the outstanding principal balance of the Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in the insurance policy;

    (b) by an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of the Mortgaged Property;

    (c) by a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and

    (d) if any material improvement on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, by a flood insurance policy providing coverage in an amount not less than the lesser of (A) the stated principal amount of the promissory note, and (B) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.

     As of the Closing Date the insurance premium for each such insurance policy shall have been paid or escrowed. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee except that, in the event of nonpayment of insurance premiums, each such insurance policy provides for termination upon not less than 10 days prior written notice. No such notice has been received by the Mortgage Loan Seller. With respect to each such insurance policy, the Mortgage Loan Seller has received a certificate of insurance or similar document dated within the last 12 months stating that such policy is in full force and effect. The Mortgage Loan Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The Mortgage Loan Documents require the related borrower or a tenant of such borrower to maintain each such insurance policy at its expense, but authorizes the mortgagee to maintain any such insurance policy at the borrower's expense upon such borrower's or such tenant's failure to do so (subject to any applicable notice or cure periods). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

     (26) Workers' Compensation Insurance. The related Mortgage Loan Documents generally require the borrower to maintain a workers' compensation insurance policy in connection with any construction, renovation, alteration, improvements or other work performed on or to any part of the Mortgaged Property (a) in an amount required by applicable law or (b) in the case of certain Mortgage Loans, in an amount satisfactory to the applicable mortgagee.

     (27) UCC Financing Statements. One or more Uniform Commercial Code financing statements have been filed or recorded, or have been sent for filing or recording, wherever necessary to perfect under applicable law a security interest in all furniture, fixtures, equipment and other personal property, including rights under leases and all agreements affecting the use, enjoyment or occupancy of all or any part of the Mortgaged Property, and hotel room revenues (a) which are collateral under the Mortgage or under a security or similar agreement executed and delivered in connection with the Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law.

     (28) Default, Breach and Acceleration. There is no default, breach, violation or event of acceleration existing under the Mortgage or the promissory note. The Mortgage Loan Seller knows of no event, other than failure to make payments due but not yet delinquent, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. The Mortgage Loan Seller has no knowledge that the borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

     (29) Customary Provisions. The promissory note and the Mortgage, together with applicable state law, contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security. Such remedies include, but are not limited to, judicial or nonjudicial foreclosure, subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws, by general principles of equity or applicable anti-deficiency laws or statutes.

     (30) Access Routes. Surveys, title insurance reports, the title insurance policy or other relevant documents indicate that at the time of origination of the Mortgage Loan, (a) the related borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal as critical to the appraised value of the Mortgaged Property, and (b) the Mortgaged Property was receiving adequate services from public or private water, sewer and other utilities, none of which are subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

     (31) Mortgage Loans Secured by Ground Lease but Not Fee Interest. If the Mortgage Loan is secured in whole or in part by the related borrower's interest as lessee under a ground lease of all or a portion of the Mortgaged Property and the related fee interest in the portion of the Mortgaged Property covered by the ground lease is not subject or subordinate to the lien of the Mortgage:

    (a) as of the date of the closing of the Mortgage Loan, the ground lease is in full force and effect, and the ground lease or a memorandum thereof has been duly recorded in the applicable real estate records and (A) such ground lease does not prohibit the interest of the related lessee from being encumbered by the Mortgage, and does not restrict the use of the related Mortgaged Property of such lessee in a manner that would interfere with the related borrower's ability to make required interest and principal payments or to make use of the Mortgaged Property for the intended purposes, or a separate estoppel letter or written agreement permitting such encumbrance has been obtained, and (B) there have been no material changes in the terms of the ground lease that would be binding on the Mortgagee as successor to the lessee except as set forth in written instruments which are part of the Mortgage File;

    (b) based on the related policy of title insurance, the lessee's leasehold interest in the portion of the Mortgaged Property covered by the ground lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the Mortgage, except for liens of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

    (c) the lessee's interest in the ground lease may be transferred to the Transferor and its successors and assigns through foreclosure of the Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor, provided that the ground lease has not been terminated and all amounts owed thereunder have been paid. Alternatively, if any such consent is required, either (A) it has been obtained prior to the date specified in the Underlying Mortgage Loan Purchase Agreement, or (B) it is not to be unreasonably withheld;

    (d) the lessor is required to give notice of any default under the ground lease by the lessee to the mortgagee either under the terms of the ground lease or under the terms of a separate estoppel letter or written agreement;


    (e) the mortgagee is entitled, under the terms of the ground lease or a separate estoppel letter or written agreement, to receive notice of any default by the lessee under the ground lease, and after any such notice is entitled to not less than the time provided to the lessee under the ground lease to cure such default, which is curable during such period before the lessor may terminate the ground lease. All rights of the lessee under the ground lease may be exercised by or on behalf of the mortgagee;

    (f) the currently effective term of the ground lease, excluding any extension or renewal which is not binding on the lessor, extends not less than 10 years beyond the maturity date of the Mortgage Loan;

    (g) the ground lease does not impose any restrictions on subletting which the Mortgage Loan Seller considered to be commercially unreasonable at the time of origination or purchase of the Mortgage Loan or that a prudent commercial mortgage lender would have considered unreasonable at such date;

    (h) to the Mortgage Loan Seller's knowledge as of the Closing Date, no event of default has occurred and no event (other than rental or other payments being due, but not yet delinquent) has occurred which, with the passage of time or the giving of notice would result in a default or an event of default under the terms of the ground lease;

    (i) the lessor has agreed in a writing included in the Mortgage File that the ground lease may not be amended, modified, cancelled or terminated without the prior written consent of the Mortgage Loan Seller or mortgagee and that any such action without such consent is not binding upon the mortgagee, its successors and assigns. Unless the mortgagee fails to cure a default of the lessee under the ground lease following notice thereof from the lessor as set forth in (e) above, the lessor is required to enter into a new ground lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

    (j) under the terms of the ground lease and the Mortgage, any related insurance proceeds or condemnation award for other than a total or substantially total loss or taking will be applied either to the payment of the outstanding principal balance of and accrued interest on the Mortgage Loan or to the repair or restoration of all or part of the Mortgaged Property covered by the ground lease. The mortgagee or a trustee appointed by it will have the right to hold and disburse such proceeds as such repair or restoration progresses, except where the Mortgage Loan provides that the related borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000; and

    (k) there are no existing mortgages on the related fee interest which can be foreclosed upon that are not subject to the ground lease, and the provisions of such ground lease and/or other documents related thereto and included as part of the related Mortgage File preclude the creation of any future mortgage on the related fee interest that can be foreclosed upon not subject to the ground lease.

     (32) Deed of Trust. With respect to any Mortgage that is a deed of trust or trust deed, a duly qualified trustee has either been properly designated and currently serves or may be substituted in accordance with applicable law. Except in connection with (a) a trustee's sale after default by the borrower, or (b) the release of the Mortgaged Property following the payment of the Mortgage Loan in full, no fees or expenses are payable by the Mortgage Loan Seller or the Transferor to such trustee.

     (33) Cross-Security. The Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator or Mortgage Loan Seller other than another Mortgage Loan being sold and assigned by the Mortgage Loan Seller under the Underlying Mortgage Loan Purchase Agreement, or (b) to the Mortgage Loan Seller's knowledge, any other obligations owed to any Person other than the Mortgage Loan Seller. The related promissory note is not secured by any property other than a Mortgaged Property.


     (34) Assignment of Leases, Rents and Profits. Unless the Mortgaged Property is occupied by the borrower, the mortgage loan documents include, either in the mortgage or in a separate document, an assignment of leases, rents and profits or an assignment of assignment of leases, rents and profits. The recording of any assignment of leases, rents and profits incorporated within the Mortgage or set forth in a separate mortgage loan document creates a valid first priority assignment of, or security interest in, the right to receive all payments, if any, due under the leases.

     (35) REMIC.

    (a) The Mortgage Loan is principally secured by an interest in real property and either (A) the fair market value of such real property was at least 80% of the adjusted issue price of the Mortgage Loan on the date of origination or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (B) substantially all of the proceeds of the Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for the Mortgage Loan;

    (b) The Mortgage Loan contains no equity participation by the Mortgage Loan Seller, and neither the promissory note nor the Mortgage provides for any contingent or additional participation interest in the cash flow or proceeds realized on disposition of the Mortgaged Property; and

    (c) the Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.806G-1(a)(3).

     (36) Environmental Site Assessments (ESAs). Subject to the exceptions specified herein under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," the ESAs, transaction screen assessments, studies or updates prepared or obtained in connection with the origination of the Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to the Mortgaged Property, except for:

    (a) those cases where such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

    (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan;

    (c) those conditions in which soil or groundwater contamination was suspected or identified and either (A) such condition or circumstance was remediated or abated prior to the date of closing of the Mortgage Loan, (B) a "no further action" letter was obtained from the applicable regulatory authority, or (C) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; and


    (d) those cases in which (A) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (B) a responsible party has been identified under applicable law, and (C) either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no further action" letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

     (37) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in (36), the Mortgage Loan Seller:

    (a) has not received actual notice from any federal, state or other governmental authority of (A) any failure of the Mortgaged Property to comply with any applicable environmental laws, or (B) any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of environmental laws;

    (b) has not received actual notice from the borrower that (A) such borrower has received any such notice from any such governmental authority,
  (B) the Mortgaged Property fails to comply with environmental laws, or (C) such borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of environmental laws; and

    (c) has no actual knowledge that (A) the Mortgaged Property fails to materially comply with any applicable environmental law or (B) there has been any known or threatened release of Hazardous Materials on or from the Mortgaged Property where such release falls outside of exceptions (a) through (d) of (36) above.

     (38) Recourse. The Mortgage Loan Documents contain standard provisions providing for recourse against the borrower or a principal of the borrower for damages sustained in connection with the borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds, willful misconduct or waste (except, with respect to waste, 68 of the Mortgage Loans, representing approximately 17.87% of the Initial Pool Balance). The Mortgage Loan Documents contain provisions in which the borrower or a principal of the borrower has agreed to indemnify the mortgagee for damages resulting from violations of Environmental Laws.

     (39) Leases. Prior to the origination of the Mortgage Loan, the Mortgage Loan Seller obtained tenant estoppel certificates from all tenants whose leases covered more than 10% (20% if the Mortgage Loan has an original principal balance less than or equal to $2,500,000) of the net leasable area of the Mortgaged Property; and based upon such tenant estoppel certificates, no material defaults with respect to any such lease existed as of the date of the tenant estoppel certificate. The Mortgage Loan Seller has not received any notice of the existence of any default under any such lease or of the existence of any condition which, but for the passage of time or the giving of notice would result in such a default.

     (40) Environmental Compliance. Each Mortgage Loan contains either (a) a representation, warranty or covenant that the borrower will not use, cause or permit to exist on the Mortgaged Property any Hazardous Materials in violation of environmental law, or (b) an indemnity with respect to any such violation in favor of the Mortgage Loan Seller.

     (41) Inspection. The Mortgage Loan Seller has inspected or caused an inspection of the Mortgaged Property within the 12 months preceding the date of the Underlying Mortgage Loan Purchase Agreement.

     (42) Subordinate Debt. Except as disclosed in Annex A, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the borrower encumbers the Mortgaged Property without the prior written consent of the mortgagee as described above under "--Certain Characteristics of the Mortgage Pool--Other Financing." Consent may be withheld in the mortgagee's sole discretion (except in the case of 9 of the Mortgage Loans, representing approximately 4.63% of the Initial Pool Balance, where consent may be withheld in the mortgagee's reasonable discretion or will not be unreasonably withheld).

     (43) Common Ownership. No two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure have been disclosed in Annex A and Annex C.

     (44) Operating or Financial Statement. The Mortgage Loan Documents require the borrower to furnish to the mortgagee at least annually an operating statement with respect to the Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the borrower.

     (45) Litigation. To the best knowledge of the Mortgage Loan Seller as of the date of origination or purchase of such Mortgage Loan, and to the Mortgage Loan Seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the borrower or the Mortgaged Property which if determined adversely to the borrower would have a material adverse effect on the value of the Mortgaged Property or the borrower's ability to continue to perform its obligations under the Mortgage Loan.

     (46) Assisted Living Loans and Nursing Home Loans. With respect to each Assisted Living Loan and each Nursing Home Loan, the Mortgage Loan Seller represents and warrants that each operator, manager, borrower and facility holds, in the name of the borrower, all requisite licenses, permits, regulatory agreements or other approvals necessary or desirable for the use and operation of the facility, and such licenses are in full force and effect, have not been transferred to any location other than the related facility, have not been pledged to secure any debt and are held free from conflicts and restrictions that would materially impair the intended use or operation of the facility and, to the best knowledge of the Mortgage Loan Seller as of the date of origination or purchase of such Mortgage Loan, and to the Mortgage Loan Seller's knowledge thereafter that:

    (a) each facility operator or manager, the borrower, and the related facility comply with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health;

    (b) the facility is in compliance with all requirements for participation in Medicare and Medicaid, is in compliance with all insurance, reimbursement and cost reporting requirements and has a current provider agreement which is in full force and effect;

    (c) there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting the related operator, borrower or Mortgage Loan Seller or any participation or provider agreement, and there is no threatened or pending proceeding or investigation by any governmental agency with respect to the operator, borrower or Mortgage Loan Seller;

    (d) no such facility has committed a "Level A" or equivalent violation, no statement of charges or deficiencies has been made or penalty imposed, and no enforcement action has been undertaken by any governmental agency against the facility, operator or Mortgage Loan Seller or any officer, director or stockholder thereof, within the three years preceding the sale of such Mortgage Loan to the Transferor;

    (e) there are no current or pending Medicaid, Medicare or third-party payor's program reimbursement audits or appeals pending with respect to the facility;

    (f) there are no current or pending Medicaid, Medicare or third-party payor's program recoupment efforts with respect to the facility;

    (g) the borrower has not pledged any accounts receivable relating to the operations of the facility as security for any debt; and

    (h) any existing management agreement with respect to the operation of the facility is in full force and effect and no party to such agreement has defaulted or evidenced intent to terminate or fail to renew such agreement. Pursuant to the terms of such agreement and the relevant statutes and regulations, in the event such agreement is terminated, the borrower, the Trustee or any other successor manager of the facility need not obtain a certificate of need prior to applying for or receiving a license to operate the facility or receiving payments from Medicare or Medicaid.

     (47) ARD Loans. If the Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date (or, in the case of certain interest-only Mortgage Loans, as otherwise provided in the related Notes) and provides that:

    (a) The spread used in calculating its Mortgage Rate will increase by no more than 5% in connection with the passage of its Anticipated Repayment Date;

    (b) its Anticipated Repayment Date is of the term specified in Annex A and Annex B following the origination of the Mortgage Loan;

    (c) if it has not previously done so, the borrower is required to enter into a "lockbox agreement" no later than the Anticipated Repayment Date, whereby all revenue from the Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and

    (d) any cash flow from the Mortgaged Property that is applied to amortize the Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment, be net of budgeted and discretionary (servicer approved) capital expenditures.

     (48) Due-on-Sale. Subject to certain transfer rights allowed in accordance with certain provisions set forth in the Mortgage securing the Mortgage Loan, the Mortgage (except in the case of the Mortgage relating to 1 of the Mortgage Loans, representing approximately 0.13% of the Initial Pool Balance) contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the mortgagee, the borrower transfers or sells the Mortgaged Property.

     (49) SMMEA Qualification. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act; provided, however, that 24 of the Mortgage Loans, representing approximately 15.57% of the Cut-off Date Pool Balance, were originated by NRF or NRFinance before it was so approved by the Secretary of Housing and Urban Development.

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10292. Its telephone number is (212) 778-1818, Attention: Peter Riemenschneider. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                      PRUDENTIAL SECURITIES CREDIT CORP.

     Prudential Securities Credit Corp. (the "Transferor"), was incorporated in the State of Delaware on May 13, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Transferor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10292. Its telephone number is (212) 214-1000, Attention: Clay Lebhar.

                             MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Transferor pursuant to the Mortgage Loan Purchase Agreement. The Transferor will have purchased such Mortgage Loans from the Mortgage Loan Sellers pursuant to the Underlying Mortgage Loan Purchase Agreements.

     NRFinance is a limited liability company organized under the laws of the State of Missouri in 1997. It is a wholly-owned, limited purpose finance subsidiary of NRF, which also is a Missouri limited liability company organized in 1997. NRF is a real estate financial services company which originates commercial and multi-family real estate loans, provides loan servicing for large pools of commercial and multi-family real estate loans, and offers asset management for other commercial and multi-family real estate assets. NRF has offices in Chicago, Illinois, Jersey City, New Jersey, Kansas City, Missouri and Burlingame, California. NRFinance was organized for the purpose of acquiring loans originated by NRF and holding them pending securitization or other disposition thereof. The principal offices of both NRF and NRFinance are located at 911 Main Street, Suite 1400, Kansas City Missouri 64105.

     CIBC Inc. is a wholly-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce, a bank chartered under the Bank Act of Canada having its head office in the City of Toronto, in the Province of Ontario, Canada, and licensed to do business in the United States of America through its Agency located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017.

     CIBC Inc. is an affiliate of CIBC Oppenheimer Corp. ("CIBCOPCO"). Although CIBCOPCO is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce, it is solely responsible for its contractual obligations and commitments, and any securities products offered or recommended or purchased or sold in any client accounts by CIBCOPCO (1) will not be insured by the Federal Deposit Insurance Corporation, (2) will not be deposits or other obligations of Canadian Imperial Bank of Commerce, (3) will not be endorsed or guaranteed by Canadian Imperial Bank of Commerce, and (4) will be subject to investment risks, including possible loss of principal invested.

UNDERWRITING GUIDELINES AND PROCESS FOR NRF

     Overview. National Realty Funding L.C. ("NRF") underwrites a high volume of commercial real estate loans with principal amounts that range from $1.0 million to $15.0 million. Loans underwritten by NRF are secured by mortgages on commercial and multifamily real estate assets located throughout the United States.

     Mortgage Loan Underwriting Guide. NRF maintains a Mortgage Loan Underwriting Guide (the "Guide") which sets forth its policies and procedures for originating commercial real estate loans. While many aspects of commercial real estate lending are subjective, and the Guide expressly provides for many exceptions, the Guide establishes baseline standards and a generally uniform approach to originating commercial real estate loans.

     Initial Steps for Loan Origination. NRF's first step in evaluating a prospective borrower involves reviewing the property's operating statements, rent roll (which indicates current lease terms), copies of all leases, copies of actual real estate tax bills as well as property and casualty bills, financial statements of such prospective borrower and/or its principals, copies of bank statements for the rental collection account of the property and copies of utility bills. NRF reviews information provided by the borrower, certified by the borrower as correct, regarding any current or past loan defaults, bankruptcies or lawsuits and obtains applicable credit reports.

     Market Analysis. Prior to property inspection, lease and sale comparables are usually gathered from reliable sources such as appraisers, leasing agents and real estate brokers that are active in the marketplace. NRF collects and evaluates data regarding the local market economics including overall market occupancy, rental rates and prices for similar properties, submarket and neighborhood specific data.

     Financial Analysis. NRF analyzes the financial condition of a prospective borrower and its principals and conducts credit and background inquiries to determine their credit history and uncover any potential legal and/or ethical issues affecting or otherwise involving the prospective borrower or its principals. NRF also contacts the respective credit references provided by the borrower.

     Property Analysis. NRF conducts an analysis of the real estate collateral for each originated or purchased loan to try to reasonably project the property's future cash flows. Using a proprietary cash flow model, NRF attempts to determine an appropriate loan to value ratio ("LTV") for a prospective borrower and the impact that principal and interest payments in respect of the new loan would have on the property's debt service coverage ratio ("DSCR"). NRF is required to determine the LTV of the mortgage loan as of the date of origination based on the value set forth in the related appraisal conducted as described below under "--Appraisals."

     NRF's mortgage officers analyze property data including, in most instances, building size, age, land area, number of units, amenities, ceiling height, number of loading docks, tenants, lease expiration, rental rates, credit worthiness of major tenants, rollover exposure and expense reimbursements. Historical financial performance of the property may also be evaluated.

     NRF incorporates analysis of the foregoing to forecast the revenues and the expenses for each property. Mortgage officers pay close attention to any reasonably identifiable irregular or non-recurring costs such as tenant improvements and leasing commissions to measure the potential impact of such expenses on a borrower's ability to service its debt.

     The following table highlights NRF's underwriting guidelines, subject to certain exceptions, for minimum DSCR and maximum LTV ratios for various property types. These guidelines are as follows:




PROPERTY TYPE                               MINIMUM DSCR(X)   MAXIMUM LTV
------------------------------------------ ----------------- ------------
       Multifamily .......................        1.20            80%
       Mobile Home Park ..................        1.20            80%
       Assisted Living Facility ..........        1.20            75%
       Anchored Retail ...................        1.25            75%
       Unanchored Retail .................        1.30            75%
       Industrial ........................        1.25            75%
       Office ............................        1.25            75%
       Congregate Care ...................        1.25            75%
       Nursing Homes .....................        1.30            75%
       Self-Storage ......................        1.30            70%
       Hospitality .......................        1.40            70%

     In addition to guidelines for DSCR and LTV, there are guidelines relating to the amortization of the loan with specific requirements based on property type and property age.

     Site Inspection. A mortgage officer personally inspects the property securing a loan and attempts to meet with the prospective borrower and its principals. The mortgage officer tours the subject property, inspects tenant spaces, evaluates the property's condition, and observes the surrounding area and marketplace. By conducting a personal inspection of the competing properties and confirming the accuracy of the property related data, NRF can efficiently evaluate the property relative to competing properties. This comparison analysis is an integral component in projecting the ongoing physical and financial viability of the property.

     After completing the site inspection, the mortgage officer who inspected the property and met with the borrower and its principals develops a presentation concerning the merits and the weaknesses of the loan, including a consideration of any corresponding mitigating factors. This loan presentation generally involves the following:

     (1) overview of the loan request with requirements and exceptions;

     (2) description of the collateral;

     (3) description of the market and neighborhood;

     (4) photographs, description and comparative analysis of 4 lease and 4 sale comparables;

     (5) description of any major tenants in the property with pertinent financial data;

     (6) description of the borrowing entity, the principals and their financial condition;

     (7) photographs of the property which often includes an aerial photograph; and

     (8) comparison of stabilized economics with historicals and an explanation of the stabilized numbers.

     The loan officer distributes the mortgage loan presentation to NRF's credit committee and to Prudential Securities Credit Corp., as NRF's warehouse lender. Prior to the issuance of any binding commitment, NRF's loan committee and Prudential Securities Credit Corp. must approve and agree upon all substantive terms of the proposed loan.

     Generally, NRF approves and commits loans subject to receipt and review of third party reports. These reports consist of an appraisal, a property condition report and a Phase I environmental report.

     Appraisals. NRF requests bids from local or regional appraisers on an "as needed" basis. Appraisers must be state certified and NRF's appraisals are generally prepared by Members of the Appraisal Institute. Appraisals must be prepared in conformity with the requirements of the Code of Professional Ethics, the Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. A mortgage officer reviews the final loan appraisal.

     Property Condition Reports. NRF orders property condition reports from third party agents. Bids are typically requested from several engineering firms. The engineer examines the entire property and provides a report of all property characteristics. The report outlines immediate repairs necessary to remedy any deferred maintenance as well as a schedule of anticipated capital repair expenditures over the life of the loan. NRF policy stipulates that should the immediate property repairs exceed $10,000 in aggregate, the repairs must be made prior to loan closing. If the repairs are not completed prior to loan closing, NRF establishes an escrow account and requests a deposit of 125% of the estimated cost to be held until the repairs are completed. NRF compares its internal annual capital repair estimates to that of the engineer and applies the higher amount to the model which forecasts the property's economics.

     Phase I Environmental Reports. McRoberts and Associates, a Kansas City based environmental law firm, orders all Phase I environmental site assessments on behalf of NRF. All firms that prepare site assessments must meet requirements as to experience, knowledge of local or regional issues and insurance policy issues. McRoberts and Associates reviews all reports with regard to adequacy of the report as well as recommendations for further investigation or issues raised in the report.

     Should the Phase I report conclude that additional investigation is necessary, McRoberts and Associates prepares the scope of work for the testing and solicits bids. McRoberts and Associates reviews the test results and consults with NRF's loan closing personnel to determine the extent of any environmental risk.

     In those instances where NRF requires environmental insurance, McRoberts and Associates assists NRF with regard to review and negotiation of the policy.


     Loan Closing. An NRF executive vice-president and NRF's in-house counsel manage the loan closing process and supervise the activities of NRF's loan closing coordinators. The closing coordinators collect and analyze (with the assistance, when requested by the closing coordinators, of in-house counsel, NRF mortgage officers and executives, and outside counsel) such items as tenant estoppels, zoning letters and borrower formation documents. NRF's outside counsel reviews the title insurance commitment and survey and prepares most of the loan documents including modifications required for the specific state in which the property is located. A title company completes the loan closing process.

     102 of the Mortgage Loans sold by NRFinance to the Transferor were originated by Key Bank National Association. In the related Underlying Mortgage Loan Purchase Agreement, NRFinance has represented and warranted that such Mortgage Loans were originated pursuant to underwriting guidelines and procedures substantially similar to those utilized by NRF and NRFinance in their originations of mortgage loans.


UNDERWRITING GUIDELINES AND PROCESS FOR CIBC

     CIBC Inc. is an originator of Mortgage Loans which has developed a detailed set of underwriting guidelines and procedures. Whether originated directly by CIBC Inc. or purchased from another originator, each loan is subject to an identical set of underwriting guidelines and procedures prescribed by CIBC Inc. including, but not limited to, a full review by an independent credit officer (see below for details). In some instances, one or more provisions of the guidelines may have been waived or modified where it was determined not to adversely affect the value of a Mortgage Loan in any material respect.

     Property Analysis. CIBC Inc. performs a site inspection to evaluate the location and quality of each mortgaged property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, including convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The mortgage loan originator also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties, demand generators, additions to supply and market trends. The mortgage loan originator is required to evaluate the property's age, physical condition, operating history, lease and tenant mix, and management. All site inspections are performed by CIBC Inc. personnel and documented in each loan file with a site inspection form.

     Cash Flow Analysis. CIBC Inc. reviews operating statements provided by the mortgagor and to make adjustments in order to determine the debt service coverage ratio ("DSCR"). See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein. In most cases, CIBC Inc. also engages a reputable, third-party accounting firm to review operating statements and confirm historical operating data. All operating statements are required to be certified by the borrower as to accuracy and completeness.

     Appraisal and Loan-to-Value Ratio. CIBC Inc. obtains a current, independent appraisal in connection with the origination of the mortgage loans. Each such appraisal must be in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. The mortgage loan originator is required to determine the loan-to-value ratio ("LTV") of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. CIBC Inc. evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing personal financial statements, a credit report or other reliable indication of the mortgagor's financial capacity, obtaining and verifying credit references and/or business and trade references, and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of substantially all mortgage loans, the mortgagor and certain principals thereof are required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements or unauthorized transfer of title to the property. CIBC Inc. evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessments. At origination, CIBC Inc. obtains or updates an ESA or similar study for each mortgaged property prepared by a qualified environmental firm approved by CIBC Inc. CIBC Inc. requires that every ESA is reviewed by (1) experienced CIBC Inc. personnel, and (2) an experienced environmental attorney employed by a reputable, third-party law firm. Based on such reviews, CIBC Inc. has informed the Depositor that, except for the exceptions described herein under "Description of the Mortgage Loan Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," the ESAs, studies or updates do not identify any material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property. Such information is based upon the ESAs, studies or updates and is not independently verified by CIBC Inc., the Depositor, the Transferor, or any of their respective affiliates.

     Physical Assessment Report. At origination, CIBC Inc. obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm approved by CIBC Inc. CIBC Inc. requires that every PAR is reviewed by experienced CIBC Inc. personnel to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In substantially all cases in which the PAR identifies material repairs or replacements needed immediately, CIBC Inc. requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. CIBC Inc. requires each mortgagor to provide a title insurance policy for each mortgaged property. CIBC Inc. and CIBC Inc.'s legal counsel review the title insurance policy, which must satisfy the following requirements:

     (1) approval by CIBC Inc. of the financial condition of the title insurer or reinsurer (unless the insurer or the reinsurer is on a list of insurers or reinsurers preapproved by the mortgage loan originator);

     (2) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located;

     (3) the policy must be in an amount equal to the original principal balance of the mortgage loan;

     (4) the protection and benefits must run to the mortgagee and its successors and assignees;

     (5) the policy should be written on a standard policy form of the American Land Title Association or an equivalent policy form promulgated in the jurisdiction where the mortgaged property is located; and

     (6) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where such a survey has been required.

     Property Insurance. CIBC Inc. requires each mortgagor to provide certificates of required insurance with respect to the mortgaged property. CIBC Inc. and its third-party insurance consultant review each property insurance policy, which must satisfy, among other things, the following requirements:

     (1) commercial general liability insurance for bodily injury or death and property damage;

     (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

     (3) if applicable, boiler and machinery coverage;

     (4) if the mortgaged property is located in a flood hazard area, flood insurance; and

     (5) such other coverage (including in each case other than where a major tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance) as the mortgage loan originator may require based on the specific characteristics of the mortgaged property.

     Underwriting Process. In general, the underwriting process begins with the mortgage loan originator receiving a loan submission from a prospective mortgagor or independent mortgage banker working on behalf of a prospective mortgagor. Upon receiving a loan submission, the mortgage loan originator typically will perform a preliminary cash flow analysis and a general evaluation of the loan submission. If the mortgage loan originator decides to offer the prospective mortgagor financing based on the preliminary analysis, the mortgage loan originator provides the prospective mortgagor with a loan application, which is first approved by CIBC Inc.'s senior underwriter. Upon acceptance of the terms, the prospective mortgagor must submit an executed application and deposit an application fee with CIBC Inc. Upon receipt of the loan application, experienced CIBC Inc. personnel will perform a more detailed cash flow analysis and conduct a physical inspection of the mortgaged property. After the loan evaluation is completed, the prospective loan is submitted to independent credit officers for approval. Such approval is subject to adherence to CIBC Inc.'s credit policy guidelines which includes, among other things, minimum debt service coverage, maximum loan-to-value based upon a current appraisal, a qualitative review of third-party reports, property quality and borrower quality. Upon approval of the prospective loan, CIBC

Inc. may issue a loan commitment to the prospective mortgagor. Such commitments are subject to satisfaction of certain requirements such as legal due diligence, insurance review and cash escrows for repairs identified by the related physical site assessments and for pending lease expirations. At closing, the mortgagor must provide satisfactory title insurance, evidence of satisfaction of zoning requirements, evidence of satisfactory property insurance and satisfactory legal opinions of mortgagor's counsel, and must satisfy other closing requirements typically required by institutional lenders.


     CIBC Independent Credit Committee Process: Each mortgage loan is reviewed and must be approved by (1) the CIBC Real Estate Finance Department underwriting committee and (2) an independent credit committee comprised of experienced Canadian Imperial Bank of Commerce risk management officers that are not answerable to the CIBC Real Estate Finance Department and whose compensation is not related to the CIBC Real Estate Finance Department.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 16 Classes to be designated as the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class R-I and Class R-II Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates are offered hereby. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the Commission within 15 days after the Closing Date. See "The Pooling and Servicing Agreement" herein and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the Prospectus for important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

     (1) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date);

     (2) any REO Property;

     (3) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an "REO Account");

     (4) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans;

     (5) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreement, including rights with respect to enforcement of repurchase obligations of the Mortgage Loan Sellers in connection with any breaches of representations and warranties concerning the Mortgage Loans pursuant to the Underlying Mortgage Loan Purchase Agreements; and

     (6) all of the related mortgagee's right, title and interest in the Reserve Accounts.

     The Certificate Balance ("Certificate Balance") of any Class of Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Certificates will in each case be reduced by amounts actually distributed on such Class that are allocable to principal and by any Realized Losses allocated to such Class. The Class A-EC Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Regular Certificates will be made on the 15th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing on April 16, 1999, provided that no such day shall be fewer than four Business Days after the related Determination Date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made (1) by wire transfer of immediately available funds to the account specified by the related Certificateholder at a bank or other entity having appropriate facilities for such transfer, if such Certificateholder (a) is DTC or its nominee or (b) provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates with an aggregate Certificate Balance or Notional Balance of at least $25,000, or otherwise (2) by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. The "Class A-EC Notional Balance" as of any date is equal to the sum of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates.

     The aggregate distribution to be made on the Regular Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal of and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer during the related Collection Period, all P&I Advances made in respect of such Distribution Date, and all other amounts required to be placed in the Collection Account by the Master Servicer (including any Appraisal Reduction Excess Collections). "Available Funds" does not include the following:

     (1) the Trustee Fee payable for the related Collection Period (which amount will be paid to the Trustee prior to any other allocations or distributions on each Distribution Date);

     (2) amounts used to reimburse the Master Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon;

     (3) the Servicing Fee, Special Servicing Fee, Disposition Fee, Workout Fee and other compensation due to the Master Servicer, Special Servicer and/or Special Sub-Servicer with respect to each Mortgage Loan;

     (4) all amounts used to pay late fees, late charges and similar fees, "insufficient funds" check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees and similar fees, which the Master Servicer, the Special Servicer and/or the Special Sub-Servicer, as applicable, is entitled to retain as additional servicing compensation;

     (5) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

     (6) other amounts payable to the Master Servicer, the Special Servicer and/or the Special Sub-Servicer in respect of unpaid servicing compensation from:

    (a) amounts received in connection with the sale or liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise from the proceeds thereof;

    (b) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation ("Condemnation Proceeds," and together with amounts referred to in clause (a), "Liquidation Proceeds"); or

    (c) proceeds of insurance policies to the extent not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the normal servicing procedures of the Master Servicer or the related sub-servicer and the terms and conditions of the related Mortgage and promissory note ("Insurance Proceeds");

     (7) all amounts representing reimbursable expenses of the Master Servicer, the Special Servicer and/or the Special Sub-Servicer or the Trustee and amounts permitted to be retained by the Master Servicer, the Special Servicer and/or the Special Sub-Servicer or withdrawn by the Master Servicer from the Collection Account to cover such expenses;

     (8) Prepayment Premiums, Yield Maintenance Charges and Excess Interest received in the related Collection Period, which are to be distributed separately as described herein;

     (9) interest or investment income with respect to funds on deposit in the Collection Account, Reserve Accounts or Advance Payment Account; and

     (10) Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment.

     "Class Interest Distribution Amount" with respect to any Distribution Date and each class of Certificates other than the Residual Certificates is the amount of interest accrued on the Certificate Balance or Notional Balance of such Class during the related Interest Accrual Period at the applicable Pass-Through Rate.

     Allocations of Appraisal Reductions and Realized Losses on the Distribution Date occurring during any Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period for purposes of determining any Class Interest Distribution Amount. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates otherwise calculated as described above will be reduced by such Class' pro rata share of any Prepayment Interest Shortfall not offset by Prepayment Interest Surplus (determined pro rata according to each Class Interest Distribution Amount without regard to this sentence).

     "Class Interest Shortfall" for any Class of Certificates on any Distribution Date means the excess, if any, of the amount of interest required to be distributed to the holders of such Class of Certificates on such Distribution Date over the amount of interest actually distributed to such holders. No interest will accrue on unpaid Class Interest Shortfalls.

     The "Collection Period," with respect to a Distribution Date, is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 1999, on the day after the Cut-off
Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

     The "Default Rate," with respect to any Mortgage Loan, is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

     The "Monthly Payment" with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, that is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Loan not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

     The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan in the absence of a default and exclusive of Excess Interest, minus the related Servicing Fee Rate and the Trustee Fee Rate.

     "Net REO Proceeds," with respect to any REO Property and any related Mortgage Loan, are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that are not Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

     The "Pass-Through Rate" for any Class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period, and is set forth under "Summary" herein.

     The "Pooled Principal Distribution Amount" for any Distribution Date will be equal to the sum (without duplication) of:

     (1) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due on the Mortgage Loans during the related Collection Period regardless of whether received;

     (2) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment regardless of whether received;

     (3) the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or an early termination of the Trust Fund as described under "Early Termination";

     (4) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

     (5) the principal component of any Balloon Payment received during the related Collection Period;

     (6) all Principal Prepayments received in the related Collection Period;
and

     (7) all full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

     "Prepayment Interest Shortfall" means the amount of interest a borrower is not required to pay or does not pay because of a Principal Prepayment thereby made during any Collection Period relative to the amount of interest that would have accrued on the Mortgage Loan during such Collection Period in the absence of such Principal Prepayment. Prepayment Interest Shortfalls not offset as provided in the following two sentences will be allocated to each Class of Certificates pro rata based on such Class's Class Interest Distribution Amount (without taking into account the amount of Prepayment Interest Shortfalls to such Class on the relevant Distribution Date). Any Prepayment Interest Shortfall with respect to a Distribution Date will be offset first by the amount of any Prepayment Interest Surplus and then up to an amount equal to the aggregate Servicing Fees to which the Master Servicer would otherwise be entitled on such Distribution Date. If the Master Servicer and the Special Servicer or the Special Sub-Servicer are the same person, any remaining Prepayment Interest Shortfall after the application of the prior sentence will be offset by the aggregate Special Servicing Fees, Workout Fees and Disposition Fees to which the Special Servicer would otherwise be entitled on such Distribution Date.

     "Prepayment Interest Surplus" with respect to any Principal Prepayment means the amount by which (a) interest received from the related borrower in respect of such Mortgage Loan during such Collection Period exceeds interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan that would have been due in the absence of such Principal Prepayment. The Master Servicer will be entitled to retain any Prepayment Interest Surplus as additional servicing compensation to the extent not required to offset Prepayment Interest Shortfalls as described in the preceding paragraph.

     "Prepayment Premiums" are payments received on a Mortgage Loan in connection with a Principal Prepayment thereon, calculated as a fixed percentage of the amount of principal to be prepaid.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "Unscheduled Payments" are all Liquidation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the repurchase prices of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

     The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period is a per annum rate equal to the weighted average of the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates during the related Interest Accrual Period, weighted on the basis of the Scheduled Principal Balances thereof as of the first day of such Interest Accrual Period, minus the related Servicing Fee Rate and Trustee Fee Rate.

     On each Distribution Date, holders of each Class of Certificates will receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority (the "Available Funds Allocation") set forth below:

     (1) concurrently to the Class A-1, Class A-2 and Class A-EC Certificates, pro rata based on their Class Interest Distribution Amounts, up to their Class Interest Distribution Amounts plus any unpaid Class Interest Shortfalls previously allocated to such Class,

     (2) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the Pooled Principal Distribution Amount for such Distribution Date;

     (3) to the Class A-1 Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (4) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution amount;

     (5) to the Class A-2 Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (6) to the Class B Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (7) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (8) to the Class B Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (9) to the Class C Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (10) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (11) to the Class C Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (12) to the Class D Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (13) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (14) to the Class D Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (15) to the Class E Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (16) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (17) to the Class E Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (18) to the Class F Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (19) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (20) to the Class F Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (21) to the Class G Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (22) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (23) to the Class G Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (24) to the Class H Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (25) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (26) to the Class H Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (27) to the Class J Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (28) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (29) to the Class J Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (30) to the Class K Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (31) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (32) to the Class K Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (33) to the Class L Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (34) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class L Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (35) to the Class L Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (36) to the Class M Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (37) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class M Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (38) to the Class M Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class; and

     (39) any remaining Available Funds shall be distributed to the Class R-I Certificates.

     Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the class then outstanding with the latest alphabetical class designation.

     Distributions of Principal After Senior Principal Distribution Cross-Over Date. Notwithstanding the foregoing, on each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and on the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1 and A-2 Certificates will be paid to holders of such Classes of Certificates, pro rata based on their outstanding Certificate Balances immediately prior to such Distribution Date, until the Certificate Balance of each such Class is reduced to zero.

     The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date on which the aggregate Certificate Balance of the Class A-1 and A-2 Certificates (before any distributions are made) exceeds the sum of (a) the aggregate Scheduled Principal Balance of all Mortgage Loans on such Distribution Date and (b) the portion of the Available Funds that will remain after the required distributions of interest to be made to such classes on such Distribution Date.

     Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges collected during any Collection Period will be allocated as between the Class A-EC Certificates and all other eligible Classes based on the Base Interest Fraction. The product of the Base Interest Fraction and Yield Maintenance Charges will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each Class (other than the Class A-EC Certificates) as a percentage of the principal distributed to all such Classes multiplied by (b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Charges will be distributed to each such Class. The remainder of such Yield Maintenance Charges will be distributed to the Class A-EC Certificates.

     Twenty-five percent of the Prepayment Premiums collected during any Collection Period will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all such classes. The remainder of such Prepayment Premiums will be allocated to the Class A-EC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Certificates is a fraction
(a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on such Class of Certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (1) Mortgage Rate on such Mortgage Loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of
(a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, no Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-EC Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, See "Description of the Mortgage Pool--Certain Terms and Provisions of the Mortgage Loans--Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus.

     Prepayment Premiums and Yield Maintenance Charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

     Default Interest with Respect to Balloon Payments. Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment will be distributed on such Distribution Date to the holders of the Class of Certificates that is entitled to distributions of principal on such Distribution Date; provided that if more than one Class of Certificates is entitled to distributions of principal on such Distribution Date, the amount of such Default Interest will be allocated among such Classes pro rata, based on their respective Certificate Balances immediately prior to such Distribution Date.

     Realized Losses. Realized Losses on Mortgage Loans included in the Mortgage Pool will be allocated to the outstanding class of Certificates with the latest alphabetical class designation (other than the Residual Certificates and Class A-EC Certificates) in reverse sequential order, until the Certificate Balance thereof is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, Realized Losses will be allocated among the Class A-1 and Class A-2 Certificates on a pro rata basis. Realized Losses allocated to any class of Certificates other than the Residual Certificates will reduce the Class A-EC Notional Balance.

     As referred to herein, the "Realized Loss" with respect to any Distribution Date will mean the amount, if any, by which (1) the aggregate Certificate Balance after giving effect to distributions made on such Distribution Date, exceeds (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto.

     Available Funds will be reduced by the aggregate amount of any indemnification payments made from amounts comprising assets of the Trust Fund to any person under the Pooling and Servicing Agreement. Such reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal but shall not be reimbursable and so shall not create Class Interest Shortfalls and shall not constitute Realized Losses. See "Servicing of the Mortgage Loans--Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the Prospectus.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (1) any Principal Prepayments, prepayments that do not include prepayment premiums or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (2) any payment in respect of principal due on or before such Due Date (excluding Balloon Payments, but including the principal portion of any Assumed Scheduled Payment), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan as of any Due Date is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal and minus the principal component of Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Master Servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable (a "Final Recovery Determination"), the Scheduled Principal Balance thereof will be zero.

     The aggregate Appraisal Reduction will be allocated by the Trustee on each Distribution Date for purposes of determining the Voting Rights and the amount of P&I Advances with respect to the related Mortgage Loan to the Certificate Balance of the Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, and Class B Certificates, in that order, up to the amount of their respective Certificate Balances.


SCHEDULED FINAL DISTRIBUTION DATE

     The "Scheduled Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:




                          SCHEDULED FINAL
CLASS                    DISTRIBUTION DATE
---------------------   ------------------
  Class A-1 .........    January 15, 2008
  Class A-2 .........    January 15, 2009
  Class B ...........    January 15, 2009
  Class C ...........   February 15, 2009
  Class D ...........   November 15, 2009
  Class E ...........   November 15, 2009

     The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for any class of Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date.

     In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no exercise of defeasance options, no early termination, no defaults, no condemnations, no modifications, no extensions and payment in full of ARD Loans on the related Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for any class of Certificates may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date.


ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will remain outstanding for as long as the Trust Fund exists. Holders of the Residual Certificates are not entitled to regular or scheduled distributions in respect of principal, interest, Prepayment Premiums, Yield Maintenance Charges or Excess Interest. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other Classes of Certificates have been reduced to zero, and then will receive distributions only to the extent of any Available Funds remaining on any Distribution Date and any remaining assets of the REMICs.


EARLY TERMINATION

     The holder of the Class R-II Certificates representing greater than a 50% Percentage Interest of the Class R-II Certificates, and, if such holder does not exercise this option, the Master Servicer and, if the Master Servicer does not exercise this option, the Depositor, will have the option to purchase all of the Mortgage Loans and all property remaining in the Trust Fund on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust fund is less than 1% of the Initial Pool Balance. Any such purchase would effect an early termination of the Trust Fund and early retirement of the outstanding Certificates. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of:

     (1) the sum of (a) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any Advances previously made on account of principal); (b) the fair market value of all other property included in the Trust Fund as of the last day of such preceding months, as determined by an independent appraiser no more than 30 days prior to the last day of such month;
(c) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any REO Mortgage Loan) at the Mortgage Rate to the last day of such month (less any Advances previously made on account of interest); and (d) unreimbursed Advances with interest thereon at the Advance Rate, unpaid servicing compensation and unpaid Trust Fund expenses; or

     (2) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser no more than 30 days prior to the last day of such month together with one month's interest thereon at the related Mortgage Rate, plus disposition expenses.

     Under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--ARD Loans; Excess Interest," the holders of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.


DELIVERY, FORM AND DENOMINATION

     Book-Entry Certificates. No Person acquiring an Offered Certificate (a "Book-Entry Certificate") will be entitled to receive a physical certificate, except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC, as described herein, in denominations of $25,000 initial Certificate Balance or Notional Balance and integral multiples of $1.00 in excess thereof. One certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of such Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

     No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Book-Entry Certificates except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates.

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and certain other organizations. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

     To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

     Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Special Sub-Servicer nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.

     Physical Certificates. Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (1) (a) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Book-Entry Certificates and (b) the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of representing ownership of the Certificates originally issued as Book-Entry Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.


REGISTRATION AND TRANSFER

     The holder of any Definitive Certificate may transfer or exchange the same in whole or part (subject to the minimum authorized denomination) at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of another transfer agent, execute and deliver to the transferee or holder the transferred or exchange Definitive Certificate or Definitive Certificates.

     No fee or service charge will be imposed by the Certificate Registrar for any registration of transfer or exchange referred to above. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.


                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Regular Certificate will depend on (1) the price at which such Certificate is purchased by an investor and (2) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Regular Certificate will in turn depend on, among other things:

     (1) the rate and timing of principal payments (including voluntary and involuntary prepayments) and the extent to which such amounts are to be applied in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs;

     (2) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance (or Notional Balance) of any Class of Certificates;

     (3) with respect to the Class D, Class E and Class A-EC Certificates, the Weighted Average Net Mortgage Rate as in effect from time to time; and

     (4) disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on Mortgage Loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield on the Class A-EC Certificates.

     Rate and Timing of Principal Payments. The yield to holders of Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. The Pooled Principal Distribution Amount for each Distribution Date generally will be distributable in its entirety to each Class of Regular Certificates, sequentially in order of Class designation, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans.

     Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Certificates, while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a Balloon Payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgaged Properties" herein and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the Prospectus.

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments or include an Anticipated Repayment Date), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

     The rate of prepayment on the Mortgage Pool is likely to be affected by the amount of any required Yield Maintenance Charges and Prepayment Premiums and the borrowers' ability to refinance their related Mortgaged Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Yield Maintenance Charges and Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan. Under such circumstances a borrower may refinance to "lock in" a fixed rate or a lower rate or to take advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). Also, a borrower may refinance its Mortgage Loan to "cash out" (that is, to take advantage of an increase in the market value of the Mortgaged Property).

     In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Changes in federal, state and local tax laws or deferral programs may also impact the refinance opportunities. Also, although excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--ARD Loans; Excess Interest," the holders of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance, plus accrued and unpaid interest, and unreimbursed Advances made with respect thereto, plus accrued and unpaid interest on such advances. The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.

     If the markets for commercial and multifamily real estate should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits. As a result, actual losses may be higher than those originally anticipated by investors.

     Neither the Depositor, the Transferor, the Mortgage Loan Sellers nor the Trustee, or any affiliate of any of them, makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on particular Mortgage Loans or as to the relative importance of such factors. None of them makes any representation as to the percentage of the principal balance of the Mortgage Loans that will be prepaid at all or at any time or as to whether a default will occur as of any date.

     The extent to which the yield to maturity of any Class of Regular Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Regular Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. An investor should consider, in the case of any Certificate purchased at a premium (or the Class A-EC Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance or Notional Balance of any Regular Certificate purchased at a discount or premium the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.


     A Mortgage Loan as to which an Appraisal Reduction Event occurs may generate collections at the same rate it had prior to such Appraisal Reduction Event. Under such circumstances, available Funds will include the principal portion of any Appraisal Reduction actually collected and the portion of the interest payments actually collected that is equal to interest accrued on unreversed Appraisal Reductions allocated to an outstanding Class at the related Pass-Through Rate (the sum of any such amounts, the "Appraisal Reduction Excess Collections"). Such amounts will be distributable to the more senior outstanding Classes of Certificates, which therefore will receive collections in respect of interest or principal at an increased rate. There can be no assurance that a subsequent appraisal will reverse an Appraisal Reduction in whole or in part, that the related borrower will thereafter make payments at any particular rate or that Realized Losses will be reimbursed to any Class.

     Balloon Payments/ARD Loan Payments. 247 of the Mortgage Loans, representing 96.62% of the Initial Pool Balance are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. 33 of such Mortgage Loans are ARD Loans. The ability of the borrowers to pay the Balloon Payments at the maturity of the Balloon Loans or to prepay an ARD Loan in full on the related Anticipated Repayment Dates may depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, will depend on a number of factors described above many of which are beyond the control of such borrowers. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments or prepayments of ARD Loans on their Anticipated Repayment Dates. If any borrower is unable to make the applicable Balloon Payment when due or to prepay an ARD Loan on the Anticipated Repayment Date, the weighted average lives of the Certificates are likely to be longer than expected.

     Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary Trust Fund expenses or other similar items will generally be borne as described above under "Description of the Certificates."

     Pass-Through Rate. The Pass-Through Rates on the Class D, Class E and Class A-EC Certificates are related to the Weighted Average Net Mortgage Rate. Therefore, a decrease in the Net Mortgage Rate for any Mortgage Loan (e.g., as a result of a modification) may result in some or all Classes of Certificates accruing interest at a rate higher than the Weighted Average Net Mortgage Rate for the Mortgage Pool and there may not be sufficient cash flow to make all interest payments due on each of such Classes. Any such interest shortfall would affect such Certificates in reverse sequential order, commencing with the Class M Certificates.

     The Weighted Average Net Mortgage Rate will fluctuate over the lives of the Certificates as a result of scheduled amortization, voluntary prepayments, Appraisal Reductions and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Class D, Class E and Class A-EC Certificates will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).

WEIGHTED AVERAGE LIFE

     Weighted average life of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date of distribution to the investor of each dollar distributed in reduction of Principal Balance or Notional Balance of such security. The weighted average life of each Class of Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. As used in each of the following tables, the column headed "0.00%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3.00%", "5.00%", "7.00%", "10.00%" and "15.00%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, or during such Mortgage Loan's Defeasance Lockout Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs, except for Mortgage Loan Control #91.10 which is assumed to be locked out for 108 months for modelling purposes. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that:

     (1) as of the Closing Date the Mortgage Loans (except as set forth herein) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of such Mortgage Loan using the Monthly Payments set forth in Annex A hereto, commencing on April 1, 1999 (including Balloon Payments on the maturity dates set forth in Annex A);

     (2) neither the Depositor, the Transferor nor the related Mortgage Loan Seller will repurchase any Mortgage Loan, and none of the Master Servicer, the Special Servicer, the Depositor or the holders of the Class R-II Certificates will exercise its option to purchase Mortgage Loans and thereby cause a termination of the Trust Fund;

     (3) there are no delinquencies or Realized Losses;

     (4) no Prepayment Premiums are paid;

     (5) there are no Appraisal Reductions;

     (6) payments on the Certificates will be made on the 15th day of each month, commencing in April, 1999 (notwithstanding that any such day is not a business day or is fewer than four business days after the related Determination Date);

     (7) there are no ongoing Trust Fund expenses payable out of the Trust Fund other than Servicing Fees;

     (8) the Regular Certificates will be purchased on the Closing Date;

     (9) no defaults occur with respect to any of the Mortgage Loans;

     (10) all Mortgage Loans have a maturity date on the first day of a month;
and

     (11) each ARD Loan is paid in full on its Anticipated Repayment Date notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium.

     The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between such assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the Classes of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Certificates, and set forth the percentages of the initial Certificate Balance or Notional Balance of each Class of Certificates that would be outstanding after each of the Distribution Dates shown based on the different prepayment speed assumptions reflected in the tables. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans. The weighted average life of each Class is determined by (1) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (1).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO



                                                       CLASS A-1
                                                 PREPAYMENT SPEED (1)
                               ---------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%   15.00%
-----------------              --------- --------- --------- --------- -------- --------
Initial Balance ..............     100       100       100       100      100      100
March 15, 2000 ...............      94        94        94        94       94       94
March 15, 2001 ...............      87        87        87        87       87       87
March 15, 2002 ...............      80        80        80        80       79       79
March 15, 2003 ...............      72        72        72        72       71       71
March 15, 2004 ...............      64        63        63        63       62       61
March 15, 2005 ...............      55        54        53        52       51       50
March 15, 2006 ...............      30        29        28        28       26       25
March 15, 2007 ...............      18        15        14        12       10        6
March 15, 2008 ...............       0         0         0         0        0        0
March 15, 2009 ...............       0         0         0         0        0        0
March 15, 2010 ...............       0         0         0         0        0        0
March 15, 2011 ...............       0         0         0         0        0        0
March 15, 2012 ...............       0         0         0         0        0        0
March 15, 2013 ...............       0         0         0         0        0        0
March 15, 2014 ...............       0         0         0         0        0        0
March 15, 2015 ...............       0         0         0         0        0        0
March 15, 2016 ...............       0         0         0         0        0        0
March 15, 2017 ...............       0         0         0         0        0        0
March 15, 2018 ...............       0         0         0         0        0        0
March 15, 2019 ...............       0         0         0         0        0        0
March 15, 2020 ...............       0         0         0         0        0        0
March 15, 2021 ...............       0         0         0         0        0        0
March 15, 2022 ...............       0         0         0         0        0        0
March 15, 2023 ...............       0         0         0         0        0        0
March 15, 2024 ...............       0         0         0         0        0        0
March 15, 2025 ...............       0         0         0         0        0        0
March 15, 2026 ...............       0         0         0         0        0        0
March 15, 2027 ...............       0         0         0         0        0        0
March 15, 2028 ...............       0         0         0         0        0        0
March 15, 2029 ...............       0         0         0         0        0        0
March 15, 2030 ...............       0         0         0         0        0        0
Weighted Average Life (2)         5.51      5.43      5.39      5.35     5.29     5.22



                                                       CLASS A-2
                                                  PREPAYMENT SPEED (1)
                               ----------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%    15.00%
-----------------              --------- --------- --------- --------- -------- ---------
Initial Balance ..............     100       100       100       100      100       100
March 15, 2000 ...............     100       100       100       100      100       100
March 15, 2001 ...............     100       100       100       100      100       100
March 15, 2002 ...............     100       100       100       100      100       100
March 15, 2003 ...............     100       100       100       100      100       100
March 15, 2004 ...............     100       100       100       100      100       100
March 15, 2005 ...............     100       100       100       100      100       100
March 15, 2006 ...............     100       100       100       100      100       100
March 15, 2007 ...............     100       100       100       100      100       100
March 15, 2008 ...............      95        93        92        90       89        86
March 15, 2009 ...............       0         0         0         0        0         0
March 15, 2010 ...............       0         0         0         0        0         0
March 15, 2011 ...............       0         0         0         0        0         0
March 15, 2012 ...............       0         0         0         0        0         0
March 15, 2013 ...............       0         0         0         0        0         0
March 15, 2014 ...............       0         0         0         0        0         0
March 15, 2015 ...............       0         0         0         0        0         0
March 15, 2016 ...............       0         0         0         0        0         0
March 15, 2017 ...............       0         0         0         0        0         0
March 15, 2018 ...............       0         0         0         0        0         0
March 15, 2019 ...............       0         0         0         0        0         0
March 15, 2020 ...............       0         0         0         0        0         0
March 15, 2021 ...............       0         0         0         0        0         0
March 15, 2022 ...............       0         0         0         0        0         0
March 15, 2023 ...............       0         0         0         0        0         0
March 15, 2024 ...............       0         0         0         0        0         0
March 15, 2025 ...............       0         0         0         0        0         0
March 15, 2026 ...............       0         0         0         0        0         0
March 15, 2027 ...............       0         0         0         0        0         0
March 15, 2028 ...............       0         0         0         0        0         0
March 15, 2029 ...............       0         0         0         0        0         0
March 15, 2030 ...............       0         0         0         0        0         0
Weighted Average Life (2)         9.42      9.40      9.39      9.38     9.36      9.33

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (a) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (a).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                        CLASS B
                                                 PREPAYMENT SPEED (1)
                               ---------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%   15.00%
-----------------              --------- --------- --------- --------- -------- --------
Initial Balance ..............     100       100       100       100      100      100
March 15, 2000 ...............     100       100       100       100      100      100
March 15, 2001 ...............     100       100       100       100      100      100
March 15, 2002 ...............     100       100       100       100      100      100
March 15, 2003 ...............     100       100       100       100      100      100
March 15, 2004 ...............     100       100       100       100      100      100
March 15, 2005 ...............     100       100       100       100      100      100
March 15, 2006 ...............     100       100       100       100      100      100
March 15, 2007 ...............     100       100       100       100      100      100
March 15, 2008 ...............     100       100       100       100      100      100
March 15, 2009 ...............       0         0         0         0        0        0
March 15, 2010 ...............       0         0         0         0        0        0
March 15, 2011 ...............       0         0         0         0        0        0
March 15, 2012 ...............       0         0         0         0        0        0
March 15, 2013 ...............       0         0         0         0        0        0
March 15, 2014 ...............       0         0         0         0        0        0
March 15, 2015 ...............       0         0         0         0        0        0
March 15, 2016 ...............       0         0         0         0        0        0
March 15, 2017 ...............       0         0         0         0        0        0
March 15, 2018 ...............       0         0         0         0        0        0
March 15, 2019 ...............       0         0         0         0        0        0
March 15, 2020 ...............       0         0         0         0        0        0
March 15, 2021 ...............       0         0         0         0        0        0
March 15, 2022 ...............       0         0         0         0        0        0
March 15, 2023 ...............       0         0         0         0        0        0
March 15, 2024 ...............       0         0         0         0        0        0
March 15, 2025 ...............       0         0         0         0        0        0
March 15, 2026 ...............       0         0         0         0        0        0
March 15, 2027 ...............       0         0         0         0        0        0
March 15, 2028 ...............       0         0         0         0        0        0
March 15, 2029 ...............       0         0         0         0        0        0
March 15, 2030 ...............       0         0         0         0        0        0
Weighted Average Life (2)         9.81      9.81      9.81      9.81     9.81     9.81



                                                        CLASS C
                                                  PREPAYMENT SPEED (1)
                               ----------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%    15.00%
-----------------              --------- --------- --------- --------- -------- ---------
Initial Balance ..............     100       100       100       100      100       100
March 15, 2000 ...............     100       100       100       100      100       100
March 15, 2001 ...............     100       100       100       100      100       100
March 15, 2002 ...............     100       100       100       100      100       100
March 15, 2003 ...............     100       100       100       100      100       100
March 15, 2004 ...............     100       100       100       100      100       100
March 15, 2005 ...............     100       100       100       100      100       100
March 15, 2006 ...............     100       100       100       100      100       100
March 15, 2007 ...............     100       100       100       100      100       100
March 15, 2008 ...............     100       100       100       100      100       100
March 15, 2009 ...............       0         0         0         0        0         0
March 15, 2010 ...............       0         0         0         0        0         0
March 15, 2011 ...............       0         0         0         0        0         0
March 15, 2012 ...............       0         0         0         0        0         0
March 15, 2013 ...............       0         0         0         0        0         0
March 15, 2014 ...............       0         0         0         0        0         0
March 15, 2015 ...............       0         0         0         0        0         0
March 15, 2016 ...............       0         0         0         0        0         0
March 15, 2017 ...............       0         0         0         0        0         0
March 15, 2018 ...............       0         0         0         0        0         0
March 15, 2019 ...............       0         0         0         0        0         0
March 15, 2020 ...............       0         0         0         0        0         0
March 15, 2021 ...............       0         0         0         0        0         0
March 15, 2022 ...............       0         0         0         0        0         0
March 15, 2023 ...............       0         0         0         0        0         0
March 15, 2024 ...............       0         0         0         0        0         0
March 15, 2025 ...............       0         0         0         0        0         0
March 15, 2026 ...............       0         0         0         0        0         0
March 15, 2027 ...............       0         0         0         0        0         0
March 15, 2028 ...............       0         0         0         0        0         0
March 15, 2029 ...............       0         0         0         0        0         0
March 15, 2030 ...............       0         0         0         0        0         0
Weighted Average Life (2)         9.85      9.85      9.85      9.84     9.84      9.84

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (a) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (a).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                            CLASS D
                                                     PREPAYMENT SPEED (1)
                               -----------------------------------------------------------------
DISTRIBUTION DATE                 0.00%      3.00%      5.00%      7.00%     10.00%     15.00%
-----------------              ---------- ---------- ---------- ---------- ---------- ----------
Initial Balance ..............      100        100        100        100        100        100
March 15, 2000 ...............      100        100        100        100        100        100
March 15, 2001 ...............      100        100        100        100        100        100
March 15, 2002 ...............      100        100        100        100        100        100
March 15, 2003 ...............      100        100        100        100        100        100
March 15, 2004 ...............      100        100        100        100        100        100
March 15, 2005 ...............      100        100        100        100        100        100
March 15, 2006 ...............      100        100        100        100        100        100
March 15, 2007 ...............      100        100        100        100        100        100
March 15, 2008 ...............      100        100        100        100        100        100
March 15, 2009 ...............       83         82         81         80         79         77
March 15, 2010 ...............        0          0          0          0          0          0
March 15, 2011 ...............        0          0          0          0          0          0
March 15, 2012 ...............        0          0          0          0          0          0
March 15, 2013 ...............        0          0          0          0          0          0
March 15, 2014 ...............        0          0          0          0          0          0
March 15, 2015 ...............        0          0          0          0          0          0
March 15, 2016 ...............        0          0          0          0          0          0
March 15, 2017 ...............        0          0          0          0          0          0
March 15, 2018 ...............        0          0          0          0          0          0
March 15, 2019 ...............        0          0          0          0          0          0
March 15, 2020 ...............        0          0          0          0          0          0
March 15, 2021 ...............        0          0          0          0          0          0
March 15, 2022 ...............        0          0          0          0          0          0
March 15, 2023 ...............        0          0          0          0          0          0
March 15, 2024 ...............        0          0          0          0          0          0
March 15, 2025 ...............        0          0          0          0          0          0
March 15, 2026 ...............        0          0          0          0          0          0
March 15, 2027 ...............        0          0          0          0          0          0
March 15, 2028 ...............        0          0          0          0          0          0
March 15, 2029 ...............        0          0          0          0          0          0
March 15, 2030 ...............        0          0          0          0          0          0
Weighted Average Life (2)         10.49      10.47      10.46      10.45      10.43      10.40



                                                            CLASS E
                                                     PREPAYMENT SPEED (1)
                               -----------------------------------------------------------------
DISTRIBUTION DATE                 0.00%      3.00%      5.00%      7.00%     10.00%     15.00%
------------------------------ ---------- ---------- ---------- ---------- ---------- ----------
Initial Balance ..............      100        100        100        100        100        100
March 15, 2000 ...............      100        100        100        100        100        100
March 15, 2001 ...............      100        100        100        100        100        100
March 15, 2002 ...............      100        100        100        100        100        100
March 15, 2003 ...............      100        100        100        100        100        100
March 15, 2004 ...............      100        100        100        100        100        100
March 15, 2005 ...............      100        100        100        100        100        100
March 15, 2006 ...............      100        100        100        100        100        100
March 15, 2007 ...............      100        100        100        100        100        100
March 15, 2008 ...............      100        100        100        100        100        100
March 15, 2009 ...............      100        100        100        100        100        100
March 15, 2010 ...............        0          0          0          0          0          0
March 15, 2011 ...............        0          0          0          0          0          0
March 15, 2012 ...............        0          0          0          0          0          0
March 15, 2013 ...............        0          0          0          0          0          0
March 15, 2014 ...............        0          0          0          0          0          0
March 15, 2015 ...............        0          0          0          0          0          0
March 15, 2016 ...............        0          0          0          0          0          0
March 15, 2017 ...............        0          0          0          0          0          0
March 15, 2018 ...............        0          0          0          0          0          0
March 15, 2019 ...............        0          0          0          0          0          0
March 15, 2020 ...............        0          0          0          0          0          0
March 15, 2021 ...............        0          0          0          0          0          0
March 15, 2022 ...............        0          0          0          0          0          0
March 15, 2023 ...............        0          0          0          0          0          0
March 15, 2024 ...............        0          0          0          0          0          0
March 15, 2025 ...............        0          0          0          0          0          0
March 15, 2026 ...............        0          0          0          0          0          0
March 15, 2027 ...............        0          0          0          0          0          0
March 15, 2028 ...............        0          0          0          0          0          0
March 15, 2029 ...............        0          0          0          0          0          0
March 15, 2030 ...............        0          0          0          0          0          0
Weighted Average Life (2)          10.64      10.64      10.64      10.64      10.64      10.64

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (a) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (a).

                   MASTER SERVICER AND SPECIAL SUB-SERVICER

     National Realty Funding L.C. is the Master Servicer and Special Sub-Servicer. Certain information regarding National Realty Funding L.C. is set forth herein under "Mortgage Loan Sellers."

     As of January 31, 1999, National Realty Funding L.C. was responsible for the servicing of approximately 556 commercial and multifamily loans with an aggregate principal balance of approximately $2.1 billion, the collateral for which is located throughout the United States.

     National Realty Funding L.C. will be appointed by Banc One as special sub-servicer (the "Special Sub-Servicer") under the Pooling and Servicing Agreement. The Special Sub-Servicer is expected to perform substantially all of the duties of the Special Servicer under the Pooling and Servicing Agreement. Notwithstanding the foregoing, as Special Servicer, Banc One will remain responsible for the performance of all such duties. The Special Sub-Servicer will be compensated by Banc One, and not from assets of the Trust Fund (other than Trust Fund monies that would otherwise be payable to Banc One as the Special Servicer), for the performance of such duties.


                               SPECIAL SERVICER

     Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of Mortgage Loans that in general, are in default or as to which default is imminent and act as disposition manager of REO Properties. The principal executive offices of the Special Servicer are located at 1717 Main Street, Suite 1200, Dallas, Texas 75201.

     As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multifamily loans with an aggregate principal balance of approximately $22.3 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, the Virgin Islands and Mexico. With respect to such loans approximately 6,180 loans with an aggregate principal balance of approximately $17.9 billion pertain to commercial and multifamily mortgage-backed securities.

     The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor the Initial Purchasers make any representation or warranty as to the accuracy or completeness of such information. The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC provisions of the Code.


                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Trustee.

     Upon written request, the Depositor will provide to a prospective or actual holder of a Certificate a copy (without exhibits) of the Pooling and Servicing Agreement without charge. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 18th Floor, New York, New York 10292, attention: Peter Riemenschneider, at telephone number
(212) 778-1818.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or before the Closing Date, the Depositor will deliver to the Trustee the following set of documents for each Mortgage Loan (the "Trustee Mortgage File") (with a copy to the Master Servicer):

     (1) the original promissory note for such Mortgage Loan, endorsed by the applicable Mortgage Loan Seller in blank in the following form: "Pay to the
order of    , without recourse," which the Master Servicer or its designee is authorized to complete, and which promissory note and all endorsements thereof shall show a complete chain of endorsement from the originator of such Mortgage Loan to the applicable Mortgage Loan Seller, then to the Transferor and then to the Depositor;

     (2) (a) the original recorded Mortgage for such Mortgage Loan or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording,

(b) the related original recorded assignment of mortgage to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original assignment of mortgage executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located;

     (3) if the security agreement for such Mortgage Loan is separate from the related Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the assignments of mortgage described in clause (2) above, the original assignment of such security agreement to the applicable Mortgage Loan Seller or a counterpart thereof and the original assignment of such security agreement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

     (4) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property and fixtures constituting a part of the Mortgaged Property for such Mortgage Loan, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed;

     (5) the original loan agreement for such Mortgage Loan, if any, or a counterpart thereof;

     (6) the original lender's title insurance policy (or the original pro forma title insurance policy) for such Mortgage Loan, together with any endorsements thereto;

     (7) if any assignment of leases, rents and profits for such Mortgage Loan is separate from the related Mortgage, (a) the original recorded assignment of leases, rents and profits or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, (b) the related original recorded reassignment of such instrument, if any, to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original reassignment of such instrument, if any, executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located. Any such reassignments may also be included in a related assignment of mortgage and need not be a separate instrument;

     (8) copies of the ESAs, transaction screen assessments or similar studies or reports on the Mortgaged Property for such Mortgage Loan prepared in connection with the origination of such Mortgage Loan;

     (9) if any related assignment of contracts is separate from the related Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the assignments of mortgage described in clause (2) above, the related original assignment of such instrument to the applicable Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

     (10) with respect to any Reserve Accounts for such Mortgage Loan, a copy of any separate agreement relating thereto between the related borrower and the originator;

     (11) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, original guarantees for such Mortgage Loan or the original letter of credit, if any, for such Mortgage Loan, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for such Mortgage Loan the possession of which by a secured party is necessary to the secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

     (12) with respect to any Reserve Accounts for such Mortgage Loan, a copy of the UCC-1 financing statements, if any, submitted for filing relating to the applicable Mortgage Loan Seller's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed; and

     (13) copies of any and all amendments, modifications, supplements and waivers related to any of the foregoing.

     If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) such original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will deliver (or cause to be delivered) such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

     The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer (directly or through a sub-servicer or special sub-servicer) to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trust Fund, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. To the extent consistent with the foregoing and except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer is required to service and administer the Mortgage Loans (1) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for itself and other third-party portfolios, giving due consideration to the customary and usual standards of practice used by prudent institutional commercial mortgage loan servicers of loans comparable to the Mortgage Loans, or (2) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans that it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement and with the purpose of maximizing the estimated net present value of each Mortgage Loan, but without regard to:

     (1) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer, any special sub-servicer, the Depositor, the Trustee, or any affiliate of any of them may have with the borrowers or any affiliate of such borrowers;

     (2) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either;

     (3) the Master Servicer's or the Trustee's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans;

     (4) the Master Servicer's, the Special Servicer's, any sub-servicer's or any special sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or for any particular transaction;

     (5) the ownership, servicing or management for others by the Master Servicer, the Special Servicer, any sub-servicer or any special sub-servicer of any other mortgage loans or property; or

     (6) any obligation of the Master Servicer to pay any indemnity with respect to any repurchase obligation.

     Each of the Master Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, special sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement. The

Special Servicer intends to appoint the Special Sub-Servicer to perform substantially all of the duties of the Special Servicer under the Pooling and Servicing Agreement. In any such instance, the Master Servicer or the Special Servicer will not be relieved of any of its obligations under the Pooling and Servicing Agreement and each will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer nor the Special Servicer, nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision does not protect the Master Servicer, the Special Servicer or such other person from:

     (1) any liability resulting from a breach of any of the Master Servicer's or the Special Servicer's or such other person's respective representations or warranties in the Pooling and Servicing Agreement;

     (2) any specific liability imposed on the Master Servicer or the Special Servicer or such other person for a breach of the servicing standards set forth in the Pooling and Servicing Agreement; or

     (3) any liability by reason of the Master Servicer's or the Special Servicer's or such other person's willful misfeasance, bad faith, fraud or negligence in the performance of its duties under the Pooling and Servicing Agreement or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and to follow collection procedures as are consistent with the servicing standards under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to any ARD Loan, the Pooling and Servicing Agreement prohibits the Master Servicer and the Special Servicer from taking any enforcement action (other than requests for collections) for payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment for such ARD Loan before
(1) any acceleration of the maturity of such ARD Loan based on a default other than the non-payment of Excess Interest or principal in excess of the principal component of the related Scheduled Monthly Payment for such ARD Loan or (2) the final maturity date of such ARD Loan.

ADVANCES

     Subject to the limitations described below, the Master Servicer will be obligated to advance (each such amount, a "P&I Advance"), on the business day preceding each Distribution Date (the "Remittance Date"), an amount equal to the total or any portion of the Monthly Payment on any Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the Master Servicer determines that any such advance would be a Nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

     For any Distribution Date, the amount required to be advanced for a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction reduced in proportion to the reduction of the outstanding principal balance of the Mortgage Loan caused by such Appraisal Reduction.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") (a) to pay certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted Mortgage Loans or REO Properties, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and (c) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. None of the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with any applicable environmental law or to contain, clean up or remedy any environmental condition present at any Mortgaged Property, and such expense shall be an expense of the Trust Fund.

     If the Trustee becomes the successor Master Servicer, the Trustee, as successor master servicer acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, will be required to make the Advances subject to its determination of recoverability. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--The Trustee" below.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity and not to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required to make any Advance that it determines (possibly based on, among other things, an updated appraisal), in its good faith business judgment, will not be recoverable out of related late payments, Insurance Proceeds, Liquidation Proceeds and certain other collections with respect to the Mortgage Loan as to which such Advance was made. To the extent that any borrower is not obligated under its Mortgage Loan Documents to pay or reimburse any portion of any related outstanding Advances as a result of a modification of such Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer or the Trustee previously advanced, and the Master Servicer or the Trustee determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable. In addition, if the Master Servicer or the Trustee, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer or the Trustee, as applicable, will be reimbursed for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account before any distributions are made on the Certificates. Any such determination must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee, to the Depositor) setting forth such determination of nonrecoverability and the procedure and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination. Such officer's certificate must include a copy of the updated appraisal or any other information or reports obtained by the Master Servicer or the Trustee, as applicable, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support the determination as set forth in such certificate.

     The Master Servicer or the Trustee, as applicable, will be reimbursed for any Advance it has made from (1) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made or (2) upon determining that such Advance is not recoverable in the manner described in the preceding paragraph, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer or the Trustee, as applicable, will be entitled to receive interest at a rate equal to the prime rate published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times (the "Advance Rate"), on its outstanding Advances. The Master Servicer or the Trustee, as applicable, will be authorized to pay itself such interest from general collections on all of the Mortgage Loans before any payments are made to holders of Certificates. If the interest on such Advance is not offset by the Default Interest, a shortfall will result which generally will result in a Class Interest Shortfall for the most Subordinate Class then outstanding.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred for a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" for a Mortgage Loan will occur at the earliest of:

     (1) the third anniversary of the date on which the first extension of the maturity date of such Mortgage Loan became effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension did not decrease the aggregate amount of Monthly Payments on the Mortgage Loan;

     (2) 120 days after an uncured delinquency occurs for such Mortgage Loan;

     (3) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer;

     (4) 60 days after a receiver has been appointed;

     (5) 60 days after the related borrower of such Mortgage Loan declares bankruptcy or is the subject of an involuntary bankruptcy proceeding; or

     (6) immediately after such Mortgage Loan becomes an REO Mortgage Loan; provided, however, that an Appraisal Reduction Event will not occur at any time when the aggregate Certificate Balances of all Classes of Certificates other than the Senior Certificates have been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (1) the outstanding Scheduled Principal Balance of such

Mortgage Loan over (2) the excess of (a) 90% of the Appraised Value of the related Mortgaged Property as determined (A) by one or more appraisals, if such Mortgage Loan has an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000, conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which will be paid by the Master Servicer as a Property Advance) or (B) by either an appraisal conducted as described in the preceding clause (A) or an internal valuation performed by the Special Servicer, if such Mortgage Loan has an outstanding Scheduled Principal Balance less than $2,000,000 over (b) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances (and interest thereon) in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee. If an appraisal is to be obtained as described above, the Special Servicer must obtain such appraisal within 60 days of the occurrence of the related Appraisal Reduction Event (and not more than 120 days thereafter, including within such 120-day period the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not obtained by such date, the Appraisal Reduction for the related Mortgage Loan will be 35% of the outstanding Scheduled Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee and the Directing Certificateholder, the Appraisal Reduction to take into account such appraisal. The Directing Certificateholder shall have the right, at any time within six months of the date of its receipt of any appraisal of any Mortgaged Property required to be obtained as set forth above, to require that the Special Servicer obtain a new appraisal of such Mortgaged Property meeting the criteria specified above. The cost of any such appraisal shall be paid by the Controlling Class Certificateholders without right of reimbursement. However, the Special Servicer shall not be required to obtain any such appraisal unless the Special Servicer shall have received reasonable assurance of payment of the costs of such appraisal and of any expenses related thereto. Upon receipt of the appraisal obtained pursuant to the immediately preceding sentence, the Special Servicer shall redetermine and report to the Servicer, the Trustee and the Directing Certificateholder the amount of the Appraisal Reduction on the basis of both appraisals with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

     As a result of calculating an Appraisal Reduction for a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificateholders. The maximum amount of the P&I Advance for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (1) the scheduled Monthly Payment due during the related Collection Period and (2) the outstanding principal balance of such mortgage loan less the amount of such Appraisal Reduction divided by the outstanding principal balance of such Mortgage Loan. Appraisal Reductions will be allocated to the Subordinate Certificates in reverse sequential order of the Classes for purposes of determining Voting Rights. See "--Realization Upon Mortgage Loans" and "--Voting Rights" herein.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, unless the outstanding Scheduled Principal Balance of such Mortgage Loan is $1,000,000 or less, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the Master Servicer as a Property Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer will redetermine and report to the Master Servicer and the Trustee the amount of the Appraisal Reduction for such Mortgage Loan, and such redetermined Appraisal Reduction will replace the prior Appraisal Reduction for such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation for a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal for the related Mortgaged Property during the 12-month period before the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction for such Mortgage Loan.

ACCOUNTS

     Collection Account. The Master Servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within two Business Days of receipt, the following payments and collections received or made by it on or with respect to the Mortgage Loans:

     (1) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

     (2) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

     (3) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;

     (4) all Net REO Proceeds transferred from an REO Account, (b) all amounts transferred from lockbox accounts in respect of ARD Loans and payable to the Certificateholders and (c) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds (net of related expenses) not required to be applied to the restoration or repair of the related Mortgaged Property;

     (5) any amounts received from borrowers that represent recoveries of Property Advances or Appraisal Reduction Excess Collections; and

     (6) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase," "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Early Termination" herein.

     The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, "insufficient funds" check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer. To the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.

     Distribution Account. The Trustee will establish and maintain a segregated account or accounts (the "Distribution Account") in its name in trust for the benefit of the holders of Certificates. For each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account on or before the Remittance Date, the aggregate amount of Available Funds as required by the Pooling and Servicing Agreement, plus (1) any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections received by the Master Servicer during the related Collection Period, (2) any Default Interest received with respect to any Mortgage Loan that is in default with respect to its Balloon Payment, and (3) amounts payable to the Trustee as compensation for its services (including, but not limited to, the Trustee Fee). To the extent not included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. See "Description of the Certificates--Distributions" herein.

     The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates, and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (1) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company, the short term unsecured debt obligations of which are rated at least P-1 by Moody's and at least A-1+ by Fitch or, if deposits are to be held therein for 30 or more days, the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least Aa2 by Moody's and at least BBB by Fitch or (2) a segregated trust account or accounts maintained with a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or as to which the Trustee has been informed in writing by each Rating Agency that the maintenance of such account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an "Eligible Bank"). Amounts on deposit in the Collection Account and certain other accounts may be invested in certain United States government securities and other investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). See "Description of the Certificates--Accounts" in the Prospectus for a listing of Permitted Investments.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes:

     (1) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections for the related Distribution Date;

     (2) to pay or reimburse the Master Servicer or the Trustee, as applicable, for Advances made by it and interest on such Advances, but the Master Servicer's right to reimburse itself will be limited as described herein under "--Advances";

     (3) to (a) pay on or before each Remittance Date to the Master Servicer, the Special Servicer or the Special Sub-Servicer, as applicable the fee portion of the servicing compensation for the related Distribution Date (provided that the Servicing Fees must be paid from interest received on the related Mortgage
Loan), (b) pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in the Collection Account, (c) pay to the Master Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period, and (d) pay to the Master Servicer, the Special Servicer or the Special Sub-Servicer, as applicable, any other amounts constituting additional servicing compensation;

     (4) to pay on or before each Distribution Date to the Depositor, the Transferor, the related Mortgage Loan Seller or other purchaser of each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and after the date as of which the price of such purchase or repurchase was determined;

     (5) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay to the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and/or the Depositor, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any other payment or reimbursement obligations of the Trust Fund under the Pooling and Servicing Agreement;

     (6) to pay to the Trustee amounts payable as compensation, including, but not limited to, the Trustee Fee, and amounts requested by the Trustee to pay taxes on certain net income with respect to REO Properties (provided that the Trustee will also have the right to withdraw such amounts for such applications);

     (7) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

     (8) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan Documents to accelerate the maturity of the related Mortgage Loan, unless (1) such provision is not enforceable under applicable law, (2) such enforcement is reasonably likely to result in meritorious legal action by the related borrower, or (3) the Master Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standards described herein, determines that such enforcement is not in the best interests of the Trust Fund. However, if the Scheduled Principal Balance of any Mortgage Loan or a group of Mortgage Loans (1) made to a single borrower or affiliated borrowers or (2) that is secured by any group of cross-collateralized Mortgaged Properties equals or exceeds 5% of the Pool Balance, and if the related Mortgage Loan Documents permit the Master Servicer to require such confirmation, the Master Servicer or the Special Servicer, as applicable, will not be permitted to refrain from enforcing the Trustee's rights under the "due-on-sale" clause in such Mortgage Loan or a group of Mortgage Loans without obtaining a confirmation from each Rating Agency that such forbearance will not result, in and of itself, in a downgrading, withdrawal or qualification of its then current rating of any Class of Certificates.

     If (1) applicable law prohibits the enforcement of a "due-on-sale" clause,
(2) the Master Servicer or the Special Servicer is otherwise prohibited from taking such action, or (3) the Master Servicer or the Special Servicer has determined that such enforcement is not in the best interests of the Trust Fund as described in the preceding paragraph (and the confirmation from each Rating Agency described therein has been obtained), then the Mortgage Loan in question may be assumed by a third person. As a result, (1) the original borrower may be released from liability for the unpaid principal balance of such Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (2) the Master Servicer may accept payments in respect of such Mortgage Loan from the new owner of the related Mortgaged Property, and
(3) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the related Mortgaged Property will be substituted as the borrower and the original borrower will be released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan. In the event a Mortgage Loan is assumed as described in the preceding sentence, the Trustee, the Master Servicer and the Special Servicer will not permit any modification of such Mortgage Loan other than as described below under "--Amendments, Modifications and Waivers." The Master Servicer or the Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. A new owner of the related Mortgaged Property may be substituted, or a junior or senior lien may be allowed on the related Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

     If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (1) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as the related Mortgage Loan is included in the Trust Fund, and such borrower creates any such lien or other encumbrance, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will enforce such provision. As a result, the Master Servicer or the Special Servicer, as applicable, will (1) accelerate the payments due on such Mortgage Loan or (2) withhold its consent to the creation of any such lien or other encumbrance, as applicable. However, the Master Servicer or the Special Servicer, as applicable, will not enforce such provision if, acting in accordance with the applicable servicing standards, it determines that such enforcement would not be in the best interests of the Trust Fund and it is able to obtain the confirmation of each Rating Agency that such Rating Agency will not downgrade, withdraw or qualify its then current rating of any Class of Certificates as a result of such forbearance from enforcement.

     A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code. In addition, notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, may elect to consent to the assumption of a Mortgage Loan by a prospective new borrower, or to refrain from enforcing any "due-on-encumbrance" provision relating to any junior or senior lien on a Mortgaged Property imposed in any bankruptcy proceeding involving such Mortgaged Property.


INSPECTIONS; APPRAISALS

     The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Properties) is required, at its own expense, to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but will in any event be required to (1) inspect each Mortgaged Property at least once every 12 months (or 24 months for any Mortgage Loan with a principal balance of less then $2,000,000), with the first such inspection to be completed on or before April 30, 2000, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates; and (2) inspect the related Mortgaged Property as soon as practicable after the Master Servicer or the Special Servicer, as applicable, has received any financial and lease reporting fees for any Mortgage Loan (unless such property has been inspected by the Master Servicer or the Special Servicer during the preceding 120-day period). In addition, if any Monthly Payment on any Mortgage Loan becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related promissory note or Mortgage), the Special Servicer will inspect each related Mortgaged Property at its own expense as soon as practicable thereafter.

REALIZATION UPON MORTGAGED PROPERTIES

     If a Mortgage Loan has defaulted or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property.

 General Standards for Conduct in Foreclosing or Selling Defaulted Loans

     Any costs and expenses incurred in any foreclosure or similar proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that such Advance would constitute a Nonrecoverable Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the jurisdiction in which the subject Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower or any other liable party if
(1) the laws of the jurisdiction do not permit such a deficiency judgment after a non-judicial foreclosure or (2) the Special Servicer determines, in its best judgment, that the likely recovery resulting from a deficiency judgment will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

     The Special Servicer, on behalf of the Trust Fund, is prohibited from obtaining title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtaining title to any direct or indirect partnership interest or other equity interest in any borrower pledged pursuant to a pledge agreement and thereby become the beneficial owner of a Mortgaged Property, and otherwise acquiring possession of, or taking any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement and based on an updated ESA prepared within the past twelve months by a person independent of the Special Servicer who regularly conducts environmental assessments, that:

     (1) such Mortgaged Property is in compliance with applicable environmental laws in all material respects or, if such Mortgaged Property is found not to be in compliance after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

     (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could reasonably be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could reasonably be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

     In the event that the environmental assessment last obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws in all material respects or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer will cause such further environmental tests as the Special Servicer deems prudent to protect the interests of Certificateholders to be conducted by a person independent of the Special Servicer who regularly conducts such tests. Any such tests will be deemed part of the ESA obtained by the Special Servicer for these purposes. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee (which may not be the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property is sold by the Trust Fund. Net REO Proceeds with respect to such REO Property will be allocated in reduction of the principal balance of such Mortgage Loan and treated as Available Funds.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer must administer such Mortgaged Property in such manner so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that, within 90 days of the Trust Fund's acquisition of such Mortgaged Property, the Special Servicer contract with an independent contractor (as defined in the Pooling and Servicing

Agreement) for the management and operation of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property." Such opinion will be obtained at an expense of the Trust Fund.

     The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that such a sale would be in the best economic interests of the Trust Fund. In any event, the Special Servicer will offer to sell each REO Property so that the sale of such REO Property will occur within the period specified in the Pooling and Servicing Agreement. For any such sale of a Specially Serviced Mortgaged Loan or a REO Property, the Special Servicer will give the Trustee at least 10 Business Days prior written notice of its intention to sell. The Special Servicer will accept an offer from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the repurchase price determined in accordance with the Pooling and Servicing Agreement shall be deemed to be a fair price. "Interested Person" means the Depositor, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any known affiliate of any of the foregoing. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer to purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or other terms offered by the prospective buyer making the lower offer are more favorable).

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The Special Servicer will deliver each Asset Status Report to the Master Servicer, the Directing Certificateholder and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the majority of Certificateholders fail within five days after the notice of such vote is sent to them to reject such Asset Status Report, the Special Servicer shall implement the same. If the majority of Certificateholders reject the Asset Status Report, the Special Servicer shall revise such Asset Status Report as set forth below. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report.

     If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the earlier of (1) the Directing Certificateholder's failure to disapprove such revised Asset Status Report as described above; or (2) the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders. The Special Servicer shall implement the recommended action as outlined in such Asset Status Report in a commercially reasonable manner.

     The Special Servicer will not be required to take or refrain from taking any action in connection with any Asset Status Report that would cause it to violate applicable law, this Agreement, including the Servicing Standard, or the REMIC Provisions. No direction of the Directing Certificateholder shall (1) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (2) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (3) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (4) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

     "Directing Certificateholder" means the Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance; provided, however, that (1) absent such selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt by the Trustee of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     "Controlling Class" means, as of any date of determination, the most subordinate Class of Regular Certificates then outstanding that then has an aggregate Certificate Balance at least equal to (a) 25% of the initial Certificate Balance of such Class, in the case of the Class M Certificates, or
(b) 50% of the initial Certificate Balance of such Class, in the case of any Class of Certificates other than the Class M Certificates (or if no such Class exists, the most subordinate Class then outstanding). As of the Closing Date, the Controlling Class will be the Class M Certificates.

     "Controlling Class Certificateholders" means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

     After a default in the payment of a Balloon Payment, the Special Servicer may, acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, grant any number of successive extensions of up to 12 months (or the period from the beginning of the first of such extension, if shorter) on the defaulted Mortgage Loan. However, the Special Servicer may not grant any extension that (1) permits the related borrower to make payments of only interest for a period of longer than 12 months in the aggregate, or (2) extends the maturity date of the related Mortgage Loan beyond the date that is 10 years before the expiration of any related ground lease with respect to the Mortgaged Property securing such Mortgage Loan without the written consent of each Rating Agency or beyond 5 years from the original maturity date of such Mortgage Loan based on its original amortization schedule.


AMENDMENTS, MODIFICATIONS AND WAIVERS

     The Master Servicer and the Special Servicer have, subject to the restrictions noted above and in the Pooling and Servicing Agreement, the authority to prepare and execute any modifications, waivers, consents or amendments with respect to any Mortgage Loan, including modification of the Mortgage Rate, forgiveness of principal and interest payments, and extension of the maturity date. Neither the Master Servicer nor the Special Servicer may amend, modify, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of or interest (including Default Interest) on any Mortgage Loan, or any other term of any Mortgage Loan, unless (1) such amendment, modification, waiver or consent is not a "significant modification" under Section 1001 of the Code, (2) to the extent such amendment, modification, waiver or consent would constitute a "significant modification" under Section 1001 of the Code, such modification is occasioned by a default or a reasonably foreseeable default on such Mortgage Loan, or (3) the Master Servicer or the Special Servicer shall have received an Opinion of Counsel (at the Trust Fund's expense) that such amendment, modification or waiver would not cause an imposition of a tax under the REMIC Provisions or cause a loss of the REMIC status. In addition, the Special Servicer shall not, under any circumstances, extend the maturity date of any Mortgage Loan beyond 5 years from the original maturity date of such Mortgage Loan based on its original amortization schedule.

     The Trust Fund will indemnify the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Directing Certificateholder, and any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer or the Directing Certificateholder (or of any general partner of any of them) against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates not (i) incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence or (in the case of the Master Servicer, Special Servicer, the Special Sub-Servicer or Directing Certificateholder) a breach of the Servicing Standard in the performance of its respective duties or by reason of reckless disregard of its respective obligations or duties hereunder of (ii) imposed by any taxing authority.


THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation with its principal offices in New York, New York, will act as the Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001; Capital Markets Fiduciary Services (CMBS).

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Master Servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The Depositor or the Master Servicer may remove the Trustee if, among other things, (1) the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (2) the Trustee at any time becomes incapable of acting, (3) the Trustee is adjudged bankrupt or insolvent, (4) a receiver of the Trustee or its property is appointed, or (5) any public officer takes charge or control of the Trustee or its property. The holders of Certificates representing a majority of the aggregate Voting Rights may remove the Trustee upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee. No resignation or removal of the Trustee or appointment of a successor trustee will become effective until the acceptance of the appointment by the successor trustee.

     The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations Section 1.860G-1(b)(s)(ii)) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified by the Master Servicer or the Special Servicer as described in the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer, the Special Servicer and the Special Sub-Servicer will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any losses, liabilities, damages, claims and expenses resulting from the willful misconduct, fraud, bad faith and/or negligence in the performance of the Master Servicer's, the Special Servicer's, or the Special Sub-Servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the Master Servicer's, the Special Servicer's, or the Special Sub-Servicer's respective obligations and duties under the Pooling and Servicing Agreement.


DUTIES OF THE TRUSTEE

     The Trustee, the Master Servicer, the Special Servicer and the Special Sub-Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer, in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer, other than with respect to any funds held by the Trustee.

     If no event of default has occurred of which the Trustee has actual knowledge or, after the curing of all events of default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine only whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

     If the Master Servicer fails to make any required Advance, the Trustee, as successor master servicer, will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable (any such Advance, a "Nonrecoverable Advance"). The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. See "--Advances" herein.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be entitled to receive a monthly servicing fee (the "Servicing Fee") with respect to each Mortgage Loan and for each Distribution Date equal to one-twelfth (1/12) of a per annum rate (the related "Servicing Fee Rate") ranging from 0.05% to 0.25% (in the case of the Mortgage Loans sold to the Transferor by NRFinance) and equal to 0.05% (in the case of the Mortgage Loans sold to the Transferor by CIBC) multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) on such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation:

     (1) investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan Documents);

     (2) amounts collected on the Mortgage Loans that are not Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, "insufficient funds" check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but excluding any Prepayment Premiums, Yield Maintenance Charges, Excess Interest, Appraisal Reduction Excess Collections, Default Interest or other amounts required to be deposited or retained in the Collection Account);

     (3) financial and lease reporting fees relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan; and

     (4) Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the Pooling and Servicing Agreement).

     The Master Servicer will reimburse the Trustee for certain out of pocket expenses incurred by the Trustee in the performance of its duties in accordance with the Pooling and Servicing Agreement.

     The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein).


SPECIAL SERVICING

     With respect to any Mortgage Loan that is designated a Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to (1) receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), (2) make certain calculations relating to such Mortgage Loan, and (3) make remittances and prepare certain reports to the Trustee relating to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the Special Servicer will continue to be responsible for the operation and management thereof. The Master Servicer will have no responsibility for the performance by the Special Servicer or the Special Sub-Servicer of its duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which:

     (1) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether P&I Advances have been reimbursed in respect thereof);

     (2) the related borrower has expressed to the Master Servicer its inability to pay the Mortgage Loan or a hardship in paying the Mortgage Loan in accordance with its terms;

     (3) the Master Servicer has received notice that the related borrower has
(a) become the subject of any bankruptcy, insolvency or similar proceeding, (b) admitted in writing its inability to pay its debts as they come due, or (c) made an assignment for the benefit of creditors;

     (4) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan;

     (5) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that in any case a default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders;

     (6) the related borrower has failed to make a Balloon Payment when due (unless the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default);

     (7) the Master Servicer proposes to commence foreclosure or other workout arrangements; or

     (8) the Master Servicer otherwise determines that there is a material risk of default by the related borrower.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

     (1) with respect to the circumstances described in clauses (1) and (6) above, when the related borrower has brought the Mortgage Loan current and thereafter has made three consecutive full and timely Monthly Payments thereon; provided that with respect to the circumstances described in clause (6), the related borrower may satisfy the requirements above pursuant to any workout recommended by the Special Servicer;

     (2) with respect to the circumstances described in clauses (2) and (4) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (3) and (7), when such circumstances cease to exist;

     (3) with respect to the circumstances described in clause (5) above, when such default is cured; or

     (4) with respect to the circumstances described in clause (8) above, when the Master Servicer determines that there is no longer a material risk of default by the related borrower, provided that, in any such case, no circumstance exists (as described above) at such time that would cause such Mortgage Loan to be otherwise characterized as a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan (through workout by the Special Servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing responsibilities of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

     Banc One will be the initial Special Servicer. At any time, upon application by NRF, the Trustee will remove Banc One and appoint NRF as the Special Servicer, provided, that, (i) the Trustee shall have received a confirmation from each Rating Agency that such removal and appointment will not result, in and of itself, in a downgrading, withdrawal or qualification of its then current rating of any Class of Certificates and (ii) NRF is the Special Sub-Servicer immediately prior to such application. The Special Servicer may also be removed and a successor special servicer may be appointed by the Directing Certificateholder at will. If any such removal is made without cause, then the costs of transferring the servicing responsibilities to a successor Special Servicer will be paid by the removing Certificateholders as described in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor special servicer will not be effective until (1) the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under the Pooling and Servicing Agreement pursuant to an agreement satisfactory to the Trustee, and (2) each of the Rating Agencies confirms to the Trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

     The Special Servicer will be entitled to certain fees, including a special servicing fee (the "Special Servicing Fee") equal to one-twelfth of 0.25% of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan on a monthly basis. In addition to the Special Servicing Fee, the Special Servicer will also receive, with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), a disposition fee (the "Disposition Fee") equal to the product of
(1) the excess, if any, of (a) the proceeds of the sale or liquidation of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees and (2) 1%. Furthermore, the Special Servicer will receive, as additional servicing compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee relating to such Mortgage Loan earned from the initial modification, restructuring or workout thereof will terminate, and the Special Servicer will be entitled to a new Workout Fee for such Specially Serviced Mortgage Loan upon resolution or workout of the subsequent event of default under such Specially Serviced Mortgage Loan. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation
(1) all investment income earned on amounts on deposit in any REO Account and
(2) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, financial and lease reporting fees (to the extent such fees are not required to be remitted to the related borrower pursuant to the related promissory note), loan service transaction fees, beneficiary statement charges or similar items (but excluding any Default Interest, Yield Maintenance Charges or other Prepayment Premiums, Excess Interest or Appraisal Reduction Excess Collections), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

     "Net Collections" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of principal and interest on such Mortgage Loan and all Prepayment Premiums, Yield Maintenance Charges and Excess Interest.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Monthly Reports. On each Distribution Date, the Trustee will mail to each Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriters, the Master Servicer and each Rating Agency, a statement on the distribution to be made on such date, setting forth for each Class:

     (1) the Pooled Principal Distribution Amount and the amount allocable to principal included in Available Funds;

     (2) The Class Interest Distribution Amount distributable to such Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

     (3) The amount of any P&I Advances by the Master Servicer or the Trustee included in the amounts distributed to the Certificateholders;

     (4) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

     (5) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

     (6) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

     (7) The number and aggregate principal balance of the Mortgage Loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) as to which foreclosure proceedings have been commenced, and (e) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of P&I Advances made on such Distribution Date, the aggregate amount of Property Advances made that remain unreimbursed and the aggregate amount of P&I Advances made that remain unreimbursed;

     (8) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

     (9) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

     (10) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

     (11) The amount of the servicing fee and special servicing fee paid to the Master Servicer and Special Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation or additional special servicing fee that was paid to the Master Servicer and Special Servicer with respect to such Distribution Date;

     (12) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

     (13) The amount of any Appraisal Reduction allocated, and the amount of any Appraisal Reduction Excess Collections received, during the related Collection Period on a loan-by-loan basis and the total amount of Appraisal Reductions made through such Distribution Date; and

     (14) (a) The amount of Yield Maintenance Charges or Prepayment Premiums collected and any Excess Interest received during the related Collection Period, and (b) the amount of Default Interest received during the related Collection Period.

     In the case of information furnished pursuant to clauses (1), (2), (3) and
(14)(a) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class, and will be expressed as a dollar amount for each Class of Certificates for a certificate having a denomination of $1,000 initial Certificate Balance or Notional Balance.

     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in clauses (1) and (2) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in effect.

     On each Distribution Date, the Trustee will mail to each holder of a Residual Certificate a copy of the reports mailed to the other
Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed on the Residual Certificates on such Distribution Date.

     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed on such Certificate aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in effect.

     In addition, the Trustee will provide each Certificateholder with any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders. Also, certain information made available in the Distribution Date statements may be obtained by accessing a World Wide Website maintained by the Trustee at http://www.globaltrustservices.com.

     Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriters, the related Mortgage Loan Seller and the Master Servicer or the Special Servicer (if affecting a Special Serviced Mortgage Loan), of (1) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (2) any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines in accordance with the servicing standards set forth in the Pooling and Servicing Agreement would have a material effect on such Mortgage Loan or REO Property. The notice referred to in (2) will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will in any event be deemed to have a material effect).

     In addition to the other reports and information made available and distributed to the Depositor, the Underwriters, the Trustee or the Certificateholders pursuant to the provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as they may adopt (including that, for so long as NRF is the Special Sub-Servicer, the Special Servicer may direct such parties to obtain such information from the Special Sub-Servicer), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the Depositor, the Underwriters, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, unless prohibited by applicable law or by any documents related to a Mortgage Loan. In providing such additional information, the Master Servicer or the Special Servicer may, to the extent it deems such action to be necessary or appropriate, require the recipient of such information to execute an agreement governing the availability, use and disclosure of such information. Such agreement may also contain indemnification provisions for the Master Servicer or the Special Servicer, as applicable, against any liability or damage that may arise from disclosing such information.

     Upon reasonable prior written request, the Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriters, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items:


     (1) the Pooling and Servicing Agreement;


     (2) all monthly statements to Certificateholders delivered since the Closing Date;


     (3) all annual statements as to compliance delivered to the Trustee and the Depositor; and


     (4) all annual independent accountants' reports delivered to the Trustee and the Depositor.


     The Master Servicer, the Special Servicer or the Special Sub-Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriters, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer, the Special Servicer, or the Special Sub-Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate, and any other persons to whom the Master Servicer, the Special Servicer, or the Special Sub-Servicer, as applicable, believes such disclosure is appropriate, the following items:


     (1) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable;


     (2) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer; and


     (3) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made, would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable law or by any document relating to a Mortgage Loan.


     Each of the Master Servicer, the Special Servicer and the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information. However, any such costs and expenses arising from any such request by a Rating Agency will be paid by the Master Servicer.


     The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information relating to the Trust Fund that the Master Servicer or the Trustee determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act. Each such report, statement and information must be filed on or before the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the Commission, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.


     None of the Trustee, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Trustee, Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee, the Master Servicer and the Special Servicer will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in or from such notice, report or information, including any report filed with the Commission.


VOTING RIGHTS


     The "Voting Rights" assigned to each Class will be:


     (1) 0% in the case of the Residual Certificates;


     (2) in the case of any other Class of P&I Certificates, a percentage equal to the product of (a) 99% and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates; and


     (3) in the case of the Class A-EC Certificates, 1%.

     The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective percentage interests; provided, however, that any Certificate held or beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a property manager or a borrower or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any such person has been obtained (unless such consent, approval or waiver is to an action that would materially and adversely affect the interests of the holders of any Class of Certificates while any such person is the holder of Certificates aggregating not less than 662/3% of the Percentage Interest of any such Class).


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating two REMICs. Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement,
(1) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"), and
(2) (a) the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D and Class E Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC.

     Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. The Offered Certificates are not expected to be treated for Federal income tax reporting purposes as having been issued with original issue discount. For purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences" in the Prospectus.

     Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute a "regular or residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, See "Material Federal Income Tax Consequences" in the Prospectus.

     DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS


SUMMARY

     The Subordinate Certificates may not be purchased by or transferred to:

    (1) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Plans");

    (2) a collective investment fund in which such Plans are invested;

    (3) other persons acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101); or

    (4) an insurance company that is using assets of any insurance company separate account or general account in which the assets of such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) other than an insurance company using the assets of its general account under circumstances whereby the assets of the Trust Fund will not be treated as "plan assets" for purposes of applying the fiduciary responsibility and the prohibited transactions provisions of ERISA, the Code or any Similar Law.

     Each prospective transferee of a Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee either: (a) a transferee representation letter, substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement, stating that such prospective transferee is not a person referred to in clause (1), (2), (3) or (4) above, or (b) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision of ERISA, the Code or any Similar Law, and will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation of liability (including obligations or liabilities under ERISA or Section 4975 of the Code). If a prospective transferee elects to deliver the opinion of counsel referred to in (b), then such opinion of counsel will be at the expense of such prospective transferee and not the expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

     TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF BENEFICIAL INTEREST IN SUCH CERTIFICATE AND ANY TRANSFEREE THEREOF WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES (1),
(2), (3) OR (4) ABOVE.

     None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, holding or disposition of the Residual Certificates.


CERTAIN REQUIREMENTS UNDER ERISA

     General. ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or an affiliate thereof either: (1) has discretionary authority or control with respect to the investment or management of such assets of such Plan, or (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

     Delegation of Fiduciary Duty. Further, if the assets included in the Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The United States Department of Labor has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.


ADMINISTRATIVE EXEMPTIONS

     Individual Administrative Exemptions. The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,
1997)) (the "Exemption") for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption may be applicable to the initial purchase, the holding and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Duff & Phelps Credit Rating Service ("Duff & Phelps"), Fitch IBCA, Inc., Moody's Investors Service, Inc. or Standard & Poor's Rating Services, a division of the McGraw-Hill Companies ("S&P");

    (4) The Trustee must not be an affiliate of any of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust Fund represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the 1933 Act.

     In addition, the Trust Fund must also meet the following requirements:

    (1) The corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

    (2) Certificates in such other investment pools must have been rated in one of the three highest rating categories by Duff & Phelps, Fitch IBCA, Inc., Moody's Investors Service, Inc. or S&P for at least one year before the Plan's acquisition of the certificates pursuant to the Exemption; and

    (3) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Certificates pursuant to the Exemption.


     If the conditions of the Exemption are met, the acquisition, holding and resale of Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code (regardless of whether a Plan's assets would be considered to include an ownership interest in the Mortgage Loans in the Mortgage Pool).

     Moreover, the Exemption provides relief from certain self-dealing/conflict-of-interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements:

    (1) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

    (2) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

    (3) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and

    (4) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties.

     THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES AND RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH SUCH PURCHASE OR TRANSFER WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Code) considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment and the availability of the Exemption.

     THE SALE OF SENIOR CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, EITHER UNDERWRITER OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, before the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, "Disqualified Organizations," which term as defined above under the caption "Material Federal Income Tax Consequences" in the Prospectus includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed under the caption "Material Federal Income Tax Consequences" in the Prospectus. Accordingly, Plans may not purchase Residual Certificates.


                               LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-EC and Class B Certificates will be mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

     The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                             PLAN OF DISTRIBUTION

     Prudential Securities Incorporated, CIBC Oppenheimer Corp. and Morgan Stanley & Co. Incorporated (together referred to herein as the "Underwriters") have agreed, severally and not jointly, pursuant to an Underwriting Agreement dated March 18, 1999 (the "Underwriting Agreement"), to purchase from the Depositor the principal or notional balances of Certificates set forth under their names below.





CLASS              PRUDENTIAL SECURITIES INCORPORATED    CIBC OPPENHEIMER CORP.
----------------- ------------------------------------  ------------------------
Class A-1 .......             $ 98,924,800                     $ 55,645,200
Class A-2 .......             $252,065,114                     $141,786,626
Class B .........             $ 36,009,642                     $ 15,082,358
Class C .........             $ 32,735,846                     $ 13,711,154
Class D .........             $ 32,735,846                     $ 13,711,154
Class E .........             $  9,821,388                     $  4,113,612



                                                         AGGREGATE INITIAL
CLASS               MORGAN STANLEY & CO. INCORPORATED   CERTIFICATE BALANCE
-----------------  ----------------------------------- --------------------
Class A-1 .......              $33,930,000                 $188,500,000
Class A-2 .......              $86,455,260                 $480,307,000
Class B .........              $         0                 $ 51,092,000
Class C .........              $         0                 $ 46,447,000
Class D .........              $         0                 $ 46,447,000
Class E .........              $         0                 $ 13,935,000

     The Underwriters have informed the Transferor and Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriters may be required to make in respect thereof.

     The Underwriters have advised the Depositor that they currently expect to make a market in the Certificates. However they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop. For further information regarding any offer or sale of the Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.


                                USE OF PROCEEDS

     The Depositor will apply the net proceeds from the sale of Certificates to pay the purchase price of the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Certificates.


                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Depositor and for the
                                 Underwriters by O'Melveny & Myers LLP.


                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that each such class of Certificates be assigned the ratings indicated on the cover hereof by Fitch and by Moody's, respectively.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments of interest and principal to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                              PAGE

Advance Rate............................................................ S-85
Advances................................................................ S-84
Annual Debt Service..................................................... S-42
Anticipated Repayment Date.............................................. S-32
Appraisal Reduction..................................................... S-85
Appraisal Reduction Event............................................... S-85
Appraisal Reduction Excess Collections.................................. S-76
Appraised LTV........................................................... S-42
Appraised Value......................................................... S-42
ARD Amount or ARD Balance............................................... S-42
ARD Loan................................................................. S-9
ARD Loans............................................................... S-32
Asset Status Report..................................................... S-91
Available Funds......................................................... S-65
Available Funds Allocation.............................................. S-67
Balloon Amount.......................................................... S-42
Balloon Balance......................................................... S-42
Balloon Loans........................................................... S-33
Balloon Payments........................................................ S-76
Balloon/ARD LTV......................................................... S-42
Banc One................................................................ S-81
Base Interest Fraction.................................................. S-70
Beneficial Owners....................................................... S-72
Book-Entry Certificate.................................................. S-72
business day............................................................. S-8
Cash Flow............................................................... S-41
Casualty................................................................ S-36
CERCLA.................................................................. S-23
Certificate Balance..................................................... S-64
Certificate Registrar................................................... S-74
CIBC.................................................................... S-11
CIBCOPCO................................................................ S-59
Class A-EC Notional Balance............................................. S-65
Class Interest Distribution Amount...................................... S-66
Class Interest Shortfall................................................ S-66
Code.................................................................... S-11
Collection Account...................................................... S-87
Collection Period....................................................... S-66
Commission............................................................... S-3
Condemnation............................................................ S-36
Condemnation Proceeds................................................... S-65
Constant Prepayment Rate................................................ S-78
Controlling Class....................................................... S-92
Controlling Class Certificateholders.................................... S-92
Corrected Mortgage Loan................................................. S-95
CPR..................................................................... S-78
Cross-Collateralized Loans.............................................. S-37
Cross-Defaulted Loans................................................... S-37
Current Occupancy....................................................... S-43
Cut-off Date Principal Balance.......................................... S-12
Debt Service Coverage Ratio............................................. S-42
Default Interest........................................................ S-35

Default Rate............................................................ S-66
Defeasance Lockout Period............................................... S-15
Definitive Certificate.................................................. S-72
Depositor................................................................ S-7
Directing Certificateholder............................................. S-92
Disposition Fee......................................................... S-95
Distribution Account.................................................... S-87
Distribution Date....................................................... S-64
DSCR.................................................................... S-42
DTC............................................................... S-11, S-73
Due Date................................................................ S-31
Duff & Phelps.......................................................... S-101
Eligible Bank........................................................... S-88
EPA..................................................................... S-24
ERISA.................................................................. S-100
ESA..................................................................... S-39
Excess Cash Flow........................................................ S-32
Excess Interest......................................................... S-32
Exemption.............................................................. S-101
Final Recovery Determination............................................ S-71
Fitch.................................................................... S-5
Form 8-K................................................................ S-49
Guide................................................................... S-60
Hospitality Properties.................................................. S-19
Indirect Participants................................................... S-73
Initial Pool Balance.................................................... S-30
Insurance Proceeds...................................................... S-65
Interest Accrual Period................................................. S-66
Liquidation Proceeds.................................................... S-65
Loan 120 Account................................................... S-9, S-31
Loan-to-Value Ratio..................................................... S-42
Lockout Period.......................................................... S-33
LTV..................................................................... S-42
Master Servicer Mortgage File........................................... S-83
Monthly Payment......................................................... S-66
Moody's.................................................................. S-5
Mortgage File........................................................... S-83
Mortgage Loan Documents................................................. S-35
Mortgage Loan Purchase Agreement........................................ S-30
Mortgage Loan Sellers.................................................... S-7
Net Collections......................................................... S-96
Net Mortgage Rate....................................................... S-66
Net Operating Income.................................................... S-41
Net REO Proceeds........................................................ S-66
NOI..................................................................... S-41
Nonrecoverable Advance.................................................. S-93
Notional Balance......................................................... S-5
NRF............................................................... S-11, S-59
NRFinance............................................................... S-11
Number of Units......................................................... S-43
Occupancy As of Date.................................................... S-42
Occupancy Rate.......................................................... S-42
Open.................................................................... S-34
PAR..................................................................... S-63
Participants............................................................ S-73

Paying Agent............................................................ S-73
Permitted Investments................................................... S-88
Physical Occupancy %.....................................................S-42
P&I Advance............................................................. S-84
Plan Asset Regulations................................................. S-101
Plans.................................................................. S-100
Pool Balance............................................................ S-30
Pooled Principal Distribution Amount.................................... S-66
Pooling and Servicing Agreement......................................... S-81
Prepayment Interest Shortfall........................................... S-67
Prepayment Interest Surplus............................................. S-67
Prepayment Premium Period............................................... S-33
Prepayment Premiums..................................................... S-67
Principal Prepayments................................................... S-67
Property Advances....................................................... S-84
Rated Final Distribution Date............................................ S-8
RCRA.................................................................... S-24
Realized Loss........................................................... S-70
Record Date............................................................. S-65
Remaining Amortization Term............................................. S-42
Remaining Term to Maturity.............................................. S-42
REMIC............................................................. S-10, S-99
Remittance Date......................................................... S-84
REO Account............................................................. S-64
REO Mortgage Loan....................................................... S-67
REO Property............................................................ S-94
Reserve Accounts........................................................ S-50
Residual Certificates................................................... S-11
Restricted Group....................................................... S-101
Revised Rate............................................................ S-32
Scheduled Final Distribution Date....................................... S-71
Scheduled Principal Balance............................................. S-71
Senior Certificates...................................................... S-9
Senior Principal Distribution Cross-Over Date........................... S-70
Servicing Fee........................................................... S-93
Servicing Fee Rate...................................................... S-93
Similar Law............................................................ S-100
SMMEA.................................................................. S-103
S&P.................................................................... S-101
Special Servicer........................................................ S-81
Special Servicing Fee................................................... S-95
Special Sub-Servicer.................................................... S-81
Specially Serviced Mortgage Loan........................................ S-94
Subordinate Certificates................................................. S-9
Transferor........................................................ S-11, S-59
Trust Fund............................................................... S-7
Trustee Mortgage File................................................... S-81
Underlying Mortgage Loan Purchase Agreements............................ S-30
Underwriters........................................................... S-104
Underwriting Agreement................................................. S-104
Underwritten DSCR....................................................... S-42
Underwritten Net Cash Flow.............................................. S-42
Underwritten NOI........................................................ S-42
Units/SF................................................................ S-43
Unscheduled Payments.................................................... S-67

Voting Rights........................................................... S-98
Weighted average life................................................... S-77
Weighted Average Maturity............................................... S-43
Weighted Average Net Mortgage Rate...................................... S-67
Workout Fee............................................................. S-95
Year Built.............................................................. S-42
Year Renovated.......................................................... S-42
Yield Maintenance Charge................................................ S-33
Yield Maintenance Period................................................ S-33

                                                                        ANNEX A


                               EXPLANATORY NOTES

Shaded Mortgage Loans signify either single notes secured by multiple Mortgages, or cross-collateralized/cross-defaulted notes and Mortgages.

Crossed loans (i.e., cross-collateralized or cross-defaulted Mortgage Loans) include a summation of certain loan parameters (e.g. Cut-off Date Balance) on the top line of the loan group as designated in bold type and, therefore, some loan totals are duplicated and must be adjusted to attain portfolio totals.

"NRF", "CIBC", and "KEY" denote National Realty Funding L.C. or National Realty Finance L.C., as applicable, CIBC Inc. and KeyBank National Association, respectively, as originators of the Mortgage Loans.

Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

"Largest Tenant Name" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

YM represents yield maintenance. "YM1", "YM2", "YM3", "YM4" and "YM5" represent the greater of yield maintenance or one percent, two percent, three percent, four percent and five percent of the outstanding principal balance at such time, respectively. The stated percentages represent specified Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"LO" denotes that a Mortgage Loan is locked out for a period during which prepayment is not permitted.

"DEF" denotes defeasance and indicates that a loan may be defeased only during the indicated period.

Yield Maintenance Description provides a summation of the calculation of any Yield Maintenance Charge. Note that with respect to Mortgage Loan Control #54, the Yield Maintenance Charge is calculated as the Treasury Rate plus 135 basis points per annum.

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-off Date.

Missing NOI data points occur because the data was not available or because they apply to a time period that is not comparable to other Mortgage Loans in the Mortgage Loan Pool.

Due on Sale provides a confirmation that exercise is at the related lender's option with a fee payable for such option.

Fixed Loan Type identifies that interest will accrue on the balance of the related Mortgage Loan at the indicated fixed coupon during the term of the loan.

"NAP" denotes data is not applicable.

Current LTV Ratio is calculated using the original appraised value and the Cut-off Date Balance.

All reserve holdback balances, monthly reserves and monthly escrows were obtained from the related Mortgage Loan Seller.

1998 NOI--Generally, 1996 and 1997 NOI indicates a January through December calendar year. 1998 NOI may be calculated on any one of the three following methods: (a) at least 8 months during 1998, annualized, (b) the trailing 12 months ending no earlier than October 1998 including at least 10 months of calendar 1998, or (c) calendar year 1998.

Mortgage Loan Control #5 is a set of 4 NRF cross-collateralized Mortgage Loans made up of loan #'s 2493, 2494, 2496 and 2497. Loan #2494 is secured by two Mortgaged Properties identified as #2494A and #2494B. Information regarding #2494A and #2494B is added together on the loan level line and shown as #2494. Therefore, when adding the numbers to determine the rolled-up balances for the entire cross-collateralized group for Mortgage Loan Control #5, the information for #2494A and #2494B should not be included so as to avoid double counting.

"Future Subordinate Financing" indicates whether the related borrower may enter into further financing secured by the Mortgaged Property.

------------------------------------------------------------------------------------------------------------------------------------
CONTROL       LOAN
NUMBER       NUMBER  ORIGINATOR    PROPERTY NAME                                    PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1         C101     CIBC        Three Park Avenue                                3 Park Avenue
    2         2172     NRF         Tower Shops                                      Southeast Corner of I-595/State Road
    3         C102     CIBC        Louisville Marriott East                         1903 Embassy Sq. Blvd.
    4         4803     KEY         Bank Of America                                  50 West Liberty Street

    5                  NRF         THE AIP LOANS & PROPERTIES

   5.10       2493     NRF         Spring Valley Business Park, #6                  1055-1059 S. Sherman Street
   5.20       2496     NRF         109-111 Inverness                                109-111 Inverness Dr. East
   5.30       2494     NRF         CENTRAL PARK & SKYWAY ROLLUP                     VARIOUS
   5.31       2494A    NRF         Central Park Office Tech Center                  1901 Glenville Drive and 1900 Firman Drive
   5.32       2494B    NRF         Skyway Business Center                           3002-3018 Skyway Circle South
   5.40       2497     NRF         Avion Business Center                            2155 Chenault Drive

    6         C104     CIBC        One City Center                                  One City Center

    7                  KEY         THE NURSING CENTER LOANS

   7.10       6275     KEY         Hickory of Athens Nursing Center                 51 East Fourth Street
   7.20       6276     KEY         Southern Hills Health & Rehabilitation Center    19530 Bagley Road
   7.30       6274     KEY         Scenic Hills Nursing Center                      311 Buck Ridge Road
   7.40       6273     KEY         Arcadia Nursing Center                           Route 7, East Main Street

    8         C105     CIBC        Sea Tac Hotel                                    17001 Pacific Highway South

    9         C103     CIBC        PRIME GROUP PORTFOLIO                            VARIOUS
   9.10       C103i    CIBC        11039 Gage Avenue                                11039 Gage Avenue
   9.20       C103b    CIBC        11045 Gage Avenue                                11045 Gage Avenue
   9.30       C103j    CIBC        1401 South Jefferson Street                      1401 South Jefferson Street
   9.40       C103g    CIBC        200 E. Fullerton Avenue                          200 E. Fullerton Avenue
   9.50       C103h    CIBC        350 Randy Road                                   350 Randy Road
   9.60       C103f    CIBC        370 Carol Lane                                   370 Carol Lane
   9.70       C103c    CIBC        4160-4190 Madison Street                         4160-4190 Madison Street
   9.80       C103d    CIBC        4211 Madison Street                              4211 Madison Street

    10        2454     NRF         St. Francis Outpatient Building                  2226 Liliha Street
    11        2701     NRF         Lake Howell Square                               1241-1271 Semoran Boulevard
    12        1079     NRF         Hedges Greene Shopping Center                    8515 SW Tualatin-Sherwood Road
    13        2254     NRF         Blanco Crossing Apartments                       13999 Old Blanco Road
    14        6270     KEY         Kansas City FBI Building                         1300 Summit Street
    15        2643     NRF         Metro Square II & III                            2735-2775 Villa Creek Road & 12200/12300
                                                                                      Ford Road
    16        C106     CIBC        Tech Park I & II                                 2230-2260 Corporate Center Drive
    17        2557     NRF         Rosemeade Apartments                             3737 Timberglen Road
    18        3816     NRF         Bonita Center                                    4340-4450 Bonita Road
    19        4713     NRF         Carter Oak Crossing                              5495 Jimmy Carter Blvd.

    20                 KEY         LEXFORD GEORGIA PORTFOLIO

  20.10       6040     KEY         Stewart Way I & II Apartments                    302 General Stewart Way
  20.20       6039     KEY         Mill Run Apartments, No. 3480                    300 Jones Mill Road
  20.30       6041     KEY         Wilcrest Woods Apartments                        701 Penn Waller Road
  20.40       6035     KEY         Oakley Woods Apartments                          6300 Oakley Road
  20.50       6042     KEY         Glenwood Village                                 1420 Gray Highway
  20.60       6037     KEY         Camden Way I Apartments                          145 N. Gross Road
  20.70       6036     KEY         Hatcher Way Apartments                           127 Havanna Avenue
  20.80       6038     KEY         Quail Call Apartments                            2414 North Brierwood Drive

    21                 NRF         THE REALMARK PORTFOLIO

  21.10       4923     NRF         Inducon Park East Phase I & II                   415 & 435 / 410, 430 & 440 Lawrence Bell Drive
  21.20       2752     NRF         Inducon Park East Phase III                      80/90 Curtwright Drive
  21.30       4022     NRF         Paddock at Metro Center                          230 Cumberland Bend Drive

    22        2236     NRF         Asbury Court                                     210 Airport Road & 230 S. Lincolnway
    23        C108     CIBC        RegstadPortfolio                                 1430 34th St.SW,1414 35th St,3100 33rd St.,
                                                                                      1710 49t
    24        C109     CIBC        Doubletree Grand Hotel                           1717 North Bayshore Drive
    25        C110     CIBC        300 West 49th Street                             300 West 49th Street
    26        5639     NRF         Custer Park Apartments                           3400 Custer Road
    27        3421     NRF         Colonnade Office Building                        53 Forest Avenue
    28        3007     NRF         Moss Creek Apartments                            12851 Haster Street
    29        C111     CIBC        Wild Harvest Marketplace                         575 Worcester Road (Route 9)
    30        C112     CIBC        Frontier Village Phase III                       1841 East Highway 69
    31        2606     NRF         Verdugo Hills Professional Building              1808 and 1818 Verdugo Blvd
    32        C113     CIBC        Cortez Plaza East                                S/W/C Cortez Road & 5th Street West
    33        C115     CIBC        Uptons Department Store                          21759 State Road 7
    34        1920     NRF         Radisson Inn                                     75 Felton Street
    35        3193     NRF         Comfort Suites Downtown                          346 Baronne Street

    36        5454     NRF         CAPTEC FRANCHISE PORTFOLIO IV                    VARIOUS
  36.10       5454A    NRF         Bennigan's - Norfolk, VA                         5741 Virginia Beach Blvd.
  36.20       5454B    NRF         Steak & Ale - Farmington Hills, MI               27590 Orchard Lake Road
  36.30       5454C    NRF         Arby's - Southgate, MI                           18767 Northline Road
  36.40       5454D    NRF         Blockbuster Video - Riverdale,GA                 8529 Georgia Highway 85
  36.50       5454E    NRF         Hollywood Video - Hamilton, OH                   1491 Main Street
  36.60       5454F    NRF         Hollywood Video - Cincinnati, OH                 6123 Colerain Avenue
  36.70       5454G    NRF         Steak & Ale - Trevose, PA                        2224 Roosevelt Boulevard
  36.80       5454H    NRF         Carino's Italian Kitchen - El Paso, TX           675 Sunland Park Drive

    37                 KEY         LEXFORD MICHIGAN PORTFOLIO

  37.10       6228     KEY         Ashgrove Apartments                              15151 Ashgrove Drive
  37.20       6229     KEY         Heathmoore Apartments                            34895 Heathmoore Drive
  37.30       6230     KEY         Montgomery Court Apartments of Ingham Co.        1715 Huntsville Drive

    38        5453     NRF         CAPTEC FRANCHISE PORTFOLIO III                   VARIOUS
  38.10       5453A    NRF         Denny's Restaurant                               5720 Northampton Boulevard
  38.20       5453B    NRF         Golden Corral                                    4532 South Florida Avenue
  38.30       5453C    NRF         Applebee's Bar & Grill                           105 Potomac Boulevard
  38.40       5453D    NRF         Church's Chicken                                 1003 Southeast Military Drive
  38.50       5453E    NRF         Red Robin Grill                                  1701 William D. Tate Ave.
  38.60       5453F    NRF         Jack-in-the-Box                                  320 Grapevine Highway
  38.70       5453G    NRF         Hollywood Video                                  3610 West Owen K. Garriott Road
  38.80       5453H    NRF         Black-Eyed Pea                                   1905 Preston Road

    39        6278     KEY         American Twine Office Park                       222 Third Street
    40        3252     NRF         2-30 Spring Mill Drive                           2-30 Spring Mill Drive
    41        1888     NRF         Pittsford Place Mall                             3300 Monroe Avenue
    43        4707     NRF         Courtside Village Apartments                     255 Sonoma Way & 260 Ashley Avenue
    44        5273     NRF         Walgreens/West University                        3200 Bissonet Street
    45        4843     NRF         The Bayer Building                               35 Executive Boulevard
    46        3344     NRF         Coral Gates Apartments                           12401 Studebaker Road
    47        C117     CIBC        100 Brinson Road                                 100 Brinson Road
    48        3779     NRF         Commons on Park Springs Apartments               2115 Park Springs Circle
    49        C119     CIBC        Branson Ultrasonics Building                     41 Eagle Road
    50        3291     NRF         River Oaks Apartments                            711 Brentford Place
    51        4371     NRF         Memorial Skyway Plaza                            610 North Michigan Street

    52        2495     NRF         AIP FLORIDA                                      VARIOUS
  52.10       2495A    NRF         Presidents Plaza                                 4801 & 4803 George Road
  52.20       2495B    NRF         Corporex Plaza I Service Center                  3902 & 3904 Corporate Park Drive

    53        4448     NRF         Riverrain Terrace Apartments                     1110-1128 Huron River Road
    54        3635     KEY         Cambridge Place                                  1100 6th Ave North
    55        5150     NRF         Third Avenue Plaza                               765 Third Avenue
    56        6281     KEY         Lockbourne Industrial Park II                    4140 Lockbourne Road
    57        4113     NRF         Hall Group Industrial Buildings                  40200, 40230 and 40220 Grand River
    58        4737     NRF         Cymer, Inc.                                      16725 Technology Drive
    59        2763     NRF         The Fairview Center Office Building              1003 West Seventh Street
    60        2700     NRF         Willows Apartments                               5280 West Hacienda Ave.
    61        3810     NRF         Willows Apartments Phase II                      5245 South Edmond
    62        C121     CIBC        Cardiff Plaza                                    6701 Black Horse Pike

    63                 KEY         LEXFORD OHIO PORTFOLIO

  63.10       6227     KEY         Woodlands Apartments of Columbus                 5354 Deerbrook Lane
  63.20       6225     KEY         Timbercreek Apartments of Toledo, Ltd.           2140 Timbercreek Drive
  63.30       6224     KEY         Springwood Apartments                            5463 Yellowbud Drive

    64        2401     NRF         West Town Market Square Shopping Center          3830 Washington Road
    65        6259     KEY         Eagles Run Apts. - Phase I                       2000 Bouldercrest Road
    66        3637     KEY         Plasti-Line Headquarters                         623 East Emory Rd
    67        4486     NRF         Brenbrook Apartments                             11 Cinnamon Circle

    68                 NRF         YVONNE KING TRUST PORTFOLIO

  68.10       4027     NRF         La Prada Place Apartments                        8383 La Prada Drive
  68.20       4028     NRF         McCallum Corners Apartments                      7795 McCallum Boulevard

    69        4326     NRF         Acorn Tree Apartments                            2105 West Jefferson Blvd.
    70        4338     NRF         Unifiber Building                                3855 Ruffin Road
    71        4840     NRF         Sandlin Square Shopping Center                   303 Beltline Place
    72        3376     NRF         Museum Place                                     Two East India Square
    73        6277     KEY         Good Neighbor Care Center                        622 South 57th Place
    74        1930     NRF         Miramar Plaza                                    8220-8290 Miramar Road
    75        3644     KEY         Gaylord Container                                815 Industrial Drive
    76        6282     KEY         Cedaridge West Apartments                        2072 30th Street
    77        C123     CIBC        Revere Crossing                                  826 Guenther Avenue
    78        3701     NRF         Pepper Place Apartments                          601 W. Renner Road
    79        5775     NRF         Day Hill Corporate Center                        200 Day Hill Road

    80        C124     CIBC        ROIFF PORTFOLIO - B SUMMARY                      VARIOUS
  80.10       C124a    CIBC        Roiff - B (50 Evergreen)                         50 Evergreen Street
  80.20       C124b    CIBC        Roiff-B (113 Beacon)                             113 Beacon Street

    81        1703     NRF         Gateway Business Park BuildingB                  6360 S. Pecos
    82        5416     KEY         Best Western - Luxbury Hotel                     5501 Coventry Lane
    83        3636     KEY         American Sign                                    7430 Industrial Blvd.
    85        C126     CIBC        Normandy Village Apartments                      6668 Mt. Zion Boulevard
    86        C125     CIBC        Glen Plaza Shopping Center                       216-230 Glen Cove Road
    87        6279     KEY         Crossroads Business Park                         Loop Road
    88        2347     NRF         Valu-Home Plaza                                  4152 West Main Street

    89                 NRF         SUNNYLANE & REMINGTON APTS.

  89.10       3145     NRF         Sunnylane Park Apartments                        4215 S.E. 53rd Street
  89.20       3151     NRF         Remington Place Apartments                       1801 E. Remington

    90        C127     CIBC        ROIFF PORTFOLIO - A SUMMARY                      VARIOUS
  90.10       C127a    CIBC        Roiff - A (772, 774, 776 Columbus)               772, 774, 776 Columbus Avenue
  90.20       C127b    CIBC        Roiff A (216-218 Hemenway)                       216 - 218 Hemenway Street
  90.30       C127c    CIBC        Roiff- A (480 & 486 Massachusetts)               480 & 486 Massachusetts Avenue

    91                 NRF         MCLEOD PHASES I & II                             6255 S. MCLEOD DRIVE
  91.10       1898     NRF         McLeod Phase I                                   6255 S. McLeod Drive
  91.20       1899     NRF         McLeod Phase II                                  6255 S. McLeod Drive

    92        3610     NRF         Cannon Oaks Retail Center                        3421 West William Cannon Drive
    93        4029     NRF         Ambassador Apartments                            4400 Ambassador Way
    94        3180     NRF         Comfort Suites Motel                             12010 NE Airport Way
    95        C129     CIBC        Fairfield Inn - Knoxville                        1551 Cracker Barrel Lane
    96        2731     NRF         Westchester Gardens                              3301 McMullen Booth Road
    97        2343     NRF         Wheatland Village Shopping Center                4001-4041 Wheatland
    98        6287     KEY         Forest Creek Patio Homes                         6510 U.S. Highway 31 South
    99        C131     CIBC        Rolling Ridge Apartments                         9 Denise Drive
   100        3422     NRF         Airport Properties I & II                        640-642 Cordell and 4767-4787 Clark Howell
                                                                                      Boulevard
   101        4409     NRF         Olympic View Apartments                          16700 31st Avenue

   102        C132     CIBC        ROIFF PORTFOLIO - C SUMMARY                      VARIOUS
  102.10      C132a    CIBC        Roiff - C (610 Columbus)                         610 Columbus Avenue
  102.20      C132b    CIBC        Roiff - C (28, 55, 61, 63 S.Huntington)          28, 55, 61, & 63 South Huntington Avenue

   103        3921     KEY         Kendale Industries                               7600 Hub Parkway & 8600 Pleasant Valley Road
   104        3098     NRF         Greentree Commons                                8001-8004 Lincoln Dr. West
   105        C133     CIBC        87 West Cedar & 19 Chestnut                      87 West Cedar & 19 Chestnut Street
   106        3293     NRF         Evans Sheridan Plaza                             485 Evans Road
   107        3730     NRF         Landmark Lofts                                   426 West 5th Street
   108        2235     NRF         1701 Louisville                                  1701 Louisville & 3501 Workman
   109        C134     CIBC        Greenspring Valley Office Center                 9505 Reisterstown
   110        6291     KEY         Ogden OfficeMax                                  1250 Washington Boulevard
   111        C135     CIBC        Whitehall Commons                                3 Maryland Circle
   112        3194     NRF         Laverock Place                                   1000 Ivy Hill Road Mt. Airy
   113        4482     NRF         Inwood World Plaza                               14807 Inwood Road
   114        C136     CIBC        Walgreen's Store                                 503 S. Chickasaw Trail/8000 Lake Underhill Road
   115        4126     NRF         Springs Village Shopping Center                  3841 South Highway 97
   116        3797     KEY         Spanish Village                                  7204 Ho Road -7211 Hum Street
   117        2049     NRF         Westside Plaza Shopping Center                   20310 - 20358 NW 2nd Ave.
   118        3817     NRF         Montrose Apartments                              2841-2851 Montrose Ave.
   119        C137     CIBC        Harrisonburg Plaza                               2475 South Main Street
   120        3922     KEY         Dover Junction Shopping Centerand Mall           620 Dover Center Road
   121        1420     NRF         Ditek Facility                                   1720 Starkey Road
   122        C139     CIBC        Southland Shopping Center                        1716-1930 South Fourth Street
   123        C138     CIBC        901 Broadway                                     901 Broadway
   124        6264     KEY         Mayfield Plaza                                   1400 SOM Center Road
   125        6262     KEY         6705 Wales Road                                  6705 Wales Road
   126        4875     NRF         Riverside Business Park                          3343-3387 Chicago Ave. & 3330-3392 Durahart St.
   127        1678     NRF         East Village Annex Shopping Center               2611, 2621 & 2625 Oswell St.
   128        5720     NRF         Pyramid Professional Center                      1404-1406 S. Crain Highway
   129        6232     KEY         Forsythia Court Apartments                       6001 Barley Avenue
   130        3640     KEY         Patrick-Sandhill Business Park                   6126 South Sandhill Road
   131        6267     KEY         5900 Roche Drive                                 5900 Roche Drive
   132        3036     NRF         Savannah Square Crossing                         1515-1595 Rice Road
   133        C140     CIBC        3991 Sarno Road                                  3991 Sarno Road
   134        6271     KEY         Snowville Shopping Center                        5739-5785 Chevrolet Blvd. & 11680 Snow Rd.
   135        3382     NRF         Deauville Apartments                             8260 East Ten Mile Road
   136        3923     KEY         Janita Plaza                                     3620-3650 E. Flamingo Rd.
   137        3596     NRF         Greenhaven Plaza & Lakecrest Medical Plaza       900 thru 902, 910 Florin Road
   138        6289     KEY         Union Place                                      85 South Union Boulevard
   139        3924     KEY         Hamilton Fixture Building                        4805 Hamilton-Middletown Road
   140        6266     KEY         Fountain View Retirement Village of Grant        50 South Maple Street
   141        2342     NRF         Towngate Plaza Shopping Center                   1901 Northwest Highway
   142        3643     KEY         Jubilee Supermarket                              45-47 Ellicott Street

   143                 KEY         BROADFIELD & WESTFIELD OFFICES

  143.10      6260     KEY         Broadfield North                                 8903-8939 Broadway Avenue
  143.20      6261     KEY         Westfield Commons South                          101-107 West 79th. St.

   144        2556     NRF         Moorehouse Main Street                           881 Main Street
   145        1418     NRF         495 Post Road East Office Park                   495 Post Road East
   146        2543     NRF         Broadview Ridge Townhomes                        2110-2160 Farnon Court
   147        4633     NRF         Pinetree II and III condominiums                 335 East 100 South and 50 South 350 East
   148        4092     NRF         River Hills Apartments                           3017 Limestone Drive Suite 1
   149        2546     NRF         Crescent Heights Plaza                           8149-8165 Santa Monica Boulvard
   150        3801     KEY         Interart/Sunrise Publications                    3963 Vernal Pike
   151        2986     NRF         Tinker Plaza View Apartments                     7401 SE 29th St.
   152        3319     NRF         3052-3070 San Fernando Road                      3052-3070 San Fernando Road
   153        C141     CIBC        Quaker Plaza Shopping Center                     33 Quaker Road
   154        4460     NRF         Fountain Ridge Apartments                        507 S. Claiborne
   155        C142     CIBC        The Plaza Building                               Building 400, Riverview Executive Park
   156        3888     NRF         Chamberlain Court/Stadium View/Abbott Corner     1733 Ohio/1040 Mississippi/W. 18th St.
   157        C144     CIBC        Midlothian Plaza Shopping Center                 1000 East U.S. Highway 287
   158        C143     CIBC        Country Greene Condominium                       320 West Harwood Road
   159        1208     NRF         San Joaquin Valley Professional Center           7405 & 7489 N. First Street
   160        2215     NRF         Modernistic Die Cutting                          169 Jenks Avenue
   161        3420     NRF         Adams Plaza                                      976-1032 Eastern Avenue
   162        6268     KEY         Mayflower Shopping Center                        2134-2226 Lincoln Way
   164        4258     NRF         Best Western Executive Inn                       27441 Helen Drive
   165        4297     NRF         Bluffs West Apartments                           4335-4343 N. Chestnut Street
   166        6280     KEY         JRH Office Building                              32600 Telegraph Road
   167        C145     CIBC        Bay Pointe Apartments                            296 U.S. Highway 90
   168        3181     NRF         Paint Creek Village Apts.                        750-770 Orion Road
   169        3798     KEY         Woodland Apartments                              3140 Route 209
   170        6027     KEY         Windrush Court Apartments                        13971 Windrush Court
   171        C146     CIBC        Sunny Point Garden Apartments                    886 South Nova Road
   172        3708     NRF         Bearmore Mobile Home Park                        1820 Hwy. #35, Block 72, Lot 35
   173        4328     NRF         Fair Oaks Garden Apartments                      1158-1174 Fair Oaks Avenue
   174        3386     NRF         Alpine Vista Apartments                          1705 West Pine Street
   175        6026     KEY         Heronwood Apartments                             13809 Heronwood Lane
   176        3393     NRF         Strasbourg Apartments                            3 NW O'Brien Road
   177        3412     NRF         Brighton Court Apartments                        14300 32nd Ave, NE
   178        2398     NRF         Greenback Oaks Plaza                             8800-8820 Greenback Lane
   179        2320     NRF         235 West Parkway                                 235 West Parkway
   180        3858     NRF         Wachovia Bank Building                           1489 North Military Trail
   181        6028     KEY         Shadow Wood Apartments                           1927 Sanford Circle
   182        6286     KEY         Green Plaza Shopping Center                      4195 Massillon Road
   183        3925     KEY         Bissman Company - 30 Fifth                       30 West Fifth St./ 175-193 N. Main St./ 189 N.
                                                                                      Mulberry St.
   184        6283     KEY         Carmel Office Center                             4501-4507 Hills & Dales Road NW
   185        3186     NRF         Baxter Office Park                               510 Baxter Road
   186        6030     KEY         Parkway North Apartments                         8049 Stillwater Court
   187        6290     KEY         U.S. Bank Branch                                 1125 Garden of the Gods Road
   188        6231     KEY         Bradford Place Apartments                        16 Bradford Place
   189        C147     CIBC        42 Grove Street                                  42 Grove Street
   190        6226     KEY         Annhurst Apartments of Columbus                  5849 Cherry Bottom Road
   191        3926     KEY         Airy Forest Apartments                           5100-5120 Hawaiian Terrace
   192        2397     NRF         Centennial Marketplace                           956 W. Cherry Street
   193        2396     NRF         510 Compton Street                               510 Compton Street
   194        3646     KEY         Mountlake Terrace Business Park                  21718-66 Avenue West
   195        3927     KEY         Sandler Property                                 142 Route 17K
   196        6258     KEY         Burkey Apartments                                37 Washington Avenue
   197        6265     KEY         990 High Street                                  988-990 High Street
   198        3928     KEY         Madison Villa Apts                               199 North Madison  Road
   199        3929     KEY         Packard House Apts                               1373 Mahoning Ave. N.W.
   200        6263     KEY         Randall Park Strip Mall                          4834 - 4836 Northfield Road
   201        3647     KEY         Kent Central Business Center                     1510 & 1514 S. Central Ave.
   202        3650     KEY         Ponderosa Apartments                             5300 South 900 East
   203        3649     KEY         Beaver Circle                                    3078-3109 W. Beaver Circle
   204        6288     KEY         Wagner Hardware Company                          455 West Longview Avenue
   205        3889     NRF         Carson Place Apartments                          1121-23 Louisiana

   206        C148     CIBC        ROIFF PORTFOLIO - D SUMMARY                      VARIOUS
  206.10      C148a    CIBC        Roiff - D (1742 Washington Street)               1742 Washington Street
  206.20      C148b    CIBC        Roiff - D (226 Parker Hill)                      226 Parker Hill Avenue

   207        6272     KEY         Iliff Square Shopping Center                     2201-2271 S. Peoria Street
   208        C149     CIBC        Eckerd's Drug Store                              200 Main Street
   209        3930     KEY         Audrey Ave.Apts                                  2 Audrey Avenue
   210        C150     CIBC        Eckerd's Drug Store                              104 East Main Street
   211        3800     KEY         Turtle Rock Apartments                           10-17, 20-27, 30-37 Turtle Rock Court
   212        3931     KEY         Childrens World Day Care Center                  9034 East Mineral Avenue
   213        6284     KEY         Storage Quarters Mini Warehouse                  15415 Pine Ridge Road
   214        2120     NRF         Kenny Rogers Roasters                            535 N. Milwaukie Street
   215        3932     KEY         Park View Plaza                                  11002-11010 Clifton Road
   216        3934     KEY         Gateway Apartments                               501 Southern Boulevard N.W.
   217        3933     KEY         Grover Cleveland                                 783-819 Millersport Highway
   218        3936     KEY         Pembroke Estates                                 20539-20541 Southfield Road

   219        3937     KEY         PAUL G. MAYER APARTMENTS                         VARIOUS
  219.10      3937A    KEY         Paul G. Mayer Apartments                         51-53 Brookes Avenue
  219.20      3937B    KEY         349 College Street                               349 College Street

   220        3938     KEY         Ripley Machine Company                           3171 Albrecht Avenue
   221        3939     KEY         Northcliffe Manor Apts                           4528 Hamilton Avenue
   222        3940     KEY         Hull's Mobile Home Park                          13 Andrus Street
   223        3941     KEY         Joseph Drowne House                              36-38 State Street
   225        3942     KEY         Merrimack Village Mall                           Route 3 - 416 Daniel Webster Highway
   226        3943     KEY         Vision Development                               20974 Arsenal Street
   227        4279     NRF         511 Miami Street                                 511 Miami Street
   228        3944     KEY         45 Allen Place Apts                              45 Allen Place
   230        3945     KEY         Euclid Place Office Building                     25000 Euclid Avenue
   231        3947     KEY         50 Allen Place Apts                              50 Allen Place
   232        3948     KEY         J & A Latham Properties Corp.                    17 Hemlock Street
   233        3949     KEY         Brickton Manor                                   22250 Euclid Ave.
   234        3950     KEY         Bayside Apartments                               1051 West Van Buren Street
   235        3951     KEY         North French Plaza                               560-570 North French Road
   236        3952     KEY         180 Bond Street Apartments                       180 Bond Street
   237        3953     KEY         Hong Commercial Retail                           1649 Central Avenue
   238        3954     KEY         337 South 400 East                               337 South 400 East
   239        3955     KEY         Children's Discovery Center                      54166 County Road 7 North

------------------------------------------------------------------------------------------------------------------------------------
CONTROL    PROPERTY                 PROPERTY          PROPERTY        PROPERTY                           BORROWER
NUMBER       CITY                    STATE            ZIP CODE          TYPE                               NAME
------------------------------------------------------------------------------------------------------------------------------------
    1      New York                 New York           10016      Office                    Three Park Avenue Building Co.,L.P.
    2      Davie                    Florida            33324      Retail-Anchored           Tri-County Plaza Associates, Ltd.
    3      Louisville               Kentucky           40299      Hotel                     Columbia Properties Louisville, Ltd.
    4      Reno                     Nevada             89501      Office                    Liberty West Holdings, L.L.C.

    5                                                             VARIOUS                   AMERICAN INDUSTRIAL PROPERTIES REIT
   5.10    Richardson               Texas              75081      Office                    American Industrial Properties REIT
   5.20    Englewood                Colorado           80112      Office/Industrial         American Industrial Properties REIT
   5.30    VARIOUS                  VARIOUS            VARIOUS    VARIOUS                   AMERICAN INDUSTRIAL PROPERTIES REIT
   5.31    Richardson               Texas              75081      Office/Industrial         American Industrial Properties REIT
   5.32    Irving                   Texas              75038      Office/Industrial         American Industrial Properties REIT
   5.40    Carrollton               Texas              75006      Office/Industrial         American Industrial Properties REIT

    6      Portland                 Maine              04101      Office                    One City Center Associates

    7                               OHIO                          NURSING HOME

   7.10    The Plains               Ohio               45780      Nursing Home              Hickory Creek of Athens, Inc.
   7.20    Middleburg Heights       Ohio               44130      Nursing Home              Southern Hills Health and
                                                                                              Rehabilitation Center, I
   7.30    Bidwell                  Ohio               45614      Nursing Home              Scenic Hills Nursing Center, Inc.
   7.40    Coolville                Ohio               45723      Nursing Home              Arcadia Nursing Center, Inc.

    8      Sea Tac                  Washington         98188      Hotel                     CHIP REIT No. 25 Sea-Tac Ltd.

    9      VARIOUS                  VARIOUS            VARIOUS    INDUSTRIAL                PRIME GROUP REALTY TRUST
   9.10    Franklin Park            Illinois                      Industrial                Prime Group Realty Trust
   9.20    Franklin Park            Illinois                      Industrial                Prime Group Realty Trust
   9.30    Chicago                  Illinois                      Industrial                Prime Group Realty Trust
   9.40    Carol Stream             Illinois                      Industrial                Prime Group Realty Trust
   9.50    Carol Stream             Illinois                      Industrial                Prime Group Realty Trust
   9.60    Elmhurst                 Illinois                      Industrial                Prime Group Realty Trust
   9.70    Hillside                 Illinois                      Industrial                Prime Group Realty Trust
   9.80    Hillside                 Illinois                      Industrial                Prime Group Realty Trust

    10     Honolulu                 Hawaii             96817      Office                    Liliha Partners, LP, dba Liliha LMP
                                                                                              Company
    11     Casselberry              Florida            32707      Retail-Anchored           Buffalo-LH Business Trust & Buffalo
                                                                                              Casselberry Bu
    12     Tualatin                 Oregon             97062      Retail-Anchored           Zian Limited Partnership
    13     San Antonio              Texas              78216      Multifamily               Sovereign Development Partners1994-1,
                                                                                              Ltd.
    14     Kansas City              Missouri           64106      Office                    Missouri Assets L.L.C.
    15     Farmers Branch           Texas              75234      Office                    Ford Villa Operating Associates,
                                                                                              Limited Partnersh
    16     Henderson                Nevada             89014      Office                    Green Valley Tech Park, LLC
    17     Dallas                   Texas              75287      Multifamily               Rosemeade Associates-320, Inc.
    18     Chula Vista              California         91902      Retail-Anchored           Bonita Centre, LLC
    19     Norcross                 Georgia            30092      Retail-Anchored           Carter Oak Crossing, LLC

    20                              GEORGIA                       MULTIFAMILY               VARIOUS
  20.10    Hinesville               Georgia            31313      Multifamily               Lexford GAKB, LLC
  20.20    Statesboro               Georgia            30458      Multifamily               Lexford GAKB II, L.L.C.
  20.30    Savannah                 Georgia            31410      Multifamily               Wilcrest Woods Apartments, LTD.
  20.40    Union City               Georgia            30291      Multifamily               Oakley Woods Apartments of Union City,
                                                                                              LTD
  20.50    Macon                    Georgia                       Multifamily               Glenwood Village Apartments ofMacon,
                                                                                              Ltd.
  20.60    Kingsland                Georgia            31548      Multifamily               Camden Way Apartments, Ltd.
  20.70    Waycross                 Georgia            31501      Multifamily               Hatcher Way Apartments, Ltd.
  20.80    Albany                   Georgia            31705      Multifamily               Quail Call Apartments, Ltd.

    21                                                            OFFICE/INDUSTRIAL         REALMARK PROPERTY INVESTORS LIMITED
                                                                                              PARTNERSHIP V
  21.10    Amherst                  New York           14221      Office/Industrial         Realmark Property Investors Limited
                                                                                              Partnership V
  21.20    Amherst                  New York           14221      Office/Industrial         Realmark Property Investors Limited
                                                                                              Partnership V
  21.30    Nashville                Tennessee          37228      Office/Industrial         Realmark Property Investors Limited
                                                                                              Partnership V

    22     North Aurora             Illinois           60542      Congregate Care           Z.L. Company, Inc., EJR Enterprises,
                                                                                              Inc., et al
    23     Fargo                    North Dakota       58103      Multifamily               Regstad Family Limited Partnership
    24     Miami                    Florida            33132      Hotel                     PH Hotel, Inc.
    25     New York                 New York           10019      Multifamily               300 West 49th Street Associates LLC
    26     Plano                    Texas              75023      Multifamily               Price Custer Park, L.P.
    27     Greenwich                Connecticut        06870      Office                    The Colonnade One at Old Greenwich
                                                                                              Limited Partner
    28     Garden Grove             California         92643      Multifamily               Fritz Hoelscher, William N. & Nancy M.
                                                                                              Buxton, as
    29     Framingham               Massachusetts      01701      Retail-Anchored           575 Worcester Road LLC
    30     Prescott                 Arizona            86301      Retail-Anchored           Grace Investment Company
    31     Glendale                 California         91208      Office                    Verdugo Hills Professional Buildings
    32     Bradenton                Florida            34207      Retail-Anchored           Bradenton Associates
    33     Boca Raton               Florida            33428      Retail-Anchored           Bayshore Developers II, LC
    34     Marlborough              Massachusetts      01752      Hotel                     N&L Marlboro Development Company
    35     New Orleans              Louisiana          70112      Hotel                     Putnam Hotel Corporation

    36     VARIOUS                  VARIOUS            VARIOUS    VARIOUS                   CAPTEC FRANCISE CAPITAL PARTNERS L.P. IV
  36.10    Norfolk                  Virginia           23502      Special Purpose           Captec Francise Capital Partners L.P. IV
  36.20    Farmington Hills         Michigan           48334      Special Purpose           Captec Francise Capital Partners L.P. IV
  36.30    Southgate                Michigan           48195      Retail-Unanchored         Captec Francise Capital Partners L.P. IV
  36.40    Riverdale                Georgia            30274      Retail-Single Tenant      Captec Francise Capital Partners L.P. IV
  36.50    Hamilton                 Ohio               45013      Retail-Single Tenant      Captec Francise Capital Partners L.P. IV
  36.60    Cincinnati               Ohio               45239      Retail-Single Tenant      Captec Francise Capital Partners L.P. IV
  36.70    Trevose                  Pennsylvania       19503      Special Purpose           Captec Francise Capital Partners L.P. IV
  36.80    El Paso                  Texas              79912      Special Purpose           Captec Francise Capital Partners L.P. IV

    37                              MICHIGAN                      MULTIFAMILY               VARIOUS
  37.10    Sterling Heights         Michigan           48313      Multifamily               Ashgrove Apartments of Sterling
                                                                                              Heights, Ltd.
  37.20    Clinton Township         Michigan           48035      Multifamily               Heathmoore Apartments of Macomb County,
                                                                                               Limited
  37.30    Haslett                  Michigan           48840      Multifamily               Montgomery Court Apartments of Ingham
                                                                                               County, Ltd.

    38     VARIOUS                  VARIOUS            VARIOUS    VARIOUS                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P.
                                                                                               III
  38.10    Viginia Beach            Virginia           23455      Special Purpose           Captec Franchise Capital Partners L.P.
                                                                                               III
  38.20    Lakeland                 Florida            33813      Special Purpose           Captec Franchise Capital Partners L.P.
                                                                                               III
  38.30    Mt. Vernon               Illinois           62864      Special Purpose           Captec Franchise Capital Partners L.P.
                                                                                               III
  38.40    San Antonio              Texas              76214      Special Purpose           Captec Franchise Capital Partners L.P.
                                                                                               III
  38.50    Grapevine                Texas              76051      Special Purpose           Captec Franchise Capital Partners L.P.
                                                                                               III
  38.60    Hurst                    Texas              76054      Special Purpose           Captec Franchise Capital Partners L.P.
                                                                                               III
  38.70    Enid                     Oklahoma           36856      Retail-Single Tenant      Captec Franchise Capital Partners L.P.
                                                                                               III
  38.80    Plano                    Texas              75093      Special Purpose           Captec Franchise Capital Partners L.P.
                                                                                               III
    39     Cambridge                Massachusetts      02142      Office                    American Twine Limited Partnership
    40     Malvern                  Pennsylvania       19355      Office                    Pennswood Spring Mill Associates, LP
    41     Pittsford                New York           14534      Retail-Unanchored         Pittsford Place Associates, LP
    43     Woodland                 California         95695      Multifamily               KATS Family Trust
    44     Houston                  Texas              77056      Retail-Anchored           Sand Springs Ranch TX, L.P.
    45     Orange                   Connecticut        06477      Office                    Baker Properties Limited Partnership
    46     Norwalk                  California         90650      Multifamily               Granite Four, LLC
    47     Vidalia                  Georgia            30474      Industrial                Insite Vidalia, L.L.C.
    48     Arlington                Texas              76013      Multifamily               Fair Oaks Creek Ltd.
    49     Danbury                  Connecticut        06810      Industrial                Eagle Road, LLC
    50     Arlington                Texas              76006      Multifamily               Canada River Oaks Ltd.
    51     South Bend               Indiana            46601      Office                    Memorial/Holladay Office Park
                                                                                              Associates L.P.

    52     VARIOUS                  VARIOUS            VARIOUS    VARIOUS                   AMERICAN INDUSTRIAL PROPERTIES REIT
  52.10    Tampa                    Florida            33634      Office/Industrial         American Industrial Properties REIT
  52.20    Tampa                    Florida            33619      Office/Industrial         American Industrial Properties REIT

    53     Ypsilanti                Michigan           48197      Multifamily               Riverside Apartments, L.L.C.
    54     Great Falls              Montana            59401      Congregate Care           CPRC, LLC
    55     Chula Vista              California         91910      Office                    Third Avenue Plaza, LLC
    56     Columbus                 Ohio               43207      Office/Industrial         Lockbourne II LLC, AKA Lockbourne Two,
                                                                                              LLC
    57     Novi                     Michigan           48375      Office/Industrial         Hall Group, LLC.
    58     Rancho Bernardo          California         92127      Industrial                Lepercq Corporate Income Fund L.P.
    59     Frederick                Maryland           21701      Office                    Fairview Center LLLP
    60     Las Vegas                Nevada             89118      Multifamily               Willows Apartment Partners Limited
                                                                                              Partnership
    61     Las Vegas                Nevada             89118      Multifamily               Willows Apartments Partners Limited
                                                                                              Partnership II
    62     Egg Harbor Township      New Jersey         08234      Retail-Unanchored         Benbrooke Cardiff Partners, L.P.

    63                              OHIO                          MULTIFAMILY               VARIOUS
  63.10    Columbus                 Ohio               43213      Multifamily               Woodlands Apartments of Columbus, LTD.
  63.20    Toledo                   Ohio               43615      Multifamily               Timbercreek Apartments of Toledo,
                                                                                              Limited Partners
  63.30    Columbus                 Ohio               43231      Multifamily               Springwood Apartments of Columbus, LTD.

    64     Martinez                 Georgia            30907      Retail-Anchored           John D. Hickok Family Trust
    65     Atlanta                  Georgia            30316      Multifamily               Eagles Run Housing Partners, Ltd.
    66     Knoxville                Tennessee          37938      Office/Industrial         Plasti-Line Knoxville, LLC
    67     Randallstown             Maryland           21133      Multifamily               Brenbrook Apartments LLC

    68     DALLAS                   TEXAS                         MULTIFAMILY               YVONNE G. KING TRUST
  68.10    Dallas                   Texas              75228      Multifamily               Yvonne G. King Trust
  68.20    Dallas                   Texas              75252      Multifamily               Yvonne G. King Trust

    69     Dallas                   Texas              75208      Multifamily               2105 W. Davis Limited Parnership
    70     San Diego                California         92123      Industrial                PMSI Kearny Mesa, L.L.C.
    71     Decatur                  Alabama            35601      Retail-Anchored           Edward L. Hill
    72     Salem                    Massachusetts      01970      Mixed Use                 Heritage Museum Realty Trust
    73     Springfield              Oregon             97478      Congregate Care           Good Neighbor Care - Springfield, LLC
    74     San Diego                California         92126      Retail-Unanchored         Miramar Plaza, L.L.C.
    75     Tipton                   Indiana            46072      Industrial                Tipton Partners I, LLC
    76     Greeley                  Colorado           80631      Multifamily               Investwest Property V, Limited
    77     Yeadon                   Pennsylvania       19050      Multifamily               ADG Colonial Manor Associates
    78     Richardson               Texas              75080      Multifamily               Linosana I, Limited
    79     Windsor                  Connecticut        06095      Office                    200 Day Hill Road Associates

    80     VARIOUS                  VARIOUS            VARIOUS    MULTIFAMILY               EB PROPERTIES, LLC
  80.10    Boston                   Massachusetts      02130      Multifamily               EB Properties, LLC
  80.20    Boston                   Massachusetts      02116      Multifamily               EB Properties, LLC

    81     Las Vegas                Nevada             89120      Office                    American Pacific Capital Gateway
                                                                                              Company L.L.C.
    82     Fort Wayne               Indiana            46804      Hotel                     Luxbury-Fort Wayne, LP
    83     Florence                 Kentucky           41042      Office/Industrial         Plasti-Line Florence, LLC
    85     Morrow                   Georgia            30260      Multifamily               Normandy Village Associates
    86     Carle Place              New York           11514      Retail-Unanchored         Glen Plaza Associates LP
    87     Savannah                 Georgia            31403      Office/Industrial         Zaremba Foxfield Limited Partnership II
    88     Batavia                  New York           14020      Retail-Anchored           425 West Main Associates (Batavia), L.P.

    89                              OKLAHOMA                      MULTIFAMILY               VARIOUS
  89.10    Oklahoma City            Oklahoma           73135      Multifamily               Pacific Investment Corporation
  89.20    Shawnee                  Oklahoma           74801      Multifamily               Park Place Properties, Inc.

    90     VARIOUS                  VARIOUS            VARIOUS    MULTIFAMILY               CHM PROPERTIES, LLC
  90.10    Boston                   Massachusetts      02120      Multifamily               CHM Properties, LLC
  90.20    Boston                   Massachusetts      02115      Multifamily               CHM Properties, LLC
  90.30    Boston                   Massachusetts      02118      Multifamily               CHM Properties, LLC

    91     LAS VEGAS                NEVADA             89120      OFFICE/INDUSTRIAL         PARK 2000
  91.10    Las Vegas                Nevada             89120      Office/Industrial         Park 2000
  91.20    Las Vegas                Nevada             89120      Office/Industrial         Park 2000

    92     Austin                   Texas              78745      Retail-Unanchored         Sage-O'Connor Associates Ltd.
    93     Balch Springs            Texas              75180      Multifamily               Dallas Ambassador Limited Partnership
    94     Portland                 Oregon             97220      Hotel                     Gruhlaxmi, Inc.
    95     Knoxville                Tennessee          37914      Hotel                     Straw, L.P.
    96     Safety Harbor            Florida            34621      Nursing Home              Westchester Gardens Limited Partnership
    97     Dallas                   Texas              75237      Retail-Shadow Anchored    Kong's Properties, Inc.
    98     Indianapolis             Indiana            46227      Congregate Care           Forest Creek Patio Homes, L.L.C.
    99     Colonie                  New York           12110      Multifamily               Rolling Ridge LLC
   100     Atlanta                  Georgia            30320      Office/Industrial         Airport Properties Realty, LLC
   101     SeaTac                   Washington         98188      Multifamily               Olympic View, L.L.C.

   102     VARIOUS                  VARIOUS            VARIOUS    MULTIFAMILY               CSOH PROPERTIES, LLC
  102.10   Boston                   Massachusetts      02118      Multifamily               CSOH Properties, LLC
  102.20   Boston                   Massachusetts      02130      Multifamily               CSOH Properties, LLC

   103     Valley View              Ohio               44131      Office/Industrial         Dale K. Honroth and Sharon T. Honroth
   104     Marlton                  New Jersey         08053      Office                    BBHN Greentree Commons, L.P.
   105     Boston                   Massachusetts                 Multifamily               Christine Anne Realty Corp.
   106     Williamsville            New York           14221      Retail-Unanchored         Bernard I. Obletz Evans-Sheridan
                                                                                              Property Trust
   107     Kansas City              Missouri           64105      Multifamily               Mallin/Gibson Family L.P.
   108     Knoxville                Tennessee          37921      Office/Industrial         Vista, L.P.
   109     Owings Mills             Maryland           21117      Office                    GV, LLC
   110     Ogden                    Utah               84404      Retail-Single Tenant      Broadway Partners, L.L.C.
   111     Whitehall                Pennsylvania       18052      Multifamily               Gensa, L.L.C.
   112     Philadelphia             Pennsylvania       19150      Multifamily               Barry Davis
   113     Addison                  Texas              75244      Retail-Unanchored         Inwood World Joint Venture
   114     Orlando                  Florida            32825      Retail-Anchored           The Edward H. Spiegel 1998 W-G
                                                                                              Revocable Trust
   115     Sand Springs             Oklahoma           74063      Retail-Shadow Anchored    Springs Village Company
   116     Carefree                 Arizona            85377      Retail-Unanchored         Crimson Canyon LLC
   117     Miami                    Florida            33169      Retail-Unanchored         Sheridan Properties II, Inc.
   118     Glendale                 California         91214      Multifamily               Robert M. Parks, as Trustee ofthe Parks
                                                                                              Family Tru
   119     Harrisonburg             Virginia           22801      Retail-Anchored           Benbrooke Shenandoah Partners, L.P.
   120     Bay Village              Ohio               44140      Retail-Unanchored         Dover-Junction, Ltd.
   121     Largo                    Florida            33771      Office/Industrial         HR Starkey Limited
   122     Chickasha                Oklahoma           73203      Retail-Anchored           Oklahoma City Associates
   123     New York                 New York           10012      Mixed Use                 901 Broadway, LLC
   124     Mayfield Heights         Ohio               44124      Retail-Single Tenant      Key Plaza - LG LLC & Key Plaza- JR LLC
   125     Northwood                Ohio               43619      Office/Industrial         Northwood One LLC
   126     Riverside                California         92705      Office/Industrial         Martin Investment Company
   127     Bakersfield              California         93306      Retail-Unanchored         Donald and Joan Maltzman Revocable
                                                                                              Family Trust
   128     Glen Burnie              Maryland           21060      Office                    Pyramid Limited Partnership
   129     Louisville               Kentucky           40218      Multifamily               Forsythia Court Apartments of
                                                                                              Jefferson County, LT
   130     Las Vegas                Nevada             81920      Office/Industrial         Patrick-Sandhill Business Park, L.L.C.
   131     Columbus                 Ohio               43299      Office                    Roche Drive LLC
   132     Lee's Summit             Missouri           64060      Retail-Unanchored         Ward Development & Investment Co.
   133     Melbourne                Florida            32934      Industrial                Henderson Sarno, L.C.
   134     Parma                    Ohio               44129      Retail-Unanchored         S.N.C.H. Ltd.
   135     Center Line              Michigan           48015      Multifamily               Deauville Apartments, L.L.C.
   136     Las Vegas                Nevada             89121      Retail-Unanchored         Waldman Enterprises Inc.
   137     Sacramento               California         95831      Office                    Greenhaven Plaza
   138     Lakewood                 Colorado           80228      Retail-Unanchored         Havana Plaza Corporation
   139     Hamilton                 Ohio               45011      Office/Industrial         Hamilton Fixture Co., Inc.
   140     Grant                    Michigan           49327      Assisted Living Facility  Leisure Living Properties-Grant, L.L.C.
   141     Garland                  Texas              75041      Retail-Unanchored         Gateway Investments, L.C.
   142     Batavia                  New York           14020      Retail-Single Tenant      LKLWL Properties, L.P.

   143     MERRILLVILLE             INDIANA            46410      OFFICE                    VARIOUS
  143.10   Merrillville             Indiana            46410      Office                    Broadfield Square North
  143.20   Merrillville             Indiana            46410      Office                    Westfield Commons

   144     Borough Of Sayreville    New Jersey         08872      Retail-Unanchored         Moorehouse Main Street Corp. & Main
                                                                                              Street Fidelco,
   145     Westport                 Connecticut        06880      Office                    Topper Associates, L.L.C.
   146     Colorado Springs         Colorado           80906      Multifamily               Cloud Family Partnership, LTD
   147     Ephraim                  Utah               84627      Multifamily               Pinetree II investors, LLC, a Utah
                                                                                              limited liabili
   148     Louisville               Tennessee          37777      Multifamily               River Hill Multi-Family, L.P.
   149     West Hollywood           California         90046      Retail-Unanchored         8159 Santa Monica, LLC
   150     Bloomington              Indiana            47402      Office/Industrial         IAHC Real Estate, LLC
   151     Midwest City             Oklahoma           73110      Multifamily               Tinker Plaza View Apartment
   152     Los Angeles              California         90065      Retail-Unanchored         Portola Ventures
   153     Queensbury               New York           12804      Retail-Unanchored         Quaker Plaza, LLC
   154     Olathe                   Kansas             66202      Multifamily               Future Enterprises, LLC
   155     Trenton                  New Jersey         08611      Office                    BOI I, L.L.C.
   156     Lawrence                 Kansas             66044      Multifamily               Twenty-One Company, L.C.
   157     Midlothian               Texas              76065      Retail-Anchored           Benbrooke Midlothian Partners Limited
   158     Hurst                    Texas              76054      Multifamily               Townhomes of Country Greene, Ltd.
   159     Fresno                   California         93720      Office                    M&G Partnership
   160     St Paul                  Minnesota          55117      Office/Industrial         Modernistic, Inc.
   161     Malden                   Massachusetts      02148      Retail-Unanchored         Adams Plaza Associates, L.L.C.
   162     Massillon                Ohio               44646      Retail-Anchored           Mayflower Development Company
   164     Perrysburg               Ohio               43551      Hotel                     Best Ventures Corp.
   165     Colorado Springs         Colorado           80907      Multifamily               Cosprings Bluffs West, LLC
   166     Bingham Farms            Michigan           48025      Office                    Shekerjian, L.L.C.
   167     Bay St. Louis            Mississippi        39520      Multifamily               Bay Pointe Partners, L.P.
   168     Lake Orion               Michigan           48326      Multifamily               ARC Investment, L.L.C.
   169     Marbletown               New York           12401      Multifamily               Woodland Trust Agreement And Declaration
   170     North Fort Myers         Florida            33903      Multifamily               Windrush Apartments, Ltd.
   171     Daytona Beach            Florida            32114      Multifamily               M & E Ventures, Inc.
   172     Wall Township            New Jersey         07719      Mobile Home Park          Joseph C. Frezza, LLC
   173     Arroyo Grande            California         93420      Multifamily               Ronald J. Simmons, Connie Y. Simmons,
                                                                                              Johnny Yip
   174     Sandpoint                Idaho              83864      Assisted Living Facility  Retirement Living Concepts Incorporated
   175     Fort Myers               Florida            33907      Multifamily               Heronwood Apartments, LTD
   176     Lee's Summit             Missouri           64063      Multifamily               Strasbourg Apartments II, L.P.
   177     Seattle                  Washington         98101      Multifamily               Craig B. Kennedy and Karen L.
                                                                                              Kennedy/Craig A. Coo
   178     Orangevale               California         95622      Retail-Unanchored         Kaljian Family Revocable Trust
   179     Pequannock               New Jersey         07440      Industrial                Mandarin Associates IV
   180     West Palm Beach          Florida            33409      Office                    KNARF 1489, Ltd.
   181     Sarasota                 Florida            34234      Multifamily               Shadow Wood Apartments II, LTD
   182     Green                    Ohio               44685      Retail-Unanchored         Green Center Inc
   183     Manfield                 Ohio               44902      Industrial                The Bissman Company
   184     Canton                   Ohio               44708      Office                    Hills & Dales Office Center, Ltd
   185     Chesterfield             Missouri           63017      Office                    Charles J. Becker and Marion Becker,
                                                                                              husband and w
   186     North Fort Myers         Florida            33903      Multifamily               Parkway North Apartments, LTD
   187     Colorado Springs         Colorado           80907      Special Purpose           L.K. Leeper Associates, L.L.C.
   188     Belleville               Illinois           62221      Multifamily               Bradford Place Apartments of St. Clair
                                                                                              County, Lim
   189     Boston                   Massachusetts      02114      Multifamily               Grove Street LLC
   190     Columbus                 Ohio               43230      Multifamily               Annhurst Apartments of Columbus, Ltd.
   191     Cincinnati               Ohio               45238      Multifamily               Redleaf Properties, Inc.
   192     Louisville               Colorado           80027      Retail-Shadow Anchored    Centennial Marketplace, LLC
   193     Broomfield               Colorado           80020      Office/Industrial         510 Broomfield LLC
   194     Mountlake Terrace        Washington         98043      Office/Industrial         Dryfly Holdings, Inc.
   195     Newburgh                 New York           12550      Office/Industrial         Elinor C. Sandler
   196     Bellevue                 Pennsylvania       15202      Multifamily               Burnside Avenue Trust
   197     Wadsworth                Ohio               44281      Retail-Unanchored         2701 Market Street Investors
   198     London                   Ohio               43140      Multifamily               Thomas M. Phillips &  Marsha S. Phillips
   199     Warren                   Ohio               44483      Multifamily               Packard House Apartments, Ltd.
   200     North Randall            Ohio               44128      Retail-Anchored           Eye Plaza, Ltd.
   201     Kent                     Washington         98032      Office/Industrial         Cross Connections I, L.L.C.
   202     Murray                   Utah               84117      Multifamily               Ponderosa L.L.C.
   203     West Valley City         Utah               84119      Multifamily               Beaver Circle, L.L.C.
   204     Mansfield                Ohio               44906      Warehouse                 Wagner Hardware Company
   205     Lawrence                 Kansas             66044      Multifamily               Twenty-Four Company, L.C.

   206     VARIOUS                  VARIOUS            VARIOUS    MULTIFAMILY               PW PROPERTIES, LLC
  206.10   Boston                   Massachusetts      02118      Multifamily               PW Properties, LLC
  206.20   Boston                   Massachusetts      02120      Multifamily               PW Properties, LLC

   207     Aurora                   Colorado           80014      Retail-Unanchored         Iliff Square, Inc.
   208     Johnson City             New York           13790      Retail-Anchored           CP Realty Associates
   209     Oyster Bay               New York           11771      Multifamily               2 Audrey, Inc.
   210     Cobleskill               New York           12043      Retail-Anchored           CP Realty Associates
   211     New Paltz                New York           12561      Multifamily               Turtle Rock Trust
   212     Englewood                Colorado           80112      Special Purpose           Steven P. Levine
   213     Fort Myers               Florida            33908      Self-Storage              Martin E. Hawley and Kimberly S. Hawley
   214     Boise                    Idaho              83704      Retail-Single Tenant      Idaho Roasters Land, LLC
   215     Cleveland                Ohio               44122      Retail-Unanchored         Park View Plaza, Ltd.
   216     Warren                   Ohio               44485      Multifamily               Gateway Apartments, Ltd.
   217     Amherst                  New York           14226      Retail-Unanchored         Charles G. Youngers
   218     Detroit                  Michigan           48219      Multifamily               Pembrooke Estates Associates L.L.C.

   219     VARIOUS                  VARIOUS            VARIOUS    MULTIFAMILY               PAUL G. MAYER, KAREN L. MAYER AND
                                                                                              DENNIS J. DELOY
  219.10   Burlington               Vermont            05401      Multifamily               Paul G. Mayer, Karen L. Mayer and
                                                                                              Dennis J. Deloy
  219.20   Burlington               Vermont            05401      Multifamily               Paul G. Mayer, Karen L. Mayer and
                                                                                              Dennis J. Deloy

   220     Akron                    Ohio               44312      Office/Industrial         Ripley Machine, Inc.
   221     Cincinnati               Ohio               45223      Multifamily               Redleaf Properties, Inc.
   222     Silvercreek              New York           14136      Mobile Home Park          Mohammed I. Charlie
   223     Portland                 Maine              04101      Multifamily               Honey Bee Properties, L.L.C.
   225     Merrimack                New Hampshire      03254      Retail-Shadow Anchored    Adrien A. Labrie, Jr.
   226     Watertown                New York           13601      Special Purpose           Vision Development, Inc.
   227     Kansas City              Kansas             66101      Special Purpose           Tri-Comm, Inc.
   228     Hartford                 Connecticut        06114      Multifamily               Allen Place Apartments, LLC
   230     Euclid                   Ohio               44117      Office                    Euclid Place
   231     Hartford                 Connecticut        06114      Multifamily               Allen Place Apartments, LLC
   232     Town of Colonie          New York           12110      Office/Industrial         J & A Latham Properties Corp.
   233     Euclid                   Ohio               44117      Multifamily               Martin R. and Debra A. Homes
   234     Seward                   Alaska             99664      Multifamily               D/T Alaska, an Alaskan Limited
                                                                                              Partnership
   235     Amherst                  New York           14228      Retail-Unanchored         James D. DeMola, Sr., and Grace DeMola
   236     Hartford                 Connecticut        06114      Multifamily               Bond Street Apartments, LLC
   237     Colonie                  New York           12205      Retail-Single Tenant      Chol Hui Hong & Sun Cha Hong
   238     Salt Lake City           Utah               84111      Office                    Patrick Mundt, David Baker andJan Baker
   239     Elkhart                  Indiana            46514      Special Purpose           Buss Real Estate, Inc.

------------------------------------------------------------------------------------------------------------------------
                ORIGINAL                CUT-OFF                               GROSS             NET
CONTROL        PRINCIPAL                  DATE            LOAN               MORTGAGE         MORTGAGE         NOTE
NUMBER          BALANCE                 BALANCE           TYPE                 RATE             RATE           DATE
------------------------------------------------------------------------------------------------------------------------
    1          $ 67,500,000           $ 67,500,000        Fixed               7.7600%           7.7075%      11/30/98
    2            35,000,000             34,753,057        Fixed               6.9300%           6.8775%      05/28/98
    3            22,600,000             22,566,728        Fixed               8.2100%           8.1575%      01/15/99
    4            20,500,000             20,432,272        Fixed               7.0000%           6.9475%      10/29/98

    5            19,742,000             19,502,430        FIXED               7.2800%           7.2275%      04/14/98
   5.10           6,900,000              6,816,268        Fixed               7.2800%           7.2275%      04/14/98
   5.20           5,500,000              5,433,257        Fixed               7.2800%           7.2275%      04/14/98
   5.30           4,017,000              3,968,254        FIXED               7.2800%           7.2275%      04/14/98
   5.31           2,688,068              2,655,448        Fixed               7.2800%           7.2275%      04/14/98
   5.32           1,328,932              1,312,806        Fixed               7.2800%           7.2275%      04/14/98
   5.40           3,325,000              3,284,651        Fixed               7.2800%           7.2275%      04/14/98

    6            19,100,000             18,975,752        Fixed               7.2900%           7.2375%      05/14/98

    7            15,100,000             15,017,849        FIXED               7.6200%           7.5675%      09/23/98
   7.10           5,800,000              5,768,445        Fixed               7.6200%           7.5675%      09/23/98
   7.20           4,775,000              4,749,022        Fixed               7.6200%           7.5675%      09/23/98
   7.30           3,250,000              3,232,319        Fixed               7.6200%           7.5675%      09/23/98
   7.40           1,275,000              1,268,063        Fixed               7.6200%           7.5675%      09/23/98

    8            14,950,000             14,849,396        Fixed               7.5000%           7.4475%      08/27/98

    9            14,933,000             14,823,814        FIXED               7.1700%           7.1175%      05/01/98
   9.10             676,777                671,829        Fixed               7.1700%           7.1175%      05/01/98
   9.20           4,024,081              3,994,658        Fixed               7.1700%           7.1175%      05/01/98
   9.30             592,637                588,304        Fixed               7.1700%           7.1175%      05/01/98
   9.40           1,829,128              1,815,754        Fixed               7.1700%           7.1175%      05/01/98
   9.50           1,006,020                998,665        Fixed               7.1700%           7.1175%      05/01/98
   9.60           1,865,710              1,852,069        Fixed               7.1700%           7.1175%      05/01/98
   9.70           2,359,575              2,342,322        Fixed               7.1700%           7.1175%      05/01/98
   9.80           2,579,070              2,560,213        Fixed               7.1700%           7.1175%      05/01/98

    10           14,500,000             14,500,000        Fixed               6.9900%           6.9075%      07/17/98
    11           14,200,000             14,090,797        Fixed               7.0600%           7.0075%      10/27/98
    12           14,000,000             13,562,941        Fixed               7.2400%           7.1875%      10/15/97
    13           12,750,000             12,660,277        Fixed               7.2300%           7.1775%      05/14/98
    14           12,600,000             12,538,269        Fixed               6.8900%           6.8375%      08/18/98
    15           12,500,000             12,402,115        Fixed               7.3700%           7.3175%      04/24/98
    16           11,325,000             11,305,487        Fixed               7.4000%           7.3475%      12/30/98
    17           10,600,000             10,549,282        Fixed               6.2600%           6.2075%      09/10/98
    18           10,400,000             10,379,916        Fixed               7.0000%           6.8975%      12/28/98
    19           10,000,000              9,972,563        Fixed               7.5500%           7.4975%      11/19/98

    20            9,797,000              9,772,900        FIXED               7.6000%           7.4982%      12/31/98
  20.10           2,225,000              2,219,527        Fixed               7.6000%           7.5475%      12/31/98
  20.20           1,538,000              1,534,217        Fixed               7.6000%           7.5475%      12/31/98
  20.30           1,365,000              1,361,642        Fixed               7.6000%           7.5475%      12/31/98
  20.40           1,145,000              1,142,183        Fixed               7.6000%           7.5475%      12/31/98
  20.50           1,110,000              1,107,269        Fixed               7.6000%           7.5475%      12/31/98
  20.60             935,000                932,700        Fixed               7.6000%           7.3475%      12/31/98
  20.70             754,000                752,145        Fixed               7.6000%           7.3475%      12/31/98
  20.80             725,000                723,217        Fixed               7.6000%           7.3475%      12/31/98

    21            9,780,000              9,758,455        FIXED               7.7330%           7.6875%      12/29/98
  21.10           6,205,000              6,191,346        Fixed               7.7400%           7.6875%      12/29/98
  21.20           1,875,000              1,870,874        Fixed               7.7400%           7.6875%      12/29/98
  21.30           1,700,000              1,696,235        Fixed               7.7000%           7.6475%      12/29/98

    22            8,900,000              8,869,270        Fixed               6.7800%           6.7275%      10/14/98
    23            8,750,000              8,682,574        Fixed               6.6800%           6.6275%      08/28/98
    24            8,500,000              8,445,257        Fixed               7.7600%           7.7075%      08/27/98
    25            8,200,000              8,157,427        Fixed               6.6100%           6.5575%      08/31/98
    26            8,000,000              7,993,442        Fixed               7.0000%           6.9475%      01/07/99
    27            7,600,000              7,563,529        Fixed               7.2000%           7.1475%      08/10/98
    28            7,550,000              7,513,529        Fixed               6.2100%           6.1075%      09/15/98
    29            7,500,000              7,462,327        Fixed               6.7700%           6.7175%      08/21/98
    30            7,200,000              7,145,145        Fixed               7.5100%           7.4575%      10/24/97
    31            7,000,000              6,956,895        Fixed               7.3700%           7.3175%      06/25/98
    32            6,850,000              6,836,881        Fixed               7.9500%           7.8975%      12/22/98
    33            6,700,000              6,645,866        Fixed               7.2200%           7.1675%      03/04/98
    34            6,500,000              6,455,376        Fixed               6.3900%           6.3375%      09/17/98
    35            6,500,000              6,436,652        Fixed               6.9700%           6.9175%      09/09/98

    36            6,375,000              6,375,000        FIXED               8.1300%           8.0775%      12/17/98
  36.10             803,770                803,770        Fixed               8.1300%           8.0775%      12/17/98
  36.20           1,134,734              1,134,734        Fixed               8.1300%           8.0775%      12/17/98
  36.30             420,272                420,272        Fixed               8.1300%           8.0775%      12/17/98
  36.40             593,634                593,634        Fixed               8.1300%           8.0775%      12/17/98
  36.50             774,876                774,876        Fixed               8.1300%           8.0775%      12/17/98
  36.60             756,489                756,489        Fixed               8.1300%           8.0775%      12/17/98
  36.70             998,146                998,146        Fixed               8.1300%           8.0775%      12/17/98
  36.80             893,078                893,078        Fixed               8.1300%           8.0775%      12/17/98

    37            6,298,000              6,282,507        FIXED               7.6000%           7.5475%      12/31/98
  37.10           3,324,000              3,315,823        Fixed               7.6000%           7.5475%      12/31/98
  37.20           1,746,000              1,741,705        Fixed               7.6000%           7.5475%      12/31/98
  37.30           1,228,000              1,224,979        Fixed               7.6000%           7.5475%      12/31/98

    38            6,200,000              6,200,000        FIXED               8.3700%           8.3175%      11/25/98
  38.10             461,157                461,157        Fixed               8.3700%           8.3175%      11/25/98
  38.20             932,562                932,562        Fixed               8.3700%           8.3175%      11/25/98
  38.30             973,554                973,554        Fixed               8.3700%           8.3175%      11/25/98
  38.40             217,769                217,769        Fixed               8.3700%           8.3175%      11/25/98
  38.50           1,634,545              1,634,545        Fixed               8.3700%           8.3175%      11/25/98
  38.60             573,884                573,884        Fixed               8.3700%           8.3175%      11/25/98
  38.70             555,950                555,950        Fixed               8.3700%           8.3175%      11/25/98
  38.80             850,579                850,579        Fixed               8.3700%           8.3175%      11/25/98

    39            6,000,000              5,980,759        Fixed               7.1500%           7.0975%      10/08/98
    40            5,850,000              5,800,628        Fixed               6.2800%           6.2275%      10/14/98
    41            5,975,000              5,712,711        Fixed               7.3100%           7.2575%      05/28/98
    43            5,700,000              5,680,049        Fixed               6.7100%           6.6575%      10/28/98
    44            5,650,000              5,637,367        Fixed               7.5100%           7.4575%      11/11/98
    45            5,605,000              5,593,000        Fixed               7.9100%           7.8075%      12/07/98
    46            5,575,000              5,541,871        Fixed               6.9100%           6.8575%      07/15/98
    47            5,580,030              5,552,416        Fixed               7.4200%           7.3675%      07/22/98
    48            5,400,000              5,372,090        Fixed               6.8200%           6.7675%      08/25/98
    49            5,250,000              5,213,029        Fixed               7.3300%           7.2775%      05/01/98
    50            5,200,000              5,170,397        Fixed               7.1300%           7.0775%      07/07/98
    51            5,150,000              5,122,956        Fixed               7.0500%           6.9975%      11/23/98

    52            4,950,000              4,889,932        FIXED               7.2800%           7.2275%      04/14/98
  52.10           1,532,903              1,514,301        Fixed               7.2800%           7.2275%      04/14/98
  52.20           3,417,097              3,375,630        Fixed               7.2800%           7.2275%      04/14/98

    53            4,840,000              4,832,042        Fixed               7.0000%           6.9475%      12/17/98
    54            4,800,000              4,751,679        Fixed               7.4500%           7.3975%      12/30/97
    55            4,900,000              4,893,594        Fixed               7.9700%           7.8875%      12/29/98
    56            4,680,000              4,656,707        Fixed               7.0000%           6.9475%      10/21/98
    57            4,650,000              4,635,559        Fixed               7.3200%           7.2675%      10/29/98
    58            4,635,000              4,624,400        Fixed               7.5000%           7.4475%      12/29/98
    59            4,600,000              4,576,512        Fixed               7.2000%           7.1475%      09/25/98
    60            4,600,000              4,565,712        Fixed               7.0500%           6.9475%      05/28/98
    61            4,500,000              4,484,613        Fixed               6.8300%           6.7275%      10/14/98
    62            4,500,000              4,488,867        Fixed               8.4400%           8.3875%      10/23/98

    63            4,481,000              4,469,977        FIXED               7.6000%           7.5475%      12/31/98
  63.10           1,824,000              1,819,513        Fixed               7.6000%           7.5475%      12/31/98
  63.20           1,561,000              1,557,160        Fixed               7.6000%           7.5475%      12/31/98
  63.30           1,096,000              1,093,304        Fixed               7.6000%           7.5475%      12/31/98

    64            4,500,000              4,446,714        Fixed               6.8900%           6.7875%      08/28/98
    65            4,403,500              4,360,893        Fixed               8.3800%           8.3275%      09/11/97
    66            4,387,500              4,334,546        Fixed               8.6600%           8.6075%      01/30/98
    67            4,300,000              4,285,268        Fixed               6.8200%           6.7675%      10/15/98

    68            4,100,000              4,086,062        FIXED               6.8600%           6.8075%
  68.10           3,000,000              2,989,802        Fixed               6.8600%           6.8075%      10/13/98
  68.20           1,100,000              1,096,261        Fixed               6.8600%           6.8075%      10/16/98

    69            4,000,000              3,986,744        Fixed               6.9900%           6.9375%      10/01/98
    70            3,850,000              3,825,349        Fixed               6.8400%           6.7375%      09/11/98
    71            3,800,000              3,791,718        Fixed               7.8000%           7.7475%      12/04/98
    72            3,800,000              3,774,862        Fixed               6.6300%           6.5775%      09/14/98
    73            3,750,000              3,713,078        Fixed               6.7200%           6.6675%      09/24/98
    74            3,775,000              3,721,215        Fixed               7.4600%           7.4075%      02/02/98
    75            3,680,000              3,640,841        Fixed               7.6100%           7.5575%      04/30/98
    76            3,650,000              3,632,674        Fixed               7.3000%           7.2475%      10/22/98
    77            3,600,000              3,592,810        Fixed               8.0600%           8.0075%      11/17/98
    78            3,600,000              3,581,999        Fixed               6.9900%           6.9375%      08/14/98
    79            3,450,000              3,445,025        Fixed               7.6600%           7.5575%      12/29/98

    80            3,450,000              3,444,075        FIXED               7.4200%           7.3675%      12/07/98
  80.10           1,150,000              1,148,025        Fixed               7.4200%           7.3675%      12/07/98
  80.20           2,300,000              2,296,050        Fixed               7.4200%           7.3675%      12/07/98

    81            3,425,000              3,406,508        Fixed               7.1800%           7.1275%      06/11/98
    82            3,400,000              3,387,618        Fixed               8.3400%           8.2875%      12/30/98
    83            3,412,500              3,371,313        Fixed               8.6600%           8.6075%      01/30/98
    85            3,300,000              3,291,598        Fixed               8.3000%           8.2475%      10/21/98
    86            3,300,000              3,282,796        Fixed               6.5900%           6.5375%      08/31/98
    87            3,280,000              3,269,270        Fixed               7.0500%           6.9975%      10/15/98
    88            3,275,000              3,256,209        Fixed               7.0900%           7.0375%      07/13/98

    89            3,260,000              3,217,855        FIXED               6.2800%           6.2275%      09/23/98
  89.10           2,060,000              2,038,211        Fixed               6.2800%           6.2275%      09/23/98
  89.20           1,200,000              1,179,645        Fixed               6.2800%           6.2275%      09/23/98

    90            3,210,000              3,204,487        FIXED               7.4200%           7.3675%      12/07/98
  90.10           1,410,989              1,408,566        Fixed               7.4200%           7.3675%      12/07/98
  90.20             670,220                669,069        Fixed               7.4200%           7.3675%      12/07/98
  90.30           1,128,791              1,126,853        Fixed               7.4200%           7.3675%      12/07/98

    91            3,100,000              3,080,674        FIXED               6.9473%           6.8948%
  91.10           1,600,000              1,586,121        Fixed               7.3500%           7.2975%      03/27/98
  91.20           1,500,000              1,494,553        Fixed               6.5200%           6.4675%      10/23/98

    92            3,050,000              3,035,306        Fixed               7.1800%           7.0775%      08/14/98
    93            3,000,000              2,992,572        Fixed               7.0000%           6.8975%      12/28/98
    94            3,000,000              2,942,328        Fixed               7.0700%           6.9525%      08/17/98
    95            3,000,000              2,973,173        Fixed               8.0500%           7.9975%      05/21/98
    96            2,950,000              2,926,279        Fixed               7.5700%           7.5175%      07/28/98
    97            2,750,000              2,726,707        Fixed               7.2400%           7.1875%      07/16/98
    98            2,700,000              2,686,824        Fixed               7.1250%           7.0725%      10/28/98
    99            2,700,000              2,694,519        Fixed               7.9800%           7.9275%      11/13/98
   100            2,685,000              2,667,127        Fixed               6.5900%           6.4875%      09/11/98
   101            2,650,000              2,643,822        Fixed               7.3000%           7.1975%      11/30/98

   102            2,620,000              2,615,500        FIXED               7.4200%           7.3675%      12/07/98
  102.10          1,310,000              1,307,750        Fixed               7.4200%           7.3675%      12/07/98
  102.20          1,310,000              1,307,750        Fixed               7.4200%           7.3675%      12/07/98

   103            2,640,000              2,604,148        Fixed               8.3500%           8.2975%      12/16/97
   104            2,600,000              2,587,049        Fixed               7.0000%           6.9475%      10/23/98
   105            2,600,000              2,595,005        Fixed               8.2500%           8.1975%      11/10/98
   106            2,500,000              2,490,761        Fixed               7.0500%           6.9975%      11/05/98
   107            2,500,000              2,487,573        Fixed               7.0200%           6.9675%      08/28/98
   108            2,495,000              2,479,149        Fixed               6.8900%           6.8075%      09/17/98
   109            2,500,000              2,483,851        Fixed               7.6900%           7.6375%      04/29/98
   110            2,420,000              2,411,207        Fixed               7.3800%           7.3275%      09/16/98
   111            2,400,000              2,395,029        Fixed               7.8800%           7.8275%      11/18/98
   112            2,350,000              2,336,278        Fixed               7.0000%           6.8975%      07/29/98
   113            2,300,000              2,290,430        Fixed               8.0900%           7.9875%      11/20/98
   114            2,285,000              2,274,060        Fixed               7.0000%           6.9475%      09/01/98
   115            2,196,000              2,174,677        Fixed               6.7700%           6.7175%      11/03/98
   116            2,200,000              2,177,354        Fixed               7.2600%           7.2075%      05/29/98
   117            2,175,000              2,154,145        Fixed               7.3200%           7.2675%      06/11/98
   118            2,150,000              2,137,686        Fixed               6.1000%           6.0475%      10/21/98
   119            2,150,000              2,144,681        Fixed               8.4400%           8.3875%      10/23/98
   120            2,100,000              2,083,305        Fixed               8.4700%           8.4175%      12/10/97
   121            2,100,000              2,071,191        Fixed               8.1100%           8.0575%      06/10/98
   122            2,050,000              2,047,097        Fixed               8.7500%           8.6975%      01/25/99
   123            2,060,000              2,023,737        Fixed               7.9500%           7.8975%      09/24/97
   124            2,000,000              1,982,283        Fixed               7.3800%           7.3275%      06/12/98
   125            2,000,000              1,980,753        Fixed               7.3800%           7.3275%      01/27/98
   126            1,980,000              1,975,889        Fixed               8.1000%           8.0475%      12/30/98
   127            1,972,500              1,946,294        Fixed               7.3300%           7.2775%      03/04/98
   128            1,950,000              1,944,794        Fixed               7.6700%           7.5675%      12/30/98
   129            1,950,000              1,945,203        Fixed               7.6000%           7.5475%      12/31/98
   130            1,950,000              1,935,648        Fixed               7.6100%           7.5575%      03/26/98
   131            1,950,000              1,932,353        Fixed               7.2600%           7.2075%      06/30/98
   132            1,950,000              1,934,145        Fixed               7.5000%           7.4475%      07/17/98
   133            1,925,000              1,902,948        Fixed               7.0200%           6.9675%      08/05/98
   134            1,900,000              1,888,367        Fixed               6.9200%           6.8675%      09/01/98
   135            1,900,000              1,890,555        Fixed               7.0200%           6.9675%      08/24/98
   136            1,875,000              1,849,176        Fixed               8.6000%           8.5475%      11/21/97
   137            1,850,000              1,838,537        Fixed               7.0500%           6.9975%      09/11/98
   138            1,839,000              1,830,131        Fixed               7.2000%           7.1475%      11/03/98
   139            1,840,000              1,810,086        Fixed               8.7500%           8.6975%      08/21/97
   140            1,800,000              1,789,561        Fixed               7.2100%           7.1575%      06/25/98
   141            1,800,000              1,783,353        Fixed               7.5500%           7.4975%      06/24/98
   142            1,800,000              1,782,361        Fixed               7.5400%           7.4875%      05/08/98

   143            1,770,000              1,748,637        FIXED               8.6600%           8.5414%      01/06/98
  143.10          1,185,000              1,170,698        Fixed               8.6600%           8.6075%      01/06/98
  143.20            585,000                577,939        Fixed               8.6600%           8.4075%      01/06/98

   144            1,750,000              1,739,242        Fixed               7.1000%           7.0475%      09/02/98
   145            1,750,000              1,740,370        Fixed               6.3600%           6.3075%      10/09/98
   146            1,730,000              1,714,834        Fixed               7.0200%           6.9675%      07/14/98
   147            1,700,000              1,698,093        Fixed               7.6000%           7.5475%      01/07/99
   148            1,700,000              1,692,202        Fixed               6.4800%           6.4275%      09/14/98
   149            1,700,000              1,683,766        Fixed               7.1400%           7.0875%      09/01/98
   150            1,725,000              1,666,812        Fixed               9.4700%           9.4175%      04/28/97
   151            1,675,000              1,649,622        Fixed               6.8000%           6.7475%      08/27/98
   152            1,660,000              1,656,335        Fixed               7.7200%           7.6675%      12/31/98
   153            1,660,000              1,655,643        Fixed               8.1500%           8.0975%      10/09/98
   154            1,640,000              1,633,666        Fixed               6.7700%           6.6675%      11/11/98
   155            1,600,000              1,598,278        Fixed               8.5300%           8.4775%      01/08/99
   156            1,550,000              1,541,870        Fixed               6.6700%           6.6175%      10/15/98
   157            1,500,000              1,496,289        Fixed               8.4400%           8.3875%      10/23/98
   158            1,500,000              1,494,394        Fixed               7.2500%           7.1975%      10/01/98
   159            1,500,000              1,484,048        Fixed               7.5900%           7.5375%      12/18/97
   160            1,475,000              1,459,038        Fixed               7.6400%           7.5875%      08/04/98
   161            1,457,000              1,453,970        Fixed               8.0900%           8.0375%      12/23/98
   162            1,450,000              1,438,325        Fixed               7.2400%           7.1875%      07/01/98
   164            1,425,000              1,422,596        Fixed               8.0500%           7.9975%      01/07/99
   165            1,420,000              1,415,549        Fixed               8.0800%           8.0275%      11/09/98
   166            1,400,000              1,395,597        Fixed               7.2500%           7.1975%      10/20/98
   167            1,400,000              1,397,707        Fixed               7.7200%           7.6675%      12/10/98
   168            1,400,000              1,386,356        Fixed               6.9700%           6.9175%      09/17/98
   169            1,347,500              1,332,536        Fixed               6.8200%           6.7675%      05/29/98
   170            1,330,000              1,326,728        Fixed               7.6000%           7.5475%      12/31/98
   171            1,330,000              1,326,182        Fixed               8.4300%           8.3775%      09/04/98
   172            1,320,000              1,313,414        Fixed               6.9900%           6.9375%      10/23/98
   173            1,300,000              1,295,084        Fixed               6.3100%           6.2575%      10/16/98
   174            1,285,000              1,276,178        Fixed               6.3900%           6.3375%      09/28/98
   175            1,274,000              1,270,866        Fixed               7.6000%           7.5475%      12/31/98
   176            1,265,000              1,255,283        Fixed               6.8600%           6.8075%      08/25/98
   177            1,250,000              1,243,036        Fixed               6.2800%           6.1775%      10/26/98
   178            1,250,000              1,236,809        Fixed               7.4800%           7.4275%      05/20/98
   179            1,245,000              1,235,932        Fixed               7.2000%           7.1475%      08/10/98
   180            1,240,000              1,231,822        Fixed               6.6500%           6.5975%      09/01/98
   181            1,235,000              1,231,962        Fixed               7.6000%           7.5475%      12/31/98
   182            1,220,000              1,214,163        Fixed               7.2500%           7.1975%      10/27/98
   183            1,225,000              1,213,812        Fixed               8.4300%           8.3775%      04/15/98
   184            1,200,000              1,194,093        Fixed               7.0700%           7.0175%      10/22/98
   185            1,200,000              1,192,135        Fixed               6.6900%           6.6375%      09/18/98
   186            1,158,000              1,155,151        Fixed               7.6000%           7.5475%      12/31/98
   187            1,150,000              1,134,563        Fixed               7.0000%           6.9475%      11/24/98
   188            1,112,000              1,109,264        Fixed               7.6000%           7.5475%      12/31/98
   189            1,110,000              1,107,868        Fixed               8.2500%           8.1975%      11/10/98
   190            1,100,000              1,097,294        Fixed               7.6000%           7.5475%      12/31/98
   191            1,104,000              1,094,005        Fixed               7.9900%           7.9375%      03/25/98
   192            1,100,000              1,092,287        Fixed               7.3800%           7.3275%      05/22/98
   193            1,100,000              1,089,485        Fixed               7.3400%           7.2375%      06/05/98
   194            1,100,000              1,088,408        Fixed               7.1250%           7.0725%      05/20/98
   195            1,100,000              1,086,270        Fixed               8.4700%           8.4175%      01/26/98
   196            1,075,000              1,060,541        Fixed               8.5800%           8.5275%      05/24/97
   197            1,050,000              1,040,548        Fixed               7.2900%           7.2375%      06/24/98
   198            1,030,000              1,023,398        Fixed               8.1800%           8.1275%      03/05/98
   199            1,008,000                997,973        Fixed               9.0900%           8.8375%      05/09/97
   200            1,000,000                991,062        Fixed               7.3300%           7.0775%      06/11/98
   201            1,000,000                989,688        Fixed               7.2500%           6.9975%      05/20/98
   202            1,000,000                989,232        Fixed               7.0000%           6.7475%      05/27/98
   203              970,000                959,734        Fixed               7.1000%           6.8475%      05/27/98
   204              950,000                945,674        Fixed               7.5600%           7.3075%      10/30/98
   205              940,000                935,070        Fixed               6.6700%           6.6175%      10/20/98

   206              930,000                928,403        FIXED               7.4200%           7.3675%      12/07/98
  206.10            388,657                387,989        Fixed               7.4200%           7.3675%      12/07/98
  206.20            541,343                540,414        Fixed               7.4200%           7.3675%      12/07/98

   207              900,000                886,143        Fixed               7.2600%           7.0075%      09/01/98
   208              861,000                855,990        Fixed               8.7000%           8.6475%      11/23/98
   209              800,000                791,682        Fixed               8.3200%           8.0675%      03/13/98
   210              768,000                763,531        Fixed               8.7000%           8.6475%      11/23/98
   211              752,500                744,144        Fixed               6.8200%           6.5675%      05/29/98
   212              715,000                699,129        Fixed               8.5700%           8.3175%      12/12/97
   213              675,000                672,122        Fixed               7.9700%           7.7175%      10/23/98
   214              675,000                665,210        Fixed               7.6500%           7.5975%      06/01/98
   215              610,000                603,991        Fixed               8.5900%           8.3375%      08/01/97
   216              591,000                585,121        Fixed               9.0900%           8.8375%      05/09/97
   217              600,000                581,171        Fixed               8.9600%           8.7075%      07/11/97
   218              590,000                579,719        Fixed               9.3800%           9.1275%      04/17/97

   219              580,000                572,173        FIXED               8.7100%           8.4575%      11/06/97
  219.10            257,778                254,299        Fixed               8.7100%           8.4575%      11/06/97
  219.20            322,222                317,874        Fixed               8.7100%           8.4575%      11/06/97

   220              562,500                554,256        Fixed               8.4200%           8.1675%      04/03/98
   221              560,000                554,930        Fixed               7.9900%           7.7375%      03/25/98
   222              544,500                538,294        Fixed               8.2400%           7.9875%      02/20/98
   223              536,000                531,172        Fixed               8.0100%           7.7575%      05/28/98
   225              500,000                494,905        Fixed               8.8200%           8.5675%      02/05/98
   226              500,000                491,487        Fixed               8.9900%           8.7375%      06/24/97
   227              460,000                453,122        Fixed               7.7600%           7.7075%      09/04/98
   228              450,000                446,478        Fixed               8.0600%           7.8075%      06/15/98
   230              450,000                439,028        Fixed               8.3500%           8.0975%      11/25/97
   231              405,000                399,500        Fixed               8.3500%           8.0975%      12/16/97
   232              400,000                375,962        Fixed               8.3500%           8.0975%      03/17/98
   233              380,000                374,560        Fixed               8.3900%           8.1375%      11/18/97
   234              358,000                355,193        Fixed               8.0500%           7.7975%      06/02/98
   235              325,000                322,508        Fixed               8.1700%           7.9175%      06/17/98
   236              300,000                297,652        Fixed               8.0600%           7.8075%      06/15/98
   237              300,000                297,057        Fixed               8.6300%           8.3775%      03/16/98
   238              260,000                257,357        Fixed               8.4400%           8.1875%      03/02/98
   239              257,500                255,509        Fixed               8.8300%           8.5775%      05/29/98

---------------------------------------------------------------------------------------------------------------------------------
                                 1ST INT. &
                                   PRIN.           INTEREST
CONTROL          1ST INTEREST     PAYMENT          ACCRUAL                DUE             GRACE         PAYMENT        MONTHLY
NUMBER           PAYMENT DATE       DATE            METHOD                DATE            PERIOD       FREQUENCY       PAYMENT
---------------------------------------------------------------------------------------------------------------------------------
    1              01/01/99       11/01/99        Actual / 360               1             7              12         $ 484,044.80
    2                             07/01/98        Actual / 360               1             10             12           231,212.79
    3              03/01/99       03/01/99        Actual / 360               1             7              12           177,586.06
    4                             12/01/98        Actual / 360               1             10             12           136,387.01

    5                             06/01/98        30 / 360                   1             10             12           143,078.32
   5.10                           06/01/98        30 / 360                   1             10             12            50,007.11
   5.20                           06/01/98        30 / 360                   1             10             12            39,860.74
   5.30                           06/01/98        30 / 360                   1             10             12            29,112.84
   5.31                           06/01/98        30 / 360                   1             10             12            19,481.52
   5.32                           06/01/98        30 / 360                   1             10             12             9,631.32
   5.40                           06/01/98        30 / 360                   1             10             12            24,097.63

    6              07/01/98       07/01/98        Actual / 360               1             7              12           130,814.27

    7                             11/01/98        ACTUAL / 360               1             10             12           112,768.95
   7.10                           11/01/98        Actual / 360               1             10             12            43,315.23
   7.20                           11/01/98        Actual / 360               1             10             12            35,660.38
   7.30                           11/01/98        Actual / 360               1             10             12            24,271.46
   7.40                           11/01/98        Actual / 360               1             10             12             9,521.88

    8              10/01/98       10/01/98        Actual / 360               1             7              12           110,479.18

    9              06/01/98       06/01/98        ACTUAL / 360               1             7              12           101,060.35
   9.10            06/01/98       06/01/98        Actual / 360               1             7              12             4,580.15
   9.20            06/01/98       06/01/98        Actual / 360               1             7              12            27,233.31
   9.30            06/01/98       06/01/98        Actual / 360               1             7              12             4,010.72
   9.40            06/01/98       06/01/98        Actual / 360               1             7              12            12,378.78
   9.50            06/01/98       06/01/98        Actual / 360               1             7              12             6,808.33
   9.60            06/01/98       06/01/98        Actual / 360               1             7              12            12,626.35
   9.70            06/01/98       06/01/98        Actual / 360               1             7              12            15,968.62
   9.80            06/01/98       06/01/98        Actual / 360               1             7              12            17,454.08

    10             09/01/98       08/01/00        30 / 360                   1             10             12            96,371.50
    11                            12/01/98        30 / 360                   1             5              12           110,604.44
    12                            12/01/97        30 / 360                   1             10             12           110,567.83
    13                            07/01/98        30 / 360                   1             10             12            86,820.67
    14                            10/01/98        Actual / 360               1             5              12            82,899.36
    15                            06/01/98        30 / 360                   1             10             12            86,291.80
    16             02/01/99       02/01/99        Actual / 360               1             7              12            78,412.01
    17                            11/01/98        30 / 360                   1             5              12            65,334.98
    18                            02/01/99        30 / 360                   1             5              12            70,679.30
    19                            01/01/99        30 / 360                   1             5              12            72,004.98

    20                            02/01/99        ACTUAL / 360               1             5              12            73,037.41
  20.10                           02/01/99        Actual / 360               1             5              12            16,587.55
  20.20                           02/01/99        Actual / 360               1             5              12            11,465.91
  20.30                           02/01/99        Actual / 360               1             5              12            10,176.18
  20.40                           02/01/99        Actual / 360               1             5              12             8,536.07
  20.50                           02/01/99        Actual / 360               1             5              12             8,275.14
  20.60                           02/01/99        Actual / 360               1             5              12             6,970.50
  20.70                           02/01/99        Actual / 360               1             5              12             5,621.13
  20.80                           02/01/99        Actual / 360               1             5              12             5,404.93

    21                            02/01/99        30 / 360                   1                            12            73,762.37
  21.10                           02/01/99        30 / 360                   1             5              12            46,827.42
  21.20                           02/01/99        30 / 360                   1             10             12            14,150.11
  21.30                           02/01/99        30 / 360                   1             10             12            12,784.84

    22                            12/01/98        30 / 360                   1             5              12            57,902.82
    23             10/01/98       10/01/98        Actual / 360               1             7              12            60,068.55
    24             10/01/98       10/01/98        Actual / 360               1             7              12            64,258.76
    25             10/01/98       10/01/98        Actual / 360               1             7              12            52,424.20
    26                            03/01/99        30 / 360                   1             5              12            53,224.20
    27                            10/01/98        30 / 360                   1             5              12            51,587.90
    28                            11/01/98        30 / 360                   1             5              12            46,290.41
    29             10/01/98       10/01/98        Actual / 360               1             7              12            48,744.61
    30             12/01/97       06/01/98        30 / 360                   1             7              12            50,392.76
    31                            08/01/98        Actual / 360               1             10             12            48,812.60
    32             02/01/99       02/01/99        Actual / 360               1             7              12            51,171.29
    33             05/01/98       09/01/98        Actual / 360               1             7              12            48,298.64
    34                            11/01/98        30 / 360                   1             5              12            43,442.74
    35                            11/01/98        30 / 360                   1             5              12            50,277.45

    36             02/01/99       02/01/01        30 / 360                   1             5              12            53,839.98
  36.10            02/01/99       02/01/01        30 / 360                   1             5              12             6,788.23
  36.20            02/01/99       02/01/01        30 / 360                   1             5              12             9,583.38
  36.30            02/01/99       02/01/01        30 / 360                   1             5              12             3,549.40
  36.40            02/01/99       02/01/01        30 / 360                   1             5              12             5,013.53
  36.50            02/01/99       02/01/01        30 / 360                   1             5              12             6,544.21
  36.60            02/01/99       02/01/01        30 / 360                   1             5              12             6,388.92
  36.70            02/01/99       02/01/01        30 / 360                   1             5              12             8,429.83
  36.80            02/01/99       02/01/01        30 / 360                   1             5              12             7,542.48

    37                            02/01/99        ACTUAL / 360               1             5              12            46,952.10
  37.10                           02/01/99        Actual / 360               1             5              12            24,780.69
  37.20                           02/01/99        Actual / 360               1             5              12            13,016.57
  37.30                           02/01/99        Actual / 360               1             5              12             9,154.84

    38             01/01/99       01/01/01        30 / 360                   1             5              12            53,296.00
  38.10            01/01/99       01/01/01        30 / 360                   1             5              12             3,964.17
  38.20            01/01/99       01/01/01        30 / 360                   1             5              12             8,016.42
  38.30            01/01/99       01/01/01        30 / 360                   1             5              12             8,368.79
  38.40            01/01/99       01/01/01        30 / 360                   1             5              12             1,871.97
  38.50            01/01/99       01/01/01        30 / 360                   1             5              12            14,050.76
  38.60            01/01/99       01/01/01        30 / 360                   1             5              12             4,933.18
  38.70            01/01/99       01/01/01        30 / 360                   1             5              12             4,779.02
  38.80            01/01/99       01/01/01        30 / 360                   1             5              12             7,311.68

    39                            12/01/98        Actual / 360               1             6              12            40,523.41
    40                            12/01/98        30 / 360                   1             10             12            42,861.65
    41                            07/01/98        30 / 360                   1             10             12            46,147.27
    43                            12/01/98        30 / 360                   1             5              12            36,818.66
    44                            01/01/99        30 / 360                   1             5              12            39,544.32
    45                            02/01/99        30 / 360                   1             5              12            42,926.66
    46                            09/01/98        30 / 360                   1             10             12            36,754.25
    47             09/01/98       09/01/98        Actual / 360               1             7              12            38,711.16
    48                            10/01/98        30 / 360                   1             5              12            35,275.93
    49             06/01/98       06/01/98        Actual / 360               1             7              12            36,099.58
    50                            09/01/98        30 / 360                   1             5              12            35,050.91
    51                            01/01/99        30 / 360                   1             5              12            39,218.03

    52                            06/01/98        30 / 360                   1             10             12            35,874.67
  52.10                           06/01/98        30 / 360                   1             10             12            11,109.58
  52.20                           06/01/98        30 / 360                   1             10             12            24,765.09

    53                            02/01/99        30 / 360                   1             5              12            32,200.64
    54                            02/01/98        Actual / 360               1             5              12            33,398.11
    55                            02/01/99        30 / 360                   1             5              12            35,853.74
    56                            12/01/98        Actual / 360               1             5              12            33,077.27
    57                            12/01/98        30 / 360                   1             10             12            31,942.27
    58                            02/01/99        30 / 360                   1             10             12            34,252.24
    59                            11/01/98        30 / 360                   1             5              12            32,241.64
    60                            07/01/98        30 / 360                   1             10             12            30,758.54
    61                            12/01/98        30 / 360                   1             5              12            29,426.61
    62             12/01/98       12/01/98        Actual / 360               1             7              12            34,409.94

    63                            02/01/99        ACTUAL / 360               1             5              12            33,406.22
  63.10                           02/01/99        Actual / 360               1             5              12            13,598.07
  63.20                           02/01/99        Actual / 360               1             5              12            11,637.38
  63.30                           02/01/99        Actual / 360               1             5              12             8,170.77

    64                            10/01/98        30 / 360                   1             5              12            34,591.95
    65                            11/01/97        Actual / 360               1             10             12            33,485.32
    66                            03/01/98        Actual / 360               1             5              12            35,803.66
    67                            12/01/98        30 / 360                   1             10             12            28,090.09

    68                            12/01/98        30 / 360                   1             5              12            26,893.01
  68.10                           12/01/98        30 / 360                   1             5              12            19,677.81
  68.20                           12/01/98        30 / 360                   1             5              12             7,215.20

    69                            12/01/98        30 / 360                   1             5              12            26,585.24
    70                            11/01/98        30 / 360                   1             5              12            26,819.30
    71                            02/01/99        30 / 360                   1             5              12            28,827.35
    72                            11/01/98        30 / 360                   1             10             12            25,967.41
    73                            11/01/98        Actual / 360               1             10             12            28,446.80
    74                            04/01/98        30 / 360                   1             10             12            27,798.77
    75                            06/01/98        Actual / 360               1             10             12            27,458.73
    76                            12/01/98        Actual / 360               1             5              12            26,500.14
    77             01/01/99       01/01/99        Actual / 360               1             7              12            26,566.26
    78                            10/01/98        30 / 360                   1             5              12            23,926.72
    79                            02/01/99        30 / 360                   1             5              12            24,502.00

    80             02/01/99       02/01/99        ACTUAL / 360               1             7              12            23,934.19
  80.10            02/01/99       02/01/99        Actual / 360               1             7              12             7,978.06
  80.20            02/01/99       02/01/99        Actual / 360               1             7              12            15,956.13

    81                            08/01/98        30 / 360                   1             10             12            23,226.97
    82                            02/01/99        Actual / 360               1             5              12            29,411.02
    83                            03/01/98        Actual / 360               1             5              12            27,847.29
    85             12/01/98       12/01/98        Actual / 360               1             7              12            24,907.89
    86             10/01/98       10/01/98        Actual / 360               1             7              12            21,053.95
    87                            12/01/98        Actual / 360               1             5              12            21,932.17
    88                            09/01/98        30 / 360                   1             10             12            21,986.97

    89                            11/01/98        30 / 360                   1             10             12            25,401.87
  89.10                           11/01/98        30 / 360                   1             10             12            15,093.16
  89.20                           11/01/98        30 / 360                   1             10             12            10,308.71

    90             02/01/99       02/01/99        ACTUAL / 360               1             7              12            22,269.20
  90.10            02/01/99       02/01/99        Actual / 360               1             7              12             9,788.66
  90.20            02/01/99       02/01/99        Actual / 360               1             7              12             4,649.61
  90.30            02/01/99       02/01/99        Actual / 360               1             7              12             7,830.93

    91                                            30 / 360                   1                            12            20,524.31
  91.10                           05/01/98        30 / 360                   1             10             12            11,023.55
  91.20                           12/01/98        30 / 360                   1             5              12             9,500.76

    92                            10/01/98        30 / 360                   1             5              12            20,661.76
    93                            02/01/99        30 / 360                   1             5              12            21,203.38
    94                            10/01/98        Actual / 360               1             10             12            27,247.73
    95             07/01/98       07/01/98        Actual / 360               1             7              12            23,253.94
    96                            09/01/98        30 / 360                   1             5              12            21,934.74
    97                            09/01/98        30 / 360                   1             10             12            19,859.48
    98                            12/01/98        Actual / 360               1             5              12            19,298.88
    99             01/01/99       01/01/99        Actual / 360               1             7              12            19,774.01
   100                            11/01/98        30 / 360                   1             5              12            18,280.60
   101                            01/01/99        30 / 360                   1             5              12            18,167.63

   102             02/01/99       02/01/99        ACTUAL / 360               1             7              12            18,176.11
  102.10           02/01/99       02/01/99        Actual / 360               1             7              12             9,088.06
  102.20           02/01/99       02/01/99        Actual / 360               1             7              12             9,088.06

   103                            02/01/98        Actual / 360               1             10             12            20,991.80
   104                            12/01/98        30 / 360                   1             5              12            18,376.26
   105             01/01/99       01/01/99        Actual / 360               1             7              12            19,532.93
   106                            01/01/99        30 / 360                   1             10             12            17,749.30
   107                            10/01/98        30 / 360                   1             5              12            16,666.16
   108                            11/01/98        30 / 360                   1             5              12            17,459.45
   109             06/01/98       06/01/98        Actual / 360               1             7              12            17,806.76
   110                            11/01/98        Actual / 360               1             10             12            16,722.59
   111             01/01/99       01/01/99        Actual / 360               1             7              12            17,410.00
   112                            09/01/98        30 / 360                   1             10             12            15,634.61
   113                            01/01/99        30 / 360                   1             5              12            18,674.58
   114             10/01/98       10/01/98        Actual / 360               1             7              12            15,202.16
   115                            01/01/99        30 / 360                   1             5              12            19,456.97
   116                            07/01/98        Actual / 360               1             5              12            15,915.92
   117                            08/01/98        30 / 360                   1             10             12            15,819.27
   118                            12/01/98        30 / 360                   1             5              12            13,984.20
   119             12/01/98       12/01/98        Actual / 360               1             7              12            16,440.30
   120                            02/10/98        Actual / 360               10            10             12            16,102.56
   121                            08/01/98        30 / 360                   1             10             12            17,709.28
   122             03/01/99       03/01/99        Actual / 360               1             7              12            16,853.94
   123             11/01/97       11/01/97        Actual / 360               1             7              12            15,831.24
   124                            08/01/98        Actual / 360               1             10             12            14,624.08
   125                            03/01/98        Actual / 360               1             5              12            13,820.32
   126                            02/01/99        30 / 360                   1             5              12            15,413.36
   127                            05/01/98        30 / 360                   1             10             12            14,359.19
   128                            02/01/99        30 / 360                   1             5              12            15,058.39
   129                            02/01/99        Actual / 360               1             5              12            14,537.41
   130                            05/01/98        Actual / 360               1             5              12            13,781.86
   131                            08/01/98        Actual / 360               1             5              12            14,107.30
   132                            09/01/98        30 / 360                   1             5              12            14,410.33
   133             10/01/98       10/01/98        Actual / 360               1             7              12            14,947.62
   134                            11/01/98        Actual / 360               1             5              12            13,332.00
   135                            10/01/98        30 / 360                   1             5              12            12,666.28
   136                            01/01/98        Actual / 360               1             10             12            15,224.57
   137                            11/01/98        30 / 360                   1             5              12            13,134.48
   138                            12/01/98        Actual / 360               1             5              12            13,233.25
   139                            10/01/97        Actual / 360               1             10             12            15,127.44
   140                            08/01/98        Actual / 360               1             5              12            12,230.38
   141                            08/01/98        30 / 360                   1             10             12            13,360.44
   142                            07/01/98        Actual / 360               1             5              12            13,348.71

   143                            03/01/98        ACTUAL / 360               1             5              12            14,443.87
  143.10                          03/01/98        Actual / 360               1             5              12             9,670.05
  143.20                          03/01/98        Actual / 360               1             5              12             4,773.82

   144                            11/01/98        30 / 360                   1             10             12            12,480.50
   145                            12/01/98        30 / 360                   1             5              12            11,663.49
   146                            09/01/98        30 / 360                   1             5              12            12,249.36
   147                            03/01/99        30 / 360                   1             5              12            12,673.64
   148                            11/01/98        30 / 360                   1             10             12            10,722.81
   149                            11/01/98        30 / 360                   1             10             12            13,323.32
   150                            06/01/97        30 / 360                   1             5              12            16,045.48
   151                            10/01/98        30 / 360                   1             5              12            13,661.89
   152                            02/01/99        30 / 360                   1             5              12            12,505.78
   153             12/01/98       12/01/98        Actual / 360               1             7              12            12,354.52
   154                            01/01/99        30 / 360                   1             5              12            11,351.67
   155             03/01/99       03/01/99        Actual / 360               1             7              12            12,336.65
   156                            12/01/98        30 / 360                   1             5              12            10,630.96
   157             12/01/98       12/01/98        Actual / 360               1             7              12            11,469.98
   158             11/01/98       11/01/98        Actual / 360               1             7              12            10,232.64
   159                            02/01/98        30 / 360                   1             10             12            10,580.81
   160                            10/01/98        30 / 360                   1             5              12            12,009.09
   161                            02/01/99        30 / 360                   1             10             12            11,332.37
   162                            09/01/98        Actual / 360               1             10             12            10,471.33
   164                            03/01/99        30 / 360                   1             5              12            11,963.65
   165                            01/01/99        30 / 360                   1             5              12            11,035.15
   166                            12/01/98        Actual / 360               1             5              12             9,550.47
   167             02/01/99       02/01/99        Actual / 360               1             7              12            10,000.76
   168                            11/01/98        30 / 360                   1             5              12            10,828.99
   169                            07/01/98        Actual / 360               1             10             12             9,369.69
   170                            02/01/99        Actual / 360               1             5              12             9,915.26
   171             11/01/98       11/01/98        Actual / 360               1             7              12            10,160.64
   172                            12/01/98        30 / 360                   1             5              12             9,321.07
   173                            12/01/98        30 / 360                   1             5              12             8,055.12
   174                            11/01/98        30 / 360                   1             5              12             8,588.30
   175                            02/01/99        Actual / 360               1             5              12             9,497.77
   176                            10/01/98        30 / 360                   1             5              12             8,828.10
   177                            12/01/98        30 / 360                   1             5              12             8,269.06
   178                            07/01/98        30 / 360                   1             10             12             9,221.13
   179                            10/01/98        30 / 360                   1             5              12             8,958.88
   180                            11/01/98        30 / 360                   1             5              12             8,489.16
   181                            02/01/99        Actual / 360               1             5              12             9,207.02
   182                            12/01/98        Actual / 360               1             5              12             8,818.24
   183                            06/01/98        Actual / 360               1             10             12             9,806.31
   184                            12/01/98        Actual / 360               1             10             12             8,535.01
   185                            11/01/98        30 / 360                   1             5              12             8,245.53
   186                            02/01/99        Actual / 360               1             5              12             8,632.98
   187                            01/01/99        Actual / 360               1             5              12            11,826.38
   188                            02/01/99        Actual / 360               1             5              12             8,290.05
   189             01/01/99       01/01/99        Actual / 360               1             7              12             8,339.06
   190                            02/01/99        Actual / 360               1             5              12             8,200.59
   191                            05/01/98        Actual / 360               1             10             12             8,319.78
   192                            07/01/98        30 / 360                   1             10             12             7,601.18
   193                            08/01/98        30 / 360                   1             10             12             8,014.77
   194                            07/01/98        Actual / 360               1             10             12             7,862.51
   195                            03/01/98        Actual / 360               1             10             12             8,835.27
   196                            07/01/97        30 / 360                   1             0              12             8,326.85
   197                            08/01/98        Actual / 360               1             10             12             7,616.58
   198                            05/01/98        Actual / 360               1             10             12             7,687.42
   199                            07/01/97        Actual / 360               1             0              12             8,175.96
   200                            08/01/98        Actual / 360               1             5              12             7,279.69
   201                            07/01/98        Actual / 360               1             10             12             7,228.07
   202                            07/01/98        Actual / 360               1             5              12             7,067.83
   203                            07/01/98        Actual / 360               1             5              12             6,917.75
   204                            12/01/98        Actual / 360               1             10             12             7,057.53
   205                            12/01/98        30 / 360                   1             5              12             6,447.16

   206             02/01/99       02/01/99        ACTUAL / 360               1             7              12             6,451.83
  206.10           02/01/99       02/01/99        Actual / 360               1             7              12             2,696.29
  206.20           02/01/99       02/01/99        Actual / 360               1             7              12             3,755.54

   207                            11/01/98        Actual / 360               1             5              12             8,220.83
   208             01/01/99       01/01/99        Actual / 360               1             7              12             7,902.21
   209                            05/01/98        Actual / 360               1             10             12             6,345.07
   210             01/01/99       01/01/99        Actual / 360               1             7              12             7,048.66
   211                            07/01/98        Actual / 360               1             10             12             5,232.42
   212                            02/01/98        Actual / 360               1             10             12             6,236.65
   213                            12/01/98        Actual / 360               1             10             12             5,196.34
   214                            08/01/98        30 / 360                   1             10             12             5,499.83
   215                            10/01/97        Actual / 360               1             10             12             4,729.34
   216                            07/01/97        Actual / 360               1             0              12             4,793.64
   217                            09/01/97        Actual / 360               1             10             12             5,461.27
   218                            06/01/97        Actual / 360               1             0              12             5,105.68

   219                            01/01/98        ACTUAL / 360               1             10             12             4,752.68
  219.10                          01/01/98        Actual / 360               1             10             12             2,112.30
  219.20                          01/01/98        Actual / 360               1             10             12             2,640.38

   220                            06/01/98        Actual / 360               1             10             12             4,799.08
   221                            05/01/98        Actual / 360               1             10             12             4,220.18
   222                            04/01/98        Actual / 360               1             10             12             4,289.47
   223                            07/01/98        Actual / 360               1             10             12             4,140.49
   225                            04/01/98        Actual / 360               1             10             12             4,134.58
   226                            08/01/97        Actual / 360               1             0              12             4,192.56
   227                            11/01/98        30 / 360                   1             5              12             4,332.50
   228                            08/01/98        Actual / 360               1             10             12             3,491.08
   230                            01/01/98        Actual / 360               1             10             12             3,862.59
   231                            02/01/98        Actual / 360               1             10             12             3,220.33
   232                            05/01/98        Actual / 360               1             10             12             4,927.40
   233                            01/01/98        Actual / 360               1             10             12             3,031.75
   234                            08/01/98        Actual / 360               1             10             12             2,774.97
   235                            08/01/98        Actual / 360               1             10             12             2,545.11
   236                            08/01/98        Actual / 360               1             10             12             2,327.39
   237                            05/01/98        Actual / 360               1             10             12             2,442.02
   238                            05/01/98        Actual / 360               1             10             12             2,083.09
   239                            07/01/98        Actual / 360               1             10             12             2,131.03

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   YIELD
CONTROL                                                                                                         MAINTENANCE
NUMBER     CROSS COLLATERALIZED / CROSS DEFAULTED     PREPAYMENT DESCRIPTION                                    DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
    1      NAP                                        LO (28), DEF (97), O (6)                                NAP
    2      NAP                                        LO(45),DEF(69),O(6)                                     NAP
    3      NAP                                        LO (26), DEF (88), O (6)                                NAP
    4      NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat

    5                                                 YM1(96),3%(12),O(12)                                    TREASURY FLAT
   5.10    2494, 2496, 2497                           YM1(96),3%(12),O(12)                                    Treasury Flat
   5.20    2493, 2494, 2497                           YM1(96),3%(12),O(12)                                    Treasury Flat
   5.30    2493, 2496, 2497                           YM1(96),3%(12),O(12)                                    TREASURY FLAT
   5.31    2493, 2496, 2497                           YM1(96),3%(12),O(12)                                    NAP
   5.32    2493, 2496, 2497                           YM1(96),3%(12),O(12)                                    NAP
   5.40    2493, 2494, 2496                           YM1(96),3%(12),O(12)                                    Treasury Flat

    6      NAP                                        LO (33), DEF (81), O (6)                                NAP

    7                                                 LO(60),YM1(57),O(3)                                     TREASURY FLAT
   7.10    6273, 6274, 6276                           LO(60),YM1(57),O(3)                                     Treasury Flat
   7.20    6273, 6274, 6275                           LO(59),YM1(58),O(3)                                     Treasury Flat
   7.30    6273, 6275, 6276                           LO(60),YM1(57),O(3)                                     Treasury Flat
   7.40    6274, 6275, 6276                           LO(60),YM1(57),O(3)                                     Treasury Flat

    8      NAP                                        LO (60), YM1 (18), O (6)                                Treasury Flat

    9      C103 B-J                                   LO (24), DEF (90), O (6)                                NAP
   9.10    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP
   9.20    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP
   9.30    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP
   9.40    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP
   9.50    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP
   9.60    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP
   9.70    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP
   9.80    c103 b-j                                   LO (24), DEF (90), O (6)                                NAP

    10     NAP                                        LO(31),DEF(83),O(6)                                     NAP
    11     NAP                                        YM5(72),YM4(12),YM3(12),YM2(12),YM1(24),O(12)           Treasury Flat
    12     NAP                                        YM1(120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)       Treasury Flat
    13     NAP                                        LO(24),YM1(36),1%(12),O(12)                             Treasury Flat
    14     NAP                                        LO(30),DEF(87),O(3)                                     NAP
    15     NAP                                        LO(34),DEF(80),O(6)                                     NAP
    16     NAP                                        LO (27), DEF (87), O (6)                                NAP
    17     NAP                                        LO(36),YM1(36),1%(36),O(12)                             Treasury Flat
    18     NAP                                        LO(26),DEF(91),O(3)                                     NAP
    19     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat

    20                                                LO(26),DEF(91),O(3)                                     NAP
  20.10    6035, 6036, 6037, 6038, 6039, 6041, 6042   LO(26),DEF(91),O(3)                                     NAP
  20.20    6035, 6036, 6037, 6038, 6040, 6041, 6042   LO(26),DEF(91),O(3)                                     NAP
  20.30    6035, 6036, 6037, 6038, 6039, 6040, 6042   LO(26),DEF(91),O(3)                                     NAP
  20.40    6036, 6037, 6038, 6039, 6040, 6041, 6042   LO(26),DEF(91),O(3)                                     NAP
  20.50    6035, 6036, 6037, 6038, 6039, 6040, 6041   LO(26),DEF(91),O(3)                                     NAP
  20.60    6035, 6036, 6038, 6039, 6040, 6041, 6042   LO(26),DEF(91),O(3)                                     NAP
  20.70    6035, 6037, 6038, 6039, 6040, 6041, 6042   LO(26),DEF(91),O(3)                                     NAP
  20.80    6035, 6036, 6037, 6039, 6040, 6041, 6042   LO(26),DEF(91),O(3)                                     NAP

    21                                                YM2(60),YM1(57),O(3)                                    TREASURY FLAT

  21.10    2752, 4022                                 YM2(60),YM1(57),O(3)                                    Treasury Flat
  21.20    4923, 4022                                 YM2(60),YM1(57),O(3)                                    Treasury Flat
  21.30    2752, 4923                                 YM2(60),YM1(57),O(3)                                    Treasury Flat

    22     NAP                                        YM3(96),2%(12),O(12)                                    Treasury Flat
    23     NAP                                        LO (30), DEF (84), O (6)                                NAP
    24     NAP                                        LO (31),DEF(29);5%(12),4%(12),3%(12),2%(12),1%(6),O(6)  NAP
    25     NAP                                        LO(30), DEF(54); 5%(12), 4%(12), 3%(6), O(6)            NAP
    26     NAP                                        LO(36),YM1(81),O(3)                                     Treasury Flat
    27     NAP                                        YM1(120),1%(12),O(12)                                   Treasury Flat
    28     NAP                                        LO(29),DEF(88),O(3)                                     NAP
    29     NAP                                        LO (31), DEF (83), O (6)                                NAP
    30     NAP                                        LO(30), 3%(12), 2%(12), 1%(66), O(6)                    NAP
    31     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
    32     NAP                                        LO (27), DEF (87), O (6)                                NAP
    33     NAP                                        LO (35), DEF (83), O (6)                                NAP
    34     NAP                                        YM3(132),O(12)                                          Treasury Flat
    35     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat

    36     NAP                                        YM5(26),DEF(91),O(3)                                    TREASURY FLAT
  36.10    NAP                                        YM5(26),DEF(91),O(3)                                    NAP
  36.20    NAP                                        YM5(26),DEF(91),O(3)                                    NAP
  36.30    NAP                                        YM5(26),DEF(91),O(3)                                    NAP
  36.40    NAP                                        YM5(26),DEF(91),O(3)                                    NAP
  36.50    NAP                                        YM5(26),DEF(91),O(3)                                    NAP
  36.60    NAP                                        YM5(26),DEF(91),O(3)                                    NAP
  36.70    NAP                                        YM5(26),DEF(91),O(3)                                    NAP
  36.80    NAP                                        YM5(26),DEF(91),O(3)                                    NAP

    37                                                LO(26),DEF(91),O(3)                                     NAP
  37.10    6229, 6230                                 LO(26),DEF(91),O(3)                                     NAP
  37.20    6228, 6230                                 LO(26),DEF(91),O(3)                                     NAP
  37.30    6228, 6229                                 LO(26),DEF(91),O(3)                                     NAP

    38     NAP                                        YM5(27),DEF(90),O(3)                                    TREASURY FLAT
  38.10    NAP                                        YM5(27),DEF(90),O(3)                                    NAP
  38.20    NAP                                        YM5(27),DEF(90),O(3)                                    NAP
  38.30    NAP                                        YM5(27),DEF(90),O(3)                                    NAP
  38.40    NAP                                        YM5(27),DEF(90),O(3)                                    NAP
  38.50    NAP                                        YM5(27),DEF(90),O(3)                                    NAP
  38.60    NAP                                        YM5(27),DEF(90),O(3)                                    NAP
  38.70    NAP                                        YM5(27),DEF(90),O(3)                                    NAP
  38.80    NAP                                        YM5(27),DEF(90),O(3)                                    NAP

    39     NAP                                        LO(60),YM1(56),O(3)                                     Treasury Flat
    40     NAP                                        LO(36),YM1(72),O(12)                                    Treasury Flat
    41     NAP                                        YM5(180),5%(12),4%(12),3%(12),O(24)                     Treasury Flat
    43     NAP                                        YM3(108),1%(6),O(6)                                     Treasury Flat
    44     NAP                                        LO(27),DEF(114),O(3)                                    NAP
    45     NAP                                        LO(26),DEF(91),O(3)                                     NAP
    46     NAP                                        LO(31),DEF(83),O(6)                                     NAP
    47     NAP                                        LO (32), DEF (82), O (6)                                NAP
    48     NAP                                        LO(36),YM1(60),1%(12),O(12)                             Treasury Flat
    49     NAP                                        LO (35); DEF (79); O (6)                                NAP
    50     NAP                                        LO(36),YM1(60),1%(12),O(12)                             Treasury Flat
    51     NAP                                        YM5(132),YM1(9),O(3)                                    Treasury Flat

    52     NAP                                        YM1(96),3%(12),O(12)                                    TREASURY FLAT
  52.10    NAP                                        YM1(96),3%(12),O(12)                                    NAP
  52.20    NAP                                        YM1(96),3%(12),O(12)                                    NAP

    53     NAP                                        YM5(141),O(3)                                           Treasury Flat
    54     NAP                                        LO(60),YM1(54),O(6)                                     Spread to Treasury
    55     NAP                                        LO(26),DEF(91),O(3)                                     NAP
    56     NAP                                        LO(28),DEF(89),O(3)                                     NAP
    57     NAP                                        YM5(144),5%(12),4%(18),O(6)                             Treasury Flat
    58     NAP                                        LO(26),DEF(115),O(3)                                    NAP
    59     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
    60     NAP                                        YM3(108),O(12)                                          Treasury Flat
    61     NAP                                        YM3(108),O(12)                                          Treasury Flat
    62     NAP                                        LO (29), DEF (85), O (6)                                NAP

    63                                                LO(26),DEF(91),O(3)                                     NAP
  63.10    6224, 6225                                 LO(26),DEF(91),O(3)                                     NAP
  63.20    6224, 6227                                 LO(26),DEF(91),O(3)                                     NAP
  63.30    6225, 6227                                 LO(26),DEF(91),O(3)                                     NAP

    64     NAP                                        YM5(144),5%(12),4%(12),3%(12),2%(12),1%(12),O(36)       Treasury Flat
    65     NAP                                        LO(72),YM3(72),YM2(36),YM1(24),O(12)                    Treasury Flat
    66     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
    67     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat

    68                                                LO(36),YM1(51),O(3)                                     TREASURY FLAT

  68.10    4028                                       LO(36),YM1(51),O(3)                                     Treasury Flat
  68.20    4027                                       LO(36),YM1(51),O(3)                                     Treasury Flat

    69     NAP                                        YM5(132),5%(9),O(3)                                     Treasury Flat
    70     NAP                                        YM3(36),YM2(36),YM1(24),1%(12),O(12)                    Treasury Flat
    71     NAP                                        LO(26),DEF(91),O(3)                                     NAP
    72     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
    73     NAP                                        LO(29),DEF(88),O(3)                                     NAP
    74     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
    75     NAP                                        LO(96),YM1(72),O(12)                                    Treasury Flat
    76     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
    77     NAP                                        LO (28), DEF (86), O (6)                                NAP
    78     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
    79     NAP                                        LO(26),DEF(55),O(3)                                     NAP

    80     C124 A-B                                   LO (27), DEF (87), O (6)                                NAP
  80.10    c124 a-b                                   LO (27), DEF (87), O (6)                                NAP
  80.20    c124 a-b                                   LO (27), DEF (87), O (6)                                NAP

    81     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
    82     NAP                                        LO(26),DEF(91),O(3)                                     NAP
    83     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
    85     NAP                                        LO (29), DEF (85), O (6)                                NAP
    86     NAP                                        LO (31), DEF (83), O (6)                                NAP
    87     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
    88     NAP                                        YM5(120),5%(12),O(12)                                   Treasury Flat

    89                                                YM5(96),5%(12),O(12)                                    TREASURY FLAT

  89.10    3151                                       YM5(96),5%(12),O(12)                                    Treasury Flat
  89.20    3145                                       YM5(96),5%(12),O(12)                                    Treasury Flat

    90     C127 A-C                                   LO (27), DEF (87), O (6)                                NAP
  90.10    c127 a-c                                   LO (27), DEF (87), O (6)                                NAP
  90.20    c127 a-c                                   LO (27), DEF (87), O (6)                                NAP
  90.30    c127 a-c                                   LO (27), DEF (87), O (6)                                NAP

    91                                                                                                        TREASURY FLAT

  91.10    1899                                       YM5(60),4%(12),3%(12),2%(12),YM(12),O(12)               Treasury Flat
  91.20    1898                                       YM5(60),YM4(12),YM3(12),YM2(12),YM(12),O(12)            Treasury Flat

    92     NAP                                        LO(24),YM1(84),O(12)                                    Treasury Flat
    93     NAP                                        YM5(117),O(3)                                           Treasury Flat
    94     NAP                                        YM5(120),5%(12),O(12)                                   Treasury Flat
    95     NAP                                        LO (33); DEF (81); O (6)                                NAP
    96     NAP                                        LO(30),DEF(204),O(6)                                    NAP
    97     NAP                                        LO(36),YM1(36),1%(36),O(12)                             Treasury Flat
    98     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
    99     NAP                                        LO (28), DEF (86), O (6)                                NAP
   100     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   101     NAP                                        LO(27),DEF(90),O(3)                                     NAP

   102     C132 A-B                                   LO (27), DEF (87), O (6)                                NAP
  102.10   c132 a-b                                   LO (27), DEF (87), O (6)                                NAP
  102.20   c132 a-b                                   LO (27), DEF (87), O (6)                                NAP

   103     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   104     NAP                                        YM3(96),3%(12),O(12)                                    Treasury Flat
   105     NAP                                        LO (28), DEF (86), O (6)                                NAP
   106     NAP                                        YM5(120),5%(12),O(12)                                   Treasury Flat
   107     NAP                                        YM1(156),1%(12),O(12)                                   Treasury Flat
   108     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   109     NAP                                        LO (24), YM1 (90), O (6)                                Treasury Flat
   110     NAP                                        LO(29),DEF(148),O(3)                                    NAP
   111     NAP                                        LO (28); DEF (86); O (6)                                NAP
   112     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   113     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   114     NAP                                        LO (31), DEF (83), O (6)                                NAP
   115     NAP                                        YM3(48),YM2(36),YM1(48),O(12)                           Treasury Flat
   116     NAP                                        LO(36),YM1(81),O(3)                                     Treasury Flat
   117     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   118     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   119     NAP                                        LO (29), DEF (85), O (6)                                NAP
   120     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   121     NAP                                        YM5(120),5%(12),O(12)                                   Treasury Flat
   122     NAP                                        LO (26), DEF (88), O (6)                                NAP
   123     NAP                                        LO (36), DEF (78), O (6)                                NAP
   124     NAP                                        LO(60),YM1(54),O(6)                                     Treasury Flat
   125     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   126     NAP                                        YM5(108),O(12)                                          Treasury Flat
   127     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   128     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   129     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   130     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   131     NAP                                        LO(18),DEF(99),O(3)                                     NAP
   132     NAP                                        YM1(108),O(12)                                          Treasury Flat
   133     NAP                                        LO (31), DEF (83), O (6)                                NAP
   134     NAP                                        LO(29),DEF(88),O(3)                                     NAP
   135     NAP                                        YM5(120),5%(12),O(12)                                   Treasury Flat
   136     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   137     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   138     NAP                                        LO(28),DEF(89),O(3)                                     NAP
   139     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   140     NAP                                        LO(32),DEF(85),O(3)                                     NAP
   141     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   142     NAP                                        LO(84),YM1(81),O(3)                                     Treasury Flat

   143                                                LO(60),YM1(57),O(3)                                     TREASURY FLAT

  143.10   6261                                       LO(60),YM1(57),O(3)                                     Treasury Flat
  143.20   6260                                       LO(60),YM1(57),O(3)                                     Treasury Flat

   144     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   145     NAP                                        YM1(96),1%(12),O(12)                                    Treasury Flat
   146     NAP                                        YM3(96),2%(12),O(12)                                    Treasury Flat
   147     NAP                                        YM5(117),O(3)                                           Treasury Flat
   148     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   149     NAP                                        YM5(180),YM3(36),2%(12),O(12)                           Treasury Flat
   150     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   151     NAP                                        YM5(168),5%(12),4%(12),O(18)                            Treasury Flat
   152     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   153     NAP                                        LO (29), DEF (85), O (6)                                NAP
   154     NAP                                        YM3(96),3%(12),O(12)                                    Treasury Flat
   155     NAP                                        LO (26), DEF (88), O (6)                                NAP
   156     NAP                                        YM5(60),2%(48),O(12)                                    Treasury Flat
   157     NAP                                        LO (29), DEF (85), O (6)                                NAP
   158     NAP                                        LO (30), DEF (84), O (6)                                NAP
   159     NAP                                        YM3(96),3%(12),O(12)                                    Treasury Flat
   160     NAP                                        YM5(216),5%(12),O(12)                                   Treasury Flat
   161     NAP                                        YM5(60),YM3(24),YM1(33),O(3)                            Treasury Flat
   162     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   164     NAP                                        LO(25),DEF(116),O(3)                                    NAP
   165     NAP                                        YM5(117),O(3)                                           Treasury Flat
   166     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   167     NAP                                        LO (27), DEF (87), O (6)                                NAP
   168     NAP                                        YM5(120),5%(12),O(12)                                   Treasury Flat
   169     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   170     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   171     NAP                                        LO (30); DEF (84); O (6)                                NAP
   172     NAP                                        YM3(120),3%(12),O(12)                                   Treasury Flat
   173     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   174     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   175     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   176     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   177     NAP                                        YM3(120),3%(12),O(12)                                   Treasury Flat
   178     NAP                                        YM5(96),3%(12),O(12)                                    Treasury Flat
   179     NAP                                        YM5(60),YM4(60),O(24)                                   Treasury Flat
   180     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   181     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   182     NAP                                        LO(28),DEF(89),O(3)                                     NAP
   183     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   184     NAP                                        LO(28),DEF(89),O(3)                                     NAP
   185     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   186     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   187     NAP                                        LO(27),DEF(114),O(3)                                    NAP
   188     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   189     NAP                                        LO (28), DEF (86), O (6)                                NAP
   190     NAP                                        LO(26),DEF(91),O(3)                                     NAP
   191     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   192     NAP                                        YM3(96),2%(12),O(12)                                    Treasury Flat
   193     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   194     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   195     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   196     NAP                                        LO(45),DEF(3),DEF or YM1(69),O(3)                       Treasury Flat
   197     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   198     NAP                                        LO(60),YM1(54),O(6)                                     Treasury Flat
   199     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   200     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   201     NAP                                        LO(60),YM1(54),O(6)                                     Treasury Flat
   202     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   203     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   204     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   205     NAP                                        YM5(60),2%(48),O(12)                                    Treasury Flat

   206     C148 A-B                                   LO (27), DEF (87), O (6)                                NAP
  206.10   c148 a-b                                   LO (27), DEF (87), O (6)                                NAP
  206.20   c148 a-b                                   LO (27), DEF (87), O (6)                                NAP

   207     NAP                                        LO(78),YM1(99),O(3)                                     Treasury Flat
   208     NAP                                        LO (28), DEF (96), O (6)                                NAP
   209     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   210     NAP                                        LO (28), DEF (96), O (6)                                NAP
   211     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   212     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   213     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   214     NAP                                        YM5(96),5%(12),O(12)                                    Treasury Flat
   215     NAP                                        LO(60), YM1(57), O(3)                                   NAP
   216     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   217     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   218     NAP                                        LO(60), YM1(57), O(3)                                   Treasury Flat

   219     NAP                                        LO(60),YM1(57),O(3)                                     TREASURY FLAT
  219.10   NAP                                        LO(60),YM1(57),O(3)                                     NAP
  219.20   NAP                                        LO(60),YM1(57),O(3)                                     NAP

   220     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   221     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   222     NAP                                        LO(60), YM1(57), O(3)                                   Treasury Flat
   223     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   225     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   226     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   227     NAP                                        YM5(144),5%(12),4%(12),O(12)                            Treasury Flat
   228     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   230     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   231     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   232     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   233     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   234     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   235     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   236     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   237     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   238     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat
   239     NAP                                        LO(60),YM1(57),O(3)                                     Treasury Flat

-----------------------------------------------------------------------------------------------------------------------------------
                               ORIGINAL                                                REMAINING                         BALLOON,
                ORIGINAL       TERM TO             MATURITY            REMAINING        TERM TO                           FULLY
CONTROL       AMORTIZATION     MATURITY            DATE OR            AMORTIZATION      MATURITY                        AMORTIZING
NUMBER            TERM          OR ARD               ARD                 PERIOD          OR ARD     SEASONING             OR ARD
-----------------------------------------------------------------------------------------------------------------------------------
    1            360              131              11/01/09                360             128          3                 HyperAm
    2            360              120              06/01/08                351             111          9                 Balloon
    3            300              120              02/01/09                299             119          1                 HyperAm
    4            360              120              11/01/08                356             116          4                 Balloon

    5            300              120              05/01/08                290             110          10                BALLOON
   5.10          300              120              05/01/08                290             110          10                Balloon
   5.20          300              120              05/01/08                290             110          10                Balloon
   5.30          300              120              05/01/08                290             110          10                BALLOON
   5.31          300              120              05/01/08                290             110          10                Balloon
   5.32          300              120              05/01/08                290             110          10                Balloon
   5.40          300              120              05/01/08                290             110          10                Balloon

    6            360              120              06/01/08                351             111          9                 HyperAm

    7            300              120              10/01/08                295             115          5                 BALLOON
   7.10          300              120              10/01/08                295             115          5                 Balloon
   7.20          300              120              10/01/08                295             115          5                 Balloon
   7.30          300              120              10/01/08                295             115          5                 Balloon
   7.40          300              120              10/01/08                295             115          5                 Balloon

    8            300              84               09/01/05                294              78          6                 HyperAm

    9            360              120              05/01/08                350             110          10                HYPERAM
   9.10          360              120              05/01/08                350             110          10                HyperAm
   9.20          360              120              05/01/08                350             110          10                HyperAm
   9.30          360              120              05/01/08                350             110          10                HyperAm
   9.40          360              120              05/01/08                350             110          10                HyperAm
   9.50          360              120              05/01/08                350             110          10                HyperAm
   9.60          360              120              05/01/08                350             110          10                HyperAm
   9.70          360              120              05/01/08                350             110          10                HyperAm
   9.80          360              120              05/01/08                350             110          10                HyperAm

    10           360              120              08/01/08                360             113          7                 Balloon
    11           240              144              11/01/10                236             140          4                 Balloon
    12           240              240              11/01/17                224             224          16                   No
    13           360              84               06/01/05                351              75          9                 Balloon
    14           360              120              09/01/08                354             114          6                 Balloon
    15           360              120              05/01/08                350             110          10                Balloon
    16           360              120              01/01/09                358             118          2                 HyperAm
    17           360              120              10/01/08                355             115          5                 Balloon
    18           336              120              01/01/09                334             118          2                 Balloon
    19           330              120              12/01/08                327             117          3                 Balloon

    20           300              120              01/01/09                298             118          2                 BALLOON
  20.10          300              120              01/01/09                298             118          2                 Balloon
  20.20          300              120              01/01/09                298             118          2                 Balloon
  20.30          300              120              01/01/09                298             118          2                 Balloon
  20.40          300              120              01/01/09                298             118          2                 Balloon
  20.50          300              120              01/01/09                298             118          2                 Balloon
  20.60          300              120              01/01/09                298             118          2                 Balloon
  20.70          300              120              01/01/09                298             118          2                 Balloon
  20.80          300              120              01/01/09                298             118          2                 Balloon

    21           300              120              01/01/09                298             118          2                 BALLOON
  21.10          300              120              01/01/09                298             118          2                 Balloon
  21.20          300              120              01/01/09                298             118          2                 Balloon
  21.30          300              120              01/01/09                298             118          2                 Balloon

    22           360              120              11/01/08                356             116          4                 Balloon
    23           300              120              09/01/08                294             114          6                 HyperAm
    24           300              119              08/01/08                294             113          6                 HyperAm
    25           360              120              09/01/08                354             114          6                 HyperAm
    26           360              120              02/01/09                359             119          1                 Balloon
    27           360              144              09/01/10                354             138          6                 Balloon
    28           360              120              10/01/08                355             115          5                 Balloon
    29           360              120              09/01/08                354             114          6                 HyperAm
    30           360              126              05/01/08                350             110          16                HyperAm
    31           347              120              07/01/08                339             112          8                 Balloon
    32           330              120              01/01/09                328             118          2                 HyperAm
    33           300              124              08/01/08                293             113          11                HyperAm
    34           300              144              10/01/10                295             139          5                 Balloon
    35           240              120              10/01/08                235             115          5                 Balloon

    36           240              120              01/01/09                240             118          2                 BALLOON
  36.10          240              120              01/01/09                240             118          2                 Balloon
  36.20          240              120              01/01/09                240             118          2                 Balloon
  36.30          240              120              01/01/09                240             118          2                 Balloon
  36.40          240              120              01/01/09                240             118          2                 Balloon
  36.50          240              120              01/01/09                240             118          2                 Balloon
  36.60          240              120              01/01/09                240             118          2                 Balloon
  36.70          240              120              01/01/09                240             118          2                 Balloon
  36.80          240              120              01/01/09                240             118          2                 Balloon

    37           300              120              01/01/09                298             118          2                 BALLOON
  37.10          300              120              01/01/09                298             118          2                 Balloon
  37.20          300              120              01/01/09                298             118          2                 Balloon
  37.30          300              120              01/01/09                298             118          2                 Balloon

    38           240              120              12/01/08                240             117          3                 BALLOON
  38.10          240              120              12/01/08                240             117          3                 Balloon
  38.20          240              120              12/01/08                240             117          3                 Balloon
  38.30          240              120              12/01/08                240             117          3                 Balloon
  38.40          240              120              12/01/08                240             117          3                 Balloon
  38.50          240              120              12/01/08                240             117          3                 Balloon
  38.60          240              120              12/01/08                240             117          3                 Balloon
  38.70          240              120              12/01/08                240             117          3                 Balloon
  38.80          240              120              12/01/08                240             117          3                 Balloon

    39           360              119              10/01/08                356             115          4                 Balloon
    40           240              120              11/01/08                236             116          4                 Balloon
    41           240              240              06/01/18                231             231          9                    No
    43           360              120              11/01/08                356             116          4                 Balloon
    44           360              144              12/01/10                357             141          3                 Balloon
    45           300              120              01/01/09                298             118          2                 Balloon
    46           360              120              08/01/08                353             113          7                 Balloon
    47           360              120              08/01/08                353             113          7                 HyperAm
    48           360              120              09/01/08                354             114          6                 Balloon
    49           360              120              05/01/08                350             110          10                HyperAm
    50           360              120              08/01/08                353             113          7                 Balloon
    51           252              144              12/01/10                249             141          3                 Balloon

    52           300              120              05/01/08                290             110          10                BALLOON
  52.10          300              120              05/01/08                290             110          10                Balloon
  52.20          300              120              05/01/08                290             110          10                Balloon

    53           360              144              01/01/11                358             142          2                 Balloon
    54           360              120              01/01/08                346             106          14                Balloon
    55           360              120              01/01/09                358             118          2                 Balloon
    56           300              120              11/01/08                296             116          4                 Balloon
    57           360              180              11/01/13                356             176          4                 Balloon
    58           300              144              01/01/11                298             142          2                 Balloon
    59           324              120              10/01/08                319             115          5                 Balloon
    60           352              120              06/01/08                343             111          9                 Balloon
    61           360              120              11/01/08                356             116          4                 Balloon
    62           360              120              11/01/08                356             116          4                 HyperAm

    63           300              120              01/01/09                298             118          2                 BALLOON
  63.10          300              120              01/01/09                298             118          2                 Balloon
  63.20          300              120              01/01/09                298             118          2                 Balloon
  63.30          300              120              01/01/09                298             118          2                 Balloon

    64           240              240              09/01/18                234             234          6                    No
    65           360              216              10/01/15                343             199          17                Balloon
    66           300              120              02/01/08                287             107          13                Balloon
    67           360              120              11/01/08                356             116          4                 Balloon

    68           360              90               05/01/06                356              86          4                 BALLOON
  68.10          360              90               05/01/06                356              86          4                 Balloon
  68.20          360              90               05/01/06                356              86          4                 Balloon

    69           360              144              11/01/10                356             140          4                 Balloon
    70           300              120              10/01/08                295             115          5                 Balloon
    71           300              120              01/01/09                298             118          2                 Balloon
    72           300              120              10/01/08                295             115          5                 Balloon
    73           240              120              10/01/08                235             115          5                 Balloon
    74           300              120              03/01/08                288             108          12                Balloon
    75           300              180              05/01/13                290             170          10                Balloon
    76           300              120              11/30/08                296             116          4                 HyperAm
    77           360              120              12/01/08                357             117          3                 HyperAm
    78           360              120              09/01/08                354             114          6                 Balloon
    79           360              84               01/01/06                358              82          2                 Balloon

    80           360              120              01/01/09                358             118          2                 HYPERAM
  80.10          360              120              01/01/09                358             118          2                 HyperAm
  80.20          360              120              01/01/09                358             118          2                 HyperAm

    81           360              120              07/01/08                352             112          8                 Balloon
    82           235              120              01/01/09                233             118          2                 Balloon
    83           300              120              02/01/08                287             107          13                Balloon
    85           360              120              11/01/08                356             116          4                 Balloon
    86           360              120              09/01/08                354             114          6                 Balloon
    87           360              120              11/01/08                356             116          4                 Balloon
    88           360              144              08/01/10                353             137          7                 Balloon

    89                            120              10/01/08                                115          5                 BALLOON
  89.10          240              120              10/01/08                235             115          5                 Balloon
  89.20          180              120              10/01/08                175             115          5                 Balloon

    90           360              120              01/01/09                358             118          2                 HYPERAM
  90.10          360              120              01/01/09                358             118          2                 HyperAm
  90.20          360              120              01/01/09                358             118          2                 HyperAm
  90.30          360              120              01/01/09                358             118          2                 HyperAm

    91           360              120                                                                                     BALLOON
  91.10          360              120              04/01/08                349             109          11                Balloon
  91.20          360              120              11/01/08                356             116          4                 Balloon

    92           360              120              09/01/08                354             114          6                 Balloon
    93           300              120              01/01/09                298             118          2                 Balloon
    94           178              144              09/01/10                172             138          6                 Balloon
    95           300              120              06/01/08                291             111          9                 HyperAm
    96           300              240              08/01/18                293             233          7                 Balloon
    97           300              120              08/01/08                293             113          7                 Balloon
    98           300              120              11/01/08                296             116          4                 Balloon
    99           360              120              12/01/08                357             117          3                 HyperAm
   100           300              120              10/01/08                295             115          5                 Balloon
   101           360              120              12/01/08                357             117          3                 Balloon

   102           360              120              01/01/09                358             118          2                 HYPERAM
  102.10         360              120              01/01/09                358             118          2                 HyperAm
  102.20         360              120              01/01/09                358             118          2                 HyperAm

   103           300              120              01/01/08                286             106          14                Balloon
   104           300              120              11/01/08                296             116          4                 Balloon
   105           360              120              12/01/08                357             117          3                 HyperAm
   106           300              144              12/01/10                297             141          3                 Balloon
   107           360              180              09/01/13                354             174          6                 Balloon
   108           300              120              10/01/08                295             115          5                 Balloon
   109           360              120              05/01/08                350             110          10                HyperAm
   110           360              180              10/01/13                355             175          5                 Balloon
   111           360              120              12/01/08                357             117          3                 Balloon
   112           360              120              08/01/08                353             113          7                 Balloon
   113           264              120              12/01/08                261             117          3                 Balloon
   114           360              120              09/01/08                354             114          6                 HyperAm
   115           180              144              12/01/10                177             141          3                 Balloon
   116           300              120              06/01/08                291             111          9                 Balloon
   117           300              120              07/01/08                292             112          8                 Balloon
   118           300              120              11/01/08                296             116          4                 Balloon
   119           360              120              11/01/08                356             116          4                 HyperAm
   120           360              120              01/10/08                346             106          14                Balloon
   121           240              144              07/01/10                232             136          8                 Balloon
   122           300              120              02/01/09                299             119          1                 Balloon
   123           300              120              10/01/07                283             103          17                HyperAm
   124           300              120              07/01/08                292             112          8                 Balloon
   125           360              120              02/01/08                347             107          13                Balloon
   126           300              120              01/01/09                298             118          2                 Balloon
   127           300              120              04/01/08                289             109          11                Balloon
   128           276              120              01/01/09                274             118          2                 Balloon
   129           300              120              01/01/09                298             118          2                 Balloon
   130           360              120              04/01/08                349             109          11                Balloon
   131           300              120              07/01/08                292             112          8                 Balloon
   132           300              120              08/01/08                293             113          7                 Balloon
   133           240              120              09/01/08                234             114          6                 HyperAm
   134           300              120              10/01/08                295             115          5                 Balloon
   135           360              144              09/01/10                354             138          6                 Balloon
   136           300              120              12/01/07                285             105          15                Balloon
   137           300              120              10/01/08                295             115          5                 Balloon
   138           300              120              11/01/08                296             116          4                 Balloon
   139           300              120              09/01/07                282             102          18                Balloon
   140           360              120              07/01/08                352             112          8                 Balloon
   141           300              120              07/01/08                292             112          8                 Balloon
   142           300              168              06/01/12                291             159          9                 Balloon

   143           300              120              02/01/08                287             107          13                BALLOON
  143.10         300              120              02/01/08                287             107          13                Balloon
  143.20         300              120              02/01/08                287             107          13                Balloon

   144           300              120              10/01/08                295             115          5                 Balloon
   145           300              120              11/01/08                296             116          4                 Balloon
   146           300              120              08/01/08                293             113          7                 Balloon
   147           300              120              02/01/09                299             119          1                 Balloon
   148           360              120              10/01/08                355             115          5                 Balloon
   149           240              240              10/01/18                235             235          5                    No
   150           240              120              05/01/07                218              98          22                Balloon
   151           210              210              03/01/16                204             204          6                    No
   152           300              120              01/01/09                298             118          2                 Balloon
   153           360              120              11/01/08                356             116          4                 Balloon
   154           300              120              12/01/08                297             117          3                 Balloon
   155           360              120              02/01/09                359             119          1                 Balloon
   156           300              120              11/01/08                296             116          4                 Balloon
   157           360              120              11/01/08                356             116          4                 HyperAm
   158           360              120              10/01/08                355             115          5                 Balloon
   159           360              120              01/01/08                346             106          14                Balloon
   160           240              240              09/01/18                234             234          6                    No
   161           300              120              01/01/09                298             118          2                 Balloon
   162           300              120              08/01/08                293             113          7                 Balloon
   164           240              144              02/01/11                239             143          1                 Balloon
   165           300              120              12/01/08                297             117          3                 Balloon
   166           360              120              11/01/08                356             116          4                 Balloon
   167           360              120              01/01/09                358             118          2                 Balloon
   168           240              144              10/01/10                235             139          5                 Balloon
   169           300              120              06/01/08                291             111          9                 Balloon
   170           300              120              01/01/09                298             118          2                 Balloon
   171           360              120              10/01/08                355             115          5                 HyperAm
   172           300              144              11/01/10                296             140          4                 Balloon
   173           360              120              11/01/08                356             116          4                 Balloon
   174           300              120              10/01/08                295             115          5                 Balloon
   175           300              120              01/01/09                298             118          2                 Balloon
   176           300              120              09/01/08                294             114          6                 Balloon
   177           300              144              11/01/10                296             140          4                 Balloon
   178           300              120              06/01/08                291             111          9                 Balloon
   179           300              144              09/01/10                294             138          6                 Balloon
   180           300              120              10/01/08                295             115          5                 Balloon
   181           300              120              01/01/09                298             118          2                 Balloon
   182           300              120              11/01/08                296             116          4                 Balloon
   183           300              120              05/01/08                290             110          10                Balloon
   184           300              120              11/01/08                296             116          4                 Balloon
   185           300              120              10/01/08                295             115          5                 Balloon
   186           300              120              01/01/09                298             118          2                 Balloon
   187           144              144              12/01/10                141             141          3                    No
   188           300              120              01/01/09                298             118          2                 Balloon
   189           360              120              12/01/08                357             117          3                 HyperAm
   190           300              120              01/01/09                298             118          2                 Balloon
   191           324              120              04/01/08                313             109          11                Balloon
   192           360              120              06/01/08                351             111          9                 Balloon
   193           300              120              07/01/08                292             112          8                 Balloon
   194           300              120              06/01/08                291             111          9                 Balloon
   195           300              120              02/01/08                287             107          13                Balloon
   196           360              120              06/01/07                339              99          21                Balloon
   197           300              120              07/01/08                292             112          8                 Balloon
   198           325              120              04/01/08                314             109          11                Balloon
   199           360              120              06/01/07                339              99          21                Balloon
   200           300              120              07/01/08                292             112          8                 Balloon
   201           300              120              06/01/08                291             111          9                 Balloon
   202           300              120              06/01/08                291             111          9                 Balloon
   203           300              120              06/01/08                291             111          9                 Balloon
   204           300              120              11/01/08                296             116          4                 Balloon
   205           300              120              11/01/08                296             116          4                 Balloon

   206           360              120              01/01/09                358             118          2                 HYPERAM
  206.10         360              120              01/01/09                358             118          2                 HyperAm
  206.20         360              120              01/01/09                358             118          2                 HyperAm

   207           180              180              10/01/13                175             175          5                    No
   208           216              130              10/01/09                213             127          3                 Balloon
   209           300              120              04/01/08                289             109          11                Balloon
   210           216              130              10/01/09                213             127          3                 Balloon
   211           300              120              06/01/08                291             111          9                 Balloon
   212           240              120              01/01/08                226             106          14                Balloon
   213           300              120              11/01/08                296             116          4                 Balloon
   214           240              120              07/01/08                232             112          8                 Balloon
   215           360              120              09/01/07                342             102          18                Balloon
   216           360              120              06/01/07                339              99          21                Balloon
   217           231              120              08/01/07                212             101          19                Balloon
   218           300              120              05/01/07                278              98          22                Balloon

   219           300              120              12/01/07                285             105          15                BALLOON
  219.10         300              120              12/01/07                285             105          15                Balloon
  219.20         300              120              12/01/07                285             105          15                Balloon

   220           247              120              05/01/08                237             110          10                Balloon
   221           324              120              04/01/08                313             109          11                Balloon
   222           300              120              03/01/08                288             108          12                Balloon
   223           300              120              06/01/08                291             111          9                 Balloon
   225           300              120              03/01/08                288             108          12                Balloon
   226           300              120              07/01/07                280             100          20                Balloon
   227           180              180              10/01/13                175             175          5                    No
   228           300              120              07/01/08                292             112          8                 Balloon
   230           240              120              12/01/07                225             105          15                Balloon
   231           300              120              01/01/08                286             106          14                Balloon
   232           120              120              04/01/08                109             109          11                   No
   233           300              120              12/01/07                285             105          15                Balloon
   234           300              120              07/01/08                292             112          8                 Balloon
   235           300              120              07/01/08                292             112          8                 Balloon
   236           300              120              07/01/08                292             112          8                 Balloon
   237           300              120              04/01/08                289             109          11                Balloon
   238           300              120              04/01/08                289             109          11                Balloon
   239           300              120              06/01/08                291             111          9                 Balloon

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           FUTURE
CONTROL      BALLOON/ARD    BALLOON/ARD              DUE ON                            DUE ON           SUBORDINATE      APPRAISAL
NUMBER         BALANCE       LTV RATIO                SALE                          ENCUMBRANCE          FINANCING         VALUE
------------------------------------------------------------------------------------------------------------------------------------
    1       $ 59,950,487         50.0%          Yes                                       Yes                No        $ 120,000,000
    2         30,473,197         67.7%          Yes - Lender's option with fee            Yes                No           45,000,000
    3         18,734,172         58.5%          Yes                                       Yes                No           32,000,000
    4         17,878,247         65.0%          Yes - Lender's option with fee            Yes                No           27,500,000

    5         15,644,589         55.8%          YES - LENDER'S OPTION WITH FEE            YES                NO           28,260,000
   5.10        5,467,920         59.1%          Yes - Lender's option with fee            Yes                No            9,250,000
   5.20        4,358,487         58.9%          Yes - Lender's option with fee            Yes                No            7,400,000
   5.30        3,183,279         47.9%          YES - LENDER'S OPTION WITH FEE            YES                NO            6,650,000
   5.31        2,130,164         47.9%          Yes - Lender's option with fee            Yes                No            4,450,000
   5.32        1,053,115         47.9%          Yes - Lender's option with fee            Yes                No            2,200,000
   5.40        2,634,903         53.1%          Yes - Lender's option with fee            Yes                No            4,960,000

    6         16,787,487         63.3%          Yes                                       Yes                No           26,500,000

    7         12,310,745         51.5%          YES - LENDER'S OPTION WITH FEE            YES                NO           24,115,000
   7.10        4,728,630         53.1%          Yes - Lender's option with fee            Yes                No            8,901,000
   7.20        3,892,968         54.8%          Yes - Lender's option with fee            Yes                No            7,100,000
   7.30        2,649,664         49.1%          Yes - Lender's option with fee            Yes                No            5,400,000
   7.40        1,039,484         38.3%          Yes - Lender's option with fee            Yes                No            2,714,000

    8         13,217,568         56.5%          Yes                                       Yes                No           23,400,000

    9         13,086,222         64.1%          YES                                       YES                NO           20,410,000
   9.10          593,080         64.1%          Yes                                       Yes                No              925,000
   9.20        3,526,419         64.1%          Yes                                       Yes                No            5,500,000
   9.30          519,345         64.1%          Yes                                       Yes                No              810,000
   9.40        1,602,918         64.1%          Yes                                       Yes                No            2,500,000
   9.50          881,605         64.1%          Yes                                       Yes                No            1,375,000
   9.60        1,634,976         64.1%          Yes                                       Yes                No            2,550,000
   9.70        2,067,764         64.1%          Yes                                       Yes                No            3,225,000
   9.80        2,260,114         64.1%          Yes                                       Yes                No            3,525,000

    10        12,973,937         65.7%          Yes - Lender's option with fee            Yes                No           19,750,000
    11         8,094,829         42.6%          Yes - Lender's option with fee            Yes                No           19,000,000
    12                 -          0.0%          Yes - Lender's option with fee            Yes                No           18,550,000
    13        11,664,423         68.6%          Yes - Lender's option with fee            Yes                No           17,000,000
    14        10,956,755         64.5%          Yes - Lender's option with fee            Yes                No           17,000,000
    15        10,818,079         63.6%          Yes - Lender's option with fee            Yes                No           17,000,000
    16         9,979,278         66.1%          Yes                                       Yes                No           15,100,000
    17         8,931,508         66.4%          Yes - Lender's option with fee            Yes                No           13,450,000
    18         8,666,965         59.8%          Yes - Lender's option with fee            Yes                No           14,500,000
    19         8,378,425         58.4%          Yes - Lender's option with fee            Yes                No           14,350,000

    20         7,980,670         55.7%          YES - LENDER'S OPTION WITH FEE            YES                NO           14,400,000
  20.10        1,812,493         54.8%          Yes - Lender's option with fee            Yes                No            3,310,000
  20.20        1,252,860         59.1%          Yes - Lender's option with fee            Yes                No            2,120,000
  20.30        1,111,934         54.5%          Yes - Lender's option with fee            Yes                No            2,040,000
  20.40          932,720         61.4%          Yes - Lender's option with fee            Yes                No            1,520,000
  20.50          904,209         56.5%          Yes - Lender's option with fee            Yes                No            1,600,000
  20.60          761,654         56.0%          Yes - Lender's option with fee            Yes                No            1,360,000
  20.70          614,211         44.8%          Yes - Lender's option with fee            Yes                No            1,370,000
  20.80          590,588         54.7%          Yes - Lender's option with fee            Yes                No            1,080,000

    21         7,844,509         52.2%          YES - LENDER'S OPTION WITH FEE            YES                NO           15,100,000
  21.10        4,977,917         50.8%          Yes - Lender's option with fee            Yes                No            9,800,000
  21.20        1,504,205         60.2%          Yes - Lender's option with fee            Yes                No            2,500,000
  21.30        1,362,387         48.7%          Yes - Lender's option with fee            Yes                No            2,800,000

    22         7,597,314         62.3%          Yes - Lender's option with fee            Yes                No           12,200,000
    23         6,929,048         63.3%          Yes                                       Yes                No           10,950,000
    24         6,975,156         57.2%          Yes                                       Yes                No           12,200,000
    25         7,076,469         54.4%          Yes                                       Yes                No           13,000,000
    26         6,864,991         67.6%          Yes - Lender's option with fee            Yes                No           10,150,000
    27         6,236,241         59.4%          Yes - Lender's option with fee            Yes                No           10,500,000
    28         6,353,348         66.5%          Yes - Lender's option with fee            Yes                No            9,550,000
    29         6,500,798         65.0%          Yes                                       Yes                No           10,000,000
    30         6,250,614         58.9%          Yes                                       Yes                No           10,605,000
    31         6,078,962         57.9%          Yes - Lender's option with fee            Yes               Yes           10,500,000
    32         5,907,768         55.7%          Yes                                       Yes                No           10,600,000
    33         5,397,040         64.3%          Yes                                       Yes                No            8,400,000
    34         4,595,503         37.7%          Yes - Lender's option with fee            Yes                No           12,200,000
    35         4,335,985         42.7%          Yes - Lender's option with fee            Yes                No           10,150,000

    36         4,941,292         40.7%          YES - LENDER'S OPTION WITH FEE            YES                NO           12,135,000
  36.10          623,006         40.7%          Yes - Lender's option with fee            Yes                No            1,530,000
  36.20          879,538         40.7%          Yes - Lender's option with fee            Yes                No            2,160,000
  36.30          325,755         40.7%          Yes - Lender's option with fee            Yes                No              800,000
  36.40          460,129         40.7%          Yes - Lender's option with fee            Yes                No            1,130,000
  36.50          600,610         40.7%          Yes - Lender's option with fee            Yes                No            1,475,000
  36.60          586,359         40.7%          Yes - Lender's option with fee            Yes                No            1,440,000
  36.70          773,668         40.7%          Yes - Lender's option with fee            Yes                No            1,900,000
  36.80          692,229         40.7%          Yes - Lender's option with fee            Yes                No            1,700,000

    37         5,130,370         58.6%          YES - LENDER'S OPTION WITH FEE            YES                NO            8,770,000
  37.10        2,707,740         60.4%          Yes - Lender's option with fee            Yes                No            4,480,000
  37.20        1,422,297         54.7%          Yes - Lender's option with fee            Yes                No            2,600,000
  37.30        1,000,332         59.2%          Yes - Lender's option with fee            Yes                No            1,690,000

    38         4,832,602         39.9%          YES - LENDER'S OPTION WITH FEE            YES                NO           12,100,000
  38.10          359,450         39.9%          Yes - Lender's option with fee            Yes                No              900,000
  38.20          726,887         39.9%          Yes - Lender's option with fee            Yes                No            1,820,000
  38.30          758,838         39.9%          Yes - Lender's option with fee            Yes                No            1,900,000
  38.40          169,740         39.9%          Yes - Lender's option with fee            Yes                No              425,000
  38.50        1,274,050         39.9%          Yes - Lender's option with fee            Yes                No            3,190,000
  38.60          447,315         39.9%          Yes - Lender's option with fee            Yes                No            1,120,000
  38.70          433,337         39.9%          Yes - Lender's option with fee            Yes                No            1,085,000
  38.80          662,985         39.9%          Yes - Lender's option with fee            Yes                No            1,660,000

    39         5,261,627         37.9%          Yes - Lender's option with fee            Yes                No           13,900,000
    40         3,812,236         48.9%          Yes - Lender's option with fee            Yes                No            7,800,000
    41                 -          0.0%          Yes - Lender's option with fee            Yes                No            8,300,000
    43         4,857,422         64.9%          Yes - Lender's option with fee            Yes                No            7,490,000
    44         4,676,656         60.3%          Yes - Lender's option with fee            Yes                No            7,750,000
    45         4,516,391         60.2%          Yes - Lender's option with fee            Yes                No            7,500,000
    46         4,773,864         65.9%          Yes - Lender's option with fee            Yes                No            7,250,000
    47         4,920,602         64.7%          Yes                                       Yes                No            7,600,000
    48         4,614,059         67.9%          Yes - Lender's option with fee            Yes                No            6,800,000
    49         4,619,826         61.6%          Yes                                       Yes                No            7,500,000
    50         4,475,796         68.1%          Yes - Lender's option with fee            Yes                No            6,575,000
    51         3,669,282         48.3%          Yes - Lender's option with fee            Yes                No            7,600,000

    52         3,922,637         50.6%          YES - LENDER'S OPTION WITH FEE            YES                NO            7,750,000
  52.10        1,214,752         50.6%          Yes - Lender's option with fee            Yes                No            2,400,000
  52.20        2,707,885         50.6%          Yes - Lender's option with fee            Yes                No            5,350,000

    53         3,948,566         64.2%          Yes - Lender's option with fee            Yes                No            6,150,000
    54         4,233,764         66.2%          Yes - Lender's option with fee            Yes                No            6,400,000
    55         4,295,844         61.9%          Yes - Lender's option with fee            Yes                No            6,940,000
    56         3,743,539         62.9%          Yes - Lender's option with fee            Yes                No            5,950,000
    57         3,484,056         58.6%          Yes - Lender's option with fee            Yes                No            5,950,000
    58         3,406,928         44.0%          Yes - Lender's option with fee            Yes                No            7,750,000
    59         3,787,699         65.3%          Yes - Lender's option with fee            Yes                No            5,800,000
    60         3,952,219         64.8%          Yes - Lender's option with fee            Yes               Yes            6,100,000
    61         3,845,976         67.0%          Yes - Lender's option with fee            Yes                No            5,740,000
    62         4,065,807         60.7%          Yes                                       Yes                No            6,700,000

    63         3,650,236         58.2%          YES - LENDER'S OPTION WITH FEE            YES                NO            6,275,000
  63.10        1,485,836         59.9%          Yes - Lender's option with fee            Yes                No            2,480,000
  63.20        1,271,596         58.6%          Yes - Lender's option with fee            Yes                No            2,170,000
  63.30          892,805         54.9%          Yes - Lender's option with fee            Yes                No            1,625,000

    64                 -          0.0%          Yes - Lender's option with fee            Yes               Yes            6,865,000
    65         3,242,662         47.9%          Yes - Lender's option with fee            Yes                No            6,775,000
    66         3,681,319         62.9%          Yes - Lender's option with fee            Yes                No            5,850,000
    67         3,674,159         60.7%          Yes - Lender's option with fee            Yes                No            6,050,000

    68         3,694,895         61.9%          YES - LENDER'S OPTION WITH FEE            YES                NO            5,440,000
  68.10        2,703,582         72.1%          Yes - Lender's option with fee            Yes                No            3,750,000
  68.20          991,313         58.7%          Yes - Lender's option fee silent          Yes                No            1,690,000

    69         3,262,321         58.3%          Yes - Lender's option with fee            Yes                No            5,600,000
    70         3,013,721         58.5%          Yes - Lender's option with fee            Yes               Yes            5,150,000
    71         3,053,284         64.1%          Yes - Lender's option with fee            Yes                No            4,765,000
    72         2,956,655         57.6%          Yes - Lender's option with fee            Yes                No            5,130,000
    73         2,526,698         47.7%          Yes - Lender's option with fee            Yes                No            5,300,000
    74         3,006,115         59.2%          Yes - Lender's option with fee            Yes                No            5,075,000
    75         2,405,362         51.2%          Yes - Lender's option with fee            Yes                No            4,700,000
    76         2,938,159         52.3%          Yes - Lender's option with fee            Yes                No            5,620,000
    77         3,224,568         63.2%          Yes                                       Yes                No            5,100,000
    78         3,088,518         66.6%          Yes - Lender's option with fee            Yes                No            4,640,000
    79         3,175,538         64.8%          Yes - Lender's option with fee            Yes                No            4,900,000

    80         3,041,587         63.4%          YES                                       YES                NO            4,800,000
  80.10        1,013,862         63.4%          Yes                                       Yes                No            1,600,000
  80.20        2,027,725         63.4%          Yes                                       Yes                No            3,200,000

    81         2,954,559         64.6%          Yes - Lender's option with fee            Yes                No            4,575,000
    82         2,378,918         41.9%          Yes - Lender's option with fee            Yes                No            5,680,000
    83         2,863,248         62.9%          Yes - Lender's option with fee            Yes                No            4,550,000
    85         2,972,042         70.8%          Yes                                       Yes                No            4,200,000
    86         2,846,274         64.7%          Yes                                       Yes                No            4,400,000
    87         2,864,301         65.1%          Yes - Lender's option with fee            Yes                No            4,400,000
    88         2,678,827         57.4%          Yes - Lender's option with fee            Yes                No            4,670,000

    89         1,872,077         42.3%          YES - LENDER'S OPTION WITH FEE            YES                NO            4,395,000
  89.10        1,342,429         46.5%          Yes - Lender's option with fee            Yes                No            2,885,000
  89.20          529,649         35.1%          Yes - Lender's option with fee            Yes                No            1,510,000

    90         2,829,999         62.2%          YES                                       YES                NO            4,550,000
  90.10        1,243,956         62.2%          Yes                                       Yes                No            2,000,000
  90.20          590,879         62.2%          Yes                                       Yes                No              950,000
  90.30          995,164         62.2%          Yes                                       Yes                No            1,600,000

    91         2,656,372         63.1%          YES - LENDER'S OPTION WITH FEE            YES                NO            4,210,000
  91.10        1,384,094         64.8%          Yes - Lender's option with fee            Yes                No            2,135,000
  91.20        1,272,279         61.3%          Yes - Lender's option with fee            Yes                No            2,075,000

    92         2,628,255         61.1%          Yes - Lender's option with fee            Yes                No            4,300,000
    93         2,359,001         57.0%          Yes - Lender's option with fee            Yes                No            4,140,000
    94           881,948         15.2%          Yes - Lender's option with fee            Yes                No            5,800,000
    95         2,476,977         61.9%          Yes                                       Yes                No            4,000,000
    96         1,092,843         16.8%          Yes - Lender's option with fee            Yes                No            6,500,000
    97         2,176,859         53.1%          Yes - Lender's option with fee            Yes                No            4,100,000
    98         2,168,120         60.2%          Yes - Lender's option with fee            Yes                No            3,600,000
    99         2,413,824         60.3%          Yes                                       Yes                No            4,000,000
   100         2,086,677         56.4%          Yes - Lender's option with fee            Yes                No            3,700,000
   101         2,289,821         68.4%          Yes - Lender's option with fee            Yes                No            3,350,000

   102         2,309,843         60.8%          YES                                       YES                NO            3,800,000
  102.10       1,154,922         60.8%          Yes                                       Yes                No            1,900,000
  102.20       1,154,922         60.8%          Yes                                       Yes                No            1,900,000

   103         2,196,789         66.6%          Yes - Lender's option fee silent          Yes              Silent          3,300,000
   104         2,044,468         55.3%          Yes - Lender's option with fee            Yes                No            3,700,000
   105         2,339,267         48.7%          Yes                                       Yes                No            4,800,000
   106         1,809,703         47.6%          Yes - Lender's option with fee            Yes                No            3,800,000
   107         1,851,903         57.0%          Yes - Lender's option with fee            Yes                No            3,250,000
   108         1,955,825         60.9%          Yes - Lender's option with fee            Yes                No            3,213,000
   109         2,219,966         65.3%          Yes                                       Yes                No            3,400,000
   110         1,883,550         60.1%          Yes - Lender's option with fee            Yes                No            3,135,000
   111         2,140,469         63.9%          Yes                                       Yes                No            3,350,000
   112         2,016,591         65.1%          Yes - Lender's option with fee            Yes                No            3,100,000
   113         1,717,371         49.1%          Yes - Lender's option with fee            Yes                No            3,500,000
   114         1,992,833         64.3%          Yes                                       Yes                No            3,100,000
   115           632,294         19.8%          Yes - Lender's option with fee            Yes                No            3,200,000
   116         1,774,400         64.5%          Yes - Lender's option with fee            Yes                No            2,750,000
   117         1,725,463         59.5%          Yes - Lender's option with fee            Yes                No            2,900,000
   118         1,646,617         58.8%          Yes - Lender's option with fee            Yes                No            2,800,000
   119         1,942,553         64.8%          Yes                                       Yes                No            3,000,000
   120         1,897,936         67.8%          Yes - Lender's option fee silent        Silent             Silent          2,800,000
   121         1,247,777         40.3%          Yes - Lender's option with fee            Yes                No            3,100,000
   122         1,724,888         53.9%          Yes                                       Yes                No            3,200,000
   123         1,695,270         51.4%          Yes                                       Yes                No            3,300,000
   124         1,619,226         60.0%          Yes - Lender's option with fee            Yes                No            2,700,000
   125         1,760,661         66.4%          Yes - Lender's option with fee            Yes                No            2,650,000
   126         1,603,163         46.6%          Yes - Lender's option with fee            Yes                No            3,440,000
   127         1,565,241         59.5%          Yes - Lender's option with fee            Yes                No            2,630,000
   128         1,483,960         57.1%          Yes - Lender's option with fee            Yes                No            2,600,000
   129         1,588,476         51.0%          Yes - Lender's option with fee            Yes                No            3,115,000
   130         1,727,905         61.7%          Yes - Lender's option with fee            Yes                No            2,800,000
   131         1,572,985         57.2%          Yes - Lender's option with fee            Yes                No            2,750,000
   132         1,554,491         53.6%          Yes - Lender's option with fee            Yes                No            2,900,000
   133         1,311,198         50.4%          Yes                                       Yes                No            2,600,000
   134         1,516,265         46.4%          Yes - Lender's option with fee            Yes                No            3,265,000
   135         1,550,964         58.3%          Yes - Lender's option with fee            Yes                No            2,660,000
   136         1,571,433         60.4%          Yes - Lender's option fee silent          Yes              Silent          2,600,000
   137         1,456,756         49.4%          Yes - Lender's option with fee            Yes                No            2,950,000
   138         1,480,139         60.4%          Yes - Lender's option with fee            Yes                No            2,450,000
   139         1,548,212         67.3%          Yes - Lender's option with no fee         Yes              Silent          2,300,000
   140         1,578,988         65.8%          Yes - Lender's option with fee            Yes                No            2,400,000
   141         1,436,828         45.6%          Yes - Lender's option with fee            Yes                No            3,150,000
   142         1,239,484         51.7%          Yes - Lender's option with fee            Yes                No            2,400,000

   143         1,485,113         57.8%                                                    YES                NO            2,580,000
  143.10         994,270         55.2%          No                                        Yes                No            1,800,000
  143.20         490,843         62.9%          Yes - Lender's option with fee            Yes                No              780,000

   144         1,379,932         44.5%          Yes - Lender's option with fee            Yes                No            3,100,000
   145         1,350,834         45.0%          Yes - Lender's option with fee            Yes                No            3,000,000
   146         1,361,121         60.2%          Yes - Lender's option with fee            Yes                No            2,260,000
   147         1,358,805         55.5%          Yes - Lender's option with fee            Yes                No            2,450,000
   148         1,440,470         62.6%          Yes - Lender's option with fee            Yes                No            2,300,000
   149                 -          0.0%          Yes - Lender's option with fee            Yes                No            3,100,000
   150         1,241,591         44.7%          Yes - Lender's option fee silent          Yes                No            2,775,000
   151                 -          0.0%          Yes - Lender's option with fee            Yes                No            2,140,000
   152         1,331,028         55.9%          Yes - Lender's option with fee            Yes                No            2,380,000
   153         1,489,819         59.6%          Yes                                       Yes                No            2,500,000
   154         1,281,200         62.5%          Yes - Lender's option with fee            Yes                No            2,050,000
   155         1,448,188         59.5%          Yes                                       Yes                No            2,435,000
   156         1,207,404         60.4%          Yes - Lender's option with fee            Yes                No            2,000,000
   157         1,355,269         67.8%          Yes                                       Yes                No            2,000,000
   158         1,316,945         65.8%          Yes                                       Yes                No            2,000,000
   159         1,304,494         65.7%          Yes - Lender's option with fee            Yes                No            1,985,000
   160                 -          0.0%          Yes - Lender's option with fee            Yes                No            2,000,000
   161         1,179,404         49.1%          Yes - Lender's option with fee            Yes                No            2,400,000
   162         1,168,738         47.7%          Yes - Lender's option with fee            Yes                No            2,450,000
   164           844,765         34.5%          Yes - Lender's option with fee            Yes                No            2,450,000
   165         1,149,164         60.5%          Yes - Lender's option with fee            Yes                No            1,900,000
   166         1,228,958         64.7%          Yes - Lender's option with fee            Yes                No            1,900,000
   167         1,243,531         66.9%          Yes                                       Yes                No            1,860,000
   168           795,150         41.0%          Yes - Lender's option with fee            Yes                No            1,940,000
   169         1,072,037         55.7%          Yes - Lender's option with fee            Yes                No            1,925,000
   170         1,083,422         54.4%          Yes - Lender's option with fee            Yes                No            1,990,000
   171         1,201,650         71.7%          Yes                                       Yes                No            1,675,000
   172           953,529         57.8%          Yes - Lender's option with fee            Yes                No            1,650,000
   173         1,096,786         57.7%          Yes - Lender's option with fee            Yes                No            1,900,000
   174           992,783         40.5%          Yes - Lender's option with fee            Yes                No            2,450,000
   175         1,037,805         65.3%          Yes - Lender's option with fee            Yes                No            1,590,000
   176           990,786         61.9%          Yes - Lender's option with fee            Yes                No            1,600,000
   177           880,163         40.0%          Yes - Lender's option with fee            Yes                No            2,200,000
   178           995,937         49.1%          Yes - Lender's option with fee            Yes                No            2,030,000
   179           905,904         50.3%          Yes - Lender's option with fee            Yes                No            1,800,000
   180           965,364         49.5%          Yes - Lender's option with fee            Yes                No            1,950,000
   181         1,006,036         54.1%          Yes - Lender's option with fee            Yes                No            1,860,000
   182           983,436         57.9%          Yes - Lender's option with fee            Yes                No            1,700,000
   183         1,022,612         60.7%          Yes - Lender's option fee silent        Silent               No            1,685,000
   184           961,972         60.1%          Yes - Lender's option with fee            Yes                No            1,600,000
   185           935,306         52.0%          Yes - Lender's option with fee            Yes                No            1,800,000
   186           943,311         59.0%          Yes - Lender's option with fee            Yes                No            1,600,000
   187            14,169          0.7%          Yes - Lender's option with fee            Yes                No            2,100,000
   188           905,839         63.4%          Yes - Lender's option with fee            Yes                No            1,430,000
   189           998,687         52.6%          Yes                                       Yes                No            1,900,000
   190           896,063         56.0%          Yes - Lender's option with fee            Yes                No            1,600,000
   191           945,651         68.5%          Yes - Lender's option with fee            Yes              Silent          1,380,000
   192           952,203         60.3%          Yes - Lender's option with fee            Yes                No            1,580,000
   193           873,122         56.0%          Yes - Lender's option with fee            Yes                No            1,560,000
   194           883,524         54.2%          Yes - Lender's option with fee            Yes                No            1,630,000
   195           918,161         61.2%          Yes - Lender's option fee silent          Yes              Silent          1,500,000
   196           953,936         65.8%          Yes - Lender's option with fee            Yes                No            1,450,000
   197           847,764         60.6%          Yes - Lender's option with fee            Yes                No            1,400,000
   198           925,348         69.1%          Yes - Lender's option fee silent        Silent             Silent          1,340,000
   199           923,848         73.3%          Yes - Lender's option fee silent        Silent             Silent          1,260,000
   200           808,385         59.9%          Yes - Lender's option with fee            Yes               Yes            1,350,000
   201           806,298         51.0%          Yes - Lender's option with fee            Yes                No            1,580,000
   202           800,085         49.4%          Yes - Lender's option with fee            Yes                No            1,620,000
   203           778,507         59.0%          Yes - Lender's option with fee            Yes                No            1,320,000
   204           772,986         36.8%          Yes - Lender's option with fee          Silent               No            2,100,000
   205           732,233         61.0%          Yes - Lender's option with fee            Yes                No            1,200,000

   206           819,905         48.9%          YES                                       YES                NO            1,675,000
  206.10         342,647         48.9%          Yes                                       Yes                No              700,000
  206.20         477,258         48.9%          Yes                                       Yes                No              975,000

   207            17,675          0.6%          Yes - Lender's option with fee            Yes                No            3,100,000
   208           521,268         41.7%          Yes                                       Yes                No            1,250,000
   209           665,647         61.1%          Yes - Lender's option with fee          Silent             Silent          1,090,000
   210           464,964         42.3%          Yes                                       Yes                No            1,100,000
   211           598,671         55.7%          Yes - Lender's option with fee            Yes                No            1,075,000
   212           513,849         38.8%          Yes - Lender's option fee silent        Silent             Silent          1,325,000
   213           555,871         61.8%          Yes - Lender's option with fee            Yes                No              900,000
   214           460,291         51.1%          Yes - Lender's option with fee            Yes                No              900,000
   215           552,852         67.0%          Yes - Lender's option fee silent        Silent             Silent            825,000
   216           541,662         57.6%          Yes - Lender's option with no fee       Silent             Silent            940,000
   217           421,781         43.3%          Yes - Lender's option fee silent        Silent             Silent            975,000
   218           505,100         63.5%          Yes - Lender's option fee silent          Yes              Silent            795,000

   219           487,559         72.2%          YES - LENDER'S OPTION FEE SILENT          YES              SILENT            675,000
  219.10         216,693         72.2%          Yes - Lender's option fee silent          Yes              Silent            300,000
  219.20         270,866         72.2%          Yes - Lender's option fee silent          Yes              Silent            375,000

   220           412,870         55.1%          Yes - Lender's option fee silent        Silent             Silent            750,000
   221           479,678         68.5%          Yes - Lender's option fee silent        Silent             Silent            700,000
   222           452,136         63.2%          Yes - Lender's option fee silent          Yes              Silent            715,000
   223           442,043         61.8%          Yes - Lender's option fee silent        Silent             Silent            715,000
   225           421,909         35.2%          Yes - Lender's option fee silent          Yes                No            1,200,000
   226           423,656         68.7%          Yes - Lender's option fee silent          Yes              Silent            617,000
   227                 -          0.0%          Yes - Lender's option with fee            Yes                No              720,000
   228           371,717         62.0%          Yes - Lender's option with fee          Silent             Silent            600,000
   230           321,114         22.9%          Yes - Lender's option fee silent          Yes                No            1,400,000
   231           337,008         54.4%          Yes - Lender's option fee silent          Yes              Silent            620,000
   232             4,976          0.8%          Yes - Lender's option fee silent        Silent               No              640,000
   233           316,632         66.0%          Yes - Lender's option fee silent          Yes              Silent            480,000
   234           295,637         23.8%          Yes - Lender's option fee silent        Silent               No            1,240,000
   235           269,310         62.6%          Yes - Lender's option fee silent        Silent             Silent            430,000
   236           247,811         62.0%          Yes - Lender's option with fee          Silent               No              400,000
   237           251,778         53.0%          Yes - Lender's option with fee            Yes              Silent            475,000
   238           217,063         45.7%          Yes - Lender's option fee silent        Silent               No              475,000
   239           217,281         59.7%          Yes - Lender's option with fee          Silent             Silent            364,000

----------------------------------------------------------------------------------------------------------------------------------
               APPRAISAL                                                                                                   NET
CONTROL        VALUE "AS         CURRENT       YEAR                    YEAR                      OWNERSHIP               RENTABLE
NUMBER          OF" DATE        LTV RATIO     BUILT                 RENOVATED                     INTEREST               SF/UNITS
----------------------------------------------------------------------------------------------------------------------------------
    1           08/25/98            56.3%      1975                    1997                      Leasehold                656,761
    2           03/24/98            77.2%      1990                                              Fee Simple               373,290
    3           01/01/99            70.5%      1985                                              Fee Simple                   254
    4           08/28/98            74.3%      1980                                              Fee Simple               232,130

    5                               69.5%                                                                                 398,786
   5.10         03/18/98            73.7%      1980                                              Fee Simple                94,304
   5.20         03/12/98            73.4%      1979-1980                                         Fee Simple                96,386
   5.30                             59.7%      VARIOUS                                           FEE SIMPLE               138,115
   5.31         03/18/98            59.7%      1985                                              Fee Simple                70,965
   5.32         03/18/98            59.7%      1981                                              Fee Simple                67,150
   5.40         03/18/98            66.2%      1985                                              Fee Simple                69,981

    6           02/03/98            71.6%      1986                                              Fee Simple               209,832

    7                               62.9%                                                                                     448
   7.10         12/12/97            64.8%      1980, 1985, 1991                                  Fee Simple                   175
   7.20         12/01/97            66.9%      1995                                              Fee Simple                   100
   7.30         12/12/97            59.9%      1981                    1997                      Fee Simple                    98
   7.40         12/12/97            46.7%      1955 & 1976                                       Fee Simple                    75

    8           05/01/98            63.5%      1960                    1998                      Fee Simple                   308

    9           01/06/99            72.6%      VARIOUS                 VARIOUS                                            497,420
   9.10         01/06/99            72.6%      1964                    1993                      Fee Simple                21,935
   9.20         01/06/99            72.6%      1964                    1993                      Fee Simple               136,600
   9.30         01/06/99            72.6%      1964                                              Fee Simple                17,265
   9.40         01/06/99            72.6%      1968                    1993                      Fee Simple                66,254
   9.50         01/06/99            72.6%      1974                                              Fee Simple                25,200
   9.60         01/06/99            72.6%      1977                    1994                      Fee Simple                60,290
   9.70         01/06/99            72.6%      1973                    1992                      Fee Simple                79,532
   9.80         01/06/99            72.6%      1977                    1993                      Fee Simple                90,344

    10          04/16/98            73.4%      1997                                              Leasehold                 80,371
    11          08/07/98            74.2%      1986                                              Fee Simple               265,312
    12          09/01/97            73.1%      1997                                              Fee Simple               160,836
    13          04/15/98            74.5%      1996                                              Fee Simple                   324
    14          07/01/98            73.8%      1998                                              Fee Simple                86,739
    15          03/27/98            73.0%      1977/1981                                         Fee Simple               237,202
    16          09/02/98            74.9%      1997/1998                                         Fee Simple               112,279
    17          04/07/98            78.4%      1984                                              Fee Simple                   320
    18          08/05/98            71.6%      1978                                              Fee Simple                98,390
    19          10/26/98            69.5%      1985                                              Fee Simple               110,255

    20                              68.2%                                                                                     609
  20.10         12/08/98            67.1%      1986                                              Fee Simple                   133
  20.20         12/08/98            72.4%      1986                                              Fee Simple                    88
  20.30         12/08/98            66.8%      1986                                              Fee Simple                    66
  20.40         12/07/98            75.1%      1984                                              Fee Simple                    60
  20.50         12/07/98            69.2%      1986                                              Fee Simple                    80
  20.60         12/09/98            68.6%      1985                                              Fee Simple                    63
  20.70         12/09/98            54.9%      1985                                              Fee Simple                    64
  20.80         12/09/98            67.0%      1984                                              Fee Simple                    55

    21                              65.0%                                                                                 279,728
  21.10         10/23/98            63.2%      1987 - 1991                                       Fee Simple               164,012
  21.20         10/23/98            74.8%      1993, 1995                                        Fee Simple                46,004
  21.30         09/16/98            60.6%      1978                                              Fee Simple                69,712

    22          08/04/98            72.7%      1965                    1987                      Fee Simple                   189
    23          07/16/98            79.3%      1996, 1994, 1997, 19                              Fee Simple                   262
    24          06/17/98            69.2%      1986                    1996/1997                 Fee Simple                   152
    25          06/05/98            62.7%      1909                    1998                      Fee Simple                   107
    26          12/22/98            78.8%      1979                    1995                      Fee Simple                   232
    27          07/09/98            72.0%      1989                                              Fee Simple                41,661
    28          09/08/98            78.7%      1973                    1998                      Fee Simple                   144
    29          05/22/98            74.6%      1997                                              Fee Simple                43,860
    30          01/04/99            67.4%      1998                                              Leasehold                 70,780
    31          10/29/97            66.3%      1974 AND 1988                                     Leasehold                 93,538
    32          11/30/98            64.5%      1968                    1998                      Fee Simple               169,330
    33          08/01/98            79.1%      1990                    1997                      Fee Simple                76,750
    34          07/01/98            52.9%      1985                                              Fee Simple                   206
    35          07/24/98            63.4%      1904                    1992 - 1993               Fee Simple                   103

    36                              52.5%      VARIOUS                                                                     52,273
  36.10         11/12/98            52.5%      1977, 1981                                        Fee Simple                 6,798
  36.20         11/01/98            52.5%      1977                                              Fee Simple                 7,724
  36.30         11/01/98            52.5%      1990                                              Fee Simple                 2,779
  36.40         12/10/98            52.5%      1997                                              Fee Simple                 6,500
  36.50         01/04/99            52.5%      1997                                              Fee Simple                 7,488
  36.60         01/05/99            52.5%      1998                                              Fee Simple                 7,488
  36.70         12/16/98            52.5%      1979                                              Fee Simple                 7,239
  36.80         12/30/98            52.5%      1995                                              Fee Simple                 6,257

    37          12/08/98            71.8%      1985                                                                           245
  37.10         12/08/98            74.0%      1985                                              Fee Simple                   114
  37.20         12/08/98            67.0%      1985                                              Fee Simple                    72
  37.30         12/09/98            72.5%      1985                                              Fee Simple                    59

    38                              51.2%      VARIOUS                                                                     43,060
  38.10         11/30/98            51.2%      1976                                              Fee Simple                 2,986
  38.20         12/02/98            51.2%      1997                                              Fee Simple                 8,825
  38.30         11/20/98            51.2%      1994                                              Fee Simple                 5,580
  38.40         12/04/98            51.2%      1995                                              Fee Simple                 1,850
  38.50         11/30/98            51.2%      1995                                              Fee Simple                 7,882
  38.60         11/30/98            51.2%      1996                                              Fee Simple                 2,860
  38.70         12/04/98            51.2%      1996                                              Fee Simple                 7,500
  38.80         11/24/98            51.2%      1996                                              Fee Simple                 5,577

    39          04/07/98            43.0%      1875                    1983                      Fee Simple               117,780
    40          09/11/98            74.4%      1988                                              Fee Simple                76,379
    41          03/17/98            68.8%      1965                    1986                      Fee Simple               156,900
    43          10/13/98            75.8%      1985 & 1987                                       Fee Simple                   150
    44          11/02/98            72.7%      1998                                              Fee Simple                23,895
    45          11/10/98            74.6%      1988                    1998                      Fee Simple                66,000
    46          06/25/98            76.4%      1968                    1997                      Leasehold                    153
    47          01/13/99            73.1%      1964                    1991                      Fee Simple               540,000
    48          08/06/98            79.0%      1979                    1997                      Fee Simple                   280
    49          02/10/98            69.5%      1968, 1974, 1981                                  Fee Simple               208,000
    50          06/16/98            78.6%      1983                    1997-1998                 Fee Simple                   188
    51          10/14/98            67.4%      1960, 1990              1975                      Fee Simple                63,118

    52                              63.1%      VARIOUS                                                                    135,182
  52.10         03/27/98            63.1%      1988                                              Fee Simple                41,599
  52.20         03/06/98            63.1%      1984                                              Fee Simple                93,583

    53          09/15/98            78.6%      1988                                              Fee Simple                   120
    54          11/12/97            74.2%      1929                    1995                      Fee Simple                    62
    55          08/03/98            70.5%      1989                                              Fee Simple                41,329
    56          08/01/98            78.3%      1998                                              Fee Simple               220,000
    57          10/01/98            77.9%      1997 & 1998                                       Fee Simple                66,066
    58          12/07/98            59.7%      1986                    1996                      Fee Simple                65,755
    59          07/23/98            78.9%      1988                                              Fee Simple                52,218
    60          04/14/98            74.9%      1998                                              Fee Simple                    86
    61          09/24/98            78.1%      1998                                              Fee Simple                    82
    62          08/18/98            67.0%      1986                                              Fee Simple               139,453

    63                              71.3%                                                                                     228
  63.10         12/08/98            73.4%      1983                                              Fee Simple                    88
  63.20         12/09/98            71.8%      1987                                              Fee Simple                    76
  63.30         12/08/98            67.3%      1983                                              Fee Simple                    64

    64          06/18/98            64.8%      1977                    1991                      Fee Simple               210,718
    65          08/01/97            64.4%      1972                    1996-97                   Fee Simple                   204
    66          11/25/97            74.1%      1964-1966               On-going                  Fee Simple               330,889
    67          09/02/98            70.8%      1973                                              Fee Simple                   228

    68          09/16/98            75.7%                                                                                     170
  68.10         09/16/98            79.7%      1984                                              Fee Simple                   115
  68.20         09/15/98            64.9%      1985                                              Fee Simple                    55

    69          09/11/98            71.2%      1985                                              Fee Simple                   168
    70          08/03/98            74.3%      1968/1973&1977          1994                      Fee Simple                63,641
    71          11/10/98            79.6%      1998                                              Fee Simple                66,167
    72          07/10/98            73.6%      1978                    1996 & 1997     Both Fee Simple and Leasehold       83,506
    73          06/08/98            70.1%      1989 - 1994                                       Fee Simple                    87
    74          12/01/97            73.3%      1987                                              Fee Simple                69,950
    75          02/03/98            77.5%      1970                    1997                      Fee Simple               256,400
    76          09/09/98            64.6%      1973 - 1976             On-going                  Fee Simple                   173
    77          08/25/98            70.4%      1948                    1988                      Fee Simple                   181
    78          07/24/98            77.2%      1980                    1997                      Fee Simple                    88
    79          08/13/98            70.3%      1986                                              Fee Simple                56,329

    80                              71.8%      VARIOUS                 VARIOUS                                                 36
  80.10         07/08/98            71.8%      1950                    1992                      Fee Simple                    23
  80.20         07/08/98            71.8%      1900                    1997                      Fee Simple                    13

    81          05/01/98            74.5%      1997                                              Fee Simple                47,566
    82          10/01/98            59.6%      1988-1989               ON-GOING                  Fee Simple                    98
    83          11/24/97            74.1%      1964-1985                                         Fee Simple               226,560
    85          09/10/98            78.4%      1973                    1998                      Fee Simple                   121
    86          05/05/98            74.6%      1987                                              Leasehold                 23,141
    87          04/17/98            74.3%      1996/1998                                         Fee Simple               112,000
    88          06/11/98            69.7%      1972                                              Fee Simple               123,489

    89                              73.4%                                                                                     316
  89.10         08/24/98            70.7%      1973                                              Fee Simple                   212
  89.20         08/07/98            78.1%      1970                                              Fee Simple                   104

    90                              70.4%      VARIOUS                 VARIOUS                                                 26
  90.10         07/08/98            70.4%      1899                    1987                      Fee Simple                    15
  90.20         07/08/98            70.4%      1900                    1992                      Fee Simple                     5
  90.30         07/08/98            70.4%      1900                    1990                      Fee Simple                     6

    91                              73.2%      1997                                                                        58,157
  91.10         03/04/98            74.3%      1997                                              Fee Simple                28,765
  91.20         09/16/98            72.0%      1997                                              Fee Simple                29,392

    92          06/26/98            70.6%      1987 & 1996                                       Fee Simple                27,338
    93          12/08/98            72.3%      1985                                              Fee Simple                   136
    94          04/27/98            50.7%      1994                                              Fee Simple                    80
    95          03/29/98            74.3%      1996                                              Fee Simple                   105
    96          06/04/98            45.0%      1990                    1996                      Fee Simple                   120
    97          04/02/98            66.5%      1984                                              Fee Simple                53,778
    98          06/24/98            74.6%      1997                                              Fee Simple                    38
    99          09/08/98            67.4%      1969                    1987-1989                 Fee Simple                   100
   100          07/08/98            72.1%      1973, 1975                                        Fee Simple               137,030
   101          10/29/98            78.9%      1969                    1996                      Fee Simple                   100

   102                              68.8%      VARIOUS                 VARIOUS                                                 54
  102.10        07/08/98            68.8%      1899                    1993                      Fee Simple                     8
  102.20        07/08/98            68.8%      1900                    1984                      Fee Simple                    46

   103          02/25/97            78.9%      1964/1973                                         Fee Simple               137,430
   104          07/22/98            69.9%      1980                                              Fee Simple                40,782
   105          06/25/98            54.1%      mid 1800s               1991-1992                 Fee Simple                    24
   106          11/01/98            65.6%      1973                                              Fee Simple                54,825
   107          07/07/98            76.5%      1885                    1997-1998                 Fee Simple                    40
   108          08/15/98            77.2%      1982                    1997                      Fee Simple                66,068
   109          01/13/99            73.1%      1985                                              Fee Simple                28,004
   110          08/01/98            76.9%      1998                                              Fee Simple                23,500
   111          08/20/98            71.5%      1971                    1991                      Fee Simple                    78
   112          06/09/98            75.4%      1969                    1988                      Fee Simple                    66
   113          10/15/98            65.4%      1982                    1991                      Fee Simple                23,610
   114          07/07/98            73.4%      1998                                              Fee Simple                13,905
   115          10/19/98            68.0%      1985                                              Fee Simple                52,442
   116          01/06/98            79.2%      1968 THRU 1978          1997                      Fee Simple                24,957
   117          03/30/98            74.3%      1983                    1998                      Fee Simple                28,019
   118          08/19/98            76.4%      1963                                              Fee Simple                    44
   119          08/03/98            71.5%      1969                    1997                      Fee Simple               101,794
   120          11/01/98            74.4%      1963/1979/1984          1991                      Fee Simple                54,733
   121          02/01/98            66.8%      1997                                              Fee Simple                46,167
   122          11/17/98            64.0%      1975                                              Fee Simple               161,956
   123          01/01/99            61.3%      1860                    1996                      Fee Simple                15,600
   124          04/24/98            73.4%      1987                                              Fee Simple                 9,944
   125          11/15/97            74.8%      1997                                              Fee Simple               101,500
   126          11/19/98            57.4%      1980 & 1985                                       Fee Simple                85,198
   127          01/06/98            74.0%      1988                                              Fee Simple                25,291
   128          12/03/98            74.8%      1971-1974               1990                      Fee Simple                29,739
   129          12/23/98            62.5%      1985                                              Fee Simple                    98
   130          10/16/97            69.1%      1997                                              Fee Simple                30,474
   131          05/04/98            70.3%      1973-74                                           Fee Simple                50,015
   132          06/16/98            66.7%      1995/1996                                         Fee Simple                40,904
   133          03/18/98            73.2%      1996                                              Fee Simple                50,000
   134          03/30/98            57.8%      1958/1970                                         Fee Simple                63,531
   135          06/12/98            71.1%      1967                                              Fee Simple                   104
   136          08/28/97            71.1%      1985                                              Fee Simple                25,185
   137          09/01/98            62.3%      1981                    1998                      Fee Simple                32,400
   138          07/29/98            74.7%      1980                    1998                      Fee Simple                40,646
   139          07/28/97            78.7%      1973-1986                                         Fee Simple               116,874
   140          05/04/98            74.6%      1956 & 1967             1993                      Fee Simple                    49
   141          05/14/98            56.6%      1986                                              Fee Simple                39,506
   142          09/17/97            74.3%      1969                    1991                      Fee Simple                49,112

   143          10/08/97            68.0%                                                                                  26,478
  143.10        10/08/97            65.0%      1987                                              Fee Simple                17,360
  143.20        10/08/97            74.1%      1988                                              Fee Simple                 9,118

   144          06/30/98            56.1%      1986                                              Fee Simple                24,383
   145          10/02/98            58.0%      1983                                              Fee Simple                21,994
   146          06/20/98            75.9%      1984                                              Fee Simple                    26
   147          11/02/98            69.3%      1997 AND 1998                                     Fee Simple                    24
   148          08/25/98            73.6%      1982                                              Fee Simple                    80
   149          08/01/98            54.3%      1989                    1988                      Fee Simple                20,434
   150          02/07/97            60.1%      1980                                              Fee Simple               168,350
   151          06/23/98            77.1%      1985                                              Fee Simple                   105
   152          09/21/98            69.6%      1967 & 1988             1995                      Fee Simple                15,208
   153          07/24/98            66.2%      1991                                              Fee Simple                27,113
   154          09/16/98            79.7%      1981                    1997                      Fee Simple                    72
   155          11/05/98            65.6%      1988                                              Fee Simple                30,395
   156          10/08/98            77.1%      1954/1968/1985/1993                               Fee Simple                    54
   157          08/01/98            74.8%      1987                                              Fee Simple                73,221
   158          08/27/98            74.7%      1984-1987                                         Fee Simple                    50
   159          10/08/97            74.8%      A-1993/D-1997                                     Fee Simple                13,691
   160          06/04/98            73.0%      1966                    1996                      Fee Simple                67,428
   161          10/29/98            60.6%      1986/1987/1988                                    Fee Simple                20,570
   162          04/08/98            58.7%      1966                    1993                      Fee Simple                51,949
   164          11/15/98            58.1%      1983                    1995                      Fee Simple                   102
   165          10/06/98            74.5%      1968, 1973              1983                      Fee Simple                    55
   166          02/18/98            73.5%      1998                                              Fee Simple                14,926
   167          09/25/98            75.1%      1963                                              Fee Simple                    67
   168          08/20/98            71.5%      1977                                              Fee Simple                    55
   169          01/07/98            69.2%      1980, 1986              1995-1997                 Fee Simple                    46
   170          12/14/98            66.7%      1982                                              Fee Simple                    67
   171          05/05/98            79.2%      1966                                              Fee Simple                    82
   172          08/15/98            79.6%      1955 & 1988             1988                      Fee Simple                    72
   173          09/15/98            68.2%      1979                                              Fee Simple                    38
   174          09/08/98            52.1%      1989                                              Fee Simple                    55
   175          12/14/98            79.9%      1982                                              Fee Simple                    59
   176          07/24/98            78.5%      1965                    1990                      Fee Simple                    72
   177          10/05/98            56.5%      1986                                              Fee Simple                    40
   178          05/05/98            60.9%      1985                                              Fee Simple                20,970
   179          04/20/98            68.7%      1992                                              Fee Simple                30,845
   180          07/16/98            63.2%      1983                    1996                      Fee Simple                23,894
   181          12/14/98            66.2%      1983                                              Fee Simple                    70
   182          07/09/98            71.4%      1984                    1997                      Fee Simple                34,034
   183          06/16/97            72.0%      1979, 1933, 1886                                  Fee Simple                86,559
   184          05/04/98            74.6%      1961                    1997                      Fee Simple                16,908
   185          09/01/98            66.2%      1975                    1992                      Fee Simple                17,600
   186          12/14/98            72.2%      1984                                              Fee Simple                    56
   187          07/29/98            54.0%      1985                                              Fee Simple                 7,725
   188          12/10/98            77.6%      1985                                              Fee Simple                    68
   189          06/25/98            58.3%      1898                    1998                      Fee Simple                     9
   190          12/08/98            68.6%      1986                                              Fee Simple                    57
   191          12/02/97            79.3%      1967                                              Fee Simple                    66
   192          04/20/98            69.1%      1995                                              Fee Simple                 8,777
   193          05/14/98            69.8%      1997                                              Fee Simple                20,382
   194          12/22/97            66.8%      1980                    1996                      Fee Simple                27,200
   195          10/09/97            72.4%      1969                    1997                      Fee Simple                26,300
   196          04/07/97            73.1%      1965                    On-going                  Fee Simple                    44
   197          04/06/98            74.3%      1996                                              Fee Simple                 9,400
   198          02/25/98            76.4%      1985                                              Fee Simple                    42
   199          05/01/97            79.2%      1968                                              Fee Simple                    60
   200          04/01/98            73.4%      1984                    1994                      Fee Simple                13,500
   201          12/22/97            62.6%      1987                                              Fee Simple                31,398
   202          01/05/98            61.1%      1972                                              Fee Simple                    30
   203          12/30/97            72.7%      1972                                              Fee Simple                    32
   204          09/01/98            45.0%      1974, 1995                                        Fee Simple                69,400
   205          10/06/98            77.9%      1992                                              Fee Simple                    24

   206                              55.4%      VARIOUS                 VARIOUS                                                 21
  206.10        07/08/98            55.4%      1900                    1991                      Fee Simple                     5
  206.20        07/08/98            55.4%      1960                    1984                      Fee Simple                    16

   207          01/30/98            28.6%      1986                                              Fee Simple                51,793
   208          07/24/98            68.5%      1960                                              Fee Simple                14,791
   209          12/31/97            72.6%      1902                    1987, 1990                Fee Simple                    17
   210          07/23/98            69.4%      1960                                              Fee Simple                13,205
   211          01/07/98            69.2%      1993-1995                                         Fee Simple                    24
   212          08/29/97            52.8%      1987                                              Fee Simple                 7,074
   213          10/01/98            74.7%      1983                                              Fee Simple                18,824
   214          03/27/98            73.9%      1996                                              Fee Simple                 3,455
   215          05/19/97            73.2%      1974                                              Fee Simple                 8,653
   216          05/01/97            62.3%      1968                                              Fee Simple                   108
   217          08/09/97            59.6%      1952                    1996                      Fee Simple                13,436
   218          02/03/97            72.9%      1967                    1996                      Fee Simple                    35

   219                              84.8%      VARIOUS                                                                          8
  219.10        05/08/97            84.8%      1930                                              Fee Simple                     4
  219.20        05/08/97            84.8%      1900                                              Fee Simple                     4

   220          01/26/98            73.9%      1970 - 1993                                       Fee Simple                26,960
   221          12/02/97            79.3%      1963                                              Fee Simple                    30
   222          06/18/97            75.3%      1960                                              Fee Simple                    77
   223          04/30/98            74.3%      1863                    1966                      Fee Simple                    21
   225          11/25/97            41.2%      1969                    1994                      Fee Simple                28,770
   226          05/01/97            79.7%      1986                                              Fee Simple                 3,243
   227          07/10/98            62.9%      1964                                              Fee Simple                15,820
   228          05/06/98            74.4%      1972                    1997                      Fee Simple                    36
   230          07/24/97            31.4%      1957                    1987                      Fee Simple                26,880
   231          10/22/97            64.4%      1969                    1985                      Fee Simple                    38
   232          03/04/98            58.7%      1965 & 1972                                       Fee Simple                20,000
   233          09/26/97            78.0%      1957                                              Fee Simple                    20
   234          04/24/98            28.6%      1973                                              Fee Simple                    36
   235          04/01/98            75.0%      1980                                              Fee Simple                 8,490
   236          05/06/98            74.4%      1964                    1996                      Fee Simple                    20
   237          01/15/98            62.5%      1932                    1991                      Fee Simple                 6,350
   238          01/20/98            54.2%      1910                    1989                      Fee Simple                 4,910
   239          04/06/98            70.2%      1910                    1990                      Fee Simple                 9,000

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            LARGEST
                                                                           TENANT SF
CONTROL                                                      LARGEST         AS A %       PHYSICAL      OCCUPANCY      ORIGINAL
 NUMBER    LARGEST TENANT NAME                              TENANT SF       OF TOTAL    OCCUPANCY %     AS OF DATE    LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
    1      Amer. Soc. of Mechanical Eng.                      88,000         13.4%         98.7%         01/01/99        56.3%
    2      J. Byrons, Inc dba/Uptons                          52,013         13.9%         96.4%         12/07/98        77.8%
    3      NAP                                                   NAP          NAP          76.6%         07/31/98        70.6%
    4      Bank of America                                    46,799         20.2%         90.0%         01/27/99        74.6%

    5                                                                                      96.6%                         70.4%
   5.10    Northern Telcom                                    94,304         100.0%        100.0%        10/25/98        74.6%
   5.20    Centura Health Corporation                         33,300         34.6%         100.0%        11/01/98        74.3%
   5.30    VARIOUS                                               NAP          NAP                                        60.4%
   5.31    KLA-Tencor Corp.                                   15,833         22.3%         85.0%         09/30/98        60.4%
   5.32    Reeve Dental Supply                                17,694         26.4%         100.0%        09/30/98        60.4%
   5.40    Intellicall                                        31,985         45.7%         92.1%         11/03/98        67.0%

    6      Preti Flaherety                                    38,124         18.2%         99.8%         09/30/98        72.1%

    7      NAP                                                   NAP          NAP          90.0%                         63.2%
   7.10    NAP                                                   NAP          NAP          88.6%         09/30/98        65.2%
   7.20    NAP                                                   NAP          NAP          94.0%         08/25/98        67.3%
   7.30    NAP                                                   NAP          NAP          91.8%         08/25/98        60.2%
   7.40    NAP                                                   NAP          NAP          77.3%         06/05/98        47.0%

    8      NAP                                                   NAP          NAP          68.6%         01/31/99        63.9%

    9      VARIOUS                                               NAP          NAP          100.0%        12/01/98        73.2%
   9.10    Boston Coach                                       21,935         100.0%        100.0%        12/01/98        73.2%
   9.20    Echlin Manufacturing                              136,600         100.0%        100.0%        12/01/98        73.2%
   9.30    21st Century Cable                                 17,265         100.0%        100.0%        12/01/98        73.2%
   9.40    Spraying Systems Company                           66,254         100.0%        100.0%        12/01/98        73.2%
   9.50    Data Instruments                                    9,450         37.5%         100.0%        12/01/98        73.2%
   9.60    Semblex Corporation                                60,290         100.0%        100.0%        12/01/98        73.2%
   9.70    Dynamic Manufacturing                              42,907         53.9%         100.0%        12/01/98        73.2%
   9.80    Dynamic Manufacturing                              64,299         71.2%         100.0%        12/01/98        73.2%

    10     SFH - Renal                                        15,618         19.4%         92.7%         12/22/98        73.4%
    11     Wal-Mart                                          104,442         39.4%         98.8%         12/31/98        74.7%
    12     Haggen's, Inc.                                     60,075         37.4%         97.0%         09/30/98        75.5%
    13     NAP                                                   NAP          NAP          87.4%         11/30/98        75.0%
    14     Federal Bureau of Investigatio                     86,739         100.0%        100.0%        04/13/98        74.1%
    15     Ryland Group - Metro III                           17,425          7.4%         92.0%         12/01/98        73.5%
    16     Telecommunications of Nevada                       31,339         27.9%         91.6%         12/01/98        75.0%
    17     NAP                                                   NAP          NAP          92.5%         11/20/98        78.8%
    18     Vons                                               30,802         31.3%         98.4%         12/01/98        71.7%
    19     Circuit City                                       34,721         31.5%         98.0%         12/31/98        69.7%

    20     NAP                                                   NAP          NAP          94.2%                         68.4%
  20.10    NAP                                                   NAP          NAP          97.7%         11/30/98        67.2%
  20.20    NAP                                                   NAP          NAP          98.0%         11/25/98        72.6%
  20.30    NAP                                                   NAP          NAP          97.0%         11/25/98        66.9%
  20.40    NAP                                                   NAP          NAP          88.0%         11/25/98        75.3%
  20.50    NAP                                                   NAP          NAP          96.2%         11/23/98        69.4%
  20.60    NAP                                                   NAP          NAP          87.3%         11/25/98        68.8%
  20.70    NAP                                                   NAP          NAP          89.1%         11/25/98        55.0%
  20.80    NAP                                                   NAP          NAP          90.9%         11/25/98        67.1%

    21                                                                                     88.5%                         65.1%
  21.10    Williamsville Central Schools                      23,607         14.4%         91.2%         11/30/98        63.3%
  21.20    DHL Airways                                         7,485         16.3%         96.2%         12/18/98        75.0%
  21.30    Scholastic Book Fairs                              16,634         23.9%         70.0%         11/30/98        60.7%

    22     NAP                                                   NAP          NAP          91.0%         11/30/98        73.0%
    23     NAP                                                   NAP          NAP          100.0%        07/15/98        79.9%
    24     NAP                                                   NAP          NAP          74.0%         12/31/98        69.7%
    25     NAP                                                   NAP          NAP          98.2%         06/02/98        63.1%
    26     NAP                                                   NAP          NAP          96.1%         12/28/98        78.8%
    27     Union Camp Corporation                             25,207         60.5%         100.0%        12/16/98        72.4%
    28     NAP                                                   NAP          NAP          99.3%         11/30/98        79.1%
    29     Wild Harvest                                       31,285         71.3%         96.9%         12/01/98        75.0%
    30     Ross Department Store                              28,480         40.2%         100.0%        02/01/99        67.9%
    31     Med Partners                                       21,032         22.5%         93.0%         02/16/99        66.7%
    32     Service Merchandise                                53,243         31.4%         96.0%         12/03/98        64.6%
    33     Uptons                                             76,750         100.0%        100.0%        08/10/98        79.8%
    34     NAP                                                   NAP          NAP          62.1%         11/30/98        53.3%
    35     NAP                                                   NAP          NAP          64.5%         12/21/98        64.0%

    36     VARIOUS                                               NAP          NAP                                        52.5%
  36.10    Bennigan's                                          6,798         100.0%        100.0%        11/01/98        52.5%
  36.20    Steak & Ale                                         7,724         100.0%        100.0%        11/01/98        52.5%
  36.30    Arby's                                              2,779         100.0%        100.0%        11/01/98        52.5%
  36.40    Blockbuster Video                                   6,500         100.0%        100.0%        11/01/98        52.5%
  36.50    Hollywood Video                                     7,488         100.0%        100.0%        11/01/98        52.5%
  36.60    Hollywood Video                                     7,488         100.0%        100.0%        11/01/98        52.5%
  36.70    Steak and Ale                                       7,239         100.0%        100.0%        11/01/98        52.5%
  36.80    Carino's Italian Kitchen                            6,257         100.0%        100.0%        11/01/98        52.5%

    37     NAP                                                   NAP          NAP          97.1%                         71.9%
  37.10    NAP                                                   NAP          NAP          97.4%         11/25/98        74.2%
  37.20    NAP                                                   NAP          NAP          95.8%         11/25/98        67.2%
  37.30    NAP                                                   NAP          NAP          98.0%         11/23/98        72.7%

    38     VARIOUS                                               NAP          NAP                                        51.2%
  38.10    Denny's                                             2,986         100.0%        100.0%        11/01/98        51.2%
  38.20    Golden Corral                                       8,825         100.0%        100.0%        11/01/98        51.2%
  38.30    Applebee's                                          5,580         100.0%        100.0%        11/01/98        51.2%
  38.40    Church's Chicken                                    1,850         100.0%        100.0%        11/01/98        51.2%
  38.50    Red Robin Grill                                     7,882         100.0%        100.0%        11/01/98        51.2%
  38.60    Jack-in-the-Box                                     2,860         100.0%        100.0%        11/01/98        51.2%
  38.70    Hollywood Video                                     7,500         100.0%        100.0%        11/01/98        51.2%
  38.80    Black-Eyed Pea                                      5,577         100.0%        100.0%        11/01/98        51.2%

    39     Dataware                                           18,571         15.8%         100.0%        06/26/98        43.2%
    40     Coram Healthcare                                   23,643         31.0%         100.0%        12/15/98        75.0%
    41     Pittsford Furniture Store                          48,000         30.6%         97.3%         12/18/98        72.0%
    43     NAP                                                   NAP          NAP          100.0%        10/01/98        76.1%
    44     Walgreen's                                         15,120         63.3%         100.0%        10/02/98        72.9%
    45     Bayer Corporation                                  66,000         100.0%        100.0%        12/01/98        74.7%
    46     NAP                                                   NAP          NAP          90.9%         09/30/98        76.9%
    47     Tumi Luggage                                      420,000         77.8%         100.0%        12/03/98        73.4%
    48     NAP                                                   NAP          NAP          94.3%         09/25/98        79.4%
    49     Branson Ultrasonics                               188,000         90.4%         100.0%        02/10/98        70.0%
    50     NAP                                                   NAP          NAP          95.7%         06/02/98        79.1%
    51     Memorial Health Systems                            16,200         25.7%         100.0%        11/03/98        67.8%

    52     VARIOUS                                               NAP          NAP                                        63.9%
  52.10    Sharn, Inc.                                         6,535         15.7%         84.9%         11/02/98        63.9%
  52.20    Mediq/PRN Life Support Service                      7,500          8.0%         90.8%         10/30/98        63.9%

    53     NAP                                                   NAP          NAP          100.0%        12/01/98        78.7%
    54     NAP                                                   NAP          NAP          100.0%        11/30/98        75.0%
    55     County of San Diego                                13,226         32.0%         100.0%        12/01/98        67.7%
    56     Thomson Consumer Electronics                      220,000         100.0%        100.0%        09/01/98        78.7%
    57     Cutler-Hammer, Inc.                                16,670         25.2%         100.0%        11/30/98        78.2%
    58     Cymer, Inc.                                        65,755         100.0%        100.0%        12/15/98        59.8%
    59     Ye Old Sprit Shop                                   6,571         12.6%         99.2%         12/31/98        79.3%
    60     NAP                                                   NAP          NAP          96.5%         11/30/98        75.4%
    61     NAP                                                   NAP          NAP          98.8%         10/30/98        78.4%
    62     RX Place / Pharmhouse                              25,620         18.4%         95.6%         12/02/98        67.2%

    63     NAP                                                   NAP          NAP          96.4%                         71.5%
  63.10    NAP                                                   NAP          NAP          96.0%         11/25/98        73.6%
  63.20    NAP                                                   NAP          NAP          100.0%        11/23/98        71.9%
  63.30    NAP                                                   NAP          NAP          92.0%         11/30/98        67.5%

    64     K-Mart                                             91,657         43.5%         100.0%        11/30/98        65.6%
    65     NAP                                                   NAP          NAP          98.0%         10/25/98        65.0%
    66     Hamilton Fixture/Plasti-Line                      330,889         100.0%        100.0%        09/25/97        75.0%
    67     NAP                                                   NAP          NAP          88.0%         11/30/98        71.1%

    68     NAP                                                   NAP          NAP          94.7%                         76.0%
  68.10    NAP                                                   NAP          NAP          94.8%         11/23/98        80.0%
  68.20    NAP                                                   NAP          NAP          94.6%         11/20/98        65.1%

    69     NAP                                                   NAP          NAP          98.8%         11/19/98        71.4%
    70     Unifiber Corporation                               63,641         100.0%        100.0%        11/16/98        74.8%
    71     Hobby-Lobby                                        50,192         75.9%         100.0%        12/02/98        79.8%
    72     District Attorney                                  16,803         20.1%         89.0%         11/30/98        74.1%
    73     NAP                                                   NAP          NAP          90.8%         06/23/98        70.8%
    74     Leather Plus, Inc.                                  5,550          7.9%         89.1%         01/13/99        74.4%
    75     Gaylord Container Corporation                     256,400         100.0%        100.0%        03/13/98        78.3%
    76     NAP                                                   NAP          NAP          98.3%         10/22/98        65.0%
    77     NAP                                                   NAP          NAP          99.0%         02/28/98        70.6%
    78     NAP                                                   NAP          NAP          96.6%         11/19/98        77.6%
    79     Kaiser Permanante                                  30,589         54.3%         92.0%         12/08/98        70.4%

    80     NAP                                                   NAP          NAP                                        71.9%
  80.10    NAP                                                   NAP          NAP          100.0%        09/30/98        71.9%
  80.20    NAP                                                   NAP          NAP          100.0%        09/30/98        71.9%

    81     Carpet Barn                                         8,640         18.2%         92.3%         12/01/98        74.9%
    82     NAP                                                   NAP          NAP          66.7%         10/01/98        59.9%
    83     Hamilton Fixture Company                          226,560         100.0%        100.0%        02/01/98        75.0%
    85     NAP                                                   NAP          NAP          99.0%         12/01/98        78.6%
    86     CC Furnitures Inc.                                 11,441         49.4%         100.0%        03/01/98        75.0%
    87     Carson, Inc.                                      112,000         100.0%        100.0%        09/15/98        74.6%
    88     Valu Home Center                                   40,374         32.7%         97.8%         12/21/98        70.1%

    89     NAP                                                   NAP          NAP          75.7%                         74.4%
  89.10    NAP                                                   NAP          NAP          72.2%         11/18/98        71.4%
  89.20    NAP                                                   NAP          NAP          81.7%         11/19/98        79.5%

    90                                                           NAP          NAP                                        70.5%
  90.10    NAP                                                   NAP          NAP          100.0%        09/30/98        70.5%
  90.20    NAP                                                   NAP          NAP          100.0%        09/30/98        70.5%
  90.30    NAP                                                   NAP          NAP          100.0%        09/30/98        70.5%

    91     VARIOUS                                                                         94.34%                        73.7%
  91.10    Smart Technology                                    4,209         14.6%         89.0%         12/01/98        74.9%
  91.20    Digital Pro Graphics                                4,850         16.5%         100.0%        12/21/98        72.3%

    92     Blockbuster Video                                   6,300         23.0%         100.0%        09/30/98        70.9%
    93     NAP                                                   NAP          NAP          95.6%         12/22/98        72.5%
    94     NAP                                                   NAP          NAP          77.8%         05/20/98        51.7%
    95     NAP                                                   NAP          NAP          81.8%         10/31/98        75.0%
    96     NAP                                                   NAP          NAP          90.6%         06/30/98        45.4%
    97     Progressive Insurance                               3,430          6.4%         81.0%         06/11/98        67.1%
    98     NAP                                                   NAP          NAP          100.0%        10/21/98        75.0%
    99     NAP                                                   NAP          NAP          96.0%         11/30/98        67.5%
   100     Kaufmann Tire Service of GA                        41,600         30.4%         100.0%        11/18/98        72.6%
   101     NAP                                                   NAP          NAP          96.0%         11/12/98        79.1%

   102                                                           NAP          NAP                                        68.9%
  102.10   NAP                                                   NAP          NAP          100.0%        11/30/98        68.9%
  102.20   NAP                                                   NAP          NAP          100.0%        11/30/98        68.9%

   103     Kendale Industries, Inc.                          137,430         100.0%        100.0%        11/23/98        80.0%
   104     Cienne Management Services                         11,000         27.0%         100.0%        12/15/98        70.3%
   105     NAP                                                   NAP          NAP          87.5%         11/30/98        54.2%
   106     Buffalo Athletic Club                              15,187         27.7%         100.0%        10/31/98        65.8%
   107     Gregg & Associates                                  3,240          7.2%         96.1%         12/01/98        76.9%
   108     Kryton/Pro Craft #2                                10,124         15.3%         90.0%         10/31/98        77.7%
   109     Bankers First                                       7,645         27.3%         100.0%        12/01/98        73.5%
   110     OfficeMax, Inc.                                    23,500         100.0%        100.0%        06/01/98        77.2%
   111     NAP                                                   NAP          NAP          94.0%         12/09/98        71.6%
   112     NAP                                                   NAP          NAP          100.0%        11/20/98        75.8%
   113     World Liquor                                        9,200         39.0%         100.0%        11/01/98        65.7%
   114     Walgreens                                          13,905         100.0%        100.0%        07/06/98        73.7%
   115     Med-X-Drug                                          8,775         16.7%         100.0%        11/30/98        68.6%
   116     Ironwood Grill                                      3,859         15.5%         98.1%         09/30/98        80.0%
   117     Dylphon Meats                                       3,600         12.9%         100.0%        11/30/98        75.0%
   118     NAP                                                   NAP          NAP          100.0%        12/01/98        76.8%
   119     RX Place / Pharmhouse                              38,365         37.7%         100.0%        12/06/98        71.7%
   120     Realty One, Inc.                                    6,840         12.5%         81.0%         11/23/98        75.0%
   121     Diversified Technology Group                       46,167         100.0%        100.0%        02/01/98        67.7%
   122     Lightners Discount Foods                           59,142         36.5%         91.5%         10/22/98        64.1%
   123     This End Up                                         5,600         35.9%         100.0%        12/15/98        62.4%
   124     Key Bank                                            9,944         100.0%        100.0%        06/12/98        74.1%
   125     Crown Cork & Seal                                  70,000         69.0%         100.0%        01/01/99        75.5%
   126     Exide Corporation                                   3,928          4.6%         94.0%         11/03/98        57.6%
   127     Egghead Software #244                               5,517         21.8%         87.7%         10/28/98        75.0%
   128     Veteran's Administration                            7,000         23.5%         100.0%        12/29/98        75.0%
   129     NAP                                                   NAP          NAP          98.0%         11/25/98        62.6%
   130     Victory Christian Center                           20,200         66.3%         100.0%        11/30/98        69.6%
   131     CTV Media                                           7,843         15.7%         86.2%         11/30/98        70.9%
   132     The Savannah Grill                                 11,000         26.9%         100.0%        03/20/98        67.2%
   133     MC Assembly & Test                                 50,000         100.0%        100.0%        04/01/98        74.0%
   134     Ohio Bureau of Employment Srvs                     18,870         29.7%         84.6%         07/28/98        58.2%
   135     NAP                                                   NAP          NAP          94.2%         09/30/98        71.4%
   136     Simmons Beautyrest                                  4,028         16.0%         100.0%        07/31/97        72.1%
   137     Sacramento Regional Medical                         3,504         10.8%         92.8%         09/01/98        62.7%
   138     Castle Antiques                                     5,240         12.9%         94.0%         10/27/98        75.1%
   139     Hamilton Fixture Co., Inc.                        116,874         100.0%        100.0%        06/25/97        80.0%
   140     NAP                                                   NAP          NAP          91.8%         06/12/98        75.0%
   141     B.M.A.                                             10,035         25.4%         94.7%         11/01/98        57.1%
   142     S.M. Flickinger Co., Inc.                          49,112         100.0%        100.0%        01/01/99        75.0%

   143                                                                                     96.2%                         68.9%
  143.10   Assoc. in Clinical Practice                         4,150         23.9%         94.3%         10/13/98        65.8%
  143.20   Castle Mortgage Inc.                                3,142         34.5%         100.0%        07/29/98        75.0%

   144     Quick Chek                                          4,000         16.4%         91.0%         10/28/98        56.5%
   145     Pricewaterhouse - Coopers &                         7,500         34.1%         100.0%        01/25/99        58.3%
   146     NAP                                                   NAP          NAP          92.3%         11/30/98        76.6%
   147     NAP                                                   NAP          NAP          100.0%        12/08/98        69.4%
   148     NAP                                                   NAP          NAP          87.5%         11/16/98        73.9%
   149     Rennaissance Health Center                          1,785          8.7%         84.0%         11/22/98        54.8%
   150     Sunrise Publications                              109,428         65.0%         100.0%        11/18/98        62.2%
   151     NAP                                                   NAP          NAP          100.0%        12/07/98        78.3%
   152     Denny's                                             8,328         54.8%         100.0%        11/30/98        69.8%
   153     The Big Party                                       8,420         31.1%         78.4%         05/01/98        66.4%
   154     NAP                                                   NAP          NAP          95.9%         11/01/98        80.0%
   155     Gluckshaw Group                                     8,690         28.6%         100.0%        10/15/98        65.7%
   156     NAP                                                   NAP          NAP          98.0%         11/30/98        77.5%
   157     David's Supermarket                                25,300         34.6%         91.0%         12/04/98        75.0%
   158     NAP                                                   NAP          NAP          94.0%         11/30/98        75.0%
   159     San Joaquin Valley Insurance                        6,083         44.4%         100.0%        12/16/98        75.6%
   160     Modernistic Die Cutting, Inc.                      67,428         100.0%        100.0%        06/04/98        73.8%
   161     GAS Laundry Enterprises, LLC                        3,000         14.6%         93.0%         12/07/98        60.7%
   162     P.J. Bordner & Company, Inc.                       31,449         60.5%         100.0%        05/05/98        59.2%
   164     NAP                                                   NAP          NAP          78.0%         11/30/98        58.2%
   165     NAP                                                   NAP          NAP          94.6%         09/30/98        74.7%
   166     John Richards Development Corp                     14,926         100.0%        100.0%        10/20/98        73.7%
   167     NAP                                                   NAP          NAP          97.0%         10/07/98        75.3%
   168     NAP                                                   NAP          NAP          95.0%         11/12/98        72.2%
   169     NAP                                                   NAP          NAP          100.0%        12/22/98        70.0%
   170     NAP                                                   NAP          NAP          91.0%         11/25/98        66.8%
   171     NAP                                                   NAP          NAP          98.0%         12/01/98        79.4%
   172     NAP                                                   NAP          NAP          100.0%        10/01/98        80.0%
   173     NAP                                                   NAP          NAP          97.4%         11/01/98        68.4%
   174     NAP                                                   NAP          NAP          84.2%         11/03/98        52.5%
   175     NAP                                                   NAP          NAP          96.6%         12/09/98        80.1%
   176     NAP                                                   NAP          NAP          93.1%         11/30/98        79.1%
   177     NAP                                                   NAP          NAP          100.0%        11/30/98        56.8%
   178     Century 21 Select                                   4,675         22.3%         93.2%         10/29/98        61.6%
   179     Wine of Japan Imports, Inc.                        30,845         100.0%        100.0%        12/07/98        69.2%
   180     WorldCom (BizTel)                                   6,121         25.6%         96.0%         11/01/98        63.6%
   181     NAP                                                   NAP          NAP          96.0%         12/14/98        66.4%
   182     Tri Us                                             13,700         40.3%         100.0%        09/15/98        71.8%
   183     The Bissman Company                                86,559         100.0%        100.0%        02/01/98        72.7%
   184     Smith, Barta and Company                            4,214         24.9%         100.0%        01/26/99        75.0%
   185     Curtis Lee Row                                      2,640         15.0%         100.0%        10/30/98        66.7%
   186     NAP                                                   NAP          NAP          100.0%        11/23/98        72.4%
   187     U.S. Bancorp, Inc.                                  7,725         100.0%        100.0%        06/10/98        54.8%
   188     NAP                                                   NAP          NAP          97.0%         11/23/98        77.8%
   189     NAP                                                   NAP          NAP          100.0%        03/01/98        58.4%
   190     NAP                                                   NAP          NAP          91.2%         11/25/98        68.8%
   191     NAP                                                   NAP          NAP          90.9%         12/22/98        80.0%
   192     Wholey Bagels                                       1,944         22.2%         100.0%        11/30/98        69.6%
   193     Legasys International, Inc.                         9,540         46.8%         100.0%        11/30/98        70.5%
   194     Technigraphic Systems, Inc.                         8,200         30.2%         100.0%        11/30/98        67.5%
   195     PSH Corp. Div. John Herbert C.                     20,900         79.5%         100.0%        08/25/97        73.3%
   196     NAP                                                   NAP          NAP          93.2%         09/30/98        74.1%
   197     Blockbuster Video                                   6,600         70.2%         100.0%        05/07/98        75.0%
   198     NAP                                                   NAP          NAP          100.0%        11/01/98        76.9%
   199     NAP                                                   NAP          NAP          91.7%         12/01/98        80.0%
   200     Pearle Vision, Inc.                                 8,550         63.3%         100.0%        03/24/98        74.1%
   201     N & C Catering                                     12,000         38.2%         100.0%        11/30/98        63.3%
   202     NAP                                                   NAP          NAP          100.0%        01/20/99        61.7%
   203     NAP                                                   NAP          NAP          97.0%         01/20/98        73.5%
   204     Wagner Hardware - Owner Occ.                       69,400         100.0%        100.0%        08/01/98        45.2%
   205     NAP                                                   NAP          NAP          100.0%        11/28/98        78.3%

   206                                                           NAP          NAP          100.0%        09/30/98        55.5%
  206.10   NAP                                                   NAP          NAP          100.0%        09/30/98        55.5%
  206.20   NAP                                                   NAP          NAP          100.0%        09/30/98        55.5%

   207     Xenon Beauty School                                 6,900         13.3%         84.0%         08/31/98        29.0%
   208     Eckerds                                            14,791         100.0%        100.0%        09/30/98        68.9%
   209     Carvel                                              1,008          7.0%         100.0%        12/31/97        73.4%
   210     Eckerds                                            13,205         100.0%        100.0%        12/31/98        69.8%
   211     NAP                                                   NAP          NAP          95.8%         12/22/98        70.0%
   212     Childrens World Learning Ctrs.                      7,074         100.0%        100.0%        09/30/97        54.0%
   213     NAP                                                   NAP          NAP          97.0%         09/30/98        75.0%
   214     Idaho Roaster, Inc.                                 3,455         100.0%        100.0%        05/06/98        75.0%
   215     Movie Gallery, Inc.                                 3,175         36.7%         100.0%        11/23/98        73.9%
   216     NAP                                                   NAP          NAP          84.3%         12/01/98        62.9%
   217     Jack N Jill Child Care Center                       3,582         26.7%         94.4%         06/30/98        61.5%
   218     NAP                                                   NAP          NAP          97.0%         02/06/97        74.2%

   219                                                           NAP          NAP                                        85.9%
  219.10   NAP                                                   NAP          NAP          100.0%        07/31/97        85.9%
  219.20   NAP                                                   NAP          NAP          100.0%        05/31/98        85.9%

   220     Vesten Corp./Ripley Machine Co                     26,960         100.0%        100.0%        03/02/98        75.0%
   221     NAP                                                   NAP          NAP          100.0%        03/01/98        80.0%
   222     NAP                                                   NAP          NAP          89.6%         12/31/97        76.2%
   223     NAP                                                   NAP          NAP          100.0%        05/06/98        75.0%
   225     Ultimate Gym                                        5,870         20.4%         85.0%         12/20/97        41.7%
   226     Key Bank of Northern NY, NA                         3,243         100.0%        100.0%        06/16/97        81.0%
   227     G.I. Trucking Company                              15,820         100.0%        100.0%        08/19/98        63.9%
   228     NAP                                                   NAP          NAP          100.0%        06/05/98        75.0%
   230     Willcare                                            3,730         13.9%         96.6%         11/23/98        32.1%
   231     NAP                                                   NAP          NAP          100.0%        12/06/97        65.3%
   232     Jim Waters Corp.                                   20,000         100.0%        100.0%        02/06/98        62.5%
   233     NAP                                                   NAP          NAP          95.0%         03/01/98        79.2%
   234     NAP                                                   NAP          NAP          100.0%        12/01/98        28.9%
   235     Kantonofamherst                                     2,350         27.7%         100.0%        09/30/98        75.6%
   236     NAP                                                   NAP          NAP          100.0%        03/12/98        75.0%
   237     Jong Duk Yee                                        6,350         100.0%        100.0%        01/22/98        63.2%
   238     Baker Group                                         2,000         40.7%         100.0%        10/01/97        54.7%
   239     Children's Discovery Center                         9,000         100.0%        100.0%        05/01/98        70.7%

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          ANNUAL
                                                                                                                       UNDERWRITTEN
CONTROL                                                                                      UNDERWRITTEN NET          REPLACEMENT
NUMBER       1996 NOI           1997 NOI            1998 NOI          UNDERWRITTEN NOI          CASH FLOW               RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
    1      $ 3,979,276        $ 4,832,594         $ 9,722,568            $ 9,668,022           $ 8,665,996               $ 164,064
    2        2,739,894          3,632,009           3,001,372              3,866,272             3,674,375                  93,323
    3        3,699,790          3,807,397           4,050,866              3,813,944             3,336,812                 477,133
    4        2,399,562          2,546,715           2,472,220              2,598,912             2,195,513                  58,495

    5        2,345,315          2,057,131           3,156,666              2,800,784             2,233,734                 107,729
   5.10        716,114            639,404             989,710                970,511               797,546                  23,576
   5.20        746,165            679,385             823,766                725,152               598,736                  18,313
   5.30        499,006            549,308             754,820                609,343               460,285
   5.31        329,202            354,074             481,951                410,772               322,852                  17,563
   5.32        169,804            195,234             272,869                198,571               137,433                  13,430
   5.40        384,030            189,034             588,370                495,778               377,167                  34,847

    6        2,520,206          2,102,043           1,974,055              2,401,635             2,150,398                  41,967

    7        1,408,517          2,385,857           4,177,869              2,319,911             2,185,511                 134,400
   7.10        902,229          1,036,416           2,057,061              1,028,477               975,977                  52,500
   7.20        132,807            934,190           1,422,256                832,959               802,959                  30,000
   7.30        203,198            222,548             487,759                329,857               300,457                  29,400
   7.40        170,283            192,703             210,793                128,618               106,118                  22,500

    8        2,589,023          2,685,888           3,015,005              2,904,325             2,557,869                 346,456

    9        1,875,754          2,018,319           2,112,082              1,944,283             1,718,776                  69,541
   9.10         20,606             70,228              89,275                 87,831                79,956                   2,194
   9.20        536,398            554,789             502,356                507,063               442,835                  20,490
   9.30              -             64,609             191,489                 75,057                64,716                   2,590
   9.40        240,999            255,163             265,135                247,813               216,767                   9,938
   9.50        153,096            135,345             131,534                144,356               126,110                   3,780
   9.60        248,548            255,085             261,973                246,736               222,059                   9,044
   9.70        340,130            333,058             327,735                299,475               272,692                   7,953
   9.80        335,977            350,042             342,585                335,952               293,642                  13,552

    10               -            211,091           1,229,164              1,639,454             1,589,127                  20,093
    11               -          1,586,133           2,283,118              1,798,621             1,678,371                  40,691
    12               -          1,139,937           1,579,345              2,173,959             2,124,381                  16,084
    13               -          1,111,748           1,300,501              1,344,964             1,280,164                  64,800
    14               -                  -                   -              1,517,253             1,517,253                       -
    15       1,015,858          1,190,081           1,655,671              1,596,124             1,294,396                  59,193
    16               -            301,748             519,197              1,395,911             1,296,912                  16,842
    17       1,077,351          1,048,637           1,084,173              1,338,651             1,274,651                       -
    18       1,083,407          1,062,481           1,217,137              1,179,397             1,106,857                  19,559
    19       1,266,085          1,364,365           1,317,245              1,283,066             1,168,084                  27,564

    20       1,453,945          1,434,705           1,653,793              1,482,831             1,315,385                 167,446
  20.10        354,162            333,437             351,238                326,706               293,706                  33,000
  20.20        206,786            222,419             244,708                225,311               203,311                  22,000
  20.30        170,705            195,898             229,409                197,477               180,477                  17,000
  20.40        155,739            152,860             205,717                181,123               159,163                  21,960
  20.50        212,252            178,978             202,507                179,520               157,321                  22,199
  20.60         79,142            116,600             150,824                140,994               123,669                  17,325
  20.70        138,929            109,403             131,624                117,221                99,621                  17,600
  20.80        136,230            125,110             137,766                114,479                98,117                  16,362

    21       1,368,239          1,406,662           1,491,246              1,416,957             1,193,773                  57,663
  21.10        901,813            820,922             938,022                888,647               748,343                  39,505
  21.20        192,307            266,845             294,247                290,781               247,029                   6,901
  21.30        274,119            318,895             258,977                237,529               198,401                  11,257

    22       1,583,606          1,484,905           1,398,422              1,264,547             1,217,297                  47,250
    23         703,756            705,976             932,936              1,011,829               946,329                  65,500
    24         743,137          1,202,578           1,317,010              1,345,889             1,165,083                 180,806
    25         827,310            904,854           1,029,152              1,009,070               950,271                  58,799
    26         804,763            913,836             967,646                956,546               900,326                  56,220
    27         924,743            916,992             994,878                891,141               802,628                  10,505
    28         691,518            784,728             992,933                836,395               800,827                  35,568
    29               -                  -             803,341                879,137               864,823                   6,579
    30               -                  -             954,360                901,609               864,897                  10,617
    31         993,053          1,017,571           1,167,108              1,007,814               802,516                  23,385
    32         989,846            788,429             463,391                992,938               924,329                  25,400
    33               -                  -                                    747,896               724,072                  11,513
    34       1,804,638          1,921,562           1,662,366              1,438,050             1,165,065                 272,985
    35         920,523          1,159,316           1,352,644              1,026,246               892,740                 133,506

    36               -                  -                   -              1,118,947             1,052,544
  36.10              -                  -                   -              1,118,947             1,052,544                  18,431
  36.20              -                  -                   -                      -                     -                       -
  36.30              -                  -                   -                      -                     -                       -
  36.40              -                  -                   -                      -                     -                       -
  36.50              -                  -                   -                      -                     -                       -
  36.60              -                  -                   -                      -                     -                       -
  36.70              -                  -                   -                      -                     -                       -
  36.80              -                  -                   -                      -                     -                       -

    37         821,995            821,689             914,137                866,207               795,082                  71,125
  37.10        408,352            429,671             473,701                453,880               419,680                  34,200
  37.20        236,590            222,342             262,596                239,929               220,404                  19,525
  37.30        177,053            169,676             177,840                172,398               154,998                  17,400

    38               -            852,930                   -              1,057,663             1,005,923
  38.10              -            852,930                   -              1,057,663             1,005,923                   7,737
  38.20              -                  -                   -                      -                     -                       -
  38.30              -                  -                   -                      -                     -                       -
  38.40              -                  -                   -                      -                     -                       -
  38.50              -                  -                   -                      -                     -                       -
  38.60              -                  -                   -                      -                     -                       -
  38.70              -                  -                   -                      -                     -                       -
  38.80              -                  -                   -                      -                     -                       -

    39         999,766          1,347,917           1,110,092              1,076,088               754,414                  29,248
    40         739,947            779,464             768,235                796,060               704,147                  27,496
    41         824,611            971,459           1,269,648                856,843               740,081                  31,379
    43         576,819            640,276             659,831                642,987               606,387                  36,600
    44               -                  -             366,348                607,208               593,340                   3,584
    45       1,082,846          1,088,361                   -                717,362               643,962                  16,500
    46               -            493,857             710,512                667,974               629,724                  38,250
    47               -                  -             792,377                756,817               636,482                  54,310
    48         499,537            440,836             548,026                648,353               592,353                  56,000
    49         728,761            696,269             688,951                756,056               651,474                  20,800
    50         586,749            577,596             585,288                620,397               573,397                  47,000
    51         555,296            622,094             684,866                719,765               622,040                  15,780

    52         751,636            652,385             763,512                683,161               570,624
  52.10        256,858            231,460             220,494                194,682               154,563                   6,254
  52.20        494,778            420,925             543,018                488,479               416,061                  14,026

    53         562,719            599,043             585,767                586,865               556,865                  30,000
    54         319,282                  -             693,834                602,262               589,862                  12,400
    55         493,323            563,946             591,509                616,830               572,624                  10,332
    56               -                  -             578,112                556,261               502,669                  22,000
    57               -                  -             320,553                605,556               532,431                  13,213
    58               -            501,994             755,294                774,110               702,710                  19,727
    59         513,749            603,213             555,234                611,085               521,175                  12,010
    60               -                  -             355,804                502,392               487,342                  15,050
    61               -                  -              78,915                492,893               478,543                  14,350
    62         222,227            599,218             711,051                660,697               577,550                  27,891

    63         620,608            610,249             648,728                645,614               585,364                  60,250
  63.10        248,916            246,936             256,388                260,146               236,221                  23,925
  63.20        215,052            210,221             226,748                226,215               207,215                  19,000
  63.30        156,640            153,092             165,592                159,253               141,928                  17,325

    64         755,143            742,059             791,965                667,255               562,274                  30,516
    65               -            281,041             744,531                678,809               625,665                  53,144
    66               -                  -                   -                950,760               849,840                  34,800
    67         303,309            514,096             559,901                564,414               501,714                  62,700

    68         365,166            428,378             505,738                514,956               474,381                  40,575
  68.10        274,579            328,676             369,236                377,913               349,163                  28,750
  68.20         90,587             99,702             136,502                137,043               125,218                  11,825

    69         374,336            469,169             555,979                538,006               496,006                  42,000
    70         254,096            251,124             398,115                493,612               448,735                  10,183
    71               -                  -                   -                460,933               439,101                   9,925
    72         157,730            402,536             538,908                567,951               443,956                  18,497
    73         684,427            752,380             789,460                650,053               612,057                  37,996
    74               -            467,652             258,421                526,438               470,941                  10,052
    75               -            527,268             538,297                493,170               424,769                  25,638
    76         663,453            688,173             681,570                623,966               566,720                  57,246
    77         416,830            461,450             456,932                485,798               440,548                  45,250
    78         183,898            226,431             397,487                424,378               406,778                  17,600
    79         598,827            438,587             412,557                463,240               371,187                  14,082

    80         375,867            487,866             486,049                475,804               447,304
  80.10        149,294            168,195             177,345                168,917               163,167                   5,750
  80.20        226,573            319,671             308,704                306,887               284,137                  22,750

    81               -                  -             307,386                445,870               403,974                   7,143
    82         871,757            723,412             614,500                610,234               526,447                  83,787
    83               -                  -                   -                515,280               449,740                  22,600
    85          99,642            116,300             152,872                447,379               417,129                  30,250
    86         403,366            476,854             479,156                415,226               391,096                   5,322
    87               -                  -                   -                404,861               339,740                  16,800
    88         318,810            437,219             468,830                475,683               409,907                  19,098

    89         608,053            512,865             553,870                481,129               381,721                  99,408
  89.10        401,470            311,423             364,409                293,853               226,995                  66,858
  89.20        206,583            201,442             189,461                187,276               154,726                  32,550

    90         275,366            334,611             403,326                392,440               385,585
  90.10        113,786            144,757             177,046                180,194               176,189                   4,005
  90.20         56,851             67,557              90,631                 80,350                79,000                   1,350
  90.30        104,729            122,297             135,649                131,896               130,396                   1,500

    91               -            120,588             246,424                424,681               368,802                   8,724
  91.10              -             60,294             152,976                216,872               188,911                   4,315
  91.20              -             60,294              93,448                207,809               179,891                   4,409

    92         230,549            381,742             414,935                397,667               369,796                   4,139
    93         314,277            369,212             397,520                392,227               358,227                  34,000
    94         760,031            777,837             857,823                683,451               606,289                  77,162
    95               -            439,739             466,334                446,928               391,755                  55,173
    96         586,661            729,055             809,084                708,683               669,683                  39,000
    97               -            330,170             397,195                409,088               345,342                  20,240
    98               -            227,157             420,193                376,007               368,407                   7,600
    99         345,836            361,794             354,119                348,975               323,975                  25,000
   100         345,852            368,431             441,204                374,050               313,450                  13,703
   101               -            241,724             303,727                298,752               273,752                  25,000

   102         266,604            289,149             323,142                331,333               317,833
  102.10       140,074            134,190             158,275                175,460               173,460                   2,000
  102.20       126,530            154,959             164,867                155,873               144,373                  11,500

   103               -                  -             288,000                411,492               371,637                  13,743
   104         398,096            425,239             431,813                349,339               283,636                  10,196
   105         203,029            276,292             314,220                400,137               391,737                   8,400
   106         257,799            249,555             267,102                336,670               282,533                  16,590
   107               -                  -             387,157                312,433               295,933                  10,000
   108               -            226,093             254,195                324,681               261,914                  10,602
   109         370,502            403,787             403,787                351,703               312,506                   4,216
   110               -                  -                   -                275,516               275,516                       -
   111         286,281            296,959             301,854                282,050               262,550                  19,500
   112         248,134            301,436             239,119                278,240               265,040                  13,200
   113         262,683            309,053             357,951                321,267               291,839                   5,903
   114               -                  -                                    235,282               229,401                   1,391
   115         307,984            342,894             357,218                342,101               292,946                  11,699
   116          35,015            284,120             243,618                280,886               257,164                   3,993
   117         289,241            320,578             320,957                296,548               274,288                   4,203
   118         247,969            259,205             258,900                240,395               229,395                  11,000
   119          (5,913)           192,234             326,630                312,847               280,927                  15,269
   120         267,450                  -             291,204                312,064               276,487                   8,210
   121               -                  -             108,953                274,514               269,897                   4,617
   122         292,131            332,439             314,779                325,390               279,744                  24,293
   123               -            306,193             308,689                368,484               349,537                   3,120
   124         213,171            234,311             269,554                244,054               230,579                   2,486
   125               -                  -             299,931                232,678               198,616                  10,150
   126         224,177            256,131             266,117                291,304               241,095                  12,780
   127         225,681            269,571             287,983                318,720               293,292                   6,323
   128         245,808            308,384             121,920                283,325               239,212                   9,754
   129         275,172            275,125             312,863                291,835               265,160                  26,675
   130               -            305,296                   -                287,951               272,718                   3,047
   131         201,965            248,013             244,598                275,529               216,538                  10,003
   132          80,813            200,041             286,853                272,708               235,880                   6,136
   133               -            246,240             281,416                261,699               240,185                   5,000
   134         347,167            391,402             401,449                277,803               227,298                  12,706
   135         277,097            286,935             303,682                285,906               259,906                  26,000
   136         215,679                  -                   -                254,885               237,255                   3,778
   137         237,268            238,943             258,467                271,330               223,789                   8,100
   138         304,207            314,512             305,813                299,374               244,426                  12,600
   139               -                  -                   -                300,960               289,273                  11,687
   140         108,263            161,030             252,884                241,746               227,946                  13,800
   141         262,735            250,515             253,967                246,809               215,936                   8,980
   142         239,596            250,973             241,034                227,573               206,186                   7,858

   143         207,260            213,670             235,390                264,340               221,844                   5,639
  143.10       123,239            137,492             152,076                173,300               147,241                   3,815
  143.20        84,021             76,178              83,314                 91,040                74,603                   1,824

   144         273,488            258,595             292,476                275,402               254,892                   3,657
   145         140,005                  -             239,001                225,722               199,180                   5,499
   146         185,585            191,823             174,186                195,995               189,495                   6,500
   147               -             49,962             180,103                219,674               212,474                   7,200
   148         221,117            235,762             282,617                238,310               218,310                  20,000
   149         243,519            304,986             303,336                261,356               235,625                   4,700
   150               -                  -             392,877                313,069               289,500                  16,835
   151         249,331            243,762             220,124                237,266               211,016                  26,250
   152         338,635            249,977             229,825                211,239               202,985                   5,171
   153               -            183,543             210,828                210,585               196,035                   4,067
   154         149,293            216,858             151,547                214,704               189,972                  24,732
   155               -             83,321             238,784                227,621               197,321                   4,559
   156         187,208            190,284             215,135                194,297               179,447                  14,850
   157         147,562            194,931             202,597                241,849               211,089                  10,983
   158         193,974            179,504             176,983                173,034               161,034                  12,000
   159          97,077            176,961             167,769                182,244               165,522                   3,423
   160               -                  -             204,430                204,276               194,177                   6,705
   161         251,538            303,313             259,163                212,821               196,318                   3,799
   162         315,436            333,957             208,591                292,314               241,762                  24,936
   164         327,145            259,655             490,698                294,210               245,110                  49,100
   165         135,275            144,144             177,696                173,697               159,947                  13,750
   166               -                  -             173,663                222,230               210,927                   2,985
   167         123,413            156,930             232,028                223,931               203,831                  20,100
   168         205,127            202,259             197,822                195,382               181,882                  13,500
   169         242,020            255,641                   -                218,162               203,845                  14,317
   170         138,163            147,554             186,896                189,628               171,203                  18,425
   171         182,243            194,349             202,960                190,609               170,109                  20,500
   172         163,182            193,169             205,163                173,737               170,137                   3,600
   173         155,210            159,966             154,614                139,782               130,244                   9,538
   174         148,793            208,646             218,006                196,383               182,838                  13,545
   175         147,334            149,308             167,016                180,240               164,015                  16,225
   176         167,644            185,283             244,429                182,210               157,154                  25,056
   177         142,592            151,772             165,269                151,103               141,103                  10,000
   178         145,317            137,919             157,080                168,531               148,779                   3,984
   179         183,175            182,882                   -                165,002               153,139                   3,085
   180          66,206            103,010             174,617                173,451               140,500                   5,974
   181         175,850            182,874             187,326                178,264               159,014                  19,250
   182         172,586            204,927             228,716                170,800               139,897                   5,105
   183               -                  -                   -                177,782               161,088                   8,656
   184               -                  -             170,004                151,676               135,043                   3,365
   185         149,223            167,706             196,758                163,548               139,914                   4,400
   186         137,058            138,837             166,024                164,363               148,963                  15,400
   187               -                  -                   -                211,422               211,422                       -
   188         162,923            163,833             165,506                160,720               143,970                  16,750
   189          86,151            106,724             127,639                143,955               141,480                   2,475
   190         142,562            154,506             157,851                152,720               138,970                  13,750
   191         128,020                  -                   -                157,994               141,494                       -
   192          83,135            144,981             159,057                151,885               139,521                   1,317
   193               -             18,402             142,781                151,121               130,748                   3,873
   194         (44,553)           170,352             159,401                161,146               146,257                   2,800
   195               -                  -             169,361                152,266               141,746                       -
   196         137,994            148,948             137,995                140,123               128,727                  11,396
   197          52,781            149,595             107,843                127,824               121,796                   1,410
   198         142,883                  -             155,846                126,825               116,325                  10,500
   199         155,627                  -                   -                162,969               147,969                  15,000
   200         136,902            142,167             134,674                124,812               107,159                   3,375
   201         112,848            158,596             159,799                143,594               127,899                   3,139
   202         122,087            162,125             130,782                125,687               115,127                  10,560
   203         138,572            161,645              98,679                126,080               118,080                   8,000
   204         199,061            200,895             209,870                210,323               174,166                  10,410
   205         110,230            121,638             123,196                123,200               116,600                   6,600

   206          92,843            141,114              85,386                144,817               139,567
  206.10        51,332             79,434              61,772                 88,411                84,411                   1,250
  206.20        41,511             61,680              23,614                 56,406                55,156                   4,000

   207         352,264            353,988             303,272                273,751               224,211                   7,761
   208         121,807            121,432             121,432                115,267               113,788                   1,479
   209         106,779                  -             121,724                109,688               102,706                   3,600
   210         108,580            108,205             108,205                102,821               101,501                   1,321
   211         122,987            148,408             148,408                119,744               113,744                   6,000
   212         115,913            118,812             121,288                108,356               107,295                   1,061
   213         100,654            105,161             104,915                 79,219                76,395                   2,824
   214               -                  -                   -                 91,391                89,677                     525
   215          96,183                  -              99,218                 85,018                79,393                   1,298
   216          59,242                  -             155,685                 98,918                71,918                  27,000
   217         142,833                  -                   -                109,291                93,186                   2,684
   218               -                  -                   -                 94,552                85,802                   8,750

   219               -                  -              87,797                 84,736                81,236
  219.10             -                  -              87,797                 84,736                81,236                   3,500
  219.20             -                  -                   -                      -                     -                       -

   220               -                  -              94,500                 88,412                81,747                   6,665
   221          67,907                  -                   -                 75,381                67,881                   7,500
   222          88,116                  -                   -                 98,340                94,741                   3,599
   223          82,220             80,910              88,092                 78,511                73,261                   5,250
   225        (199,458)                 -              56,550                 98,150                79,449                   4,316
   226          62,815                  -              69,600                 65,801                63,693                   1,622
   227               -                  -              90,972                 92,862                79,721                   3,164
   228          99,081             98,756             155,084                 84,211                73,411                  10,800
   230          95,576             89,497              98,881                109,130                75,505                   6,725
   231               -             90,706                   -                 75,064                63,664                  11,400
   232         107,534                  -              85,674                114,124               102,046                   2,244
   233          48,520                  -                   -                 54,764                49,764                   5,000
   234          83,205             79,632              80,382                 59,769                43,769                  12,600
   235          40,469             50,188                   -                 48,120                40,338                   1,266
   236          41,428             57,183              65,062                 51,679                45,679                   6,000
   237          56,225                  -              58,633                 47,469                46,524                     945
   238          31,604                  -              36,597                 35,891                34,909                     982
   239          47,204             49,500                   -                 39,769                33,921                   1,800

-----------------------------------------------------------------------------------------------------------------------------
                   ANNUAL
                UNDERWRITTEN
                REPLACEMENT                                        UNDERWRITTEN              ORIGINAL              CUT-OFF
CONTROL           RESERVES                  UNDERWRITTEN             NET CASH                LOAN PER             DATE LOAN
NUMBER          PER UNIT/SF                   NOI DSCR              FLOW DSCR                UNIT/SF             PER UNIT/SF
-----------------------------------------------------------------------------------------------------------------------------
    1              $ 0.25                       1.66x                  1.49x                 $ 102.78             $ 102.78
    2                0.25                       1.39                   1.32                     93.76                93.10
    3            1,878.48                       1.79                   1.57                 88,976.38            88,845.38
    4                0.25                       1.59                   1.34                     88.31                88.02

    5                0.27                       1.63                   1.30                     49.51                48.90
   5.10              0.25                       1.62                   1.33                     73.17                72.28
   5.20              0.19                       1.52                   1.25                     57.06                56.37
   5.30              0.22                       1.74                   1.32                     29.08                28.73
   5.31              0.25                       1.74                   1.32                     37.88                37.42
   5.32              0.20                       1.74                   1.32                     19.79                19.55
   5.40              0.50                       1.71                   1.30                     47.51                46.94

    6                0.20                       1.53                   1.37                     91.03                90.43

    7              300.00                       1.72                   1.62                 33,705.36            33,521.98
   7.10            300.00                       1.98                   1.88                 33,142.86            32,962.54
   7.20            300.00                       1.95                   1.88                 47,750.00            47,490.22
   7.30            300.00                       1.13                   1.03                 33,163.27            32,982.84
   7.40            300.00                       1.13                   0.93                 17,000.00            16,907.51

    8            1,124.86                       2.19                   1.93                 48,538.96            48,212.32

    9                0.14                       1.60                   1.42                     30.02                29.80
   9.10              0.10                       1.60                   1.42                     30.85                30.63
   9.20              0.15                       1.60                   1.42                     29.46                29.24
   9.30              0.15                       1.60                   1.42                     34.33                34.07
   9.40              0.15                       1.60                   1.42                     27.61                27.41
   9.50              0.15                       1.60                   1.42                     39.92                39.63
   9.60              0.15                       1.60                   1.42                     30.95                30.72
   9.70              0.10                       1.60                   1.42                     29.67                29.45
   9.80              0.15                       1.60                   1.42                     28.55                28.34

    10               0.25                       1.42                   1.37                    180.41               180.41
    11               0.15                       1.36                   1.26                     53.52                53.11
    12               0.10                       1.64                   1.60                     87.05                84.33
    13             200.00                       1.29                   1.23                 39,351.85            39,074.93
    14               -                          1.53                   1.53                    145.26               144.55
    15               0.25                       1.54                   1.25                     52.70                52.29
    16               0.15                       1.48                   1.38                    100.86               100.69
    17               -                          1.71                   1.63                 33,125.00            32,966.51
    18               0.20                       1.39                   1.31                    105.70               105.50
    19               0.25                       1.48                   1.35                     90.70                90.45

    20             274.95                       1.69                   1.50                127,651.08           127,337.07
  20.10            248.12                       1.64                   1.48                 16,729.32            16,688.17
  20.20            250.00                       1.64                   1.48                 17,477.27            17,434.28
  20.30            257.58                       1.62                   1.48                 20,681.82            20,630.94
  20.40            366.00                       1.77                   1.55                 19,083.33            19,036.39
  20.50            277.49                       1.81                   1.58                 13,875.00            13,840.87
  20.60            275.00                       1.69                   1.48                 14,841.27            14,804.76
  20.70            275.00                       1.74                   1.48                 11,781.25            11,752.27
  20.80            297.49                       1.77                   1.51                 13,181.82            13,149.39

    21               0.21                       1.60                   1.35                     34.96                34.89
  21.10              0.24                       1.58                   1.33                     37.83                37.75
  21.20              0.15                       1.71                   1.45                     40.76                40.67
  21.30              0.16                       1.55                   1.29                     24.39                24.33

    22             250.00                       1.82                   1.75                 47,089.95            46,927.35
    23             250.00                       1.40                   1.31                 33,396.95            33,139.59
    24           1,189.51                       1.75                   1.51                 55,921.05            55,560.90
    25             549.52                       1.60                   1.51                 76,635.51            76,237.63
    26             242.33                       1.50                   1.41                 34,482.76            34,454.49
    27               0.25                       1.44                   1.30                    182.42               181.55
    28             247.00                       1.51                   1.44                 52,430.56            52,177.28
    29               0.15                       1.50                   1.48                    171.00               170.14
    30               0.15                       1.49                   1.43                    101.72               100.95
    31               0.25                       1.72                   1.37                     74.84                74.38
    32               0.15                       1.62                   1.51                     40.45                40.38
    33               0.15                       1.29                   1.25                     87.30                86.59
    34           1,325.17                       2.76                   2.23                 31,553.40            31,336.78
    35           1,296.17                       1.70                   1.48                 63,106.80            62,491.77

    36               0.35                       1.73                   1.63                    121.96               121.96
  36.10              2.71                       1.73                   1.63                    118.24               118.24
  36.20              -                          1.73                   1.63                    146.91               146.91
  36.30              -                          1.73                   1.63                    151.23               151.23
  36.40              -                          1.73                   1.63                     91.33                91.33
  36.50              -                          1.73                   1.63                    103.48               103.48
  36.60              -                          1.73                   1.63                    101.03               101.03
  36.70              -                          1.73                   1.63                    137.88               137.88
  36.80              -                          1.73                   1.63                    142.73               142.73

    37             290.31                       1.54                   1.41                 25,706.12            25,642.89
  37.10            300.00                       1.53                   1.41                 29,157.89            29,086.17
  37.20            271.18                       1.54                   1.41                 24,250.00            24,190.35
  37.30            294.92                       1.57                   1.41                 20,813.56            20,762.36

    38               0.18                       1.65                   1.57                    143.99               143.99
  38.10              2.59                       1.65                   1.57                    154.44               154.44
  38.20              -                          1.65                   1.57                    105.67               105.67
  38.30              -                          1.65                   1.57                    174.47               174.47
  38.40              -                          1.65                   1.57                    117.71               117.71
  38.50              -                          1.65                   1.57                    207.38               207.38
  38.60              -                          1.65                   1.57                    200.66               200.66
  38.70              -                          1.65                   1.57                     74.13                74.13
  38.80              -                          1.65                   1.57                    152.52               152.52

    39               0.25                       2.21                   1.55                     50.94                50.78
    40               0.36                       1.55                   1.37                     76.59                75.95
    41               0.20                       1.55                   1.34                     38.08                36.41
    43             244.00                       1.46                   1.37                 38,000.00            37,866.99
    44               0.15                       1.28                   1.25                    236.45               235.92
    45               0.25                       1.39                   1.25                     84.92                84.74
    46             250.00                       1.51                   1.43                 36,437.91            36,221.38
    47               0.10                       1.63                   1.37                     10.33                10.28
    48             200.00                       1.53                   1.40                 19,285.71            19,186.04
    49               0.10                       1.75                   1.50                     25.24                25.06
    50             250.00                       1.47                   1.36                 27,659.57            27,502.11
    51               0.25                       1.53                   1.32                     81.59                81.16

    52               0.15                       1.59                   1.33                     36.62                36.17
  52.10              0.15                       1.59                   1.33                     36.85                36.40
  52.20              0.15                       1.59                   1.33                     36.51                36.07

    53             250.00                       1.52                   1.44                 40,333.33            40,267.02
    54             200.00                       1.50                   1.47                 77,419.35            76,639.99
    55               0.25                       1.43                   1.33                    113.72               118.41
    56               0.10                       1.40                   1.27                     21.27                21.17
    57               0.20                       1.58                   1.39                     70.38                70.17
    58               0.30                       1.88                   1.71                     70.49                70.33
    59               0.23                       1.58                   1.35                     88.09                87.64
    60             175.00                       1.36                   1.32                 53,488.37            53,089.67
    61             175.00                       1.40                   1.36                 54,878.05            54,690.40
    62               0.20                       1.60                   1.40                     32.27                32.19

    63             264.25                       1.61                   1.46                 19,653.51            19,605.16
  63.10            271.88                       1.59                   1.45                 20,727.27            20,676.28
  63.20            250.00                       1.62                   1.48                 20,539.47            20,488.95
  63.30            270.70                       1.62                   1.45                 17,125.00            17,082.87

    64               0.14                       1.61                   1.35                     21.36                21.10
    65             260.51                       1.69                   1.56                 21,585.78            21,376.93
    66               0.11                       2.21                   1.98                     13.26                13.10
    67             275.00                       1.67                   1.49                 18,859.65            18,795.04

    68             238.68                       1.59                   1.47                 24,117.65            24,035.66
  68.10            250.00                       1.60                   1.48                 26,086.96            25,998.28
  68.20            215.00                       1.58                   1.45                 20,000.00            19,932.01

    69             250.00                       1.69                   1.55                 23,809.52            23,730.62
    70               0.16                       1.53                   1.39                     60.50                60.11
    71               0.15                       1.33                   1.27                     57.43                57.31
    72               0.22                       1.82                   1.42                     45.51                45.20
    73             436.74                       1.90                   1.79                 43,103.45            42,679.06
    74               0.14                       1.58                   1.41                     53.97                53.20
    75               0.10                       1.50                   1.29                     14.35                14.20
    76             330.90                       1.96                   1.78                 21,098.27            20,998.12
    77             250.00                       1.52                   1.38                 19,889.50            19,849.78
    78             200.00                       1.48                   1.42                 40,909.09            40,704.54
    79               0.25                       1.58                   1.26                     61.25                61.16

    80             791.67                       1.66                   1.56                 95,833.33            95,668.75
  80.10            250.00                       1.66                   1.56                 50,000.00            49,914.13
  80.20          1,750.00                       1.66                   1.56                176,923.08           176,619.23

    81               0.15                       1.60                   1.45                     72.01                71.62
    82             854.97                       1.73                   1.49                 34,693.88            34,567.53
    83               0.10                       1.54                   1.35                     15.06                14.88
    85             250.00                       1.50                   1.40                 27,272.73            27,203.29
    86               0.23                       1.64                   1.55                    142.60               141.86
    87               0.15                       1.54                   1.29                     29.29                29.19
    88               0.15                       1.80                   1.55                     26.52                26.37

    89             314.58                       1.58                   1.25                 10,316.46            10,183.09
  89.10            315.37                       1.62                   1.25                  9,716.98             9,614.20
  89.20            312.98                       1.51                   1.25                 11,538.46            11,342.74

    90             263.65                       1.47                   1.44                123,461.54           123,249.50
  90.10            267.00                       1.47                   1.44                 94,065.93            93,904.38
  90.20            270.00                       1.47                   1.44                134,043.96           133,813.74
  90.30            250.00                       1.47                   1.44                188,131.87           187,808.76

    91               0.15                       1.73                   1.50                     53.30                52.97
  91.10              0.15                       1.64                   1.43                     55.62                55.14
  91.20              0.15                       1.82                   1.58                     51.03                50.85

    92               0.15                       1.60                   1.49                    111.57               111.03
    93             250.00                       1.54                   1.41                 22,058.82            22,004.20
    94             964.52                       2.09                   1.85                 37,500.00            36,779.10
    95             525.46                       1.60                   1.40                 28,571.43            28,315.93
    96             325.00                       2.69                   2.54                 24,583.33            24,385.66
    97               0.38                       1.72                   1.45                     51.14                50.70
    98             200.00                       1.62                   1.59                 71,052.63            70,705.89
    99             250.00                       1.47                   1.37                 27,000.00            26,945.19
   100               0.10                       1.71                   1.43                     19.59                19.46
   101             250.00                       1.37                   1.26                 26,500.00            26,438.22

   102             250.00                       1.52                   1.46                 48,518.52            48,435.19
  102.10           250.00                       1.52                   1.46                163,750.00           163,468.75
  102.20           250.00                       1.52                   1.46                 28,478.26            28,429.35

   103               0.10                       1.63                   1.48                     19.21                18.95
   104               0.25                       1.58                   1.29                     63.75                63.44
   105             350.00                       1.71                   1.67                108,333.33           108,125.21
   106               0.30                       1.58                   1.33                     45.60                45.43
   107             250.00                       1.56                   1.48                 62,500.00            62,189.31
   108               0.16                       1.55                   1.25                     37.76                37.52
   109               0.15                       1.65                   1.46                     89.27                88.70
   110               -                          1.37                   1.37                    102.98               102.60
   111             250.00                       1.35                   1.26                 30,769.23            30,705.50
   112             200.00                       1.48                   1.41                 35,606.06            35,398.15
   113               0.25                       1.43                   1.30                     97.42                97.01
   114               0.10                       1.29                   1.26                    164.33               163.54
   115               0.22                       1.47                   1.25                     41.87                41.47
   116               0.16                       1.47                   1.35                     88.15                87.24
   117               0.15                       1.56                   1.44                     77.63                76.88
   118             250.00                       1.43                   1.37                 48,863.64            48,583.78
   119               0.15                       1.59                   1.42                     21.12                21.07
   120               0.15                       1.61                   1.43                     38.37                38.06
   121               0.10                       1.29                   1.27                     45.49                44.86
   122               0.15                       1.61                   1.38                     12.66                12.64
   123               0.20                       1.94                   1.84                    132.05               129.73
   124               0.25                       1.39                   1.31                    201.13               199.34
   125               0.10                       1.40                   1.20                     19.70                19.51
   126               0.15                       1.57                   1.30                     23.24                23.19
   127               0.25                       1.85                   1.70                     77.99                76.96
   128               0.33                       1.57                   1.32                     65.57                65.40
   129             272.19                       1.67                   1.52                 19,897.96            19,849.01
   130               0.10                       1.74                   1.65                     63.99                63.52
   131               0.20                       1.63                   1.28                     38.99                38.64
   132               0.15                       1.58                   1.36                     47.67                47.28
   133               0.10                       1.46                   1.34                     38.50                38.06
   134               0.20                       1.74                   1.42                     29.91                29.72
   135             250.00                       1.88                   1.71                 18,269.23            18,178.41
   136               0.15                       1.40                   1.30                     74.45                73.42
   137               0.25                       1.72                   1.42                     57.10                56.74
   138               0.31                       1.89                   1.54                     45.24                45.03
   139               0.10                       1.66                   1.59                     15.74                15.49
   140             281.63                       1.65                   1.55                 36,734.69            36,521.65
   141               0.23                       1.54                   1.35                     45.56                45.14
   142               0.16                       1.42                   1.29                     36.65                36.29

   143               0.21                       1.52                   1.28                     66.85                66.04
  143.10             0.22                       1.49                   1.27                     68.26                67.44
  143.20             0.20                       1.59                   1.30                     64.16                63.38

   144               0.15                       1.84                   1.70                     71.77                71.33
   145               0.25                       1.61                   1.42                     79.57                79.13
   146             250.00                       1.33                   1.29                 66,538.46            65,955.15
   147             300.00                       1.44                   1.40                 70,833.33            70,753.88
   148             250.00                       1.85                   1.70                 21,250.00            21,152.53
   149               0.23                       1.63                   1.47                     83.19                82.40
   150               0.10                       1.63                   1.50                     10.25                 9.90
   151             250.00                       1.45                   1.29                 15,952.38            15,710.68
   152               0.34                       1.41                   1.35                    109.15               108.91
   153               0.15                       1.42                   1.32                     61.23                61.06
   154             343.50                       1.58                   1.39                 22,777.78            22,689.81
   155               0.15                       1.54                   1.33                     52.64                52.58
   156             275.00                       1.52                   1.41                 28,703.70            28,553.15
   157               0.15                       1.76                   1.53                     20.49                20.44
   158             240.00                       1.41                   1.31                 30,000.00            29,887.88
   159               0.25                       1.44                   1.30                    109.56               108.40
   160               0.10                       1.42                   1.35                     21.88                21.64
   161               0.18                       1.56                   1.44                     70.83                70.68
   162               0.48                       2.33                   1.92                     27.91                27.69
   164             481.37                       2.05                   1.71                 13,970.59            13,947.02
   165             250.00                       1.31                   1.21                 25,818.18            25,737.25
   166               0.20                       1.94                   1.84                     93.80                93.50
   167             300.00                       1.87                   1.70                 20,895.52            20,861.30
   168             245.45                       1.50                   1.40                 25,454.55            25,206.47
   169             311.24                       1.94                   1.81                 29,293.48            28,968.18
   170             275.00                       1.59                   1.44                 19,850.75            19,801.91
   171             250.00                       1.56                   1.40                 16,219.51            16,172.95
   172              50.00                       1.55                   1.52                 18,333.33            18,241.87
   173             251.00                       1.45                   1.35                 34,210.53            34,081.16
   174             246.27                       1.91                   1.77                 23,363.64            23,203.24
   175             275.00                       1.58                   1.44                 21,593.22            21,540.10
   176             348.00                       1.72                   1.48                 17,569.44            17,434.49
   177             250.00                       1.52                   1.42                 31,250.00            31,075.90
   178               0.19                       1.52                   1.34                     59.61                58.98
   179               0.10                       1.53                   1.42                     40.36                40.07
   180               0.25                       1.70                   1.38                     51.90                51.55
   181             275.00                       1.61                   1.44                 17,642.86            17,599.46
   182               0.15                       1.61                   1.32                     35.85                35.67
   183               0.10                       1.51                   1.37                     14.15                14.02
   184               0.20                       1.48                   1.32                     70.97                70.62
   185               0.25                       1.65                   1.41                     68.18                67.73
   186             275.00                       1.59                   1.44                 20,678.57            20,627.70
   187               -                          1.49                   1.49                    148.87               146.87
   188             246.32                       1.62                   1.45                 16,352.94            16,312.71
   189             275.00                       1.44                   1.41                123,333.33           123,096.44
   190             241.23                       1.55                   1.41                 19,298.25            19,250.77
   191               -                          1.58                   1.42                 16,727.27            16,575.84
   192               0.15                       1.67                   1.53                    125.33               124.45
   193               0.19                       1.57                   1.36                     53.97                53.45
   194               0.10                       1.71                   1.55                     40.44                40.02
   195               -                          1.44                   1.34                     41.83                41.30
   196             259.00                       1.40                   1.29                 24,431.82            24,103.19
   197               0.15                       1.40                   1.33                    111.70               110.70
   198             250.00                       1.37                   1.26                 24,523.81            24,366.62
   199             250.00                       1.66                   1.51                 16,800.00            16,632.88
   200               0.25                       1.43                   1.23                     74.07                73.41
   201               0.10                       1.66                   1.47                     31.85                31.52
   202             352.00                       1.48                   1.36                 33,333.33            32,974.40
   203             250.00                       1.52                   1.42                 30,312.50            29,991.69
   204               0.15                       2.48                   2.06                     13.69                13.63
   205             275.00                       1.59                   1.51                 39,166.67            38,961.24

   206             250.00                       1.87                   1.80                 44,285.71            44,209.67
  206.10           250.00                       1.87                   1.80                 77,731.34            77,597.86
  206.20           250.00                       1.87                   1.80                 33,833.96            33,775.86

   207               0.15                       2.77                   2.27                     17.38                17.11
   208               0.10                       1.22                   1.20                     58.21                57.87
   209             211.76                       1.44                   1.35                 47,058.82            46,569.54
   210               0.10                       1.22                   1.20                     58.16                57.82
   211             250.00                       1.91                   1.81                 31,354.17            31,005.99
   212               0.15                       1.45                   1.43                    101.07                98.83
   213               0.15                       1.27                   1.23                     35.86                35.71
   214               0.15                       1.38                   1.36                    195.37               192.54
   215               0.15                       1.50                   1.40                     70.50                69.80
   216             250.00                       1.72                   1.25                  5,472.22             5,417.79
   217               0.20                       1.67                   1.42                     44.66                43.25
   218             250.00                       1.54                   1.40                 16,857.14            16,563.39

   219             437.50                       1.49                   1.42                 72,500.00            71,521.67
  219.10           875.00                       1.49                   1.42                 64,444.44            63,574.81
  219.20             -                          1.49                   1.42                 80,555.56            79,468.52

   220               0.25                       1.54                   1.42                     20.86                20.56
   221             250.00                       1.49                   1.34                 18,666.67            18,497.67
   222              46.74                       1.91                   1.84                  7,071.43             6,990.83
   223             250.00                       1.58                   1.47                 25,523.81            25,293.90
   225               0.15                       1.98                   1.60                     17.38                17.20
   226               0.50                       1.31                   1.27                    154.18               151.55
   227               0.20                       1.79                   1.53                     29.08                28.64
   228             300.00                       2.01                   1.75                 12,500.00            12,402.16
   230               0.25                       2.35                   1.63                     16.74                16.33
   231             300.00                       1.94                   1.65                 10,657.89            10,513.16
   232               0.11                       1.93                   1.73                     20.00                18.80
   233             250.00                       1.51                   1.37                 19,000.00            18,728.01
   234             350.00                       1.79                   1.31                  9,944.44             9,866.47
   235               0.15                       1.58                   1.32                     38.28                37.99
   236             300.00                       1.85                   1.64                 15,000.00            14,882.60
   237               0.15                       1.62                   1.59                     47.24                46.78
   238               0.20                       1.44                   1.40                     52.95                52.41
   239               0.20                       1.56                   1.33                     28.61                28.39

----------------------------------------------------------------------------------------------------------------------------------
                                     REPAIR &                                                                            ECONOMIC
                                   REMEDIATION             TI/LC                                 ENVIRONMENTAL           RESERVE
CONTROL             PAID TO          RESERVE              RESERVE            P&I RESERVE            RESERVE             (& OTHER)
NUMBER                DATE           HOLDBACK             HOLDBACK             HOLDBACK             HOLDBACK             HOLDBACK
----------------------------------------------------------------------------------------------------------------------------------
    1               03/01/99              $ -                $ -                  $ -                 $ -                     $ -
    2               03/01/99           64,160                  -                    -                   -                   8,750
    3               03/01/99                -                  -              177,586                   -                       -
    4               03/01/99          222,925                  -                    -                   -                       -

    5               03/01/99        1,217,000                  -                    -                   -                   9,049
   5.10             03/01/99          344,000                  -                    -                   -                   3,163
   5.20             03/01/99          569,000                  -                    -                   -                   2,521
   5.30             03/01/99          273,000                  -                    -                   -                   1,841
   5.31             03/01/99
   5.32             03/01/99

   5.40             03/01/99           31,000                  -                    -                   -                   1,524

    6               03/01/99                -            274,400              130,814                   -                 172,000

    7               03/01/99           44,926                  -                    -                   -                       -
   7.10             03/01/99           30,487                  -                    -                   -                       -
   7.20             03/01/99            1,074                  -                    -                   -                       -
   7.30             03/01/99            8,084                  -                    -                   -                       -
   7.40             03/01/99            5,281                  -                    -                   -                       -

    8               03/01/99          775,900                  -              110,479               5,560                  63,083

    9               03/01/99          206,643                  -              101,060                   -                       -
   9.10             03/01/99
   9.20             03/01/99
   9.30             03/01/99
   9.40             03/01/99
   9.50             03/01/99
   9.60             03/01/99
   9.70             03/01/99
   9.80             03/01/99

    10              03/01/99                -            261,100                    -                   -                   1,600
    11              03/01/99          121,974                  -                    -              56,250                   3,535
    12              03/01/99                -                  -                    -                   -                   3,500
    13              03/01/99                -                  -                    -                   -                   5,313
    14              03/01/99              888                  -                    -                   -                       -
    15              03/01/99                -                  -                    -               1,161                   6,449
    16              03/01/99                -                  -              156,824                   -                  87,396
    17              03/01/99                -                  -                    -                   -                 662,672
    18              03/01/99           31,875             31,121                    -                   -                   1,300
    19              03/01/99           66,562                  -                    -                   -                   9,167

    20              03/01/99           67,122                  -                    -                   -                       -
  20.10             03/01/99                -                  -                    -                   -                       -
  20.20             03/01/99                -                  -                    -                   -                       -
  20.30             03/01/99                -                  -                    -                   -                       -
  20.40             03/01/99           21,375                  -                    -                   -                       -
  20.50             03/01/99                -                  -                    -                   -                       -
  20.60             03/01/99           29,684                  -                    -                   -                       -
  20.70             03/01/99                -                  -                    -                   -                       -
  20.80             03/01/99           16,063                  -                    -                   -                       -

    21                                103,120            310,625                    -               1,125                   1,257
  21.10             03/01/99           50,440            306,025                    -                   -                     791
  21.20             03/01/99                -                  -                    -                   -                     254
  21.30             03/01/99           52,680              4,600                    -               1,125                     212

    22              03/01/99                -                  -                    -              35,052                   1,854
    23              03/01/99           10,920                  -              120,137                   -                 137,833
    24              03/01/99                -                  -              128,518               5,525                 126,174
    25              03/01/99          145,763                  -               52,424                   -                  84,167
    26              03/01/99          250,000                  -                    -                 775                     250
    27              03/01/99                -             17,628                    -                   -                   4,067
    28              03/01/99                -                  -                    -               1,144                 142,993
    29              03/01/99                -                  -               48,745                   -                  13,706
    30              03/01/99                -                  -                    -                   -                       -
    31              03/01/99                -                  -                    -                   -                   1,775
    32              03/01/99            2,117                  -               51,171                   -                  22,583
    33              03/01/99                -                  -                    -                   -                       -
    34              03/01/99           22,750                  -                    -                   -                   3,250
    35              03/01/99                -                  -                    -                   -                   1,625

    36              03/01/99          100,000                  -                    -                   -                 883,974
  36.10             03/01/99
  36.20             03/01/99
  36.30             03/01/99
  36.40             03/01/99
  36.50             03/01/99
  36.60             03/01/99
  36.70             03/01/99
  36.80             03/01/99

    37              03/01/99           24,463                  -                    -                   -                       -
  37.10             03/01/99           24,463                  -                    -                   -                       -
  37.20             03/01/99                -                  -                    -                   -                       -
  37.30             03/01/99                -                  -                    -                   -                       -

    38              03/01/99          100,575                  -                    -                   -                  53,961
  38.10             03/01/99
  38.20             03/01/99
  38.30             03/01/99
  38.40             03/01/99
  38.50             03/01/99
  38.60             03/01/99
  38.70             03/01/99
  38.80             03/01/99

    39              03/01/99           41,413                  -                    -                   -                       -
    40              03/01/99                -                  -                    -                   -                  86,704
    41              03/01/99                -                  -                    -                   -                   2,625
    43              03/01/99                -                  -                    -                   -                   1,188
    44              03/01/99           94,485                  -                    -                   -                     917
    45              03/01/99                -             26,083                    -                   -                   2,825
    46              03/01/99                -                  -                    -               2,818                   1,933
    47              03/01/99          350,000                  -                    -                 375                       -
    48              03/01/99          152,936                  -                    -                 790                     875
    49              03/01/99            1,733          1,153,267               36,100                   -                  62,586
    50              03/01/99                -                  -                    -                   -                   1,733
    51              03/01/99                -                  -                    -                   -                  12,867

    52              03/01/99          275,000                  -                    -                   -                   2,269
  52.10             03/01/99
  52.20             03/01/99

    53              03/01/99                -                  -                    -                   -                     625
    54              03/01/99              438                  -                    -                   -                       -
    55              03/01/99                -             94,729                    -                   -                     625
    56              03/01/99            7,123                  -                    -                   -                       -
    57              03/01/99                -             19,900                    -                   -                     970
    58              03/01/99                -                  -                    -                   -                     579
    59              03/01/99                -                  -                    -                   -                   1,150
    60              03/01/99                -                  -                    -                   -                   1,875
    61              03/01/99                -                  -                    -                   -                       -
    62              03/01/99            1,613                  -               34,410                   -                  13,869

    63              03/01/99           40,970                  -                    -                   -                       -
  63.10             03/01/99                -                  -                    -                   -                       -
  63.20             03/01/99                -                  -                    -                   -                       -
  63.30             03/01/99           40,970                  -                    -                   -                       -

    64              03/01/99                -                  -                    -                   -                 179,058
    65              03/01/99                -                  -                    -                   -                       -
    66              03/01/99                -                  -                    -                   -                       -
    67              03/01/99          460,890                  -                    -              26,377                     896

    68              03/01/99            2,900                  -                    -                   -                     849
  68.10             03/01/99                -                  -                    -                   -                     625
  68.20             03/01/99            2,900                  -                    -                   -                     224

    69              03/01/99                -                  -                    -                   -                     833
    70              03/01/99                -             11,260                    -                   -                     963
    71              03/01/99                -                  -                    -                   -                     475
    72              03/01/99                -                  -                    -                   -                 178,705
    73              03/01/99            2,934                  -                    -                   -                       -
    74              03/01/99                -                  -                    -                   -                   2,167
    75              03/01/99                -                  -                    -                   -                       -
    76              03/01/99            4,771                  -                    -                   -                       -
    77              03/01/99           30,000                  -               26,566                   -                  91,333
    78              03/01/99          102,071                  -                    -                   -                   1,050
    79              03/01/99                -             20,400                    -                   -                     431

    80              03/01/99                -                  -               47,868               9,375                   8,750
  80.10             03/01/99
  80.20             03/01/99

    81              03/01/99                -                  -                    -                   -                   1,294
    82              03/01/99                -                  -                    -                   -                       -
    83              03/01/99            2,402                  -                    -                   -                       -
    85              03/01/99          808,521                  -               24,908                   -                       -
    86              03/01/99            1,000              2,506               21,054                   -                  22,490
    87              03/01/99              117              7,506                    -                   -                       -
    88              03/01/99                -                  -                    -                   -                   1,083

    89              03/01/99           38,510                  -                    -                   -                     815
  89.10             03/01/99           27,810                  -                    -                   -                     515
  89.20             03/01/99           10,700                  -                    -                   -                     300

    90              03/01/99           11,750                  -               44,538                 938                   8,750
  90.10             03/01/99
  90.20             03/01/99
  90.30             03/01/99

    91              03/01/99                -                  -                    -                   -                   1,112
  91.10             03/01/99                -                  -                    -                   -                     799
  91.20             03/01/99                -                  -                    -                   -                     313

    92              03/01/99                -                  -                    -                   -                     875
    93              03/01/99                -                  -                    -                   -                     375
    94              03/01/99                -                  -                    -                   -                     875
    95              03/01/99           13,156                  -               23,254                   -                       -
    96              03/01/99                -                  -                    -                   -                     725
    97              03/01/99           15,818                  -                    -                   -                     917
    98              03/01/99              384                  -                    -                   -                       -
    99              03/01/99                -                  -                    -                   -                  48,684
   100              03/01/99                -                  -                    -                   -                     713
   101              03/01/99           17,625                  -                    -                   -                     442

   102              03/01/99           12,750                  -               36,352                 625                   5,500
  102.10            03/01/99
  102.20            03/01/99

   103              03/01/99                -                  -                    -                   -                       -
   104              03/01/99                -                  -                    -                   -                     542
   105              03/01/99              700                  -               19,533                   -                  11,250
   106              03/01/99           22,753                  -                    -                   -                   1,248
   107              03/01/99                -                  -                    -                   -                     729
   108              03/01/99                -                  -                    -                   -                   1,000
   109              03/01/99            9,805                728               35,614                   -                  23,279
   110              03/01/99              116                  -                    -                   -                       -
   111              03/01/99            9,376                  -               17,410                   -                  26,642
   112              03/01/99                -                  -                    -                   -                     783
   113              03/01/99                -            100,000               12,852                 629                     383
   114              03/01/99                -                  -               30,404                   -                       -
   115              03/01/99                -                  -                    -                   -                     366
   116              03/01/99            1,436                  -                    -                   -                       -
   117              03/01/99                -                  -                    -                   -                  12,414
   118              03/01/99                -                  -                    -                   -                     448
   119              03/01/99           37,500            100,000               16,440                   -                   8,385
   120              03/10/99                -                  -                    -                   -                       -
   121              03/01/99                -                  -                    -                   -                     788
   122              03/01/99           60,611            100,000               16,854                   -                       -
   123              03/01/99                -                  -               15,831                   -                       -
   124              03/01/99                -                  -                    -                   -                       -
   125              03/01/99              518                  -                    -                   -                       -
   126              03/01/99                -            306,025                    -                   -                     248
   127              03/01/99                -                  -                    -                   -                     986
   128              03/01/99                -                  -                    -                 929                     244
   129              03/01/99           28,744                  -                    -                 625                       -
   130              03/01/99                -                  -                    -                   -                       -
   131              03/01/99            9,606                  -                    -                   -                       -
   132              03/01/99                -                  -                    -                   -                     650
   133              03/01/99                -                  -                    -                   -                  30,704
   134              03/01/99              949                  -                    -                   -                       -
   135              03/01/99                -                  -                    -                   -                     554
   136              03/01/99                -                  -                    -                   -                       -
   137              03/01/99                -                  -                    -                   -                   1,000
   138              03/01/99          132,172                  -                    -                   -                       -
   139              03/01/99                -                  -                    -                   -                       -
   140              03/01/99           17,472                  -                    -               2,868                       -
   141              03/01/99                -            190,072                    -                   -                     675
   142              03/01/99            5,803                  -                    -                   -                       -

   143              03/01/99            3,128             29,444                    -                   -                       -
  143.10            03/01/99            2,086             24,849                    -                   -                       -
  143.20            03/01/99            1,042              4,595                    -                   -                       -

   144              03/01/99                -                  -                    -                   -                     438
   145              03/01/99                -             10,843                    -                   -                     365
   146              03/01/99                -                  -                    -                   -                     577
   147              03/01/99                -                  -                    -                   -                     142
   148              03/01/99                -                  -                    -                   -                     425
   149              03/01/99                -                  -                    -                   -                     425
   150              03/01/99           54,454                  -                    -                   -                     938
   151              03/01/99                -                  -                    -                   -                     489
   152              03/01/99                -                  -                    -                   -                  25,302
   153              03/01/99              339                917               12,355                   -                   8,239
   154              03/01/99                -                  -                    -                   -                     283
   155              03/01/99              380              2,145               12,337               1,400                       -
   156              03/01/99                -                  -                    -                   -                     323
   157              03/01/99            1,313             45,000               11,470                   -                  21,127
   158              03/01/99            2,250                  -               10,233                   -                  64,000
   159              03/01/99                -                  -                    -                   -                     961
   160              03/01/99                -                  -                    -                 940                     430
   161              03/01/99                -                  -                    -                   -                       -
   162              03/01/99           16,619                  -                    -                   -                       -
   164              03/01/99            4,092                  -                    -                   -                     119
   165              03/01/99                -                  -                    -               1,132                  43,475
   166              03/01/99              160                  -                    -                   -                       -
   167              03/01/99          187,519                  -               10,001                   -                   2,444
   168              03/01/99                -                  -                    -                   -                     350
   169              03/01/99                -                  -                    -                   -                       -
   170              03/01/99           72,576                  -                    -                   -                       -
   171              03/01/99            6,250                  -               10,161                   -                  19,287
   172              03/01/99                -                  -                    -                   -                     330
   173              03/01/99                -                  -                    -                   -                     271
   174              03/01/99                -                  -                    -                   -                     321
   175              03/01/99           67,625                  -                    -                   -                       -
   176              03/01/99                -                  -                    -                   -                     369
   177              03/01/99                -                  -                    -                   -                     260
   178              03/01/99                -                  -                    -                   -                     521
   179              03/01/99                -             33,024                    -                   -                     363
   180              03/01/99                -                  -                    -                   -                     310
   181              03/01/99          121,575                  -                    -                   -                       -
   182              03/01/99            7,051                  -                    -                   -                       -
   183              03/01/99           17,611                  -                    -                   -                       -
   184              03/01/99           10,732                  -                    -                   -                       -
   185              03/01/99                -                  -                    -                   -                     300
   186              03/01/99                -                  -                    -                   -                       -
   187              03/01/99                -                  -                    -                   -                       -
   188              03/01/99                -                  -                    -                   -                       -
   189              03/01/99            4,018                  -                8,339                   -                   4,250
   190              03/01/99                -                  -                    -                   -                       -
   191              03/01/99                -                  -                    -                   -                       -
   192              03/01/99                -                  -                    -                   -                     458
   193              03/01/99                -                  -                    -                   -                     412
   194              03/01/99                -                  -                    -                   -                       -
   195              03/01/99                -                  -                    -                   -                       -
   196              03/01/99            3,397                  -                    -                   -                       -
   197              03/01/99               84                  -                    -                   -                       -
   198              03/01/99                -                  -                    -                   -                       -
   199              03/01/99                -                  -                    -                   -                       -
   200              03/01/99            4,659                  -                    -                   -                       -
   201              03/01/99                -                  -                    -                   -                       -
   202              03/01/99            3,986                  -                    -                   -                       -
   203              03/01/99            1,919                  -                    -                   -                       -
   204              03/01/99            2,192                  -                    -                   -                       -
   205              03/01/99                -                  -                    -                   -                     196

   206              03/01/99           18,875                  -               12,904                   -                   5,250
  206.10            03/01/99
  206.20            03/01/99

   207              03/01/99                -                  -                    -                   -                       -
   208              03/01/99            1,875                  -                7,902                   -                       -
   209              03/01/99                -                  -                    -                   -                       -
   210              03/01/99           10,913                  -                7,049                   -                       -
   211              03/01/99                -                  -                    -                   -                       -
   212              03/01/99                -                  -                    -                   -                       -
   213              03/01/99                -                  -                    -                   -                       -
   214              03/01/99                -                  -                    -                   -                     253
   215              03/01/99              760                  -                    -                   -                       -
   216              03/01/99               98                  -                    -                   -                       -
   217              03/01/99                -                  -                    -                   -                       -
   218              03/01/99                -                  -                    -                   -                       -

   219              03/01/99                -                  -                    -                   -                       -
  219.10            03/01/99
  219.20            03/01/99

   220              03/01/99            2,670                  -                    -                   -                  10,313
   221              03/01/99                -                  -                    -                   -                       -
   222              03/01/99                -                  -                    -                   -                       -
   223              03/01/99                -                  -                    -                   -                       -
   225              03/01/99            3,157                  -                    -                   -                       -
   226              03/01/99              105                  -                    -                   -                       -
   227              03/01/99                -                  -                    -                   -                       -
   228              03/01/99                -                  -                    -                   -                       -
   230              03/01/99                -                  -                    -                   -                       -
   231              03/01/99                -                  -                    -                   -                       -
   232              03/01/99           38,048                  -                    -                   -                       -
   233              03/01/99            4,093                  -                    -                   -                       -
   234              03/01/99                -                  -                    -                   -                       -
   235              03/01/99                -                  -                    -                   -                       -
   236              03/01/99                -                  -                    -                   -                       -
   237              03/01/99                -                  -                    -                   -                       -
   238              03/01/99              325                  -                    -                   -                       -
   239              03/01/99                -                  -                    -                   -                       -

-----------------------------------------------------------------------------------------------------------------------------------
                              TOTAL                  MONTHLY                  MONTHLY                   MONTHLY            MONTHLY
CONTROL                      RESERVE               REPLACEMENT                  TAX                    INSURANCE            TI/LC
NUMBER                       HOLDBACK                RESERVES                  ESCROW                    ESCROW             ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
    1                             $ -                $ 12,578               $ 177,616                   $ 4,154           $ 70,214
    2                          72,910                       -                  65,720                     1,610                  -
    3                       $ 177,586                  39,700                  11,870                     3,773                  -
    4                         222,925                   1,954                  22,983                     2,367                  -

    5                       1,226,049                  10,504                  40,088                     2,772                  -
   5.10                       347,163                   5,354                  11,474                       528                  -
   5.20                       571,521                     717                  12,441                       858                  -
   5.30                       274,841                   3,100                   9,096                       876                  -
   5.31
   5.32

   5.40                        32,524                   1,333                   7,077                       510                  -

    6                       $ 577,214                   3,450                  43,000                         -             12,667

    7                          44,926                   5,948                  16,664                     6,602                  -
   7.10                        30,487                   2,854                   5,760                     2,386                  -
   7.20                         1,074                   1,074                   7,322                     1,520                  -
   7.30                         8,084                     964                   2,315                     1,517                  -
   7.40                         5,281                   1,056                   1,267                     1,179                  -

    8                       $ 955,023                  28,400                   8,298                     3,333                  -

    9                       $ 307,703                       -                  47,500                         -                  -
   9.10
   9.20
   9.30
   9.40
   9.50
   9.60
   9.70
   9.80

    10                        262,700                       -                   8,706                     1,644                  -
    11                        181,759                       -                  16,564                         -                  -
    12                          3,500                       -                  13,934                     1,147                  -
    13                          5,313                       -                  27,724                     4,893                  -
    14                            888                     888                   5,400                     1,662                  -
    15                          7,610                       -                  15,107                     1,416                  -
    16                      $ 244,220                   1,403                  20,536                         -                  -
    17                        662,672                       -                  22,260                         -                  -
    18                         64,296                       -                  10,159                     1,817                  -
    19                         75,729                   1,562                  10,878                     2,451                  -

    20                         67,122                       -                  15,700                         -                  -
  20.10                             -                       -                   4,474                         -                  -
  20.20                             -                       -                   1,241                         -                  -
  20.30                             -                       -                   1,685                         -                  -
  20.40                        21,375                       -                   2,359                         -                  -
  20.50                             -                       -                   2,429                         -                  -
  20.60                        29,684                       -                     812                         -                  -
  20.70                             -                       -                   1,581                         -                  -
  20.80                        16,063                       -                   1,119                         -                  -

    21                        416,127                     880                  29,391                         -              7,190
  21.10                       357,256                       -                  21,901                         -              4,890
  21.20                           254                       -                   3,298                         -                  -
  21.30                        58,617                     880                   4,192                         -              2,300

    22                         36,906                       -                  10,964                     1,227                  -
    23                      $ 268,890                   5,460                  15,167                     1,833                  -
    24                      $ 260,216                  15,143                  11,063                    26,603                  -
    25                      $ 282,353                   3,745                  16,250                     1,917                  -
    26                        251,025                       -                  16,124                     2,874                  -
    27                         21,695                       -                   6,297                     1,461              3,500
    28                        144,137                       -                   6,375                     1,913                  -
    29                       $ 62,451                     549                       -                         -                  -
    30                            $ -                       -                       -                         -                  -
    31                          1,775                       -                       -                         -                  -
    32                       $ 75,871                   2,117                  10,083                     4,167                  -
    33                            $ -                     640                       -                         -                  -
    34                         26,000                  22,750                  12,743                         -                  -
    35                          1,625                  11,125                     495                     3,834                  -

    36                        983,974                       -                   4,481                         -                  -
  36.10
  36.20
  36.30
  36.40
  36.50
  36.60
  36.70
  36.80

    37                         24,463                       -                   9,125                         -                  -
  37.10                        24,463                       -                   2,972                         -                  -
  37.20                             -                       -                   2,859                         -                  -
  37.30                             -                       -                   3,294                         -                  -

    38                        154,536                       -                  10,322                         -                  -
  38.10
  38.20
  38.30
  38.40
  38.50
  38.60
  38.70
  38.80

    39                         41,413                   1,352                  42,878                       948                  -
    40                         86,704                       -                   3,984                       825                  -
    41                          2,625                       -                  16,698                     1,015                  -
    43                          1,188                       -                   4,486                     1,067                  -
    44                         95,402                       -                   5,935                       142                  -
    45                         28,908                       -                   8,350                       467             13,000
    46                          4,751                       -                   5,264                     1,689                  -
    47                      $ 350,375                   3,621                   9,456                     1,883                833
    48                        154,601                       -                   9,618                     3,152                  -
    49                    $ 1,253,686                   1,733                  12,000                     2,045              3,267
    50                          1,733                       -                  10,712                     1,083                  -
    51                         12,867                       -                   7,198                       499                  -

    52                        277,269                   4,145                  10,978                     1,510                  -
  52.10
  52.20

    53                            625                       -                  11,418                     1,333                  -
    54                            438                      37                   5,717                     1,145                  -
    55                         95,354                       -                   3,903                       250              3,725
    56                          7,123                   1,833                   8,033                       640                  -
    57                         20,870                       -                   8,047                       653              4,975
    58                            579                       -                       -                         -                  -
    59                          1,150                       -                   7,335                       432                  -
    60                          1,875                       -                   3,375                     1,066                  -
    61                              -                       -                   2,147                       989                  -
    62                       $ 49,892                   2,324                   6,051                     1,767              6,667

    63                         40,970                       -                   8,094                         -                  -
  63.10                             -                       -                   3,233                         -                  -
  63.20                             -                       -                   2,839                         -                  -
  63.30                        40,970                       -                   2,022                         -                  -

    64                        179,058                       -                   4,239                     1,979                  -
    65                              -                       -                   3,590                     2,374                  -
    66                              -                   1,767                   4,575                       543                  -
    67                        488,163                   5,225                   7,851                     2,780                  -

    68                          3,749                       -                   8,724                       951                  -
  68.10                           625                       -                   6,145                       682                  -
  68.20                         3,124                       -                   2,579                       269                  -

    69                            833                       -                   6,918                       935                  -
    70                         12,223                       -                       -                         -              2,800
    71                            475                       -                   2,567                       545                  -
    72                        178,705                       -                   3,446                     1,134                  -
    73                          2,934                   2,934                   1,685                       403                  -
    74                          2,167                       -                   4,033                     1,044                  -
    75                              -                   2,136                       -                         -                  -
    76                          4,771                   4,771                   2,995                       722                  -
    77                      $ 147,900                   3,775                  10,250                     1,917                  -
    78                        103,121                       -                   4,363                       988                  -
    79                         20,831                       -                   6,387                       844              5,200

    80                       $ 65,993                   2,375                   2,917                         -                  -
  80.10
  80.20

    81                          1,294                       -                   2,538                       525                  -
    82                              -                       -                   5,300                       781                  -
    83                          2,402                   1,721                      32                       397                  -
    85                      $ 833,429                   2,520                       -                         -                  -
    86                       $ 47,050                     386                   4,408                       442              2,506
    87                          7,623                     117                       -                         -              2,500
    88                          1,083                       -                   9,064                     1,574                  -

    89                         39,325                       -                   1,395                     1,175                  -
  89.10                        28,325                       -                     950                       725                  -
  89.20                        11,000                       -                     445                       450                  -

    90                       $ 65,976                     571                   2,917                         -                  -
  90.10
  90.20
  90.30

    91                          1,112                       -                   2,993                       579                  -
  91.10                           799                       -                   1,748                       372                  -
  91.20                           313                       -                   1,245                       207                  -

    92                            875                       -                   5,090                       338                  -
    93                            375                       -                   5,825                       766                  -
    94                            875                   5,144                   4,823                         -                  -
    95                       $ 36,410                   4,316                   5,333                     2,068                  -
    96                            725                       -                   5,671                         -                  -
    97                         16,735                       -                   6,538                       956                  -
    98                            384                     384                     380                       658                  -
    99                       $ 48,684                   2,083                   5,919                       793                  -
   100                            713                       -                   2,507                     1,061                  -
   101                         18,067                       -                   2,205                       555                  -

   102                       $ 55,227                   1,125                   1,833                         -                  -
  102.10
  102.20

   103                              -                       -                       -                         -                  -
   104                            542                       -                   4,560                       403                  -
   105                       $ 31,483                     700                   3,417                     1,000                  -
   106                         24,001                       -                   8,446                       664                  -
   107                            729                       -                     474                         -                  -
   108                          1,000                       -                       -                         -                  -
   109                       $ 69,426                     514                   2,561                       234                728
   110                            116                     116                       -                         -                  -
   111                       $ 53,428                   1,626                   3,532                         -                  -
   112                            783                       -                   2,472                     1,299                  -
   113                        113,864                       -                   4,528                       378                  -
   114                       $ 30,404                     116                       -                         -                  -
   115                            366                       -                   1,764                     1,079                  -
   116                          1,436                     336                   2,792                       267                  -
   117                         12,414                       -                   4,130                     1,660                  -
   118                            448                       -                   2,362                     1,044                  -
   119                      $ 162,326                   1,272                   1,088                       767              2,950
   120                              -                       -                   5,527                       625                  -
   121                            788                       -                   3,775                       540                  -
   122                      $ 177,465                   2,024                   1,748                     1,579              1,779
   123                       $ 15,831                     214                       -                         -                  -
   124                              -                     160                   1,652                       150                  -
   125                            518                      42                   1,754                       285                  -
   126                        306,273                       -                   2,784                       512                  -
   127                            986                       -                   3,317                       603                  -
   128                          1,173                       -                   1,666                       260                  -
   129                         29,369                       -                   1,071                         -                  -
   130                              -                     148                     276                       155                  -
   131                          9,606                     913                   3,170                       313                  -
   132                            650                       -                   6,054                       534                  -
   133                       $ 30,704                     417                   3,333                       352              1,045
   134                            949                     949                   4,076                       527                  -
   135                            554                       -                   4,621                       956                  -
   136                              -                       -                   1,705                     1,079                  -
   137                          1,000                       -                   2,310                         -                  -
   138                        132,172                     290                   1,354                       854                  -
   139                              -                       -                   3,651                       243                  -
   140                         20,340                     570                   1,388                       370                  -
   141                        190,747                       -                   3,890                       423                  -
   142                          5,803                     645                   5,019                       452                  -

   143                         32,572                     423                   4,832                       281              1,095
  143.10                       26,935                     281                   3,054                       185                715
  143.20                        5,637                     142                   1,778                        96                380

   144                            438                       -                   4,664                       623                  -
   145                         11,208                       -                   2,575                       583              3,600
   146                            577                       -                     883                       655                  -
   147                            142                       -                     601                       476                  -
   148                            425                       -                   1,834                       916                  -
   149                            425                       -                   2,201                       521                  -
   150                         55,392                   2,221                   4,843                       296                  -
   151                            489                       -                   1,221                       517                  -
   152                         25,302                       -                   1,294                       898                  -
   153                       $ 21,849                     339                   1,482                       289                917
   154                            283                       -                   1,875                       588                  -
   155                       $ 16,262                     380                   6,394                       420              2,145
   156                            323                       -                   1,588                       423                  -
   157                       $ 78,910                     915                   1,921                       645              1,667
   158                       $ 76,483                       -                       -                         -                  -
   159                            961                       -                   1,306                       276                  -
   160                          1,370                       -                   8,288                       952                  -
   161                              -                       -                   4,429                       266                  -
   162                         16,619                     650                   2,661                       488                  -
   164                          4,211                   4,092                   2,924                     1,314                  -
   165                         44,607                       -                     607                       413                  -
   166                            160                     160                   1,545                       270                  -
   167                      $ 199,964                   1,675                   1,272                       391                  -
   168                            350                       -                   2,964                       495                  -
   169                              -                     974                   3,281                       449                  -
   170                         72,576                       -                   1,661                         -                  -
   171                       $ 35,698                    1708.33                2,058                     1,630                  -
   172                            330                       -                   2,229                       250                  -
   173                            271                       -                   1,849                       396                  -
   174                            321                       -                   1,548                       923                  -
   175                         67,625                       -                   1,635                         -                  -
   176                            369                       -                   2,113                       889                  -
   177                            260                       -                   1,878                         -                  -
   178                            521                       -                   1,579                       356                  -
   179                         33,387                       -                   3,991                       239              5,455
   180                            310                       -                   2,661                       459                  -
   181                        121,575                       -                   2,982                         -                  -
   182                          7,051                     197                   2,063                       199                  -
   183                         17,611                       -                   1,572                       232                  -
   184                         10,732                     183                     809                       107                  -
   185                            300                       -                   2,613                       246                  -
   186                              -                       -                   1,629                         -                  -
   187                              -                       -                       -                         -                  -
   188                              -                       -                   1,341                         -                  -
   189                       $ 16,607                     206                   1,250                       500                  -
   190                              -                       -                   1,597                         -                  -
   191                              -                       -                   2,121                       430                  -
   192                            458                       -                   1,510                       383                  -
   193                            412                       -                   1,600                       286                  -
   194                              -                       -                   1,051                       199                  -
   195                              -                       -                   1,978                       335                  -
   196                          3,397                     939                   3,085                       379                  -
   197                             84                      84                   1,418                       151                  -
   198                              -                       -                   1,182                       273                  -
   199                              -                       -                   1,336                       250                  -
   200                          4,659                     269                   2,106                       241                  -
   201                              -                       -                     851                       241                  -
   202                          3,986                     879                     736                       814                  -
   203                          1,919                     640                     916                       581                  -
   204                          2,192                       -                   1,382                       869                  -
   205                            196                       -                     921                       329                  -

   206                       $ 37,029                     438                   1,750                         -                  -
  206.10
  206.20

   207                              -                       -                   5,618                       718                  -
   208                        $ 9,777                       -                       -                         -                  -
   209                              -                       -                   4,144                       557                  -
   210                       $ 17,962                       -                       -                         -                  -
   211                              -                     402                   2,721                       449                  -
   212                              -                       -                       -                         -                  -
   213                              -                       -                     651                       253                  -
   214                            253                       -                   1,127                       284                  -
   215                            760                       -                   1,267                       211                  -
   216                             98                       -                   1,347                       290                  -
   217                              -                       -                   1,748                        98                  -
   218                              -                       -                   1,099                       382                  -

   219                              -                       -                     767                       205                  -
  219.10
  219.20

   220                         12,983                       -                   1,019                       739                  -
   221                              -                       -                     856                       197                  -
   222                              -                       -                   3,962                       135                  -
   223                              -                       -                     832                       346                  -
   225                          3,157                       -                   2,100                       391                  -
   226                            105                     105                       -                         -                  -
   227                              -                       -                       -                         -                  -
   228                              -                       -                   2,455                       354                  -
   230                              -                       -                   1,138                       205                  -
   231                              -                       -                   2,309                       410                  -
   232                         38,048                       -                   1,347                       119                  -
   233                          4,093                       -                     678                       113                  -
   234                              -                       -                     945                       431                  -
   235                              -                       -                   1,563                       265                  -
   236                              -                       -                   1,332                       238                  -
   237                              -                       -                     578                       143                  -
   238                            325                       -                     332                       107                  -
   239                              -                       -                       -                         -                  -

                                                                        ANNEX B


          ADDITIONAL STEP LOAN AND INTEREST-ONLY LOAN CHARACTERISTICS


                              INTEREST ONLY LOANS
                              -------------------

                                                                    ORIGINAL INTEREST
CONTROL#       LOAN#            PROPERTY NAME                           ONLY PERIOD         REMAINING INTEREST ONLY PERIOD
--------       -----            -------------                        -----------------      ------------------------------
    1          C101      3 Park Avenue                                       10                            7
   10          2454      St. Francis Outpatient Building                     23                           16
   30          C112      Frontier Village Phase III                           6                            0
   33          C115      Uptons Department Store                              4                            0
   36          5454      Captee Franchise Capital Partners LP IV             24                           22
   38          5453      Captee Franchise Capital Partners LP III            24                           21



                                   STEP LOANS
                                   ----------

                                                                                                STEP PAYMENT
CONTROL#       LOAN#            PROPERTY NAME              PERIOD          MONTHLY PAYMENT          DATE
--------       -----            -------------              ------          ---------------      ------------

   51          4371          Memorial Skyway Plaza            1               $39,218.03          01/01/99
                                                             41               $35,438.37          05/01/02

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX C

                            AFFILIATED BORROWERS(1)



                                       PERCENT OF
                                     CUT-OFF DATE         RELATIONSHIP
             LOAN NUMBERS               BALANCE           OF BORROWER          CROSS-COLLATERALIZED AND CROSS-DEFAULTED
---------------------------------   --------------   ---------------------   ---------------------------------------------
 6026,6027,6028,6030,6226, 6231,
 6232                                     0.98%       Affiliated Entities                         No
 6035, 6036, 6037, 6038, 6039,
 6040, 6041, 6042                         1.05%       Affiliated Entities      Cross-collateralized and Cross-defaulted
 6224, 6225, 6227                         0.48%       Affiliated Entities      Cross-collateralized and Cross-defaulted
 6228, 6229, 6230                         0.68%       Affiliated Entities      Cross-collateralized and Cross-defaulted
                                          ----
 TOTAL                                    3.19%
-----                                     ----
 2493, 2494, 2495, 2496, 2497             2.62%          Same Borrower         Cross-collateralized and Cross-defaulted (2)
---------------------------------         ----       ---------------------   ---------------------------------------------
 6273, 6274, 6275, 6276                   1.62%       Affiliated Entities      Cross-collateralized and Cross-defaulted
---------------------------------         ----       ---------------------   ---------------------------------------------
 3779, 5639                               1.44%        Affilated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 5453, 5454                               1.35%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 2752, 4022, 4923                         1.05%          Same Borrower         Cross-collateralized and Cross-defaulted
---------------------------------         ----       ---------------------   ---------------------------------------------
 2700, 3810                               0.97%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 3291, 3701                               0.94%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 3636, 3637                               0.83%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 C124, C127, C132, C148                   1.10%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 4027, 4028                               0.44%       Affiliated Entities      Cross-collateralized and Cross-defaulted
---------------------------------         ----       ---------------------   ---------------------------------------------
 3649, 3650                               0.21%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 3145, 3151                               0.35%       Affiliated Entities      Cross-collateralized and Cross-defaulted
---------------------------------         ----       ---------------------   ---------------------------------------------
 1898, 1899                               0.33%          Same Borrower         Cross-collateralized and Cross-defaulted
---------------------------------         ----       ---------------------   ---------------------------------------------
 3922, 3932                               0.29%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 C133, C147                               0.40%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 3888, 3889                               0.27%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 2396, 2397                               0.23%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 3646, 3647                               0.22%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 3798, 3800                               0.22%       Affiliated Entities                         No
---------------------------------         ----       ---------------------   ---------------------------------------------
 6260, 6261                               0.19%       Affiliated Entities      Cross-collateralized and Cross-defaulted
---------------------------------         ----       ---------------------   ---------------------------------------------
 C149, C150                               0.17%          Same Borrower                            No

(1) Affiliated Borrower means that a principal of or person that has control of a borrower (through ownership of a controlling interest in its general partner or managing member or otherwise) also has control of another borrower (in any such manner).

(2) Loan #2495 is neither cross-collateralized nor cross-defaulted with any of Loan #'s 2493, 2494, 2496 and 2497, which are cross-collateralized and cross-defaulted with one another.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                                                             ANNEX D
------------------------------------------------------------------------------------------------------------------------------------
                                         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                 Original     Beginning                                  Prepayment   Collateral Support                   Ending
Class  Cusip #  Certificate  Certificate     Principal      Interest     Penalties         Deficit            Total      Certificate
                  Balance      Balance     Distribution   Distribution    (PP/YMC)    Allocation/(Reimb)   Distribution    Balance
------------------------------------------------------------------------------------------------------------------------------------
A-1   77436JEU7
A-2   77436JEV5
 B    77436JEW3
 C    77436JEX1
 D    77436JEY9
 E    77436JEZ6
 F    77436JEK9
 G    77436JEL7
 H    77436JEM5
 J    77436JEN3
 K    77436JEP8
 L    77436JEQ6
 M    77436JER4
R-I   77436JES2
R-II  77436JETO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                 Original     Beginning                    Prepayment                      Ending
Class  Cusip #   Notional     Notional       Interest       Penalties      Total          Notional
                  Amount       Amount      Distribution      (PP/YMC)   Distribution       Balance
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
A-EC   77436JEJ2
------------------------------------------------------------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////
------------------------------------------------------------------------------------------------------------------------------------
Factor Information Per $1,000
-------------------------------------------------------------------------
Class  Cusip #   Principal       Interest      End Prin   Pass Through
                Distribution   Distribution    Balance        Rate
-------------------------------------------------------------------------
A-1   77436JEU7
A-2   77436JEV5
A-EC  77436JEJ2
 B    77436JEW3
 C    77436JEX1
 D    77436JEY9
 E    77436JEZ6
 F    77436JEK9
 G    77436JEL7
 H    77436JEM5
 J    77436JEN3
 K    77436JEP8
 L    77436JEQ6
 M    77436JER4
R-I   77436JES2
R-II  77436JETO
-------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////
------------------------------------------------------------------------------------------------------------------------------------
         If there are any questions or comments, please contact the Administrator listed below

                                            --------------------------------------------
                                           |               Nina Velastegui              |
                                           |          The Chase Manhattan Bank          |
                                           |      450 West 33rd Street, 15th Floor      |
                                           |          New York, New York 10001          |
                                           |               (212) 946-7600               |
                                            --------------------------------------------

                                                   NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
    RECORD DATE:
Sec III.2(a)(iii)  P & I Advances
                                                                                   --------------------------------
Sec III.2(a)(v)    Realized Losses                                                    Class          Loss Amount
                                                                                   --------------------------------







                                                                                   --------------------------------

Sec III.2(a)(vi)   Aggregate Stated Principal Balance

                                                                                   ------------------------------------------
Sec III.2(a)(viii) Principal Balance of REO Loan and REO Date                       Loan Number        Balance        Date
                                                                                   ------------------------------------------


                                                                                   ------------------------------------------

                                                                                   ------------------------------------------
Sec III.2(a)(ix)   REO Proceeds from Final Recovery Determination And Date          Loan Number        Proceeds       Date
                                                                                   ------------------------------------------


                                                                                   ------------------------------------------

                                                                                   ------------------------------------------
Sec III.2(a)(x)    Outstanding Principal Balance of REO Loan and Appraisal Value    Loan Number        Balance        Date
                                                                                   ------------------------------------------


                                                                                   ------------------------------------------

Sec III.2(a)(xi)   Servicing Compensation


Sec III.2(a)(xii)  Special Servicing Fee

Sec III.2(a)(xiii) Prepayment Premium

                   Yield Maintenance

                   Excess Interest




Sec III.2(b)(xiii) Default Interest

                                                   NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                        MASTER SERVICER            (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                           DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS
    RECORD DATE:

             Stratification By Current Loan Balance                       Stratification By Mortgage Loan Current Note Rate
--------------------------------------------------------------------  --------------------------------------------------------------
                                     % of Agg    Weighted Average                                   % of Agg    Weighted Average
Current Scheduled   # of   Principal   Prin    ---------------------   Current     # of   Principal    Prin  -----------------------
Principal Balance   Loans   Balance   Balance  WAM  Note rate  DSCR   Note Rate   Loans    Balance   Balance   WAM  Note rate  DSCR
--------------------------------------------------------------------  --------------------------------------------------------------


































---------------------------------------------------------------------  -------------------------------------------------------------
    TOTALS                                                              TOTALS
---------------------------------------------------------------------  -------------------------------------------------------------
       Average Principal Balance:

                                                    NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                            DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS
    RECORD DATE:

                                                                                   Stratification By Remaining Stated Term
  Stratification By Remaining Stated Term (Balloon Loans Only)                          (Fully Amortizing Loans Only)
-----------------------------------------------------------------  -----------------------------------------------------------------
                                  % of Agg    Weighted Average                                       % of Agg    Weighted Average
Remaining         # of  Principal   Prin    ---------------------  Remaining         # of  Principal   Prin    ---------------------
Stated Term       Loans  Balance   Balance  WAM  Note rate  DSCR   Stated Term       Loans  Balance   Balance  WAM  Note rate  DSCR
-----------------------------------------------------------------  -----------------------------------------------------------------











-----------------------------------------------------------------  -----------------------------------------------------------------
  TOTALS                                                             TOTALS
-----------------------------------------------------------------  -----------------------------------------------------------------
















                                                    NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                            DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS
    RECORD DATE:

    Stratification By Debt Service Coverage Ratio (DSCR)                            Stratification By Seasoning
-----------------------------------------------------------------  -----------------------------------------------------------------
                                  % of Agg    Weighted Average                                       % of Agg    Weighted Average
Debt Service      # of  Principal   Prin    ---------------------                    # of  Principal   Prin    ---------------------
Coverage Ratio    Loans  Balance   Balance  WAM  Note rate  DSCR   Seasoning         Loans  Balance   Balance  WAM  Note rate  DSCR
-----------------------------------------------------------------  -----------------------------------------------------------------
















-----------------------------------------------------------------  -----------------------------------------------------------------
  TOTALS                                                             TOTALS
-----------------------------------------------------------------  -----------------------------------------------------------------




   Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level makes no representation as to the accuracy of the data provided by the borrower for this calculation.

                                                   NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

                                                                D-5

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                            DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS
    RECORD DATE:

                   Stratification By State                                          Stratification By Property Type
-----------------------------------------------------------------  -----------------------------------------------------------------
                                  % of Agg    Weighted Average                                       % of Agg    Weighted Average
                  # of  Principal   Prin    ---------------------                    # of  Principal   Prin    ---------------------
State             Loans  Balance   Balance  WAM  Note rate  DSCR   Property Type     Loans  Balance   Balance  WAM  Note rate  DSCR
-----------------------------------------------------------------  -----------------------------------------------------------------




























-----------------------------------------------------------------  -----------------------------------------------------------------
  TOTALS                                                             TOTALS
-----------------------------------------------------------------  -----------------------------------------------------------------

   Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. makes no representation as to the accuracy of the data provided by the borrower for this calculation.

                                                    NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

                                                                D-6

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                     MONTHLY LOAN STATUS DETAIL
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
               Offering                 Metropolitan                                          Neg.   Beginning    Ending     Paid
              Memorandum     Property    Statistical           Monthly   Gross    Maturity   Amort   Scheduled   Scheduled   Thru
Loan ID    Cross-Reference   Type (I)       Area       State     P&I     Coupon     Date     (Y/N)    Balance     Balance    Date
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------
Appraisal   Appraisal   Has Loan Ever      Loan
Reduction   Reduction   Been Specially    Status
  Date        Amount    Serviced?(Y/N)   Code (II)
----------------------------------------------------















----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(I) PROPERTY TYPE CODE                                                      (II) LOAN STATUS CODE

1. Single Family           6. Non-Exempt        12. Hotel                    1. Specially Serviced       6. Discounted Payoff
2. Multi-Family            7. Church            13. Industrial               2. Foreclosure              7. Foreclosure Sale
3. Condominium or          8. School, HCF, WF   14. Industrial/Flex          3. Bankruptcy               8. Bankruptcy Sale
   Co-Operative            9. Retail            15. Multiple Properties      4. REO                      9. REO Disposal
4. Mobile Home            1O. Office            16. Ministorage              5. Prepayment in Full      10. Modification/Workout
5. Plan Unit Development  11. Retail/Office     17. Warehouse                                           11. Rehabilitated/Corrected

                                                     NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                     PRINCIPAL PREPAYMENT DETAIL
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                Offering Memorandum     Curtailment                       Net Liquidation     Net Insurance     Mortgage Repurchase
Loan Number       Cross-Reference         Amount        Payoff Amount        Proceeds            Proceeds              Price
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------

                                                    NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                       HISTORICAL INFORMATION
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                             Delinquencies                                           Prepayments            Rates & Maturities
------------------------------------------------------------------------------------------------------------------------------------
          1 Month    2 Months  3+ Months   Foreclosure    REO    Modifications  Curtailment   Payoff      Next Weighted Avg.
Distrib. ---------------------------------------------------------------------------------------------------------------------
Date     # Balance  # Balance  # Balance    # Balance  # Balance   # Balance      # Amount   # Amount     Coupon      Remit     WAM
------------------------------------------------------------------------------------------------------------------------------------


























------------------------------------------------------------------------------------------------------------------------------------

                                                     NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                           ADVANCE SUMMARY
    RECORD DATE:

                             Master Servicer P&I Advances Made
                             Master Servicer Unreimbursed P&I Advances Outstanding
                             Interest Accrued & Payable to Master Servicer in Respect of Advances Made


                                                       SERVICING FEE BREAKDOWN

                             Current Period Accrued Servicing Fees
                             Less Delinquent Servicing Fees
                             Plus Additional Servicing Fees
                             Less Reductions to Servicing Fees
                             Plus Servicing Fees for Delinquent Payments Received
                             Plus Adjustments for Prior Servicing Calculation
                             Total Servicing Fees Collected


                                        ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES

------------------------------------------------------------------------------------------------------------------------------------
                  Accrued         Prepayment     Beginning                                Total        Certificate        Ending
    Class       Certificate        Interest        Unpaid      Interest     Expenses     Interest       Interest          Unpaid
                 Interest         Shortfall       Interest       Loss                    Payable      Distributable       Interest
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                    NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                       DELINQUENCY LOAN DETAIL
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                   Offering                                                                                            Special
                  Memorandum      # of       Paid                                                                      Servicer
                    Cross-       Months      Thru     Current P&I    Outstanding P&I      Advance           Loan       Transfer
   Loan Number     Reference     Delinq.     Date      Advances         Advances**     Description(I)    Status(II)      Date
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------
               Current     Outstanding
               Property      Property       Outstanding
Foreclosure   Protection    Protection        Property       REO
   Date        Advances      Advances     Bankruptcy Date    Date
-------------------------------------------------------------------














-------------------------------------------------------------------

-------------------------------------------------------------------

(I) ADVANCE DESCRIPTION                                              (II) LOAN STATUS

A. P&I Advance - Loan in Grace Period                                1. Specially Serviced             6. Discount Pay Off
B. P&I Advance - Late Payment but (less than) one Month Delinquent   2. Foreclosure                    7. Foreclosure Sale
1. P&I Advance - Loan Delinquent 1 month                             3. Bankruptcy                     8. Bankruptcy Sale
2. P&I Advance - Loan Delinquent 2 months                            4. REO                            9. REO Dispositions
3. P&I Advance - Loan Delinquent 3 months or more                    5. Prepaid in Full               10. Modification/Workout
                                                                                                      11. Rehabilitated/Corrected
** Outstanding P & I Advances include the current period advance

                                                     NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                   SPECIALLY SERVICED LOAN DETAIL
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                           Offering          Date of       Specially      Current       Balance
   Distrib    Loan        Memorandum       Transfer to      Serviced     Scheduled      Transfer      Property
    Date      Number    Cross-Reference    Spec. Serv.      Code (I)      Balance         Date        Type (II)      State
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------
                Net                                     Remaining
  Interest   Operating    NOI           Note  Maturity    Amort
    Rate      Income     Date    DSCR   Date    Date      Terms
-------------------------------------------------------------------













-------------------------------------------------------------------

(I) Specially Serviced Code                              (II) Property Type Code

(1) Request for waiver of Prepayment Penalty             1. Single Family                       9. Commercial (Retail)
(2) Payment default                                      2. Multi-Family                       10. Commercial (Office)
(3) Request for Loan Modification or Workout             3. Condominiumn or Co-Operative       11. Commercial (Retail/Office)
(4) Loan with Borrower Bankruptcy                        4. Mobile Home                        12. Commercial (Hotel)
(5) Loan in Process of Foreclosure                       5. Plan Unit Development              13. Commercial (Industrial)
(6) Loan now REO Property                                6. Commercial (Non-Exempt)            14. Commercial (Industrial/Flax)
(7) Loan Paid Off                                        7. Commercial (Church)                15. Commercial (Multiple Properties)
(8) Loan Returned to Master Servicer                     8. Commercial (School, HCF, WF)       16. Commercial (Ministorage)

                                                       NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                   SPECIALLY SERVICED LOAN DETAIL
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                                             Specially    Site                                       Other
 Distribution                Offering Memo   Serviced  Inspection  Phase 1  Appraisal  Appraisal  REO Property        Comment
     Date      Loan Number  Cross-Reference  Code (I)     Date      Date      Date      Value        Revenue
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------

(I) Specially Serviced Code

(1) Request for waiver of Prepayment Penalty      (4) Loan with Borrower Bankruptcy          (7) Loan Paid Off
(2) Payment default                               (5) Loan in Process of Foreclosure         (8) Loan Returned to Master Servicer
(3) Request for Loan Modification or Workout      (6) Loan now REO Property


                                                     NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                        MODIFIED LOAN DETAIL
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                             Offering Memorandum               Modification
     Loan Number               Cross-Reference                     Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------


                                                    NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                        REALIZED LOSS DETAIL
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
            Offering                          Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Loan       Memorandum   Appraisal  Appraisal  Scheduled  Gross       as a % of    Liquidation  Liquidation    as a % of    Realized
Number  Cross-Reference   Date       Value     Balance  Proceeds  Sched Principal  Expenses*     Proceeds   Sched Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative
------------------------------------------------------------------------------------------------------------------------------------
    * Aggregate liquidation expenses also include outstanding P & I advances and unpaid servicing fees, unpaid trustee fees, etc.


                                                    NATIONAL REALTY FUNDING L.C.
[CHASE LOGO] CHASE                                        MASTER SERVICER            (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

                                                                D-15

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E
                                                                             E-1
--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR) COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRF1
                           $826,728,000 (APPROXIMATE)
--------------------------------------------------------------------------------

The information included herein is provided solely by Prudential Securities Incorporated ("PSI"), CIBC Oppenheimer Corp. ("CIBCOPCO") and Morgan Stanley & Co. Incorporated ("MSDW") as Underwriters for the Prudential Securities Secured Financing Corporation, Series 1999-NRF1 transaction. The analysis in this report is accurate to the best of the Underwriters' knowledge and is based on information provided by National Realty Funding L.C. ("NRF"), KeyBank National Association ("KEY"), and CIBC Inc. ("CIBC"), collectively known as the "Originators." Underwriters make no representations as to the accuracy of such information. All opinions and conclusions in this report reflect Underwriters' judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments or commercial mortgage loans. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Underwriters do not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. Underwriters (or any of their affiliates) or their officers, directors, analysts or employees may have positions in securities, or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, or derivative instruments. In addition, Underwriters may make a market in the securities referred to herein, but are not obligated to do so. Finally, Underwriters have not addressed the legal, accounting and tax implications of the analysis with respect to you and the Underwriters strongly urge you to seek advice from your counsel, accountant and tax advisor.

Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, or derivative instruments mentioned herein.










THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-2
                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR) COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRF1
                           $826,728,000 (APPROXIMATE)
--------------------------------------------------------------------------------

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                                        Expected
                                          Approx.        Credit       Weighted     Principal
                    Expected Rating    Face/Notional     Support    Average Life    Payment
     Class          (Fitch/Moody's)     Amount($MM)    (% of UPB)    (years)(a)    Window (a)
----------------------------------------------------------------------------------------------
PUBLICLY OFFERED
A-1                    AAA/Aaa            $188,500       28.00           5.507      4/99-1/08
A-2                    AAA/Aaa             480,307       28.00           9.416      1/08-1/09
B                       AA/Aa2              51,092       22.50           9.806      1/09-1/09
C                        A/A2               46,447       17.50           9.848      1/09-2/09
D                      BBB/Baa2             46,447       12.50          10.489     2/09-11/09
E                     BBB-/Baa3             13,935       11.00          10.639    11/09-11/09
PRIVATELY OFFERED
A-EC              Privately Offered        928,918         N/A           9.099            N/A
NOT OFFERED
F                    Not Offered            20,903        8.75          10.889     11/09-9/10
G                    Not Offered            25,546        6.00          11.561     9/10-11/10
H                    Not Offered             9,291        5.00          11.697    11/10-12/10
J                    Not Offered             9,291        4.00          11.764     12/10-1/11
K                    Not Offered            15,794        2.30          13.151      1/11-9/13
L                    Not Offered             6,502        1.60          14.616      9/13-2/14
M                    Not Offered            14,863        0.00          17.104     2/14-10/18
----------------------------------------------------------------------------------------------
               Total                      $928,918

(a) Calculated at 0% CPR and no balloon or ARD extensions.

COLLATERAL FACTS:
Cut-off Date Balance:                                               $928,918,344
Number of Mortgage Loans:                                                    257
Number of Properties:                                                        286
Average Cut-off Date Balance:                                         $3,614,468
Weighted Average Gross Coupon:                                            7.361%
Weighted Average Remaining Amortization Term (months):                    319.16
Weighted Average Cut-off Date DSCR:                                        1.45x
Weighted Average Cut-off Date LTV:                                        69.64%
Weighted Average Balloon/ARD LTV Ratio:                                   55.94%
Weighted Average Remaining Term to Balloon/Maturity (months):             121.02

SIGNIFICANT PROPERTY TYPE CONCENTRATIONS:
-----------------------------------------

                          Cut-off Date          # of                  Wtd. Avg.    Wtd. Avg.
      Property Type            Balance    Properties    % of Pool          DSCR       Coupon
---------------------------------------------------------------------------------------------
Office                   $ 240,877,522            34       25.93%         1.40x        7.38%
Multifamily                223,743,123            99        24.09          1.44         7.17
Retail-Anchored            139,992,537            21        15.07          1.37         7.25
Office/Industrial           76,516,529            32         8.24          1.39         7.61
Hotel                       69,479,123             9         7.48          1.70         7.67
Retail-Unanchored           57,162,918            29         6.15          1.43         7.55
Industrial                  42,032,540            16         4.52          1.44         7.30
Congregate Care             20,020,851             4         2.16          1.67         6.97
Nursing Home                17,944,128             5         1.93          1.77         7.61
Special Purpose             12,507,588            16         1.35          1.56         8.20
Other                       28,641,486            21         3.08          1.50         7.35
---------------------------------------------------------------------------------------------
          Total           $928,918,344           286      100.00%         1.45x        7.36%

COLLATERAL CONTRIBUTORS:
------------------------

                                            # of
    Collateral        Cut-off Date      Mortgage                    Wtd. Avg.      Wtd. Avg.
   Contributors            Balance         Loans     % of Pool           DSCR         Coupon
---------------------------------------------------------------------------------------------
NRF                   $462,878,238           113        49.83%          1.41x          7.13%
CIBC                   274,240,616            42         29.52           1.48           7.61
KEY                    191,799,490           102         20.65           1.48           7.58
---------------------------------------------------------------------------------------------
      Total           $928,918,344           257       100.00%          1.45x          7.36%

IMPORTANT CHARACTERISTICS:
--------------------------

Lead Manager &
  Placement Agent:           Prudential Securities Incorporated ("PSI")

Co-Lead Manager &
  Placement Agent:           CIBC Oppenheimer Corp. ("CIBCOPCO")

Co-Manager:                  Morgan Stanley & Co. Incorporated ("MSDW")

Mortgage Loan Sellers:       National Realty Finance L.C. ("NRFinance") CIBC
                             Inc. ("CIBC")

Transferor:                  Prudential Securities Credit Corporation ("PSCC")

Master Servicer:             National Realty Funding L.C., a Missouri limited
                             liability company.

Special Servicer:            Banc One Mortgage Capital Markets, LLC, a Delaware
                             limited liability company.

Special Sub-Servicer:        National Realty Funding L.C., a Missouri limited
                             liability company.

Trustee: The Chase Manhattan Bank, a New York Banking Corporation with its principal offices in New York. The Trustee will be obligated to make any principal and interest advances required to be made in the event that the Master Servicer or Special Servicer defaults in its performance of its obligation to make such advances.

Pricing Date:                On or about March 15, 1999

Settlement Date:             On or about March 25, 1999

Cut-off Date:                March 1, 1999

Determination Date:          The 11th of each month, or if the 11th is not a
                             Business Day, the next Business Day.

First Determination Date:    April 12, 1999

Distribution Date:           The 15th of each month, or if the 15th day is not a
                             Business Day, the Business Day immediately following the 15th day. But in no event shall it be earlier than four Business Days after the Determination Date.

First Distribution Date:     April 16, 1999

ERISA Eligible:              A-1, A-2 & A-EC

SMMEA:                       A-1, A-2, B & A-EC

Structure:                   See "Structural Overview" herein

Interest Accrual Period:     Calendar month preceding distribution

Day Count:                   30/360

Tax Treatment:               REMIC

Rated Final
  Distribution Date:         November 1, 2031

Clean-up Call:               1%

Minimum Denominations:       The Offered Certificates will be issued in minimum
                             denominations of $25,000.00 and multiples of $1.00 in excess thereof.

Pricing Assumption:          All loans will be assumed to pay as scheduled to
                             its respective maturity or Anticipated Repayment
                             Date.

SIGNIFICANT STATE CONCENTRATIONS:
---------------------------------

                      Cut-off Date           # of                     Wtd. Avg.
       State               Balance     Properties       % of Pool          DSCR
--------------------------------------------------------------------------------
New York              $114,799,017             24          12.36%         1.47x
Texas                  105,497,855             27           11.36          1.38
Florida                 96,137,807             20           10.35          1.38
California              68,391,270             18            7.36          1.41
Ohio                    56,742,021             35            6.11          1.48
Nevada                  51,060,090              9            5.50          1.38
Georgia                 43,927,115             16            4.73          1.42
Massachusetts           39,022,632             16            4.20          1.63
Kentucky                27,883,244              3            3.00          1.54
Illinois                25,775,902             11            2.77          1.54
Other                  299,681,392            107           32.26          1.46
--------------------------------------------------------------------------------
     Total            $928,918,344            286         100.00%         1.45x

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-3
--------------------------------------------------------------------------------
                             TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
o   Diversification:
         -    257 loans secured by 286 properties
         - Top 5 loans (Control #1-5) only 17.74% of pool; Top 10 (Control #1-10) only 26.15%
         - 38 states in total, including New York 12.36%, Texas 11.36%, Florida 10.35%, California 7.36%, Ohio 6.11%, Nevada 5.50%; no other state > 5.00%
         - Balloon/ARD distribution features only 57.56% in 2008, and no other year more than 23.53%

o   Underwriting:
         -    1.45x Weighted Average Cut-off Date DSCR
         -    69.64% Weighted Average Cut-off Date LTV
         -    55.94% Weighted Average Balloon/ARD LTV
         -    26.60 Year Weighted Average Remaining Amortization Term

--------------------------------------------------------------------------------
                          GENERAL POOL CHARACTERISTICS
--------------------------------------------------------------------------------

Number of Loans:                                          257
Number of Properties:                                     286

Aggregate Cut-off Date Principal Balance:                 $928,918,344
Aggregate Original Principal Balance:                     $934,543,530

Weighted Average Gross Coupon:                            7.361%
Gross Coupon Range:                                       6.100 - 9.470%

Weighted Average Net Coupon:                              7.299%
Net Coupon Range:                                         6.0475- 9.4175%

Average Cut-off Date Principal Balance:                   $3,614,468
Average Original Principal Balance:                       $3,636,356

Maximum Cut-off Date Principal Balance:                   $67,500,000
Minimum Cut-off Date Principal Balance:                   $255,509

Maximum Original Principal Balance:                       $67,500,000
Minimum Original Principal Balance:                       $257,500

Weighted Average Cut-off Date DSCR:                       1.45x
Cut-off Date DSCR Range:                                  0.93 - 2.54 (1)

Weighted Average Cut-off Date LTV:                        69.64%
Cut-off Date LTV Range:                                   28.6 - 84.8%

Weighted Average Original LTV:                            70.05%
Original LTV Range:                                       28.9 - 85.9%

Weighted Average Balloon/ARD LTV:                         55.94%
Balloon/ARD LTV Range:                                    0.6 - 73.3%

Weighted Average Age (First Pay through Last Pay):        5.9 mths
Age Range:                                                1 - 22 mths

Weighted Avg. Remaining Amortization Term:                319.16 mths
Remaining Amortization Term Range:                        109 - 360 mths

Weighted Average Original Amortization Term:              324.67 mths
Original Amortization Term Range:                         120 - 360 mths

Weighted Avg. Rem. Term to Balloon/Maturity:              121.02 mths
Remaining Term Range:                                     75 - 235 mths

Weighted Average Original Term to Balloon/Maturity:       126.97 mths
Original Term Range:                                      84 - 240 mths

(1) Mortgage Loan Control #7.40, which has a 0.93x DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average DSCR of 1.62x.

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
o The Mortgage Pool will be comprised of 257 mortgage loans with an approximate Cut-off Date principal balance of $928,918,344.

         - The regularly scheduled monthly principal payments from the loans will be paid on a straight sequential basis (i.e., A-1, A-2, etc.).
         - All other principal collections from the loans will be distributed on a straight sequential basis.
         - If all Classes other than Classes A-1 and A-2 have been reduced to zero, principal will be allocated to Class A-1 and A-2 on a pro-rata basis.

o Each of the Classes (other than Classes A-1, A-2 and A-EC) will be subordinate to earlier alphabetically lettered classes. Realized Losses and Appraisal Reductions will be allocated in reverse alphabetical order to such Classes with certificate balances, and then pro-rata to Classes A-1 and A-2.

o   All Classes will pay interest on a 30/360 basis.

o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances.

o The Special Servicer will be Banc One Mortgage Capital Markets, LLC and the Special Sub-Servicer will be National Realty Funding L.C.

o The Special Servicer and Special Sub-Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default, and for administering REO properties. The Special Servicer may modify such loans -- if among other things such modifications -- in the sole good faith of the Special Servicer, increase the recovery to Certificateholders on an estimated net present value basis. The Special Servicer, as agent for the trust and all Certificateholders is responsible for all collections, modifications and extensions for defaulted loans or REO properties.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-4
--------------------------------------------------------------------------------
                              CALL PROTECTION TABLE
--------------------------------------------------------------------------------

                                  03/99   03/00   03/01   03/02   03/03   03/04   03/05   03/06   03/07   03/08
-----------------------------------------------------------------------------------------------------------------
Lockout / Defeasance              69.9%   70.0%   67.4%   64.0%   60.5%   49.0%   49.2%   49.5%   49.5%   37.1%

Greater of Yield Maintenance or Percentage Premium of:
             5.00% or greater     18.5    18.4    18.3    16.8    16.7    15.7    14.2    14.6     5.9     5.8
               4.00% to 4.99%      0.0     0.0     0.0     0.0     0.0     0.3     1.5     0.1     0.1     0.1
               3.00% to 3.99%      5.1     5.1     5.0     4.6     4.4     5.1     5.2     6.3     3.2     1.6
               2.00% to 2.99%      1.1     1.0     1.0     1.5     1.7     0.6     0.2     0.2     1.4     0.0
               1.00% to 1.99%      5.6     5.5     7.5    12.3    15.9    25.8    24.7    24.0    19.8    14.1
               0.00% to 0.99%      0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.4     0.0

Total Yield Maintenance           30.1    30.0    31.9    35.2    38.7    47.5    45.9    45.3    30.7    21.7

Total of Yield Maintenance
  and Lockout / Defeasance       100.0   100.0    99.2    99.2    99.2    96.5    95.1    94.8    80.2    58.8

Percentage Premium:
             5.00% or greater      0.0     0.0     0.0     0.0     0.0     0.9     0.0     0.9     8.6     1.3
               4.00% to 4.99%      0.0     0.0     0.0     0.0     0.0     0.2     0.9     0.0     0.9     0.0
               3.00% to 3.99%      0.0     0.0     0.8     0.0     0.0     0.0     0.2     1.1     3.2     1.0
               2.00% to 2.99%      0.0     0.0     0.0     0.8     0.0     0.3     0.3     0.4     2.5     0.0
               1.00% to 1.99%      0.0     0.0     0.0     0.0     0.8     2.2     2.2     2.3     4.1     1.7
Total Percentage Premium           0.0     0.0     0.8     0.8     0.8     3.5     3.6     4.8    19.4     3.9
Open (no Call Protection)          0.0     0.0     0.0     0.0     0.0     0.0     1.4     0.5     0.4    37.3
Total All Categories             100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
Current Pool Balance ($MM)       928.9   917.7   905.2   891.4   876.6   860.8   843.7   797.6   774.8   717.9
Pool Factor                      100.0    98.8    97.4    96.0    94.4    92.7    90.8    85.9    83.4    77.3

----------------------------------------------------------------------------------------------------------------
                                  03/09   03/10   03/11   03/12   03/13   03/14   03/15   03/16   03/17   03/18
----------------------------------------------------------------------------------------------------------------
Lockout / Defeasance              49.0%   15.4%   12.5%   13.0%   14.3%   12.2%   13.5%   23.4%   34.3%    0.0%

Greater of Yield
Maintenance or
Percentage Premium of:
             5.00% or greater     16.3    19.2    16.8    16.1    14.2     3.8     3.6     5.1     0.0     0.0
               4.00% to 4.99%      0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
               3.00% to 3.99%      5.7     0.0     0.0     0.0     0.0     4.3     4.2     5.9     0.0     0.0
               2.00% to 2.99%      0.0     4.3    11.3    11.9     0.0     0.0     0.0     0.0     0.0     0.0
               1.00% to 1.99%     11.0    11.7    19.0    13.0    13.5    23.6     0.0     0.0     0.0     0.0
               0.00% to 0.99%      0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0

Total Yield Maintenance           33.0    35.2    47.1    41.0    27.7    31.6     7.8    11.0     0.0     0.0

Total of Yield Maintenance
  and Lockout / Defeasance        82.0    50.6    59.6    54.1    42.0    43.7    21.2    34.5    34.3     0.0

Percentage Premium:
             5.00% or greater      6.4     3.8    19.2     0.0     1.7    13.9     0.0     0.0     5.2     0.0
               4.00% to 4.99%      5.5     0.0     0.0    19.4    13.4     2.1    13.2     0.0     0.0     0.0
               3.00% to 3.99%      1.3     8.8     0.0     0.0     7.1     0.0     0.0    18.0     0.0     0.0
               2.00% to 2.99%      0.0     0.0    21.2     0.0     0.0    11.0     0.0     0.0     6.1     0.0
               1.00% to 1.99%      4.2     0.0     0.0    26.5     0.0     0.0    10.6     0.0     0.0     0.0
Total Percentage Premium          17.3    12.6    40.4    45.9    22.1    27.0    23.8    18.0    11.4     0.0
Open (no Call Protection)          0.6    36.2     0.0     0.0    35.9    29.3    55.0    47.6    54.3   100.0
Total All Categories             100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
Current Pool Balance ($MM)       154.9    88.3    33.0    30.5    26.7    14.6    12.1     6.4     3.9     1.7
Pool Factor                       16.7     9.5     3.6     3.3     2.9     1.6     1.3     0.7     0.4     0.2

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-5
--------------------------------------------------------------------------------
         ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES
--------------------------------------------------------------------------------

All collected Prepayment Premiums and Yield Maintenance Charges associated with principal prepayments will be allocated between the Offered Certificates and the Class A-EC Certificates as follows:

    Yield Maintenance Charges:
    --------------------------

    o The Yield Maintenance Charges will be allocated between such Classes of Certificates based on the product of (a) the principal distributed to each such Class as a percentage of the principal distributed to all such Classes and (b) the Base Interest Fraction, with the remainder being distributed to the Class A-EC Certificates.

     Base     (Pass-Through Rate - Discount Rate - Yield Maintenance Spread*)
   Interest = ---------------------------------------------------------------
   Fraction     (Mortgage Rate - Discount Rate - Yield Maintenance Spread*)

         * With the exception of one loan in the Trust, all yield maintenance calculations are based on Treasuries flat. The one loan that calculates yield maintenance as Treasury plus a spread (aggregate principal Cut-off Date balance totaling $4,751,679) is assumed to have Yield Maintenance based on Treasuries flat for pricing purposes.

    o In general, this formula provides for an increase in the allocation of yield maintenance charges to the Offered Certificates then entitled to principal distribution relative to the Class A-EC Certificates as interest rates decrease, and a decrease in the allocation to such Classes as interest rates rise.

    Fixed Percentage Prepayment Premiums:
    -------------------------------------

    o 75% of all Fixed Percentage Prepayment Premiums will be allocated to the Class A-EC Certificates. The remaining 25% of the Fixed Percentage Prepayment Premiums will be allocated to principal receiving bonds.

--------------------------------------------------------------------------------
          PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                      WEIGHTED                             SCHEDULED
                                                                      AVERAGE      WEIGHTED                PRINCIPAL
                           NUMBER OF    PERCENT OF      WEIGHTED     REMAINING     AVERAGE     WEIGHTED     BALANCE
                           MORTGAGED   CUT-OFF DATE     AVERAGE         TERM     CUT-OFF DATE  AVERAGE     AS OF THE
PROPERTY TYPE              PROPERTIES  POOL BALANCE  INTEREST RATE    (MONTHS)        LTV        DSCR    CUT-OFF DATE
-------------              ----------  ------------  -------------    --------        ---        ----    ------------
OFFICE                         34          25.93%        7.375%        118.68        67.04%      1.40x   $240,877,522
MULTIFAMILY                    99          24.09         7.167         116.90        73.29       1.44     223,743,123
RETAIL-ANCHORED                21          15.07         7.250         132.78        73.01       1.37     139,992,537
OFFICE/INDUSTRIAL              32           8.24         7.611         118.36        70.38       1.39      76,516,529
HOTEL                           9           7.48         7.668         111.90        65.10       1.70      69,479,123
RETAIL-UNANCHORED              29           6.15         7.548         130.33        67.70       1.43      57,162,918
INDUSTRIAL                     16           4.52         7.298         120.57        71.33       1.44      42,032,540
CONGREGATE CARE                 4           2.16         6.974         113.44        72.83       1.67      20,020,851
NURSING HOME                    5           1.93         7.612         134.24        59.96       1.77      17,944,128
SPECIAL PURPOSE                16           1.35         8.195         120.18        53.90       1.56      12,507,588
RETAIL-SINGLE TENANT            9           1.06         7.684         137.49        68.36       1.42       9,819,068
RETAIL-SHADOW ANCHORED          4           0.70         7.227         121.67        65.51       1.41       6,488,576
MIXED USE                       2           0.62         7.091         110.81        69.29       1.57       5,798,599
ASSISTED LIVING FACILITY        2           0.33         6.869         113.25        65.21       1.64       3,065,739
MOBILE HOME PARK                2           0.20         7.353         130.70        78.35       1.61       1,851,709
WAREHOUSE                       1           0.10         7.560         116.00        45.03       2.06         945,674
SELF-STORAGE                    1           0.07         7.970         116.00        74.68       1.23         672,122
------------                    -           ----         -----         ------        -----       ----         -------
TOTAL                         286         100.00%        7.361%        121.02        69.64%      1.45x   $928,918,344
=====================================================================================================================

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-6
--------------------------------------------------------------------------------
            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                              WEIGHTED                                SCHEDULED
                                                              AVERAGE      WEIGHTED                   PRINCIPAL
                 NUMBER OF     PERCENT OF      WEIGHTED      REMAINING     AVERAGE      WEIGHTED       BALANCE
                 MORTGAGED    CUT-OFF DATE      AVERAGE         TERM     CUT-OFF DATE   AVERAGE       AS OF THE
STATE            PROPERTIES   POOL BALANCE   INTEREST RATE    (MONTHS)       LTV          DSCR      CUT-OFF DATE
-----            ----------   ------------   -------------    --------       ---          ----      ------------
NEW YORK             24          12.36%          7.623%        130.02        60.89%       1.47x     $114,799,017
TEXAS                27          11.36           7.173         110.38        72.73        1.38       105,497,855
FLORIDA              20          10.35           7.263         120.98        72.40        1.38        96,137,807
CALIFORNIA           18           7.36           7.082         119.46        70.83        1.41        68,391,270
OHIO                 35           6.11           7.707         113.25        68.74        1.48        56,742,021
NEVADA                9           5.50           7.168         114.85        74.45        1.38        51,060,090
GEORGIA              16           4.73           7.529         136.44        69.64        1.42        43,927,115
MASSACHUSETTS        16           4.20           7.111         119.86        62.29        1.63        39,022,632
KENTUCKY              3           3.00           8.222         117.48        70.37        1.54        27,883,244
ILLINOIS             11           2.77           7.100         112.67        72.04        1.54        25,775,902
CONNECTICUT           8           2.66           7.438         116.90        70.79        1.35        24,698,582
MICHIGAN             12           2.62           7.374         135.52        73.32        1.48        24,346,903
WASHINGTON            5           2.24           7.370         89.95         65.17        1.77        20,814,351
OREGON                3           2.18           7.120         191.47        69.30        1.67        20,218,347
MAINE                 2           2.10           7.310         111.00        71.67        1.37        19,506,924
MISSOURI              5           2.09           6.953         121.65        73.25        1.50        19,407,405
COLORADO             10           2.04           7.352         117.45        67.68        1.47        18,928,052
INDIANA               8           1.99           7.802         131.37        68.45        1.40        18,509,197
PENNSYLVANIA          6           1.74           7.281         114.95        71.78        1.37        16,183,431
HAWAII                1           1.56           6.990         113.00        73.42        1.37        14,500,000
MARYLAND              4           1.43           7.238         114.83        74.62        1.41        13,290,425
TENNESSEE             5           1.42           7.786         111.85        72.91        1.59        13,175,305
NEW JERSEY            6           1.40           7.719         120.77        67.38        1.42        12,962,782
OKLAHOMA              6           1.04           7.124         137.05        69.53        1.30         9,645,201
ARIZONA               2           1.00           7.452         110.23        70.15        1.41         9,322,499
NORTH DAKOTA          1           0.93           6.680         114.00        79.30        1.31         8,682,574
LOUISIANA             1           0.69           6.970         115.00        63.42        1.48         6,436,652
UTAH                  5           0.68           7.380         137.50        70.82        1.39         6,315,622
MONTANA               1           0.51           7.450         106.00        74.24        1.47         4,751,679
KANSAS                4           0.49           6.814         122.22        76.78        1.44         4,563,729
ALABAMA               1           0.41           7.800         118.00        79.57        1.27         3,791,718
VIRGINIA              3           0.37           8.357         116.61        64.29        1.49         3,409,608
IDAHO                 2           0.21           6.822         113.97        59.57        1.63         1,941,388
MINNESOTA             1           0.16           7.640         234.00        72.95        1.35         1,459,038
MISSISSIPPI           1           0.15           7.720         118.00        75.10        1.70         1,397,707
VERMONT               2           0.06           8.710         105.00        84.77        1.42           572,173
NEW HAMPSHIRE         1           0.05           8.820         108.00        41.24        1.60           494,905
ALASKA                1           0.04           8.050         112.00        28.64        1.31           355,193
------                -           ----           -----         ------        -----        ----           -------
TOTAL               286         100.00%          7.361%        121.02        69.64%       1.45x     $928,918,344
================================================================================================================

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-7
--------------------------------------------------------------------------------
               BALLOON / ARD LTV RANGE (BALLOON / ARD LOANS ONLY)
--------------------------------------------------------------------------------

                                                                   WEIGHTED                                 SCHEDULE
                                        PERCENT OF     WEIGHTED     AVERAGE      WEIGHTED                   PRINCIPAL
                           NUMBER OF   CUT-OFF DATE     AVERAGE    REMAINING      AVERAGE      WEIGHTED   BALANCE AS OF
RANGE OF BALLOON           MORTGAGE        POOL        INTEREST      TERM      CUT-OFF DATE    AVERAGE     THE CUT-OFF
LOAN-TO-VALUE RATIOS         LOANS        BALANCE        RATE      (MONTHS)         LTV          DSCR          DATE
--------------------         -----        -------        ----      --------         ---          ----          ----
ZERO                           7            3.12%        7.197%     226.15          69.96%       1.47x     $ 28,967,915
0.57 - 15.00%                  3            0.26         7.308      148.55          45.36        1.82         2,396,667
15.01 - 35.00                  6            1.10         7.374      164.11          52.18        1.87        10,260,100
35.01 - 40.00                  8            2.50         7.341      121.83          50.29        1.71        23,223,550
40.01 - 45.00                 15            5.09         7.506      127.69          64.03        1.45        47,250,118
45.01 - 50.00                 24           13.09         7.542      126.83          59.55        1.46       121,571,203
50.01 - 55.00                 30            7.68         7.445      118.85          65.88        1.51        71,350,419
55.01 - 60.00                 53           19.86         7.453      116.48          70.32        1.47       184,526,306
60.01 - 65.00                 70           26.23         7.348      114.84          73.65        1.42       243,660,539
65.01 - 70.00                 36           20.08         7.098      110.67          76.31        1.38       186,533,798
70.01 - 75.00                  5            0.99         7.961      103.55          79.43        1.44         9,177,728
-------------                  -            ----         -----      ------          -----        ----         ---------
TOTAL                        257          100.00%        7.361%     121.02          69.64%       1.45x     $928,918,344
=======================================================================================================================

--------------------------------------------------------------------------------
                                  PAYMENT TYPES
--------------------------------------------------------------------------------

                                                                   WEIGHTED                                 SCHEDULED
                                                       WEIGHTED     AVERAGE      WEIGHTED                   PRINCIPAL
                                        PERCENT OF     AVERAGE     REMAINING     AVERAGE       WEIGHTED   BALANCE AS OF
                           NUMBER OF   CUT-OFF DATE    INTEREST      TERM      CUT-OFF DATE    AVERAGE     THE CUT-OFF
PAYMENT TYPES                LOANS     POOL BALANCE      RATE      (MONTHS)        LTV           DSCR          DATE
-------------                -----     ------------      ----      --------        ---           ----          ----
AMORT. BALLOON                240         84.41%         7.33%      116.70        71.02%         1.44x     $784,064,794
FULLY AMORTIZING               10          3.38          7.21       220.22        68.08          1.50        31,364,582
GRADUATED P&I BALLOON           1          0.55          7.05       141.00        67.41          1.32         5,122,956
INT. ONLY, THEN AMORT BALL.     6         11.67          7.66       122.67        60.21          1.47       108,366,011
---------------------------     -         -----          ----       ------        -----          ----       -----------
TOTAL                         257        100.00%         7.36%      121.02        69.64%         1.45x     $928,918,344
=======================================================================================================================

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-8
--------------------------------------------------------------------------------
                           DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------

                                                        WEIGHTED                                SCHEDULED
                                           WEIGHTED     AVERAGE       WEIGHTED                  PRINCIPAL
                             PERCENT OF    AVERAGE     REMAINING      AVERAGE      WEIGHTED      BALANCE
                 NUMBER OF  CUT-OFF DATE   INTEREST       TERM      CUT-OFF DATE    AVERAGE     AS OF THE
DSCR (X)           LOANS    POOL BALANCE     RATE       (MONTHS)        LTV          DSCR      CUT-OFF DATE
--------           -----    ------------     ----       --------        ---          ----      ------------
0.93 - 1.00X (1)     1          0.14%        7.620%      115.00        46.72%        0.93x     $  1,268,063
1.01 - 1.15 (1)      1          0.35         7.620       115.00        59.86         1.03         3,232,319
1.16 - 1.20          3          0.39         7.974       116.00        72.13         1.20         3,600,274
1.21 - 1.25         14          6.45         7.319       108.36        74.10         1.24        59,907,417
1.26 - 1.30         27          8.23         7.442       125.79        72.69         1.28        76,412,700
1.31 - 1.35         38         18.11         7.224       123.14        72.23         1.33       168,267,665
1.36 - 1.40         34         14.09         7.309       117.63        73.21         1.38       130,879,823
1.41 - 1.45         47         13.06         7.210       115.30        72.34         1.43       121,286,130
1.46 - 1.50         25         14.09         7.562       123.14        62.78         1.49       130,871,427
1.51 - 1.55         20          7.24         7.238       117.92        67.55         1.53        67,291,200
1.56 - 1.60         11          6.25         7.885       148.37        68.84         1.58        58,025,331
1.61 - 1.65          6          2.15         7.101       114.93        67.90         1.63        19,996,110
1.66 - 1.70          5          1.01         7.447       114.76        65.25         1.69         9,370,450
1.71 - 1.75          6          1.90         7.163       127.11        67.67         1.73        17,629,260
1.76 - 1.80          4          1.03         6.965       115.67        64.17         1.78         9,550,334
1.81 - 1.85          6          0.97         7.309       118.64        62.40         1.84         8,976,637
1.86 - 1.90          2          1.13         7.620       115.00        65.75         1.88        10,517,467
1.91 - 1.95          2          1.75         7.477       81.09         63.08         1.93        16,287,721
1.96 - 2.00          1          0.47         8.660       107.00        74.09         1.98         4,334,546
2.01 - 2.15          1          0.10         7.560       116.00        45.03         2.06           945,674
2.16 - 2.50          2          0.79         6.495       143.35        49.97         2.23         7,341,519
2.51 - 3.00          1          0.32         7.570       233.00        45.02         2.54         2,926,279
-----------          -          ----         -----       ------        -----         ----         ---------
TOTAL              257        100.00%        7.361%      121.02        69.64%        1.45x     $928,918,344
===========================================================================================================

(1) Mortgage Loan Control #7.40, which has a 0.93x DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average DSCR of 1.62x.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                             E-9
--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                            WEIGHTED                               SCHEDULED
                                               WEIGHTED     AVERAGE      WEIGHTED                  PRINCIPAL
                                 PERCENT OF     AVERAGE    REMAINING      AVERAGE     WEIGHTED      BALANCE
RANGE OF           NUMBER OF    CUT-OFF DATE   INTEREST       TERM     CUT-OFF DATE   AVERAGE       AS OF THE
MORTGAGE RATES       LOANS      POOL BALANCE     RATE       (MONTHS)        LTV         DSCR      CUT-OFF DATE
--------------       -----      ------------     ----       --------        ---         ----      ------------
6.0001 - 6.2500%       2             1.04%       6.186%      115.22        78.16%       1.42x     $  9,651,215
6.2501 - 6.5000       10             3.58        6.315       120.86        68.74        1.64        33,270,011
6.5001 - 6.7500       12             4.56        6.650       114.75        72.30        1.46        42,353,363
6.7501 - 7.0000       37            21.60        6.926       119.15        74.14        1.40       200,635,633
7.0001 - 7.2500       37            15.77        7.150       129.39        71.02        1.41       146,464,954
7.2501 - 7.5000       38            17.66        7.364       116.94        70.06        1.44       164,002,969
7.5001 - 7.7500       46            11.46        7.607       123.56        67.97        1.46       106,441,489
7.7501 - 8.0000       13            11.51        7.808       123.68        61.49        1.46       106,947,915
8.0001 - 8.2500       20             5.92        8.154       118.61        66.17        1.50        55,010,546
8.2501 - 8.5000       19             3.97        8.389       123.69        66.69        1.47        36,876,008
8.5001 - 8.7500       15             2.33        8.656       109.34        71.12        1.48        21,611,545
8.7501 - 9.0000        4             0.20        8.912       104.03        61.51        1.42         1,823,072
9.0001 - 9.2500        2             0.17        9.090        99.00        72.94        1.41         1,583,094
9.2501 - 9.5000        2             0.24        9.447        98.00        63.39        1.47         2,246,530
---------------        -             ----        -----        -----        -----        ----         ---------
TOTAL                257           100.00%       7.361%      121.02        69.64%       1.45x     $928,918,344
==============================================================================================================

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-10
--------------------------------------------------------------------------------
                   SUMMARIES OF THE TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

CONTROL #: 1 LOAN #: C101 - THREE PARK AVENUE
---------------------------------------------

--------------------------------------------------------------------------------
Cut-off  Date Balance:       $67,500,000
Loan Type:                   Interest Only Year One; Principal and Interest;
                             Hyper-Amortization
Origination Date:            November 30, 1998
Maturity Date:               November 1, 2029
Anticipated Repay Date:      November 1, 2009
Mortgage Rate:               7.76%
Annual Debt Service:         $5,808,538
DSCR:                        1.49x
Underwritten Cash Flow:      $8,665,996
Balance at Maturity:         $59,950,487
Property Type:               Class-A Office
Location:                    New York, NY

Year Built/Renovated:        1975/1997
Square Footage:              656,761
Cut-off  Date Balance/sf:    $102.78
Appraised Value:             $120,000,000
Current LTV:                 56.3%
Balance at Maturity LTV:     50.0%
Percent Occupied:            98.7%
Occupancy as of Date:        January 1999
--------------------------------------------------------------------------------

THE LOAN

The Three Park Avenue Loan (the "Three Park Avenue Loan") is secured by a first mortgage on a 656,761 square foot office building located in New York, New York (the "Three Park Property"). The Three Park Avenue Loan was originated by CIBC Inc., on November 30, 1998 to refinance existing debt.

              BORROWER. The borrower is Three Park Avenue Building Co., L.P, a Delaware Limited Partnership (the "Three Park Avenue Borrower"). The Mortgage Loan Documents limit the Three Park Avenue Borrower to the acquisition, operation, and disposition of the Three Park Avenue Property. The Three Park Avenue Borrower is a single-purpose bankruptcy-remote entity.

              SECURITY. The Three Park Avenue Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the leasehold interest in the Three Park Avenue Property. The Three Park Avenue Loan is non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed at 7.760%. The Three Park Avenue Loan requires monthly payments of interest only, in the amount of $442,562.50 on each Due Date through and including October 1, 1999. Beginning with the November 1, 1999 Due Date, Monthly Payments of $484,044.80 (includes principal and interest) are due until its Anticipated Repayment Date of November 1, 2009, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Three Park Avenue Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

              PREPAYMENT. By its terms, the Three Park Avenue Loan may not be prepaid in whole or in part during the loan term, except that it may be paid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The Three Park Avenue Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 5 years after the closing of the Three Park Avenue Loan.

              If there is an event of default and the lender accelerates the Three Park Avenue Loan, the note requires the Three Park Avenue Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. Treasury obligations. There is a 5% late fee for overdue installments, and the Three Park Avenue Loan accrues interest at the Mortgage Rate plus 4% per annum while the Three Park Avenue Loan is in default. Should the Three Park Avenue Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 2% or the treasury rate plus 2%, whichever is greater.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Three Park Avenue Loan becomes immediately due and payable upon the transfer of the Three Park Avenue Property or any majority ownership interest in the Three Park Avenue Borrower, provided, however, the Three Park Avenue Borrower has the right to one transfer of the Three Park Avenue Property subject to the terms of the Mortgage and upon the approval of the lender.

              ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded monthly in the amount of $12,578.22, an escrow required for tenant improvements and leasing costs which is required to be funded in the monthly amount of $70,214 (until such times as this account equals $3,000,000), and an escrow required for insurance which is to be funded in the monthly amount of $4,154. Additionally, reserves for tenant holdbacks and punch list items total $675,000 and $611,970.41, respectively.

              SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Three Park Avenue Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY

The Three Park Avenue Property is a 656,761 square foot office building located in New York, New York. The Three Park Avenue Property was 98.7% occupied as of January 1999 to 60 tenants based on a rent roll provided by the Three Park Avenue Borrower. The Three Park Avenue Property was completed in 1975 and is a 42-story steel and brick building. The property was renovated in 1997. Per the January 1999 rent roll, the average base rental rate was $24.98.

THE MANAGEMENT

Cohen Brothers Realty Corporation, an affiliate of the Three Park Avenue Borrower, is the property manager.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

CONTROL #: 2 LOAN #: 2172 - TOWER SHOPS
---------------------------------------

--------------------------------------------------------------------------------
Cut-off  Date Balance:                      $34,753,057
Loan Type:                                  Amortizing Balloon
Origination Date:                           May 28,1998
Maturity Date:                              June 1, 2008
Anticipated Repay Date:                     NAP
Mortgage Rate:                              6.93%
Annual Debt Service:                        $2,774,553
DSCR:                                       1.32x
Underwritten Cash Flow:                     $3,674,375
Balance at Maturity:                        $30,473,197
Property Type:                              Retail-Anchored
Location:                                   Davie, Florida
Year Built/Renovated:                       1990
Square Footage:                             373,290
Cut-off  Date Balance/sf:                   $93.76
Appraised Value:                            $45,000,000
Current LTV:                                77.2%
Balance at Maturity LTV:                    67.7%
Percent Occupied:                           96.4%
Occupancy as of Date:                       December 7, 1998
--------------------------------------------------------------------------------

THE LOAN

The Tower Shops loan (the "Tower Shops Loan") is secured by a first mortgage on a 373,290 square foot shopping center located in the City of Davie, Broward County, Florida (the "Tower Shops Property"). The Tower Shops Loan was originated by National Realty Funding L.C. on May 28, 1998 and subsequently acquired by National Realty Finance L.C.

              BORROWER. The borrower is Tri-County Plaza Associates, Ltd., a Florida limited partnership (the "Tower Shops Borrower"), that was formed in October 1988 as a single purpose entity to purchase the Tower Shops Property. The Tower Shops Borrower, a bankruptcy remote entity, operates under the umbrella of Turnberry Associates, one of the largest owners and developers of real estate in the Southeast United States.

              SECURITY. The Tower Shops Loan is secured by an amended and restated mortgage, assignment of leases and rents, security agreement, and fixture filing, UCC financing statements, and certain additional security documents. 29,252 square feet of the Tower Shops Property has been master leased by the Tower Shops Borrower to the 1990 Sofer-Schwartz Children's Trust U/T/A September 3, 1990 (the "Trust"). The obligations of the Trust under the master lease have been guaranteed by Jeffrey Soffer. The master lease has an anticipated release date of April 30, 1999 provided Ross Stores occupies the space.

              PAYMENT TERMS. The Mortgage Rate is fixed at 6.930%. The Tower Shops Loan requires monthly payments of $231,212.79 (includes principal and interest) until its maturity on June 1, 2008, at which time all unpaid principal and accrued and unpaid interest is due. The interest on the Tower Shops Loan accrues on an actual/360 basis.

              PREPAYMENT. The terms of the note provide that the Tower Shops Loan may not be prepaid in whole or in part during the loan term, except that it may be paid without penalty during the last six months of the loan term. The Tower Shops Loan may be defeased after March 1, 2002.

              All payments are due on the first day of the month. There is a late fee of 5% charged on any monthly installments paid more than 10 days after the due date. In the event of default, the Tower Shops Loan accrues interest at a rate of 4% over the Mortgage Rate.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Tower Shops Loan becomes immediately due and payable upon transfer of the Tower Shops Property or any majority ownership interest in the Tower Shops Borrower, unless the Tower Shops Borrower obtains the prior written consent of the lender provided however transfers of partnership interests for estate planning purposes to or for the benefit of family members of the current partners of the Tower Shops Borrower are permitted.

              ESCROWS/RESERVES. There is a tax and insurance escrow, which requires monthly deposits in an amount sufficient to pay estimated taxes and insurance, when due. An escrow account was also established at closing in the original amount of $62,371, with a current balance of $64,160, for completion of deferred maintenance items as stated in the property condition report.

              SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Tower Shops Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY

The Tower Shops Property is a power center built in 1990 and located in the City of Davie, Broward County, Florida. The property consists of 373,290 square feet of rentable area contained in an L-shaped, single story structure, constructed of concrete block covered with stucco and/or tilt up panels with a flat roof and tiled mansard. The Tower Shops Property also includes seven of the ten out-parcels. Including the tenancy of the Ross Dress for Less space, the center is 96% occupied with a total of 44 tenants. Major tenants include Office Depot, J.C. Penney Home Store, Michaels, Uptons, T.J. Maxx, and Pep Boys.

THE MANAGEMENT

Turnberry Associates, an affiliate of the Tower Shops Borrower, is the property manager. Turnberry owns and manages ten retail properties totaling more than 6.9 million square feet, including a 2.3 million square foot mall. Turnberry has managed the Tower Shops property since it was acquired in 1998.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-12
CONTROL #: 3 LOAN #: C102 - LOUISVILLE MARRIOTT EAST
----------------------------------------------------

--------------------------------------------------------------------------------
Cut-off  Date Balance:                        $22,566,728
Loan Type:                                    Principal and Interest; Hyper-Am
Origination Date:                             January 15, 1999
Maturity Date:                                February 1, 2024
Anticipated Repay Date:                       February 1, 2009
Mortgage Rate:                                8.21%
Annual Debt Service:                          $2,131,033
DSCR:                                         1.57x
Underwritten Cash Flow:                       $3,336,812
Balance at Maturity:                          $18,734,172
Property Type:                                Full Service Hotel
Location:                                     Louisville, KY
Year Built/Renovated:                         1985
Number of Rooms:                              254
Cut-off  Date Balance/room:                   $88,845
Appraised Value:                              $32,000,000
Current LTV:                                  70.5%
Balance at Maturity or ARD LTV:               58.5%
Percent Occupied:                             76.6%
Occupancy as of Date:                         July 1998
--------------------------------------------------------------------------------

THE LOAN

The Louisville Marriott Loan (the "Louisville Marriott Loan") is secured by a first mortgage on a 254-room full-service hotel located in Louisville, Kentucky (the "Louisville Marriott Property"). The Louisville Marriott Loan was originated by CIBC Inc., on January 15, 1999 to refinance existing debt.

              BORROWER. The borrower is Columbia Properties Louisville, Ltd., a Kentucky limited partnership (the "Louisville Marriott Borrower"). The loan documents limit the Louisville Marriott Borrower to the acquisition, operation, and disposition of the Louisville Marriott Property. The Louisville Marriott Borrower is a single-purpose bankruptcy-remote entity.

              SECURITY. The Louisville Marriott Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Louisville Marriott Property. The Louisville Marriott Loan is non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed at 8.210%. The Louisville Marriott Loan requires monthly payments of $177,586.06 (includes principal and interest), which are due until its Anticipated Repayment Date of February 1, 2009, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Louisville Marriott Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

              PREPAYMENT. By its terms, the Louisville Marriott Loan may not be prepaid in whole or in part during the loan term, except that it may be repaid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The Louisville Marriott Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 4 years after the closing of the Louisville Marriott Loan.

              If there is an event of default and the lender accelerates the Louisville Marriott Loan, the note requires the Louisville Marriott Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the Louisville Marriott Loan accrues interest at the Mortgage Rate plus 4% per annum while the Louisville Marriott Loan is in default. Should the Louisville Marriott Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 2% or the treasury rate plus 2%, whichever is greater.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Louisville Marriott Loan becomes immediately due and payable upon the transfer of the Louisville Marriott Property or any general partnership interest in the Louisville Marriott Borrower, provided, however, the Louisville Marriott Borrower has the right to one transfer of the Louisville Marriott Property subject to the terms of the Mortgage and upon the approval of the lender.

              ESCROWS/RESERVES. There is a tax escrow, which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for FF&E, which is required to be funded monthly in the amount of $39,700, and an escrow required for insurance, which is to be funded in the monthly amount of $3,773.

              SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Louisville Marriott Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY

The Louisville Marriott Property is a 254-room full-service hotel located in Louisville, Kentucky. The Louisville Marriott Property exhibited an occupancy rate of 76.6% as of July 31, 1998 based on an activity report provided by the Louisville Marriott Borrower. The Louisville Marriott Property was completed in 1985 and is a 10-story concrete, brick, and glass building. Per the trailing twelve month activity report dated August 31, 1998, the average daily room rate was $107.75.

THE MANAGEMENT

Columbia Sussex Corporation, an affiliate of the Louisville Marriott Borrower, is the property manager.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-13
CONTROL #: 4 LOAN #: 4803 - BANK OF AMERICA
-------------------------------------------

--------------------------------------------------------------------------------
Cut-off Date Balance:                       $20,432,272
Loan Type:                                  Amortizing Balloon
Origination Date:                           October 29, 1998
Maturity Date:                              November 1, 2008
Anticipated Repay Date:                     NAP
Mortgage Rate:                              7.000%
Annual Debt Service:                        $1,636,644
DSCR:                                       1.34x
Underwritten Cash Flow:                     $2,195,513
Balance at Maturity:                        $17,878,247
Property Type:                              Office
Location:                                   Reno, NV
Year Built/Renovated:                       1980 / NA
Square Footage:                             232,130
Cut-off  Date Balance/sf:                   $88.02
Appraised Value:                            $27,500,000
Current LTV:                                74.3%
Balance at Maturity LTV:                    65.0%
Percent Occupied:                           90%
Occupancy as of Date:                       January 27, 1999
--------------------------------------------------------------------------------

THE LOAN

The Bank of America Loan (the "Bank of America Loan") is secured by a first mortgage on a three-building office complex and parking structure in Reno, Nevada's Downtown District. The Bank of America Loan was originated by Keybank National Association and subsequently assigned to National Realty Finance L.C.

              BORROWER. The borrower is Liberty West Holdings, L.L.C., a Delaware limited liability company (the "Bank of America Borrower") which was formed for the sole purpose of owning, managing and operating the subject property. The Bank of America Loan provided 75% of the Bank of America Borrower's $27.5 million acquisition cost.

              SECURITY. The Bank of America Loan is secured by a deed of trust, assignment of rents and security agreement and fixture filing (the "Deed of Trust"), UCC financing statements and certain additional security documents. The Deed of Trust is a first lien on a fee simple interest in the Bank of America property. The Bank of America Loan is non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed at 7.000%. The Bank of America Loan requires Monthly Payments of principal and interest of $136,387.01 until its maturity on November 1, 2008, at which time all unpaid principal and interest is due. The Bank of America Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

              PREPAYMENT. By its terms, the Bank of America Loan may not be prepaid prior to the sixth loan year. During the sixth loan year or any time thereafter the loan may be prepaid in whole, but not in part, with the payment of a Prepayment Premium. The Prepayment Premium shall be equal to the greater of (i) one percent (1%) of the principal balance of the Note, or (ii) Yield Maintenance Charge. No Prepayment Premium is due if prepayment occurs during the three months prior to maturity.

              If there is an event of default and the lender accelerates the Bank of America Loan, the note requires the Bank of America Borrower to pay a Yield Maintenance. There is a 5% late fee on overdue installments, and the loan accrues interest at the Mortgage Rate plus 5% per annum while the loan is in default.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Bank of America Loan becomes immediately due and payable upon transfer of the property or any ownership interest in the Bank of America Borrower, except in connection with the rights of transfer described below.

              The Bank of America Borrower has the right to one transfer of the property upon approval of the lender and payment of a 1% assumption fee.

              ESCROWS/RESERVES. There is an escrow for both taxes and insurance, which requires monthly deposits in an amount sufficient to pay estimated taxes and insurance when due. A critical repairs escrow was established at closing with an original balance of $222,925 and a current balance of $215,066, primarily for replacement of the roof. A replacement reserve account was also set up at closing with a monthly installment of $1,954.

              SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Bank of America Borrower from incurring any subordinate indebtedness or encumbrances without prior consent.

THE PROPERTY

The Bank of America Property is a three-building office complex and parking garage located in the Downtown District of Reno, Nevada. The property was 90% occupied as of January 27, 1999 with 39 tenants including Bank of America (22%), Norwest Bank (16%) and New York Life Insurance. Based on the January 1999 rent roll provided by the Bank of America Borrower, the average base rental rate is $16.46 per square foot which includes pass throughs. Recent lease transactions within the subject average $20.94 per square foot. The property was built in 1980.

THE MANAGEMENT

Wattson Breevast, LLC is responsible for the leasing and property management of the Bank of America Property and is controlled by the beneficial owners of Liberty West Holdings. Wattson Breevast, with over 20 years experience in property management, currently manages approximately 1.4 million square feet of commercial real estate, including office property located in California, Nevada and Calgary, Alberta in Canada.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-14
CONTROL #: 5 - THE AIP LOANS AND PROPERTIES
-------------------------------------------
CONTROL #: 5.10 LOAN #: 2493 - SPRING VALLEY BUSINESS PARK,  #6
CONTROL #: 5.20 LOAN #: 2496 - 109-111 INVERNESS
CONTROL #: 5.30 LOAN #: 2494 - CENTRAL PARK & SKYWAY ROLLUP
CONTROL #: 5.31 LOAN #: 2494A - CENTRAL PARK OFFICE TECH CENTER
CONTROL #: 5.32 LOAN #: 2494B - SKYWAY BUSINESS CENTER
CONTROL #: 5.40 LOAN #: 2497 - AVION BUSINESS CENTER

--------------------------------------------------------------------------------
Cut-off  Date Balance:                       $19,502,430
Loan Type:                                   Principal and Interest; Balloon
Origination Date:                            April 14, 1998
Maturity Date:                               May 1, 2008
Anticipated Repay Date:                      NAP
Mortgage Rate:                               7.280%
Annual Debt Service:                         $1,716,940
DSCR:                                        1.30x
Underwritten Cash Flow:                      $2,233,734
Balance at Maturity:                         $15,644,589
Property Type:                               See Below
Location:                                    See Below
Year Built/Renovated:                        See Below
Square Footage:                              398,786
Cut-off  Date Balance/sf:                    $48.90
Appraised Value:                             $28,260,000
Current LTV:                                 69.5%
Balance at Maturity LTV:                     55.8%
Percent Occupied:                            96.6%
Occupancy as of Date:                        September/October 1998
--------------------------------------------------------------------------------

THE LOAN GROUP

The four (4) American Industrial Properties REIT loans include Spring Valley Business Park, #6, Central Park Office Tech Center, Skyway Business Center, 109-111 Inverness and Avion Business Center (the "AIP Loans"). The AIP Loans are secured by first mortgages on five (5) properties (collectively, the "AIP Mortgaged Properties"). The AIP Mortgaged Properties are located in Irving, Richardson and Carrollton, Texas and Englewood, Colorado. The AIP Loans are cross-collateralized and cross-defaulted with each other. Prudential Securities Credit Corporation originated the AIP loans and National Realty Funding L.C. purchased and modified the existing AIP Loans on April 14, 1998.

              BORROWER. The Borrower is American Industrial Properties REIT, a Texas real estate investment trust, formed in 1985 (the "AIP Borrower"). The REIT acquires, owns, operates and develops commercial and industrial properties. The AIP borrower owns 5,710,000 square feet of commercial and industrial space, which has an overall occupancy of 92%.

              SECURITY. The AIP Loans are each secured by an Assignment and First Modification of Deed of Trust and Assignment of Leases and Rents and certain additional security. The collateral for each loan is described below in the Properties section. The AIP Loans are non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed at 7.280%. The AIP Loans require Monthly Payments of principal and interest until maturity on May 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The AIP Loans accrue interest on the basis of a thirty
         (30) day month/ three hundred sixty (360) day year.

              PREPAYMENT. By their terms, the notes may be prepaid in whole, but not in part, during their respective terms subject to the following: i) no event of default exists, ii) the note holder receives written notice of the prepayment date and iii) any applicable Prepayment Premium is tendered with the prepayment.

              The Prepayment Premium for Years 1 through 8 of the notes is the greater of one percent (1%) of the outstanding balance at the time of prepayment, or the Yield Maintenance Amount. The Prepayment Premium for Year 9 of the notes is three percent (3%) of the outstanding Mortgage balance. There is no Prepayment Premium in Year 10 of the Notes.

              Any prepayment made after an event of default under the Mortgage Loan Documents and prior to a sale of the applicable property through foreclosure or other remedies available to the lender will be considered voluntary and must include the applicable Prepayment Premium as of the date of the occurrence of the event of default.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Mortgage Loan Documents prohibit the AIP Borrower from transferring any of the AIP Mortgaged Properties, including by change of ownership of the AIP Borrower, unless i) the noteholder receives and approves a written request for such transfer or change in ownership, ii) no event of default has occurred, iii) any proposed new owner meets all applicable underwriting standards, iv) the AIP Mortgaged Property meets all of the lender's underwriting standards related to its financial and physical condition, management, and operation and v) the AIP Borrower reimburses the noteholder for all reasonable transfer costs and an assumption fee of 1% of the outstanding Mortgage Balance.

              ESCROWS/RESERVES. There are monthly tax and insurance escrows for each of the AIP Loans, as well as initial deposits and monthly deposits for replacement reserves. The monthly escrow/reserve amounts are as follows:

         #2493 Spring Valley Business Park, #6. A tax escrow of $11,474.24 per month and insurance escrow of $527.50 per month. Initial replacement reserves totaled $344,000 with monthly deposits of $5,354 for 24 months from the first payment.

         #2494 Central Park Office Technology Center/Skyway Business
         Center. A tax escrow of $9,096.26 per month and insurance escrow of $876.25 per month. Initial replacement reserves totaled $273,000 with monthly deposits of $3,100 for 24 months from the first payment.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

         #2496 109-111 Inverness. A tax escrow of $12,441.01 per month and insurance escrow of $858.33 per month. Initial replacement reserves totaled $569,000 with monthly deposits of $717 for 24 months from the first payment.

         #2497 Avion Business Center. A tax escrow of $7,077.26 per month and insurance escrow of $510.08 per month. Initial replacement reserves totaled $31,000 with monthly deposits of $1,333 for 24 months from the first payment.

              SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTIES

The four AIP Loans are secured by first mortgages on the following five (5) properties: Spring Valley Business Park, #6, Central Park Office Tech Center and Skyway Business Center, 109-111 Inverness, and Avion Business Center.

PROPERTY 1: LOAN #2493 / CONTROL #5.10 - SPRING VALLEY BUSINESS PARK, #6

--------------------------------------------------------------------------------
Location:                               Richardson, TX
Construction:                           Concrete
Year Built/Renovated:                   1980
Square Footage:                         94,304
Percent Occupied:                       100.0% as of 10/25/98
Appraised Value:                        $9,250,000
--------------------------------------------------------------------------------

PROPERTY 2: LOAN #2494A / CONTROL #5.31 - CENTRAL PARK OFFICE TECH CENTER

--------------------------------------------------------------------------------
Location:                               Richardson, TX
Construction:                           Concrete
Year Built/Renovated:                   1985
Square Footage:                         70,965
Percent Occupied:                       85.0% as of 9/30/98
Appraised Value:                        $4,450,000
--------------------------------------------------------------------------------

PROPERTY 3: LOAN #2494B / CONTROL #5.32 - SKYWAY BUSINESS CENTER

--------------------------------------------------------------------------------
Location:                               Irving, TX
Construction:                           Concrete
Year Built/Renovated:                   1981
Square Footage:                         67,150
Percent Occupied:                       100.0% as of 9/30/98
Appraised Value:                        $2,200,000
--------------------------------------------------------------------------------

PROPERTY 4: LOAN #2496 / CONTROL #5.20 - 109-111 INVERNESS

--------------------------------------------------------------------------------
Location:                               Englewood, CO
Construction:                           Masonry
Year Built/Renovated:                   1980
Square Footage:                         96,386
Percent Occupied:                       100.0% as of 11/01/98
Appraised Value:                        $7,400,000
--------------------------------------------------------------------------------

PROPERTY 5: LOAN # 2497 / CONTROL #5.40 - AVION BUSINESS CENTER

--------------------------------------------------------------------------------
Location:                               Carrollton, TX
Construction:                           Masonry
Year Built/Renovated:                   1985
Square Footage:                         69,981
Percent Occupied:                       92.1% as of 11/03/98
Appraised Value:                        $4,960,000
--------------------------------------------------------------------------------

THE MANAGEMENT

Trammel Crow is the current property manager for all AIP Mortgaged Properties except 109-111 Inverness in Englewood.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-16
CONTROL #: 6 LOAN #: C104 - ONE CITY CENTER
------------------------------------------------------

--------------------------------------------------------------------------------
Cut-off Date Balance:                 $18,975,752
Loan Type:                            Principal and Interest; Hyper-Amortization
Origination Date:                     May 14, 1998
Maturity Date:                        June 1, 2028
ARD  Date:                            June 1, 2008
Mortgage Rate:                        7.29%
Annual Debt Service:                  $1,569,771
DSCR:                                 1.37x
Underwritten Cash Flow:               $2,150,398
Balance at Maturity or ARD:           $16,787,487
Property Type:                        Office
Location:                             Portland, ME
Year Built/Renovated:                 1986
Square Footage:                       209,832
Cut-off  Date Balance/sf:             $90.43
Appraised Value:                      $26,500,000
Current LTV:                          71.6%
Balance at Maturity LTV:              63.3%
Percent Occupied:                     99.8%
Occupancy as of Date:                 September 1998
--------------------------------------------------------------------------------

THE LOAN

The One City Center Loan (the "One City Center Loan") is secured by a first mortgage on a 209,832 square foot office building located in Portland, Maine (the "One City Center Property"). The One City Center Loan was originated by CIBC Inc. on May 14, 1998 to refinance existing debt.

              BORROWER. The borrower is One City Center Associates, a Maine limited partnership (the "One City Center Borrower"). The One City Center Borrower is a single purpose entity.

              SECURITY. The One City Center Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the One City Center Property. The One City Center Loan is non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed at 7.290%. The One City Center Loan requires Monthly Payments of $130,814.27 (includes principal and interest) until its Anticipated Repayment Date on June 1, 2008, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The One City Center Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

              PREPAYMENT. By its terms, the One City Center Loan may not be prepaid in whole or in part during the loan term, except that it may be repaid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The One City Center Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 4 years after the closing of the One City Center Loan.

              If there is an event of default and the lender accelerates the One City Center Loan, the note requires the One City Center Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the One City Center Loan accrues interest at the Mortgage Rate plus 4% per annum while the One City Center Loan is in default. Should the One City Center Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 5% or the treasury rate plus 5%, whichever is greater.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The One City Center Loan becomes immediately due and payable upon the transfer of the One City Center Property or any general partnership interest in the One City Center Borrower (except to a wholly-owned subsidiary of Mr. Burton Fisher, the current general partner), provided, however, the One City Center Borrower has the right to one transfer of the One City Center Property subject to the terms of the Mortgage and upon the approval of the lender.

              ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded monthly in the amount of $3,450 and an escrow required for tenant improvements and leasing costs which is required to be funded in the monthly amount of $12,666.67 subject to a cap of $300,000. There is no insurance escrow provided that the One City Center Borrower pays the annual insurance premium one year in advance and provides the lender with evidence of such prepayment.

              SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the One City Center Borrower from incurring any subordinate secured indebtedness or encumbrances.

THE PROPERTY

The One City Center Property is a 209,832 square foot office building located in Portland, Maine. The One City Center Property was 99.9% occupied as of September 1998 to 52 tenants based on a rent roll provided by the One City Center Borrower. The One City Center Property was completed in 1986 and is a 13-story steel and brick building. The average base rental rate was $16.12 per the September 1998 rent roll.

THE MANAGEMENT

Dirigo Property Management is the property manager and has an office at the One City Center Property.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-17
CONTROL #: 7 - THE NURSING CENTER LOANS
---------------------------------------
CONTROL #:  7.10  LOAN #:  6275 - HICKORY OF ATHENS NURSING CENTER
CONTROL #:  7.20  LOAN #:  6276 - SOUTHERN HILLS HEALTH & REHABILITATION CENTER
CONTROL #:  7.30  LOAN #:  6274 - SCENIC HILLS NURSING CENTER
CONTROL #:  7.40  LOAN #:  6273 - ARCADIA NURSING CENTER

--------------------------------------------------------------------------------
Cut-off  Date Balance:                       $15,017,849
Loan Type:                                   Principal and Interest Balloon
Origination Date:                            September 23, 1998
Maturity Date:                               October 1,2008
Anticipated Repay Date:                      NAP
Mortgage Rate:                               7.620%
Annual Debt Service:                         $1,353,227
DSCR:                                        1.62x
Underwritten Cash Flow:                      $2,185,511
Balance at Maturity:                         $12,310,745
Property Type:                               Congregate / Skilled Care
Location:                                    See Below
Year Built/Renovated:                        See Below
Beds:                                        448
Cut-off  Date Balance/sf:                    $33.52
Appraised Value:                             $24,115,000
Current LTV:                                 62.87%
Balance at Maturity LTV:                     51.54%
Percent Occupied:                            90.04%
Occupancy as of Date:                        June/August/September 1998
--------------------------------------------------------------------------------

THE LOAN GROUP

The Nursing Center loans ("Nursing Center Loans") include the following four loans:

The Arcadia Nursing Center Loan ("Arcadia Loan") is secured by a first mortgage on a 26-bed intermediate care facility in Coolville, OH.

The Scenic Hills Nursing Center Loan ("Scenic Hills Loan") is secured by a first mortgage on a 98-bed intermediate care facility in Bidwell, OH.

The Hickory of Athens Nursing Center Loan ("Hickory of Athens Loan") is secured by a first mortgage on a 175-bed intermediate care facility in The Plains, OH.

The Southern Hills Health & Rehabilitation Center ("Southern Hills Loan") is secured by a first mortgage on a 100-bed skilled nursing facility in Middleburg Heights, OH.

All four Nursing Center Loans were originated by Keycorp Real Estate Capital Markets, Inc. on September 23, 1998 and subsequently acquired by National Realty Funding, L.C.

              BORROWER. The borrowers of the Nursing Center Loans 6273, 6274, 6275 and 6276 are respectively: Arcadia Nursing Center, Inc.; Scenic Hills Nursing Center, Inc.; Hickory Creek of Athens, Inc.; and Southern Hills Health and Rehabilitation Center, Inc. All of the outstanding stock of these companies is owned by The Jack S. Semelsberger, Sr. Trust.

              SECURITY. Each Nursing Center Loan is secured by a Mortgage and Security Agreement. The four Nursing Center Loans are cross-collateralized and cross-defaulted. They are also non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed for all Nursing Center Loans at 7.620% with principal and interest payments due the first of each month beginning November 1, 1998 and all unpaid principal and accrued interest due October 1, 2008. The Nursing Center Loans accrue interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

              PREPAYMENT. By their terms, the Nursing Center Loans may not be prepaid prior to the sixth loan year. During the sixth loan year or any time thereafter the Nursing Center Loans may be prepaid in whole, but not in part, with the payment of a Prepayment Premium. The Prepayment Premium shall be equal to the greater of (a) one percent (1%) of the principal balance of the note, or (b) the Yield Maintenance Charge. No Prepayment Premium is due if prepayment occurs during the three months prior to maturity.

              If there is an event of default and the Lender accelerates a loan, the note requires the borrower to pay a yield maintenance premium. There is a 5% late fee on overdue installments, and the loans accrue interest at the Mortgage Rate plus 5% per annum while the Nursing Center Loan is in default.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Nursing Center Loans become immediately due and payable upon transfer of the property or any ownership interest in the borrower, except in connection with the rights of transfer described below. The borrower has the right to one transfer of the properties upon approval of the Lender and payment of a 1% assumption fee.

              ESCROWS/RESERVES. The following monthly escrow / reserve payments are required:

                                     REPLACEMENT
                                        RESERVES        TAXES       INSURANCE
                                        --------        -----       ---------
              Arcadia Loan:            $1,056.42      $1,266.67     $1,178.50
              Scenic Hills Loan:         $963.61      $2,314.78     $1,516.50
              Hickory of Athens Loan:  $2,854.00      $5,759.66     $2,386.25
              Southern Hills Loan:     $1,073.96      $7,321.68     $1,520.33

              SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-18
THE PROPERTIES

The Nursing Center Loans are secured by four separate congregate/skilled care facilities, as indicated below.

PROPERTY 1: LOAN # 6273 / CONTROL #7.40 - ARCADIA NURSING CENTER

--------------------------------------------------------------------------------
Location:                                                         Coolville, OH
Construction:                                                              Wood
Yr. Built/Renovated                                                 1955 / 1976
Number of Beds (Units):                                                      26
Percent Occupied:                                           77.3% as of 6/05/98
Appraised Value:                                                     $2,714,000
--------------------------------------------------------------------------------

PROPERTY 2: LOAN #6274 / CONTROL #7.30 - SCENIC HILLS NURSING CENTER

--------------------------------------------------------------------------------
Location:                                                           Bidwell, OH
Construction:                                                              Wood
Yr. Built/Renovated:                                                1981 / 1997
Number of Beds (Units):                                                      98
Percent Occupied:                                          91.83% as of 8/25/98
Appraised Value:                                                     $5,400,000
--------------------------------------------------------------------------------

PROPERTY 3:  LOAN #6275 / CONTROL #7.10 - HICKORY OF ATHENS NURSING CENTER

--------------------------------------------------------------------------------
Location:                                                        The Plains, OH
Construction:                                                              Wood
Yr. Built/Renovated:                                           1980, 1985, 1991
Number of Beds (Units):                                                     175
Percent Occupied:                                          88.57% as of 9/30/98
Appraised Value:                                                      8,901,000
--------------------------------------------------------------------------------

PROPERTY 4: LOAN # 6276 / CONTROL #7.20 - SOUTHERN HILLS HEALTH & REHABILITATION CENTER

--------------------------------------------------------------------------------
Location:                                                Middleburg Heights, OH
Construction:                                                              Wood
Yr. Built/Renovated:                                                       1995
Number of Beds (Units):                                                     100
Percent Occupied:                                           94.0% as of 8/25/98
Appraised Value:                                                     $7,100,000
--------------------------------------------------------------------------------

THE MANAGEMENT

All four properties are managed by Integrated Health Services.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-19
CONTROL#: 8 LOAN #: C105 - SEA TAC HOTEL
----------------------------------------

--------------------------------------------------------------------------------
Cut-off  Date Balance:                        $14,849,396
Loan Type:                                    Principal and Interest;
                                              Hyper-Amortization
Origination Date:                             August 27, 1998
Maturity Date:                                September 1, 2023
ARD Date:                                     September 1, 2005
Mortgage Rate:                                7.50%
Annual Debt Service:                          $1,325,750
DSCR:                                         1.93x
Underwritten Cash Flow:                       $2,557,869
Balance at Maturity:                          $13,217,568
Property Type:                                Full Service Hotel
Location:                                     Sea Tac, WA

Year Built/Renovated:                         1960/1998
Number of Rooms:                              308
Cut-off  Date Balance/room:                   $48,212
Appraised Value:                              $23,400,000
Current LTV:                                  63.5%
Balance at Maturity or ARD LTV:               56.5%
Percent Occupied:                             68.6%
Occupancy as of Date:                         January 1, 1999
--------------------------------------------------------------------------------

THE LOAN

The Sea Tac Hotel Loan (the "Sea Tac Hotel Loan") is secured by a first mortgage on a 308-room full-service hotel located in Sea Tac, Washington (the "Sea Tac Hotel Property"). The Sea Tac Hotel Loan was originated by CIBC Inc. on August 27, 1998 to refinance existing debt and acquire the property.

              BORROWER. The borrower is CHIP REIT No. 25 Sea-Tac Ltd., a Washington corporation (the "Sea Tac Hotel Borrower"). The Sea Tac Hotel Borrower is a single purpose entity.

              SECURITY. The Sea Tac Hotel Loan is secured by a deed of trust and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The first mortgage is a first lien on the fee interest in the Sea Tac Hotel Property. The Sea Tac Hotel Loan is non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed at 7.50%. The Sea Tac Hotel Loan requires monthly payments of $110,479.18 (includes principal and interest) until its anticipated repayment date on September 1, 2005, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Sea Tac Hotel Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

              PREPAYMENT. By its term, the Sea Tac Hotel Loan may not be prepaid prior to the sixth loan year. During the sixth loan year or any time thereafter the loan may be prepaid in whole, but not in part, with the payment of a Prepayment Premium. The Prepayment Premium shall be equal to the greater of (a) one percent (1%) of the principal balance of the note, or (b) the Yield Maintenance Charge. No Prepayment Premium is due if prepayment occurs during the six months prior to maturity.

              If there is an event of default and the lender accelerates the Sea Tac Hotel Loan, the note requires the Sea Tac Hotel Borrower to pay the lender a yield maintenance charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the Sea Tac Hotel Loan accrues interest at the Mortgage Rate plus 4% per annum while the Sea Tac Hotel Loan is in default. Should the Sea Tac Hotel Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 2% or the treasury rate plus 2%, whichever is greater.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Sea Tac Hotel Loan becomes immediately due and payable upon the transfer of the Sea Tac Hotel Property or more than a ten percent (10%) interest in the Sea Tac Hotel Borrower, except in connection with the rights of transfer described below. The Sea Tac Hotel Borrower has the right to one transfer of the Sea Tac Hotel Property subject to the related Mortgage upon the approval by the lender.

              ESCROWS/RESERVES. There are tax and insurance escrows which require monthly deposits in an amount sufficient to pay estimated taxes and insurance premiums when due. There is also an escrow required for capital expenditures based on 5% of prior year's gross revenue which is required to be funded monthly. As of the Closing Date, $5,560 was escrowed for environmental reserve holdback. In addition, $747,500 was escrowed as of the Closing Date to aid in the conversion of the Quality Inn portion of the property to the Radisson flag and for other capital improvements.

              SUBORDINATE/OTHER DEBT. The related Mortgage Loan Documents prohibit the Sea Tac Hotel Borrower from incurring any secured subordinate indebtedness or encumbrances.

              DISCLOSURE OF POSSIBLE CONDEMNATION. The Mortgage Loan Seller has been advised that the Port of Seattle, a municipal corporation (the "Port") that operates the Seattle-Tacoma International Airport (the "Airport") is anticipating constructing a new intermodal transportation center (the "Center") to service the Airport. The Mortgage Loan Seller also has been advised that if the Center is constructed in accordance with its current plans, the Center would include all or substantially all of the Sea Tac Hotel Property and that therefore a partial or total condemnation of the Sea Tac Hotel Property is possible.

              The Mortgage Loan Seller has been advised that the Puget Sound Transit Authority (the "STA") is also contemplating construction of a new light rail line (the "Rail Line") to provide access to the Airport whether or not the Center is constructed. The Mortgage Loan Seller also has been advised that various proposals are currently being considered with respect to the Rail Line, some of which may require a partial or total condemnation of the Sea Tac Hotel Property, but that the STA's preferred route would

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------
         require only a non-material partial condemnation of the Sea Tac
         Hotel Property that would not adversely affect the use and enjoyment of the Sea Tac Hotel Property.

              The Mortgage Loan Seller has been advised that the development of the Center and the Rail Line are still subject to (i) final approval from the applicable governmental bodies, (ii) submission, review and approval of the environmental impact study, (iii) determinations of the fair market value of the Sea Tac Hotel Property (or portions to be condemned), (iv) arrangement of financing of the projects (including relevant condemnation awards) and (v) the outcome of any litigation brought to challenge the construction of the Center or the Rail Line.

              No assurance can be given by the Mortgage Loan Seller as to whether the Center or the Rail Line will be constructed and, if any such construction does proceed, when and if any resulting condemnation will occur.

              The related Mortgage Loan Documents provide that proceeds of a total condemnation shall be paid to the holder of the Sea Tac Hotel Loan to be used to satisfy all obligations due under the Sea Tac Hotel Loan (including the outstanding principal balance, accrued interest and any Yield Maintenance Charge). The related Mortgage Loan Documents provide that the proceeds of a partial condemnation may be paid to the related borrower to improve the Sea Tac Hotel if certain conditions are satisfied including: (i) sufficient condemnation proceeds being received to complete such reconstruction or improvements; (ii) the borrower providing evidence that the hotel can be rebuilt or improved to include substantially the same amenities and with the same hotel flag; and (iii) in the Mortgage Loan Seller's reasonable judgement, the maintenance, after such reconstruction or improvement, of a debt service coverage ratio of at least 1.4:1 and an LTV no greater than 70%. If such conditions are not satisfied, the holder of the Sea Tac Hotel Loan may accelerate the entire indebtedness and declare any associated Yield Maintenance Charge due. The related Mortgage Loan Documents provide that any condemnation proceeds remaining after any such reconstruction or improvement will be used to partially prepay the Sea Tac Hotel Loan.

              The related Mortgage Loan Documents also provide that a Yield Maintenance Charge will be due in connection with any partial or total prepayment caused by a condemnation of the Sea Tac Hotel Property if an acceleration occurs not less than 6 months prior to the Anticipated Repayment Date. Such Yield Maintenance Charge would be at least 1.00% of the amount of such principal prepayment and is an obligation of the Sea Tac Hotel Borrower secured by the related mortgage. Canadian Hotel Income Properties Real Estate Investment Trust, a publicly traded Canadian real estate investment trust, the ultimate parent company of the Sea Tac Hotel Borrower, has agreed to make payment of any such Yield Maintenance Charge up to a maximum of $3,000,000.

THE PROPERTY

The Sea Tac Hotel Property is a 308 room, 2-story, full-service hotel with interior corridors. The property contains two distinct buildings; one building was flagged as a Radisson Hotel and the other carried the Quality Inn flag. Effective December 1998, the Sea Tac Hotel Borrower re-flagged the Quality Inn portion of the hotel as a Radisson. Renovations are currently underway to upgrade the former Quality Inn guest rooms to comply with Radisson standards. All renovations are to be completed before the end of first quarter 1999. The hotel contains a full-service restaurant, a lounge as well as a pool area. The average daily room rate for the one year period ending in January 1999 was $85.70.

THE MANAGEMENT

The property manager is O'Neill Hotels and Resorts. O'Neill is the exclusive manager of the 40-property/6,500-guest room portfolio owned by Canadian Hotel Income Properties REIT, an affiliate of the Sea Tac Hotel Borrower.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-21
CONTROL #: 9 LOAN #: C103 - PRIME GROUP PORTFOLIO
-------------------------------------------------
CONTROL #: 9.10  LOAN #: C103I - 11039 GAGE AVENUE
CONTROL #: 9.20  LOAN #: C103B - 11045 GAGE AVENUE
CONTROL #: 9.30  LOAN #: C103J - 1401 SOUTH JEFFERSON STREET
CONTROL #: 9.40  LOAN #: C103G - 200 E. FULLERTON AVENUE
CONTROL #: 9.50  LOAN #: C103H - 350 RANDY ROAD
CONTROL #: 9.60  LOAN #: C103F - 370 CAROL LANE
CONTROL #: 9.70  LOAN #: C103C - 4160-4190 MADISON STREET
CONTROL #: 9.80  LOAN #: C103D - 4211 MADISON STREET

--------------------------------------------------------------------------------
Cut-off  Date Balance:              $14,823,814
Loan Type:                          Principal and Interest; Hyper-Amortization
Origination Date:                   May 1, 1998
Maturity Date:                      May 1, 2028
Anticipated Repay Date:             May 1, 2008
Mortgage Rate:                      7.17%
Annual Debt Service:                $1,212,724
DSCR:                               1.42x
Underwritten Cash Flow:             $1,718,776
Balance at ARD:                     $13,086,222
Property Type:                      Industrial
Locations:                          Metropolitan Chicago, IL
Year Built/Renovated:               See Below
Square Footage:                     497,420
Cut-off  Date Balance/sf:           $29.80
Appraised Value:                    $20,410,000
Current LTV:                        72.6%
Balance at Maturity LTV:            64.1%
Percent Occupied:                   100%
Occupancy as of Date:               December 1998
--------------------------------------------------------------------------------

THE LOAN GROUP

The Prime Industrial Portfolio Loan (the "Prime Loan") is secured by a first mortgage on eight cross-collateralized cross-defaulted industrial buildings with an aggregate square footage of 497,420 located in the Metropolitan Chicago, Illinois area (the "Prime Properties"). The Prime Loan was originated by CIBC Inc., on May 1, 1998 to refinance existing debt.

              BORROWER. The borrower of the Prime Loan consists of eight Delaware limited liability companies (each, a "Prime Borrower"), all of which are controlled by Prime Group Realty Trust ("Prime"). The Mortgage Loan Documents limit each Prime Borrower to the acquisition, operation, and disposition of one of the eight cross-collateralized properties. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

              SECURITY. The Prime Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Prime Properties. The Prime Loan is non-recourse, subject to certain limited exceptions.

              PAYMENT TERMS. The Mortgage Rate is fixed at 7.170%. The Prime Loan requires Monthly Payments of $101,060.35 (includes principal and interest), which are due until its Anticipated Repayment Date of May 1, 2008, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Prime Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

              PREPAYMENT. By its terms, the Prime Loan may not be prepaid in whole or in part during the loan term, except that it may be repaid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The Prime Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 4 years after the closing of the Prime Loan.

              If there is an event of default and the lender accelerates the Prime Loan, the note requires the Prime Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the Prime Loan accrues interest at the Mortgage Rate plus 4% per annum while the Prime Loan is in default. Should the Prime Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 5% or the treasury rate plus 5%, whichever is greater.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Prime Loan becomes immediately due and payable upon the transfer of the Prime Properties or any majority ownership interest in the Prime Borrower, provided, however, the Prime Borrower has the right to one transfer of the Prime Properties subject to the terms of the mortgage and upon the approval of the lender. Notwithstanding the foregoing, transfers are permitted without consent so long as Prime Realty Trust owns at least a 30% stake in the Prime Borrower, and controls the Prime Borrower post-transfer to the same extent as pre-transfer.

              ESCROWS/RESERVES. There is a tax escrow, which requires monthly deposits in an amount sufficient to pay estimated taxes when due. Prime has provided an unconditional payment guarantee to ensure that adequate funds will be available for capital repairs and tenant improvements/leasing commissions in the monthly amounts of $6,218 and $17,475, respectively.

              SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit each Prime Borrower from incurring any subordinate indebtedness or encumbrances.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-22
THE PROPERTIES

The Mortgaged Properties are comprised on eight cross-collateralized industrial properties located in the Metropolitan Chicago, Illinois area. The Prime Properties consist of the following eight (8) industrial buildings.


PROPERTY 1: LOAN #C103I / CONTROL #9.10 - 11039 GAGE AVENUE

--------------------------------------------------------------------------------
Location:                                                      Franklin Park, IL
Construction:                                                        Steel Frame
Yr. Built/Renovated:                                                   1964 / 93
Square Footage:                                                           21,935
Percent Occupied:                                            100% as of 12/01/98
Appraised Value:                                                        $925,000
--------------------------------------------------------------------------------

PROPERTY 2: LOAN #C103B / CONTROL #9.20 - 11045 GAGE AVENUE

--------------------------------------------------------------------------------
Location:                                                      Franklin Park, IL
Construction:                                                        Steel Frame
Yr. Built/Renovated:                                                   1964 / 93
Square Footage:                                                          136,600
Percent Occupied:                                            100% as of 12/01/98
Appraised Value:                                                      $5,500,000
--------------------------------------------------------------------------------

PROPERTY 3: LOAN #C103J / CONTROL #9.30 - 1401 SOUTH JEFFERSON STREET

--------------------------------------------------------------------------------
Location:                                                            Chicago, IL
Construction:                                                        Steel/Brick
Yr. Built/Renovated:                                                        1964
Square Footage:                                                           17,265
Percent Occupied:                                             100% as of 12/1/98
Appraised Value:                                                        $810,000
--------------------------------------------------------------------------------

PROPERTY 4: LOAN #C103G / CONTROL #9.40 - 200 EAST FULLERTON AVENUE

--------------------------------------------------------------------------------
Location:                                                       Carol Stream, IL
Construction:                                                        Steel Frame
Yr. Built/Renovated:                                                   1968 / 93
Square Footage:                                                           66,254
Percent Occupied:                                             100% as of 12/1/98
Appraised Value:                                                      $2,500,000
--------------------------------------------------------------------------------

PROPERTY 5: LOAN #C103H / CONTROL #9.50 - 350 RANDY ROAD

--------------------------------------------------------------------------------
Location:                                                       Carol Stream, IL
Construction:                                                      Brick / Steel
Yr. Built/Renovated:                                                        1974
Square Footage:                                                           25,200
Percent Occupied:                                            100% as of 12/01/98
Appraised  Value:                                                     $1,375,000
--------------------------------------------------------------------------------

PROPERTY 6: LOAN #C103F / CONTROL #9.60 - 370 CAROL LANE

--------------------------------------------------------------------------------
Location:                                                           Elmhurst, IL
Construction:                                                        Steel Frame
Yr. Built/Renovated:                                                   1977 / 94
Square Footage:                                                           60,290
Percent Occupied:                                             100% as of 12/1/98
Appraised Value:                                                      $2,550,000
--------------------------------------------------------------------------------

PROPERTY 7: LOAN #C103C / CONTROL #9.70 - 4160-4190 MADISON STREET

--------------------------------------------------------------------------------
Location:                                                           Hillside, IL
Construction:                                                        Steel/Brick
Yr. Built/Renovated:                                                   1973 / 92
Square Footage:                                                           79,532
Percent Occupied:                                             100% as of 12/1/98
Appraised Value:                                                      $3,225,000
--------------------------------------------------------------------------------

PROPERTY 8: LOAN #C103D / CONTROL #9.80 - 4211 MADISON STREET

--------------------------------------------------------------------------------
Location:                                                           Hillside, IL
Construction:                                                      Steel/Masonry
Yr. Built/Renovated:                                                   1977 / 93
Square Footage:                                                           90,344
Percent Occupied:                                            100% as of 12/01/98
Appraised Value:                                                      $3,525,000
--------------------------------------------------------------------------------

THE MANAGEMENT

The Prime Borrower is the property manager.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                                                            E-23
CONTROL #: 10 LOAN #: 2454 - ST. FRANCIS OUTPATIENT BUILDING
------------------------------------------------------------

--------------------------------------------------------------------------------
Cut-off  Date Balance:                       $14,500,000
Loan Type:                                   IO then Amortizing Balloon
Origination Date:                            July 17,1998
Maturity Date:                               August 1,2008
Anticipated Repay Date:                      NAP
Mortgage Rate:                               6.99%
Annual Debt Service:                         $1,156,458
DSCR:                                        1.37x
Underwritten Cash Flow:                      $1,589,127
Balance at Maturity:                         $12,973,937
Property Type:                               Office
Location:                                    Honolulu, Hawaii
Year Built/Renovated:                        1997
Square Footage:                              80,371
Cut-off  Date Balance/sf:                    $180.41
Appraised Value:                             $19,750,000
Current LTV:                                 73.4%
Balance at Maturity LTV:                     65.7%
Percent Occupied:                            92.7%
Occupancy as of Date:                        December 22, 1998
--------------------------------------------------------------------------------

THE LOAN

The St. Francis Outpatient Building Loan (the "St. Francis Outpatient Building Loan") is secured by a leasehold mortgage on a five-story medical office building containing 80,371 square feet located in Honolulu, Hawaii (the "St. Francis Outpatient Building Property"). The St. Francis Outpatient Building Loan was originated by National Realty Funding, L.C. on July 17, 1998 and subsequently acquired by National Realty Finance, L.C.

              THE BORROWER. The borrower is Liliha Partners, L.P. dba Liliha LMP Company, a California limited partnership (the "St. Francis Outpatient Building Borrower"). The partnership was formed to own and operate the St. Francis Outpatient Building Property.

              SECURITY. The St. Francis Outpatient Building Loan is secured by a Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (the "Security Instrument"), UCC financing statements and certain additional security documents. The fee interest is encumbered by an unsubordinated ground lease with a 50-year term, expiring in 2044, with no renewal options. The lease is in compliance with NRF underwriting guidelines. St. Francis Hospital is the lessor and the primary tenant in the building.

              PAYMENT TERMS. The Mortgage Rate is fixed at 6.99%. The St. Francis Outpatient Building Loan requires monthly interest only payments of $84,462.50 for the first two years, then monthly principal and interest payments of $96,371.50 which will fully amortize the St. Francis Outpatient Building over 30 years. The note provides for a maturity date of August 1, 2008 at which time all unpaid principal and accrued but unpaid interest is due. The St. Francis Outpatient Building Loan accrues interest computed on the basis of a 30 day month in a 360 day year except for the last 6 months.

              PREPAYMENT. By its terms, the St. Francis Outpatient Building Loan allows the Borrower to prepay the entire principal balance of the St. Francis Outpatient Building Loan in whole, but not in part, without a Prepayment Premium during the six (6) month period preceding the maturity date. The St. Francis Outpatient Building Loan may be fully defeased on or after the day which is two (2) years after the Closing Date. The St. Francis Outpatient Building Borrower may cause a partial defeasance in the event St. Francis Hospital (largest tenant and fee owner of the land) exercises its right to reduce base rents for a payment, and upon satisfaction of certain other conditions.

              TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The St. Francis Outpatient Building Loan becomes immediately due and payable upon the transfer of the St. Francis Outpatient Building Property or any ownership interest in the St. Francis Outpatient Building Borrower, except in the connection with the rights of transfer described below. The St. Francis Outpatient Building Borrower must receive the lender's prior written consent, subject to conditions including 1) lender approval of the new borrower, 2)The St. Francis Outpatient Building Property meets all lender underwriting standards and 3) no event of default has occurred. In addition, the St. Francis Outpatient Building Borrower must reimburse the lender for transfer expenses and pay an assumption fee of one percent (1%) of the outstanding Mortgage Balance.

              ESCROWS/RESERVES. There is a tax escrow and insurance escrow requiring monthly deposits in an amount sufficient to pay estimated taxes and insurance when due. There is also a tenant improvement/leasing commissions reserve deposit of $50 per square foot of the remaining "shell space" of the building. $25 per square foot will be released upon execution of a tenant lease and submission of a construction contract, with the remaining $25 per square foot released upon completion of the improvements.

              SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the St. Francis Outpatient Building Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY

The St. Francis Outpatient Building Property is a five story (with two levels below ground) medical office building containing 89,173 rentable square feet located in Honolulu, Hawaii. Current net rentable square feet is 80,371 due to use of 8,802 square feet that is only generating rental income of $1 per year plus a pro-rata share of reimbursements. The site is part of an 8.4 acre parcel that is owned and occupied by St. Francis Medical Center, and is located approximately two miles northwest of the Honolulu Central Business District. Construction of supporting walls is concrete and concrete block. The upper floors utilize an open web steel joist forming with corrugated metal decking, finished with a concrete topping.

The St. Francis Outpatient Building was 92.7% occupied as of December 22, 1998 by 20 tenants based on a rent roll provided by the St. Francis Outpatient Building Borrower. The average base rental rate is $25.21 per square foot at December 22, 1998. The primary tenant is St. Francis Hospital, which occupies about 65% of the rentable square footage. Breakeven occupancy is 69.1% and cash flow from the St. Francis lease alone covers the majority of debt service.

THE MANAGEMENT

The St. Francis Outpatient Building Borrower is the property manager.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES        CIBC WORLD MARKETS       MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

PROSPECTUS
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   Depositor

           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)
                                --------------
     Prudential Securities Secured Financing Corporation (the "Depositor") from time to time will offer Commercial/
Multifamily Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial/Multifamily Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates."

     The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes' which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

     Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates (including private mortgage-pass-through certificates, Certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA or mortgage pass-through certificates previously created by the Depositor). Such mortgage loans, participation interests, installment contracts and mortgage pass-through certificates are hereinafter referred to as the "Mortgage Loans."

     The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties, or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

     The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS DISCUSSED HEREIN UNDER "RISK FACTORS" AT PAGE 12 AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

     The Depositor, as specified in the related Prospectus Supplement, may elect to treat all of a specified portion of the collateral securing any Series of Certificates or the arrangement by which a Series of Certificates is issued as a "real estate mortgage investment conduit" (a "REMIC"). If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will provide the holders of Certificates with liquidity of investment or that it will continue.

     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE CERTIFICATES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is October 29, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates;
(ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.


                            ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292 attention, David Rodgers, (212) 214-1000.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention, David Rodgers, (212) 214-1000.


                                    REPORTS


     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Depositor's principal executive offices are located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

                               TABLE OF CONTENTS




                                                                                              PAGE
                                                                                             -----
PROSPECTUS SUPPLEMENT ....................................................................     2
ADDITIONAL INFORMATION ...................................................................     2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................     2
REPORTS ..................................................................................     3
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................    12
 Limited Liquidity .......................................................................    12
 Limited Assets ..........................................................................    12
 Average Life of Certificates; Prepayments; Yields .......................................    12
 Limited Nature of Ratings ...............................................................    13
 Risks Associated with Lending on Income Producing Properties ............................    13
 Material Federal Tax Considerations Regarding Residual Certificates .....................    14
 Material Federal Tax Considerations Regarding Original Issue Discount ...................    14
 Certain Tax Considerations of Variable Rate Certificates ................................    15
 Nonrecourse Mortgage Loans ..............................................................    15
 Delinquent Mortgage Loans ...............................................................    15
 Junior Mortgage Loans ...................................................................    15
 Balloon Payments ........................................................................    15
 Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees .....    15
 Risks Related to the Mortgagor's Form of Entity and Sophistication ......................    16
 Credit Enhancement Limitations ..........................................................    16
 Risks to Subordinated Certificateholders ................................................    17
 Taxable Income in Excess of Distributions Received ......................................    17
 Due-on-Sale Clauses and Assignments of Leases and Rents .................................    17
 Environmental Risks .....................................................................    18
 ERISA Considerations ....................................................................    18
 Control .................................................................................    18
 Book-Entry Registration .................................................................    18
THE DEPOSITOR ............................................................................    19
USE OF PROCEEDS ..........................................................................    19
DESCRIPTION OF THE CERTIFICATES ..........................................................    19
 General .................................................................................    19
 Distributions on Certificates ...........................................................    20
 Accounts ................................................................................    21
 Amendment ...............................................................................    23
 Termination .............................................................................    24
 Reports to Certificateholders ...........................................................    24
 The Trustee .............................................................................    24
THE MORTGAGE POOLS .......................................................................    25
 General .................................................................................    25
 Assignment of Mortgage Loans ............................................................    26
 Representations and Warranties ..........................................................    27
SERVICING OF THE MORTGAGE LOANS ..........................................................    29
 General .................................................................................    29
 Collections and Other Servicing Procedures ..............................................    29
 Insurance ...............................................................................    30
 Fidelity Bonds and Errors and Omissions .................................................    31
 Servicing Compensation and Payment of Expenses ..........................................    31

                                                                                              PAGE
                                                                                             -----
 Advances ................................................................................     32
 Modifications, Waivers and Amendments ...................................................     32
 Evidence of Compliance ..................................................................     32
 Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee
and
   the Depositor .........................................................................     33
 Events of Default .......................................................................     34
 Rights upon Event of Default ............................................................     34
CREDIT ENHANCEMENT .......................................................................     36
 General .................................................................................     36
 Enhancement Limitations .................................................................     36
 Subordinate Certificates ................................................................     36
 Reserve Funds ...........................................................................     37
 Cross-Support Features ..................................................................     37
 Certificate Guarantee Insurance .........................................................     38
 Limited Guarantee .......................................................................     38
 Letter of Credit ........................................................................     38
 Pool Insurance Policies; Special Hazard Insurance Policies ..............................     38
 Surety Bonds ............................................................................     38
 Fraud Coverage ..........................................................................     38
 Mortgagor Bankruptcy Bond ...............................................................     39
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ..............................................     39
 General .................................................................................     39
 Types of Mortgage Instruments ...........................................................     39
 Personality .............................................................................     40
 Installment Contracts ...................................................................     40
 Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries ..........................     40
 Foreclosure .............................................................................     42
 Environmental Risks .....................................................................     47
 Enforceability of Certain Provisions ....................................................     50
 Soldiers' and Sailors' Relief Act .......................................................     51
 Applicability of Usury Laws .............................................................     52
 Alternative Mortgage Instruments ........................................................     52
 Leases and Rents ........................................................................     53
 Secondary Financing; Due-on-Encumbrance Provisions ......................................     53
 Certain Laws and Regulations ............................................................     53
 Type of Mortgaged Property ..............................................................     54
 Criminal Forfeitures ....................................................................     54
 Americans With Disabilities Act .........................................................     54
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................................     55
 Federal Income Tax Consequences for REMIC Certificates ..................................     55
 Taxation of Regular Certificates ........................................................     58
 Taxation of Residual Certificates .......................................................     64
 Taxes that may be Imposed on the REMIC Pool .............................................     71
 Liquidation of the REMIC Pool ...........................................................     71
 Administrative Matters ..................................................................     72
 Limitations on Deduction of Certain Expenses ............................................     72
 Taxation of Certain Foreign Investors ...................................................     72
 Backup Withholding ......................................................................     73
 Reporting Requirements ..................................................................     73

                                                                                       PAGE
                                                                                      -----
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Mad  74
   Standard Certificates ..........................................................     74
   Stripped Certificates ..........................................................     77
 Federal Income Tax Consequences for FASIT Certificates ...........................     80
 Reporting Requirements and Backup Withholding ....................................     80
 Taxation of Certain Foreign Investors ............................................     80
STATE AND OTHER TAX CONSIDERATIONS ................................................     81
ERISA CONSIDERATIONS ..............................................................     81
 Prohibited Transactions ..........................................................     81
 Unrelated Business Taxable Income-Residual Interests .............................     83
LEGAL INVESTMENT ..................................................................     83
PLAN OF DISTRIBUTION ..............................................................     85
LEGAL MATTERS .....................................................................     86
FINANCIAL INFORMATION .............................................................     86
RATING ............................................................................     86

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Significant Definitions is included at the end of this Prospectus.


Title of Certificates.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in Series (the
                               "Certificates").


Depositor...................   Prudential Securities Secured Financing
                               Corporation, One New York Plaza, New York, New
                               York 10292. Its telephone number is (212)
                               214-1000.


Master Servicer.............   The Master Servicer for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "SERVICING OF THE
                               MORTGAGE LOANS--General."


Special Servicer............   The special servicer (the "Special Servicer"),
                               if any, for each Series of Certificates, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus
                               Supplement. See "SERVICING OF THE MORTGAGE
                               LOANS--General."


Trustee.....................   The trustee (the "Trustee") for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "DESCRIPTION OF THE
                               CERTIFICATES--The Trustee."


The Trust Fund..............   Each Series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:


 A. Mortgage Pool...........   The primary assets of each Trust Fund will
                               consist of a pool of mortgage loans (the
                               "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A
                               Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private-label mortgage pass-through or collateralized mortgaged obligations certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA. Each such mortgage loan, Installment Con-tract, participation interest or certificate or collateralized mortgage obligation is herein referred to as a "Mortgage Loan." The Mortgage
                               Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The
                               Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE
                               MORTGAGE POOLS" herein and "DESCRIPTION MORTGAGE
                               POOL" in the related Prospectus Supplement. All
                               Mortgage Loans will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                               All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and any other types of Mortgages described in the related Prospectus Supplement.

                               Certain Mortgage Loans may provide that
                               scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal. and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement.


 B. Accounts................   A Collection Account and a Distribution
                               Account. The Master Servicer generally will be required to establish and maintain an account
                               (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus
                               Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                               Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus
                               Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.


 C. Credit Enhancement......   If so provided in the related Prospectus
                               Supplement, credit enhancement with respect to one or more Classes of Certificates of a Series or the related Mortgage Loans ("Credit
                               Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit
                               Enhancement Limitations" and "CREDIT
                               ENHANCEMENT--General."


Description of
 Certificates................  The Certificates of each Series will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement"). If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying mortgage loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets" and "DESCRIPTION OF THE CERTIFICATES."

Distributions on
 Certificates................  Distributions of principal and interest on the
                               Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment related Trust Fund.

                               With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


Advances....................   The related Prospectus Supplement will set
                               forth the obligations, if any, of the Master
                               Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "DESCRIPTION OF THE
                               CERTIFICATES--Advances."


Termination.................   The obligations of the parties to the Agreement
                               for each Series will terminate upon: (i) the purchase of all of the assets of the related
                               Trust Fund, as described in the related
                               Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus
                               Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE
                               CERTIFICATES--Termination."


Tax Status of
 the Certificates............  The Certificates of each Series will constitute either (i) "Regular Interests" ("Regular
                               Certificates") and "Residual Interests"
                               ("Residual Certificates") in a Trust Fund treated as a REMIC under

                               Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.


ERISA Considerations........   Fiduciaries of employee benefit plans or of
                               certain other retirement plans and arrangements that are subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code should carefully review with their legal advisors whether the purchase or holding of Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                               CONSIDERATIONS" herein and in the related
                               Prospectus Supplement.


Legal Investment............   The related Prospectus Supplement will indicate
                               whether the Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL
                               INVESTMENT" herein and in the related Prospectus
                               Supplement.


Rating......................   At the date of issuance, as to each Series,
                               each Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each a "Rating Agency"). See "RATING" herein and
                               "RATINGS" in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may, be set forth in "RISK FACTORS" in the related Prospectus Supplement.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."


LIMITED ASSETS

     A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates home by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each

Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment and, as a result, yields on other Classes of Certificates, including Classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase Prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series Of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "Credit Enhancement Limitations."


RISKS ASSOCIATED WITH LENDING ON INCOME PRODUCING PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income, as defined in the prospectus supplement, derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     Further, the concentration of default foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments, declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

     Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

CERTAIN TAX CONSIDERATIONS OF VARIABLE RATE CERTIFICATES


     There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and Variable Rate Regular Interests are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method will be controlling.


NONRECOURSE MORTGAGE LOANS

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may he had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect. to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.


DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are delinquent; provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.


JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens.

     See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.


BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.


EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS; ADDITIONAL SERVICING FEES

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.


RISKS RELATED TO THE MORTGAGOR'S FORM OF ENTITY AND SOPHISTICATION

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-- Foreclosure--Bankruptcy Law." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.


CREDIT ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

     A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

     The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "Limited Nature of Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."


RISKS TO SUBORDINATED CERTIFICATEHOLDERS

     If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.


TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED

     A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Treatment of Subordinate Certificates" herein.


DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS

     Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the Tents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states. such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property. if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."


ERISA CONSIDERATIONS

     Generally, title I of ERISA and certain sections of the Code apply to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective benefit plan investors that are subject to ERISA or the Code are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."


BOOK-ENTRY REGISTRATION

     The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates, as defined in the Prospectus Supplement, are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                 THE DEPOSITOR

     Prudential Securities Financing Corp. was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

     The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     Unless otherwise specified in the applicable Prospectus Supplement, the assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates of each Series will he issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.


GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO property, as defined in the Prospectus Supplement; (iv) all revenue received in respect of REO Property;
(v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits and security agreements; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans;
(viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account;

(x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement; (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor); and (xiv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("Fannie Mae") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may he offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable,
(i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another deposition, identified in such Prospectus Supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain an account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any, and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor. the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be home by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

     It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

     "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);


     (iii) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term debt obligation from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or A+1, at least one of the Rating Agencies rating such Certificates, or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating such Certificates;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating such Certificates in its highest short-term unsecured rating category;

     (v) units of taxable money market funds or mutual funds, which funds seek to maintain a constant asset value and have been rated by each Rating Agency rating such Certificates as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment. as may be acceptable to each Rating Agency rating such Certificates as a permitted investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating such Certificates;

provided, however, that (a) if       S&P is rating such Certificates, none of
such obligations or securites listed above may have an "r" highlighter affixed
to its rating if rated by       S&P; (b) except with respect to units of money
market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and (d) if any of the obligations or securities listed in paragraphs (iii)-(vi) above are not rated by each Rating Agency rating such Certificates, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies rating such Certificates and one other nationally recognized statistical rating organization; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.


AMENDMENT

     Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

     Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee to make an advance without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

     Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.


     The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer (if any), any mortgagor, the Trustee, a manager or any of their respective affiliates will be deemed not to be outstanding; provided, however, that, Certificates beneficially owned by the Master Servicer, the Special Servicer (if any), or any affiliate thereof will be deemed to be outstanding in connection with any required consent to an amendment of the Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any Class while the Master Servicer, the Special Servicer (if any), or any such affiliate owns not less than a percentage specified in the related Agreement of such Class.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating Certificates of such Series.

TERMINATION


     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.


THE TRUSTEE


     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a Fiscal Agent to guarantee certain obligations of the Trustee. Such Fiscal Agent will be a party to the Agreement. In such event, the Fiscal Agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOAN--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A Mortgage Pool may also include participation interests in such types of mortgage loans, private-label mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA, mortgage pass-through certificates, or collateralized mortgage obligations. Each such mortgage loan, Installment Contract, participation interest, certificate, or collateralized mortgage obligation is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

       1. Mortgage Loans with fixed interest rates;

       2. Mortgage Loans with adjustable interest rates;

       3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

       4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

       5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

       6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and

       7. Any other types of Mortgage Loans described in the applicable Prospectus Supplement.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to he applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

     If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder; provided, however, that the principal balance of the mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a Series. In addition, in the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of affiliated obligors representing 10% or more, but less than 45%, of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include, among others, Real Estate Investment Trusts ("REITs"), commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;
(vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans;
(vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee: (i) the Note, endorsed to the order of the Trustee without recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.


REPRESENTATIONS AND WARRANTIES

     The seller of a Mortgage Loan to the Depositor (the "Mortgage Loan Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller, (ii) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each such Mortgage Loan, (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments. The Prospectus Supplement for a Series will specify the representations and warranties being made by the Mortgage Loan Seller.

     All of the representations and warranties of a Mortgage Loan Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholder of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

     Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series. Such Mortgage Loan Seller generally will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the interest rate for such Mortgage Loan, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan, together with interest thereon at the reimbursement rate. The Master Servicer will be required to enforce such obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by a Mortgage Loan Seller and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.


     If specified in the related Prospectus Supplement, the Mortgage Loan Seller may deliver to the Trustee within a specified number of days following the issuance of a Series of Certificates Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicer of the Mortgage Loans (the "Master Servicer") will be specified in the applicable Prospectus Supplement and may be an affiliate of the Depositor. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Regular Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement. The Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made to
(i) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments, (iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law, (vi) to remit to the related borrower the Financial Lease and Reporting Fee as and when required by the related Mortgage, and (vii) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

     The Agreement for each Series will require that the Master Servicer use its reasonable efforts to or require each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of (i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to require each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property.

     If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its reasonable efforts to require the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Master Servicer or the Special Servicer, if any, will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and (iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, if any, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not home by the related mortgagor, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

     In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the

Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.


FIDELITY BONDS AND ERRORS AND OMISSIONS

     The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.


     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

     The Master Servicer will generally pay the fees and expenses of the Trustee.

     The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and Agreement for the related Services.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.


ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.


EVIDENCE OF COMPLIANCE

     The Agreement for each Series will generally provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, if any, which includes an assertion that the Master Servicer or Special Servicer, if any, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report.

     In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-services, upon comparable reports of firms of independent public accountants rendered on the basis of examination conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.


CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

     The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any (or any general partner thereof), will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement) in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any (and any general partner thereof), will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement) in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

     In addition, the Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation and succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

     Generally, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus will describe any additional restrictions on such assignment.

     The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.


EVENTS OF DEFAULT

     Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.


RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement.


     The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.


     On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies or if the Trustee is not approved as a servicer by the Rating Agencies, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and which is either Fannie Mae or FHLMC approved, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.


     No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.


     The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                              CREDIT ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."


ENHANCEMENT LIMITATIONS

     If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things. to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are offered Certificates, the sensitivity of distributions on such Certificates based on certain default assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders" herein.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Servicer. The Reserve Fund, if any for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


LIMITED GUARANTEE

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.


LETTER OF CREDIT

     Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.


POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.


SURETY BONDS

     If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.


FRAUD COVERAGE

     If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or (iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


GENERAL

     All of the Mortgage Loans are loans evidenced by (or, in the case of mortgage pass-through certificates, supported by) a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "Mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property, Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.


PERSONALITY

     Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law. and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


INSTALLMENT CONTRACTS

     The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this Section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "mortgagor") for the payment of the purchase price plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the properly will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the Prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

     The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

     The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens. the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written


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

agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property.

     Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders. any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


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

     Limitations on Mortgagee's Rights. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if, (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisers') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     Courts may also apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor.

     Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

     Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

     In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale.

     Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC. The Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

     Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.


     Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its


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

terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

     Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor, the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder, the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

     Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of "substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding,
(ii) to the extent such rents or hotel revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may he impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessees poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

     A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy.

     Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.


ENVIRONMENTAL RISKS

     Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can he met only by significant capital expenditures.

     A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

     In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management". A number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

     Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to hazardous substances for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

     "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing. and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

     If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

     Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

     Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

     The United States Environmental Protection Agency (the "EPA") has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

     The Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act") requires federal agencies to promulgate regulations that will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and [are to take effect in December of 1996 for owners of one to four residential dwellings.] In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

     Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to a mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws."

     Due-on-Sale Provisions. The enforceability of due-on-sale provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default. It is expected that the Mortgage Loans will include a "Debt-Acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


SOLDIERS' AND SAILORS' RELIEF ACT

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act. to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the mortgagee from foreclosing.

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUN") with respect to origination of alternative mortgage instruments by federal credit unions; and (iii) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.


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

LEASES AND RENTS

     Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee, however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.



CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."


CRIMINAL FORFEITURES

     Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") or as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

     Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job

Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates
--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or underlying mortgage loan either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES


 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


 Original Issue Discount

     Certificates on which interest is not paid currently ("Compound Interest Certificates") will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage

Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.


 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".


 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.


 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the


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

holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must


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

continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES


 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue


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

discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.


 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue


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

price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Acquisition Premium."

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying mortgage backed securities ("MBS") that were originated


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

after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.


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

 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Day, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will


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

provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person"


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

means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


 Mark to Market Regulations

     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


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

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.


 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


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

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States


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

withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates
--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals,


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estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES


 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income


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

over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.


 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property which is residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of


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

an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with


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

respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income
(i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped

Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped--Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code
Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.


 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.


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

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.



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

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code) are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and disqualified persons with respect to the Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     Special caution should be exercised before assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or


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

the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets, including the purchasing or sale of securities or other property, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

     The U.S. Department of Labor (the "Department") has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "Benefit Plan Investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans). This exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market. Absent any restricrtions on purchase or transfer, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.

     Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with the assets of a Plan could result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan--for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84- 14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

     There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.


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

     ANY FIDUCIARY OR OTHER PLAN INVESTOR WHO PROPOSES TO INVEST "PLAN ASSETS" OF A PLAN IN CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF ANY SUCH ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.


UNRELATED BUSINESS TAXABLE INCOME-RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Holders of Residual Certificates" and "--Restrictions on Ownership and Transfer of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE APPLICABLE UNDERWRITER OR ANY OTHER SERVICE PROVIDER WITH RESPECT TO THE CERTIFICATES, SUCH AS THE TRUSTEE, THE MASTER SERVICER AND THE SPECIAL SERVICER, IF ANY, THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone.

     The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.


                                 LEGAL MATTERS


     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York, and for the Underwriters as specified in the related Prospectus Supplement.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is. in one of the four highest categories, by a Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates. the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition. holders of stripped interest certificates in extreme cases might fail to recoup the initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security, rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                               PAGE

1933 Act................................................................... 2
1986 Act.................................................................. 57
1997 Statement............................................................ 84
ACMs...................................................................... 49
ADA....................................................................... 54
adequate protection....................................................... 45
Agreement.............................................................. 9, 19
Anti-Deficiency Legislation............................................... 49
Bankruptcy Code........................................................... 43
CERCLA................................................................ 18, 48
Certificateholders........................................................ 20
Certificates............................................................... 7
Classes.................................................................... 1
Closing Date.............................................................. 26
Code.................................................................. 11, 55
Code Plans................................................................ 81
Collection Account..................................................... 8, 21
Commission................................................................. 2
Compound Interest Certificates............................................ 58
Credit Enhancement..................................................... 9, 36
Credit Enhancement Limitations............................................ 13
Cut-off Date.......................................................... 10, 21
Department................................................................ 82
Depositor.................................................................. 1
Disqualified Organization............................................. 68, 83
Disqualified Organizations................................................ 69
Distribution Account................................................... 8, 21
Distribution Date..................................................... 10, 20
EPA....................................................................... 50
ERISA................................................................. 11, 81
ERISA Plans............................................................... 81
Escrow Account............................................................ 29
Escrow Payments........................................................... 29
Event of Default.......................................................... 34
excess servicing.......................................................... 76
Fannie Mae................................................................ 20
FASIT..................................................................... 55
FASITs.................................................................... 80
FFIEC..................................................................... 84
FHLMC..................................................................... 20
Forfeiture Laws........................................................... 54
Form 8-K.................................................................. 26
Garn-St Germain Act....................................................... 50
GNMA...................................................................... 20
Hazardous Materials....................................................... 49
Installment Contracts..................................................... 25
Lead Paint Act............................................................ 50
Lender Liability Act...................................................... 48
Mark to Market Regulations................................................ 70
Master Servicer........................................................... 29
Master Servicer Remittance Date........................................... 21

MBS....................................................................... 66
Modifications, Waivers and Amendments..................................... 30
Mortgage.................................................................. 25
Mortgage Loan Groups...................................................... 26
Mortgage Loan Schedule.................................................... 26
Mortgage Loan Seller...................................................... 27
Mortgage Loans............................................................. 1
Mortgage Pool.............................................................. 1
Mortgaged Property..................................................... 7, 25
mortgagee................................................................. 40
mortgagor................................................................. 40
NCUN...................................................................... 52
Non-SMMEA Certificates.................................................... 83
Note...................................................................... 25
OCC....................................................................... 84
Offered Certificates....................................................... 1
OID Regulations........................................................... 58
Original Issue Discount................................................... 62
Pass-Through Rate.......................................................... 2
Permitted Investments..................................................... 22
Plan Asset Regulations.................................................... 82
Plans..................................................................... 81
Policy Statement.......................................................... 84
Prepayment Assumption..................................................... 59
Property Protection Expenses.............................................. 21
PTCE...................................................................... 82
Rating Agency......................................................... 11, 19
RATINGS................................................................... 11
reasonably equivalent value............................................... 43
Registration Statement..................................................... 2
Regular Certificateholder................................................. 58
Regular Certificates.............................................. 10, 55, 73
Regular Interests......................................................... 10
REITs..................................................................... 26
Relief Act................................................................ 51
REMIC...................................................................... 1
REMIC Regulations......................................................... 55
REO Account............................................................... 21
Reserve Account........................................................... 19
Reserve Fund.............................................................. 37
Residual Certificateholders............................................... 64
Residual Certificates..................................................... 10
Residual Interests........................................................ 10
Rights of Redemption...................................................... 43
SBJPA of 1996............................................................. 56
Senior Certificates....................................................... 36
Series..................................................................... 1
Service................................................................... 57
Servicing Fee............................................................. 31
SMMEA..................................................................... 83
S&P....................................................................... 22
Special Servicer........................................................... 7
Special Servicing Fee..................................................... 32
Specially Serviced Mortgage Loans......................................... 29

Standard Certificateholder................................................ 74
Standard Certificates..................................................... 74
Startup Day............................................................... 56
Stripped Certificateholder................................................ 78
Stripped Certificates......................................... 74, 75, 76, 77
Subordinate Certificates.................................................. 36
super-premium............................................................. 59
thrift institutions....................................................... 67
Title V................................................................... 52
Title VIII................................................................ 52
Treasury.................................................................. 55
Trust Fund................................................................. 1
Trustee................................................................ 7, 24
UCC....................................................................... 40
Underwriter's Exemption................................................... 82
USTs...................................................................... 50
Voting Rights............................................................. 18

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================================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.


                               TABLE OF CONTENTS

                               -----------------


                                                         PAGE
                                                        ------
              PROSPECTUS SUPPLEMENT
              ---------------------
Important Notice about Information Presented in
  this Prospectus Supplement and the
  Accompanying Prospectus ...........................     S-3
Where You Can Find More Information .................     S-3
Summary .............................................     S-5
Risk Factors ........................................    S-18
Description of the Mortgage Pool ....................    S-30
Prudential Securities Secured Financing
  Corporation .......................................    S-59
Prudential Securities Credit Corp. ..................    S-59
Mortgage Loan Sellers ...............................    S-59
Description of the Certificates .....................    S-64
Yield and Maturity Considerations ...................    S-74
Master Servicer and Special Sub-Servicer ............    S-81
Special Servicer ....................................    S-81
The Pooling and Servicing Agreement .................    S-81
Material Federal Income Tax Consequences ............    S-99
ERISA Considerations ................................   S-100
Legal Investment ....................................   S-103
Plan of Distribution ................................   S-104
Use of Proceeds .....................................   S-104
Legal Matters .......................................   S-104
Ratings .............................................   S-104
Index of Significant Definitions ....................   S-106
Annex A--Mortgage Loan Characteristics ..............     A-1
Annex B--Additional Step Loan and Interest-Only
  Loan Characteristics ..............................     B-1
Annex C--Affiliated Borrowers .......................     C-1
Annex D--Form of Statement to
  Certificateholders ................................     D-1
Annex E--Structural and Collateral Term Sheet
  and Top Ten Loan Descriptions .....................     E-1

                    PROSPECTUS
                    ----------
Prospectus Supplement ...............................       2
Additional Information ..............................       2
Incorporation of Certain Information by
  Reference .........................................       2
Reports .............................................       3
Summary of Prospectus ...............................       7
Risk Factors ........................................      12
The Depositor .......................................      19
Use of Proceeds .....................................      19
Description of the Certificates .....................      19
The Mortgage Pools ..................................      25
Servicing of the Mortgage Loans .....................      29
Credit Enhancement ..................................      36
Certain Legal Aspects of the Mortgage Loans .........      39
Material Federal Income Tax Consequences ............      55
State and Other Tax Considerations ..................      81
ERISA Considerations ................................      81
Legal Investment ....................................      83
Plan of Distribution ................................      85
Legal Matters .......................................      86
Financial Information ...............................      86
Rating ..............................................      86
Index of Significant Definitions ....................      87



                                  $826,728,000






                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                               SERIES 1999-NRF1








                         PRUDENTIAL SECURITIES SECURED
                             FINANCING CORPORATION




                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------



                             PRUDENTIAL SECURITIES


                               CIBC WORLD MARKETS


                          MORGAN STANLEY DEAN WITTER





                                 MARCH 18, 1999

================================================================================